    As filed with the Securities and Exchange Commission on October 2, 1996
                                               Registration No.333-10471

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                Pre-Effective
                                Amendment No. 1
                                    to the
                                   FORM S-1
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                             ROSLYN BANCORP, INC.

                            THE ROSLYN SAVINGS BANK
                              401(K) SAVINGS PLAN

  (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CERTIFICATE OF INCORPORATION)

DELAWARE                                       6036                     11-3333218
(state or other jurisdiction of           (Primary Standard           (IRS Employer Identification No.)
incorporation or organization)       Classification Code Number)

                          1400 OLD NORTHERN BOULEVARD
                            ROSLYN, NEW YORK 11576
                                (516) 621-6000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                               JOSEPH L. MANCINO
         CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            THE ROSLYN SAVINGS BANK
                            ROSLYN, NEW YORK 11576
                                (516) 621-6000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies to:
                         DOUGLAS P. FAUCETTE, ESQUIRE
                        LAWRENCE M.F. SPACCASI, ESQUIRE
                             MARC P. LEVY, ESQUIRE
                          MULDOON, MURPHY & FAUCETTE
                          5101 WISCONSIN AVENUE, N.W.
                            WASHINGTON, D.C. 20016
                                (202) 362-0840

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/
                               ---

========================================================================================================
Title of each Class of            Amount to       Purchase Price     Aggregate Offering   Registration
Securities to be Registered     be Registered     Per Share               Price (1)           Fee
--------------------------------------------------------------------------------------------------------
       Common Stock               43,642,500           $10.00          $436,425,000       $150,492
      $.01 par Value                Shares                                                    (2)
--------------------------------------------------------------------------------------------------------
       Participation               589,232             -------           ------               (3)
         Interests                  Shares
========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.

(2) A registration fee of $139,492 was previously paid upon the initial filing of the Form S-1. An additional registration fee of $10,945 was paid upon the filing of this Pre-Effective Amendment No.1 to the Form S-1.

(3) The securities of Roslyn Bancorp, Inc. to be purchased by The Roslyn Savings Bank 401(k) Savings Plan are included in the amount shown for Common Stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act, as amended, the registration fee has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                             ROSLYN BANCORP, INC.

     Cross Reference Sheet Showing Location in the Subscription and Community Offering Prospectus ("Prospectus") of Information Required by Items of Form S-1:

          Registration Statement Item and Caption             Prospectus Headings
          ---------------------------------------             --------------------
1.        Forepart of the Registration Statement and          Front Cover Page
          Outside Front Cover Page of Prospectus

2.        Inside Front and Outside Back Cover Page            Inside Front and Outside Back Cover Pages
          of Prospectus

3.        Summary Information, Risk Factors and               Summary; Risk Factors
          Ratio of Earnings to Fixed Charges

4.        Use of Proceeds                                     Use of Proceeds

5.        Determination of Offering Price                     The Conversion- Stock Pricing

6.        Dilution                                            Not Applicable

7.        Selling Security Holders                            Not Applicable

8.        Plan of Distribution                                Front Cover Page; The Conversion - Subscription
                                                              Offering and Subscription Rights; -Community
                                                              Offering; -Syndicated Community Offering

9.        Description of Securities to be Registered          The Conversion - Certain Restrictions on Purchases
                                                              or Transfer of Shares After Conversion; Restrictions
                                                              on Acquisition of the Company and the Bank;
                                                              Description of the Capital Stock of the Company;
                                                              Description of the Capital Stock of the Bank

10.       Interests of Named Experts and Counsel              Not Applicable

11.       Information with Respect to the Registrant          Front Cover Page; Roslyn Bancorp, Inc.; The Roslyn Savings Bank;
                                                              Dividend Policy; Consolidated Statements of Operations; Management's
                                                              Discussion and Analysis of Financial Condition and Results of
                                                              Operations of the Bank; Business of the Bank; Regulation; Management
                                                              of the Company; Management of the Bank; The Conversion; Description
                                                              of the Capital Stock; Financial Statements

12.  Disclosure of Commission Position on                      Not Applicable
     Indemnification for Securities Act Liabilities

[To be used in connection with sales to Participants in The Roslyn Savings Bank 401(k) Savings Plan]


PROSPECTUS SUPPLEMENT
---------------------


                             ROSLYN BANCORP, INC.

                            THE ROSLYN SAVINGS BANK
                            ____PARTICIPATION INTERESTS
                            THE ROSLYN SAVINGS BANK
                               401(k) SAVINGS PLAN


     This Prospectus Supplement relates to the offer and sale to participants (the "Participants") in The Roslyn Savings Bank 401(k) Savings Plan in RSI Retirement Trust (the "Plan") of participation interests and shares of common stock, par value $.01 per share of Roslyn Bancorp, Inc. (the "Common Stock"), as set forth herein.

     In connection with the proposed conversion of The Roslyn Savings Bank (the "Bank") from a mutual savings bank to a stock savings bank, (the "Conversion") the Plan has been amended to permit the investment of plan assets in Common Stock of Roslyn Bancorp, Inc. (the "Holding Company"). The amended Plan will permit Participants to direct the trustee of the Plan (the "Trustee") to purchase Common Stock with amounts in the Plan attributable to such Participants. Based upon the value of the Plan assets at June 28, 1996, 589,232 shares of Common Stock could be purchased with Plan assets (assuming a purchase price of $10.00 per share). This Prospectus Supplement relates to the initial election of a Participant to direct that all or a portion of their accounts be invested in Common Stock in connection with the Conversion and also to elections by Participants to direct that all or a portion of their accounts be invested in Common Stock after the Conversion.

     The Prospectus dated __________________, 1996 of the Holding Company
(the "Prospectus"), which is attached to this Prospectus Supplement, includes detailed information with respect to the Conversion, the Common Stock and the financial condition, results of operations and business of the Bank. This Prospectus Supplement, which provides detailed information with respect to the Plan, should be read only in conjunction with the Prospectus.

     For a discussion of certain factors that should be considered by each Participant, see "Risk Factors."

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE SUPERINTENDENT OF BANKS OF THE STATE OF NEW YORK, THE NEW YORK STATE BANKING DEPARTMENT,THE FEDERAL DEPOSIT INSURANCE CORPORATION, OR ANY OTHER STATE OR FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS SUCH COMMISSION OR OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT FEDERALLY INSURED OR GUARANTEED, NOR ARE THE SHARES OF COMMON STOCK GUARANTEED BY THE COMPANY OR THE BANK. THE ENTIRE AMOUNT OF A PURCHASER'S PRINCIPAL IS SUBJECT TO LOSS.

          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS ____________________, 1996.


     No person has been authorized to give any information or to make any representations other than those contained in the Prospectus or this Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Bank or the Plan. This Prospectus Supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Bank or the Plan since the date hereof, or that the information herein contained or incorporated by reference is correct as of any time subsequent to the date hereof. This Prospectus Supplement should be read only in conjunction with the Prospectus that is attached hereto and should be retained for future reference.

                               TABLE OF CONTENTS

THE OFFERING..................................................   1
     Securities Offered.......................................   1
     Election to Purchase Common Stock in the Conversion......   1
     Value of Participation Interests.........................   1
     Method of Directing Transfer.............................   1
     Time for Directing Transfer..............................   2
     Irrevocability of Transfer Direction.....................   2
     Direction to Purchase Common Stock After the Conversion..   2
     Purchase Price of Common Stock...........................   2
     Nature of a Participant's Interest in the Common Stock...   3
     Voting and Tender Rights of Common Stock.................   3

DESCRIPTION OF THE PLAN.......................................   3
     Introduction.............................................   3
     Eligibility and Participation............................   4
     Contributions Under the Plan.............................   5
     Limitations on Contributions.............................   6
     Investment of Contributions..............................   8
     Benefits Under the Plan..................................  10
     Withdrawals and Distributions From the Plan..............  11
     Administration of the Plan...............................  12
     Reports to Plan Participants.............................  12
     Plan Administrator.......................................  12
     Amendment and Termination................................  13
     Merger, Consolidation or Transfer........................  13
     Federal Income Tax Consequences..........................  13
     ERISA and Other Qualification............................  16
     Restrictions on Resale...................................  16
     SEC Reporting and Short-Swing Profit Liability...........  17

EXPERTS.......................................................  18

LEGAL OPINIONS................................................  18

                                 THE OFFERING


SECURITIES OFFERED

     The securities offered hereby are participation interests in the Plan and up to 589,232 shares (assuming the actual purchase price is $10.00 per share) of Common Stock which may be acquired by the Plan for the accounts of employees participating in the Plan. The Holding Company is the issuer of the Common Stock. Only employees of the Bank and its subsidiary, Residential First, Inc. (together hereinafter referred to as the "Employer"), may participate in the Plan. The Common Stock issued hereby is conditioned on the consummation of the Conversion. A Participant's purchase of Common Stock in the Conversion is subject to the priority set forth in the Plan of Conversion.

     Information with regard to the Plan is contained in this Prospectus Supplement and information with regard to the Conversion and the financial condition, results of operations and business of the Bank is contained in the attached Prospectus. The address of the principal executive office of the Bank is 1400 Old Northern Boulevard, Roslyn, New York 11576. The Bank's telephone number is (516) 621-6000.

ELECTION TO PURCHASE COMMON STOCK IN THE CONVERSION

     In connection with the Bank's Conversion, the Plan has been amended to permit each Participant to direct that all or part of the funds which represent his or her beneficial interest in the assets of the Plan may be transferred to an investment fund that will invest in Common Stock (the "Employer Stock Fund") and used to purchase Common Stock issued in connection with the Conversion. The ability of a Participant to purchase Common Stock in the Conversion pursuant to directions to transfer all or a portion of their beneficial assets in the Plan will be based on the Participant's Status as a depositor of the Bank, the subscription priorities set forth in the Plan and the availability of Common Stock. The Trustee of the Plan will follow the Participants' directions. Funds not transferred to the Employer Stock Fund will remain in the other investment funds of the Plan as directed by the Participant.

VALUE OF PARTICIPATION INTERESTS

     The assets of the Plan were valued as of June 28, 1996, at $5,982,322 and each Participant was informed of the value of his or her beneficial interest in the Plan. This value represented the market value as of June 28, 1996 of past contributions to the Plan by the Employers and the Participants and any earnings or losses thereon, less previous withdrawals.

METHOD OF DIRECTING TRANSFER

     The last page of this Prospectus Supplement is a form to direct a transfer to the Employer Stock Fund (the "Investment Form"). If a Participant wishes to transfer all or part of his or her beneficial interest in the assets of the Plan to purchase Common Stock issued in connection with the Conversion, he or she should indicate that decision in part 2 of the Investment Form. If a Participant does not wish to make such an election, he or she does not need to take any action.

TIME FOR DIRECTING TRANSFER

     The deadline for submitting a direction to transfer amounts to the Employer Stock Fund in order to purchase Common Stock issued in connection with the Conversion is ____________________________, 1996. The Investment Form should be returned to the Bank's Human Resources Department by ____ p.m. on such date.

IRREVOCABILITY OF TRANSFER DIRECTION

     A Participant's direction to transfer amounts credited to such Participant's account in the Plan to the Employer Stock Fund in order to purchase shares of Common Stock in connection with the Conversion shall be irrevocable. Participants, however, will be able to direct the investment of their accounts ("Accounts") under the Plan as explained below.

DIRECTION TO PURCHASE COMMON STOCK AFTER THE CONVERSION

     After the Conversion, a Participant shall be able to direct that a certain percentage of such Participant's interests in the trust fund established for the Plan (the "Trust Fund") be transferred to the Employer Stock Fund and invested in Common Stock, or to the other investment funds available under the Plan. Alternatively, a Participant may direct that a certain percentage of such Participant's interest in the Employer Stock Fund be transferred to the Trust Fund to be invested in accordance with the terms of the Plan. Participants will be permitted to direct that future contributions made to the Plan by or on their behalf will be invested in Common Stock. Following the initial election, the allocation of a Participant's interest in the Employer Stock Fund may be changed six times in any plan year by filing a written notice with the plan administrator at least ten days before the effective date of the change. Special restrictions apply to transfers directed by those Participants who are officers, directors and principal shareholders of the Bank who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

PURCHASE PRICE OF COMMON STOCK

     The funds transferred to the Employer Stock Fund for the purchase of Common Stock in connection with the Conversion will be used by the Trustee to purchase shares of Common Stock. The price paid for such shares of Common Stock will be the same price as is paid by all other persons who purchase shares of Common Stock in the Conversion.

     Common Stock purchased by the Trustee after the Conversion will be acquired in open market transactions. The prices paid by the Trustee for shares of Common Stock will not exceed "adequate consideration" as defined in Section 3(18) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

NATURE OF A PARTICIPANT'S INTEREST IN THE COMMON STOCK

     The Common Stock will be held in the name of the Trustee for the Plan, as trustee. Each Participant has an allocable interest in the investment funds of the Plan but not in any particular assets of the Plan. Accordingly, a specific number of shares of Common Stock will not be directly attributable to the account of any Participant. Earnings, e.g., gains and losses, are allocated to
                                       ----
the Account of a Participant based on the particular investment designations of the Participants. Therefore, earnings with respect to a Participant's Account should not be affected by the investment designations (including investments in Common Stock) of other Participants.

VOTING AND TENDER RIGHTS OF COMMON STOCK

     The Trustee generally will exercise voting and tender rights attributable to all Common Stock held by the Trust Fund as directed by Participants with interests in the Employer Stock Fund. With respect to each matter as to which holders of Common Stock have a right to vote, each Participant will be allocated a number of voting instruction rights reflecting such Participant's proportionate interest in the Employer Stock Fund. The number of shares of Common Stock held in the Employer Stock Fund that are voted in the affirmative and negative on each matter shall be proportionate to the number of voting instruction rights exercised in the affirmative and negative, respectively. In the event of a tender offer for Common Stock, the Plan provides that each Participant will be allotted a number of tender instruction rights reflecting such Participant's proportionate interest in the Employer Stock Fund. The percentage of shares of Common Stock held in the Employer Stock Fund that will be tendered will be the same as the percentage of the total number of tender instruction rights that are exercised in favor of tendering. The remaining shares of Common Stock held in the Employer Stock Fund will not be tendered. The Plan makes provision for Participants to exercise their voting instruction rights and tender instruction rights on a confidential basis.

                            DESCRIPTION OF THE PLAN

I.   INTRODUCTION

     The Plan was established effective January 1, 1979 as the Incentive Savings Plan of The Roslyn Savings Bank. Effective as of April 1, 1985 the Plan was amended and restated in its entirety as The Roslyn Savings Bank 401(k) Savings Plan in the Retirement System for Savings Institutions (the "Plan"); and effective as of January 1, 1987, the Plan was amended and restated in its entiretly as The Roslyn Savings Bank 401(k) Savings Plan in RSI Retirement Trust. The Plan is a cash or deferred arrangement established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986 (the "Code"). The Plan will be submitted to the Internal Revenue Service (the "IRS") in a timely manner for a determination that the Plan, as amended and restated, is qualified under Section 401(a) of the Code, and that its related trust is qualified under Section 501(a) of the Code.

     The Bank intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. The Bank will adopt any amendments to the

Plan that may be necessary to ensure the qualified status of the Plan under the Code and applicable Treasury Regulations.

     Employee Retirement Income Security Act.  The Plan is an "individual
     ---------------------------------------
account plan" other than a "money purchase pension plan" within the meaning of ERISA. As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase pension plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. Neither the funding requirements contained in Part 3 of Title I of ERISA nor the plan termination insurance provisions contained in Title IV of ERISA will be extended to Participants (as defined below) or beneficiaries under the Plan.

     APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S TERMINATION OF EMPLOYMENT WITH THE BANK. A SUBSTANTIAL FEDERAL TAX PENALTY MAY ALSO BE IMPOSED ON WITHDRAWALS MADE PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59 1/2, REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS EMPLOYMENT WITH THE BANK OR AFTER TERMINATION OF EMPLOYMENT.

     Reference to Full Text of Plan.  The following statements are summaries of
     ------------------------------
certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan. Copies of the Plan are available to all employees by filing a request with the Plan Administrator, Arthur W. Toohig, The Roslyn Savings Bank, 1400 Old Northern Boulevard, Roslyn, New York 11576. The Plan Administrator's telephone number is (516) 621-6000. Each employee is urged to read carefully the full text of the Plan.

II.  ELIGIBILITY AND PARTICIPATION

     Any salaried or commission-paid employee of the Bank or its subsidiary Residential First, Inc. (together referenced to as the "Employer") is eligible to participate in the Plan on the first day of any calender month following completion of one year of service with an Employer. Employees compensated on an hourly basis and employees compensated on a daily, fee or retainer basis, leased employees (within the meaning of Section 414(n) of the Code) and employees covered by a collective bargaining agreement which does not expressly provide for their coverage under the Plan, are not eligible to participate in the Plan.

     As of _______________, 1996, there were approximately ____ employees eligible to participate in the Plan, and ___ employees had elected to participate in the Plan.

III. CONTRIBUTIONS UNDER THE PLAN


     401(k) Plan Contributions.  Each Participant in the Plan is permitted to
     -------------------------
elect to reduce such Participant's Compensation (as defined below) pursuant to a "Compensation Reduction Agreement" by an amount not less than 1% and not more than 12% and have that amount contributed to the Plan on such Participant's behalf. Such amounts are credited to the Participant's "Basic Contribution Account." For purposes of the Plan, "Compensation" means a Participant's compensation from an Employer for the year, prior to any reduction pursuant to a Compensation Reduction Agreement. Compensation includes salary, wages and wage continuation to an employee who is absent due to an illness or disability of a short-term nature and commissions paid on loan originations. "Compensation" does not include expense allowances, commissions other than those paid on the originations of loans, severance pay, fees, bonuses, incentive payments, contributions other than Basic Contributions made to the Plan and contributions made by the Employer to any other pension, insurance welfare or other employee benefit plan. The annual compensation of each Participant taken into account under the Plan is limited to $150,000 (adjusted for increases in the cost of living as permitted by the Code). Generally, a Participant may elect to modify the amount contributed to the Plan under such participant's Compensation Reduction Agreement not more often than four times in any plan year by providing notice to the Plan Administrator at least 10 days before commencement of the first day of the payroll period for which the modification is to become effective. However, special restrictions apply to persons subject to Section 16 of the 1934 Act. Basic Contributions are transferred by the Employer to the Trustee of the Plan.

     Notwithstanding the preceding, a Participant who receives a hardship distribution under the terms of the Plan, may not be eligible to make additional contributions under a Compensation Reduction Agreement for a period of twelve months after the receipt of the hardship distribution.


     Employer Contributions.  The Employer contributes to the Plan for each Plan
     ----------------------
Year 50% of the Participant's Basic Contributions, up to a maximum of 3% of the Participant's Compensation for the Plan Year. In addition, for each Participant who has been a Participant for a total of at least sixty calendar months, the Employer contributes an additional 50% of the Participant's Basic Contributions for a total of 100% of Basic Contributions, up to a maximum of 6% of the Participant's Compensation for the Plan Year. Such amounts are credited to the Participant's "Company Contribution Account." After the Conversion, at the discretion of the Bank, the Employer contributions made with respect to Participants who are Bank employees will be credited to the Participant's Account in The Rosyln Savings Bank Employee Stock Ownership Plan. At its discretion, the Employer may make an additional contribution to the Plan as of the end of the Plan Year in an amount determined by the Employer for the purpose of ensuring that the Plan complies with Section 401(k) of the Code. Such amounts are credited to Participants' "Special Contribution Accounts" based on each Participant's compensation. Special Contributions may be made only to the accounts of non-highly compensated employees.

IV.  LIMITATIONS ON CONTRIBUTIONS

     Limitations on Annual Additions and Benefits.  Pursuant to the requirements
     --------------------------------------------
of the Code, the Plan provides that the amount of contributions and forfeitures allocated to each Participant's Basic Contribution Account and Matching Contribution Account during any Plan Year may not exceed the lesser of 25% of the Participant's Section 415 Compensation for the Plan Year or $30,000 (adjusted for increases in the cost of living as permitted by the Code). A Participant's Section 415 Compensation is a Participant's Compensation, excluding any Employer contribution to the Plan or to any other plan of deferred compensation or any distributions from a plan of deferred compensation. In addition, annual additions shall be limited to the extent necessary to prevent the limitations set forth in the Code for all of the qualified defined benefit plans and defined contribution plans maintained by the Bank from being exceeded. To the extent that these limitations would be exceeded by reason of excess annual additions with respect to a Participant, such excess will be disposed of as follows:

     (i) Any excess amount in the Participant's Account will be used to reduce the Employer's contributions for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary;

     (ii)   If, an excess amount still exists, and the Participant is not
                                                                      ---
covered by the Plan at the end of the Limitation Year, the excess amount will be held unallocated in a suspense account which will then be applied to reduce future Employer contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary;

     (iii) If a suspense account is in existence at any time during the Limitation Year, it will not participate in the allocation of investment gains and losses.

     Limitation on 401(k) Plan Contributions.  The annual amount of Deferred
     ---------------------------------------
Compensation under a Compensation Reduction Agreement of a Participant (when aggregated with any elective deferrals of the Participant under a simplified employee pension plan or a tax-deferred annuity) may not exceed $7,000 adjusted for increases in the cost of living as permitted by the Code (the limitation for 1996 is $9,500). Contributions in excess of this limitation ("excess deferrals") will be included in the Participant's gross income for federal income tax purposes in the year they are made. In addition, any such excess deferral will again be subject to federal income tax when distributed by the Plan to the Participant, unless the excess deferral (together with any income allocable thereto) is distributed to the Participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the Participant in the taxable year in which the excess deferral is made.

     Limitation on Plan Contributions for Highly Compensated Employees.
     -----------------------------------------------------------------
Sections 401(k) and 401(m) of the Code limit the amount of Deferred Compensation that may be made to the Plan in any Plan Year on behalf of Highly Compensated Employees (defined below) in relation to the amount of Deferred Compensation made by or on behalf of all other employees eligible to participate in the Plan. Specifically, the actual deferral percentage (i.e., the average of the ratios, calculated separately for each eligible employee in each group, by dividing the amount of Deferred Compensation credited to the Basic Contribution Account of such eligible employee by such eligible employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (i) 125% of the actual deferral percentage of all other eligible employees, or (ii) the lesser of (x) 200% of the actual deferral percentage of all other eligible employees, or (y) the actual deferral percentage of all other eligible employees plus two percentage points. In addition, the actual contribution percentage for such Plan Years (i.e., the average of the ratios calculated separately for each eligible employee in each group, by dividing the amount of voluntary employee and employer matching contributions credited to the Matching Contribution Account and Special Contribution Account of such eligible employee by such eligible employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (i) 125% of the actual contribution percentage of all other eligible employees, or (ii) the lesser of (x) 200% of the actual contribution percentage of all other eligible employees, or (y) the actual contribution percentage of all other eligible employees plus two percentage points.

     In general, a Highly Compensated Employee includes any employee who, during the Plan Year or the preceding Plan Year, (1) was at any time a 5% owner (i.e., owns directly or indirectly more than 5% of the stock of the Employer, or stock possessing more than 5% of the total combined voting power of all stock of the Employer), (2) received compensation from the Employer in excess of $100,000,
(3) received compensation from the Employer in excess of $66,000 and was in the group consisting of the top 20% of employees when ranked on the basis of compensation paid during the Plan Year, or (4) was at any time an officer of the Employer and received compensation in excess of $60,000 (a "Highly Compensated Employee"). The dollar amounts in the foregoing sentence are for 1996. Such amounts are adjusted annually to reflect increases in the cost of living. If the Employer does not have at least one officer whose annual compensation is in excess of $60,000, then the highest paid officer of the Employer will be treated as a Highly Compensated Employee.

     In addition, the compensation of an employee who is a family member of a 5% owner, or one of the ten most highly compensated employees during the relevant period is aggregated with that of the Highly Compensated Employee. All such family members are treated as a single employee with respect to the application of the limitations on Highly Compensated Employees.

     In order to prevent the disqualification of the Plan, any amount contributed by Highly Compensated Employees that exceed the average deferral limitation in any Plan Year ("excess contributions"), together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the Employer will be subject to a 10% excise tax on any excess contributions unless such excess contributions, together with any income allocable thereto, either are recharacterized or are distributed before the close of the first 2 1/2 months following the Plan Year to which such excess contributions relate.

     Top-Heavy Plan Requirements.  If for any Plan Year the Plan is a Top-Heavy
     ---------------------------
Plan (as defined below), then (i) the Bank may be required to make certain minimum contributions to the Plan on behalf of non-key employees (as defined below), and (ii) certain additional restrictions would apply with respect to the combination of annual additions to the Plan and projected annual benefits under any defined benefit plan maintained by the Bank.

     In general, the Plan will be regarded as a "Top-Heavy Plan" for any Plan Year if, as of the last day of the preceding Plan Year, the aggregate balance of the Accounts of Participants who are Key Employees exceeds 60% of the aggregate balance of the Accounts of all Participants. Key Employees generally include any employee who, at any time during the Plan Year or any of the four preceding Plan Years, is (1) an officer of the Bank having annual compensation in excess of $60,000 who is in an administrative or policy-making capacity, (2) one of the ten employees having annual compensation in excess of $30,000 and owning, directly or indirectly, the largest interests in the Bank, (3) a 5% owner of the Bank, (i.e., owns directly or indirectly more than 5% of the stock of the Bank, or stock possessing more than 5% of the total combined voting power of all stock of the Bank) or (4) a 1% owner of the Bank having annual compensation in excess of $150,000. The dollar amounts in the foregoing sentence are for 1996.

V.   INVESTMENT OF CONTRIBUTIONS

     All amounts credited to Participants' Accounts under the Plan are held in the Plan Trust (the "Trust") which is administered by the Trustee appointed by the Bank's Board of Trustees.

     Prior to _____________________, 1996, the Accounts of a Participant held in the Trust have been invested by the Trustee at the direction of the Participant in the following funds:

     a.   Core Equity Fund;
     b.   Emerging Growth Equity Fund;
     c.   Value Equity Fund;
     d.   Intermediate - Term Bond Fund;
     e    Actively Managed Bond Fund; and
     f.   Short-Term Investment Fund.

     The Plan, as amended effective ____________, now provides that in addition to the Funds specified above, a Participant who is employed by the Bank may direct the Trustee to invest all or a portion of his Basic Contribution Account, Rollover Account and Special Contribution Account in the Employer Stock Fund. The Company Contribution Account of Participants who are Bank employees will be entirely invested in Employer Stock under the terms of Roslyn Savings Bank Employee Stock Ownership Plan being implemented by the Bank.

     Participants in the Plan who are employees of Residential First, Inc. may direct the Trustee to invest all or a portion of his Basic Contribution Account, Company Contribution Account, Rollover Account and Special Contribution Account in the Employer Stock Fund.

     At least once in each calendar quarter, but in no event more frequently than six times each Plan Year, a Participant may elect (in increments of 5%), to have both past and future contributions and additions to the Participant's Basic Contribution Account, Rollover Account and Special Contribution Account invested either in the Employer Stock Fund or among such other Funds. Participants may also elect to have past contributions to their Company Contribution Accounts (and future contributions to the Company Contribution Account for those Participants who are Residential First, Inc. employees) invested in either the Employer Stock Fund or among such other Funds. These elections will be effective on the effective date of the Participant's written notice to the plan administrator, provided such notice is filed with the administrator at least 10 days before it is to become effective. Any amounts credited to a Participant's Accounts for which investment directions are not given will be invested in accordance with the terms of the Plan. Because investment allocations only are required to be made in increments of 5%, Participants can invest their Accounts in each of the 7 available investment funds. Lack of diversification with respect to the investment of a Participant's Account should not be a significant risk given the 7 investment options available to Participants and the ability of Participants to make investment designations six times each year.

     A Participant who receives a loan from the Plan has a separate account established under the Plan. The balance of a Participant's loan account represents the unpaid principal and interest (if any) of such participant's loan from the Plan. Repayments of principal and payments of interest on loans are invested by the Trustee as directed by the Participant or, if no investment directions are given, in accordance with the terms of the Plan.

     The net gain (or loss) of the Funds from investments (including interest payments, dividends, realized and unrealized gains and losses on securities, and expenses paid from the Trust) will be determined at least monthly during the Plan Year. For purposes of such allocations, all assets of the Trust are valued at their fair market value.

     A.   Previous Funds.
          --------------

     Prior to _________________________, contributions under the Plan were invested in the six Funds specified above. The annual percentage return on these funds for the prior three years was:

                                         1995    1994    1993
                                      -----------------------
     a.  Core Equity Fund               40.17%   1.31%  10.34%
     b.  Emerging Growth Equity Fund    42.83    3.53   20.99
     c.  Value Equity Fund              33.96   (1.14)   8.10
     d.  Intermediate-Term Bond Fund    13.99   (2.54)   7.63
     e.  Actively Managed Bond Fund     17.70   (4.21)  11.20
     f.  Short-Term Investment Fund      5.39    3.40    2.40

     B.   The Employer Stock Fund.
          -----------------------

          The Employer Stock Fund will consist of investments in Common Stock made on and after the effective date of the Conversion. Cash dividends, if any, paid on Common Stock held in the Employer Stock Fund will be credited to a cash dividend subaccount for each Participant investing in the Employer Stock Fund. The Board of Directors of the Holding Company may consider a policy of paying cash dividends on the Common Stock in the future; however, no decision as to the amount or timing of cash dividends, if any, has been made. The Trustee will, to the extent practicable, use all amounts held by it in the Employer Stock Fund (except the amounts credited to cash dividend subaccounts) to purchase shares of Common Stock of the Bank. It is expected that all purchases will be made at prevailing market prices. Under certain circumstances, the Trustee may be required to limit the daily volume of shares purchased. Pending investment in Common Stock, assets held in the Employer Stock Fund will be placed in bank deposits and other short-term investments.

      When Common Stock is purchased or sold, the cost or net proceeds are charged or credited to the Accounts of Participants affected by the purchase or sale. Participants' Accounts will also be adjusted for any brokerage commissions, transfer fees and other expenses incurred in the sale and purchase of Common Stock for the Employer Stock Fund. A Participant's Account will be adjusted to reflect changes in the value of shares of Common Stock resulting from stock dividends, stock splits and similar changes.

      As of the date of this Prospectus Supplement, none of the shares of Common Stock have been issued or are outstanding and there is no established market for the Common Stock. Accordingly, there is no record of the historical performance of the Employer Stock Fund. Performance will be dependent upon a number of factors, including the financial condition and profitability of the Holding Company and the Bank and market conditions for the Common Stock generally.

      INVESTMENTS IN THE EMPLOYER STOCK FUND MAY INVOLVE CERTAIN SPECIAL RISKS IN INVESTMENTS IN COMMON STOCK OF THE COMPANY. FOR A DISCUSSION OF THESE RISK FACTORS, SEE "RISK FACTORS" IN THE PROSPECTUS.

VI.   BENEFITS UNDER THE PLAN

      Vesting.  A Participant, at all times, has a fully vested, nonforfeitable
      -------
interest in his Basic Contribution Account and the earnings thereon under the Plan. A Participant vests in his Matching Contribution Account under the Plan according to the following schedule:

          Period of Service          Vested Percentage
          -----------------          -----------------
          less than 1 year                   0%
          1 years                           20%
          2 years                           40%
          3 years                           60%
          4 years                           80%
          5 or more years                  100%

VII. WITHDRAWALS AND DISTRIBUTIONS FROM THE PLAN

     Withdrawals Prior to Termination of Employment.  A Participant may make a
     ----------------------------------------------
withdrawal from his Basic Contribution Account subject to the hardship distribution rules under the Plan. These requirements insure that Participants have a true financial need before a withdrawal may be made.

     A Participant may make a withdrawal from his Basic Contribution Account or Rollover Contribution Account after he turns 59 1/2. A Participant may make a withdrawal from contributions to his Basic Contribution Account made prior to the 1992 amendment and restatement of the Plan or the vested portion of his Matching Contribution Account at any time. However, such withdrawals may not be made more often than four times during any Plan Year.

     Distribution Upon Retirement, Disability or Termination of Employment.
     ---------------------------------------------------------------------
Payment of benefits to a Participant who retires, incurs a disability, or otherwise terminates employment generally shall be made in a lump sum cash payment as soon as administratively feasible after such termination of employments if the vested value of the Participant's Account is $3,500 or less. If the vested portion of the Participant's Account balance is greater than $3,500, the Participant may request a distribution (subject to the minimum distribution rules) in a lump sum payment: (a) as soon as administratively possible after termination, (b) as of any Valuation Date up to 13 months after termination or (c) as of the date the Participant attains normal retirement age. At the request of the Participant, the distribution may include an in kind distribution of Common Stock of the Holding Company credited to the Participant's Account. Benefit payments ordinarily shall be made not later than 60 days following the end of the Plan Year in which occurs the latest of the
Participant's: (i) termination of employment; (ii) the attainment of age 65 or
(iii) 10th anniversary of commencement of participation in the Plan; but in no event later than the April 1 following the calendar year in which the Participant attains age 70 1/2. However, if the vested portion of the Participant's Account balances exceeds $3,500, no distribution shall be made from the Plan prior to the Participant's attaining age 65 unless the Participant elects to receive to an earlier distribution.

     Distribution upon Death.  A Participant who dies prior to the benefit
     -----------------------
commencement date for retirement, disability or termination of employment, and who has a surviving spouse shall have his benefits paid to the surviving spouse in a lump sum as soon as administratively possible following the date of his death, unless the Participant elected prior to his death or the beneficiary so elects within 90 days of the Participant's death, to receive such distribution in a lump sum payment as of any Valuation Date which occurs within one year of the Participant's death. With respect to an unmarried Participant, and in the case of a married Participant with spousal consent to the designation of another beneficiary, payment of benefits to the beneficiary of a deceased Participant shall be made in the form of a lump-sum payment in cash or in Common Stock in the same manner described above as to a Participant with a surviving spouse.

     Nonalienation of Benefits.  Except with respect to federal income tax
     -------------------------
withholding and as provided with respect to a qualified domestic relations order (as defined in the Code), benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.

ADMINISTRATION OF THE PLAN

     The Trustee with respect to the Plan is the named fiduciary of the Plan for purposes of Section 402 of ERISA.

     Trustees.  The Trustee is appointed by the Board of Directors of the Bank
     --------
to serve at its pleasure. The current Trustee of the Plan is the RSI Retirement Trust. However, an additional Trustee is being appointed to hold funds invested in the Employer Stock Fund.

     The Trustee receives, holds and invests the contributions to the Plan in trust and distributes them to Participants and beneficiaries in accordance with the terms of the Plan and the directions of the Plan Administrator. The Trustee is responsible for investment of the assets of the Trust.

REPORTS TO PLAN PARTICIPANTS

     The Administrator (as defined below) will furnish to each Participant a statement at least quarterly showing (i) the balance in the Participant's Account as of the end of that period, (ii) the amount of contributions allocated to such participant's Account for that period, and (iii) the adjustments to such participant's Account to reflect earnings or losses (if any).

PLAN ADMINISTRATOR

     Pursuant to the terms of the Plan, the Plan is administered by one or more persons who are appointed by and who serve at the pleasure of the Bank (the "Administrator").

Currently, the Administrator is Mr. Arthur Toohig, Senior Vice President and Human Resources Officer of the Bank. The address and telephone number of the Administrator is c/o 1400 Old Northern Boulevard, Roslyn, New York 11576; (516) 621-6000. The Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the Plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to Participants, Beneficiaries and others under Sections 104 and 105 of ERISA.

AMENDMENT AND TERMINATION

     It is the intention of the Bank to continue the Plan indefinitely. Nevertheless, the Bank may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, each employee affected by such termination shall have a fully vested interest in his Accounts. The Bank reserves the right to make, from time to time, any amendment or amendments to the Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of Participants or their beneficiaries; provided, however, that the Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

MERGER, CONSOLIDATION OR TRANSFER

     In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Trust assets to another plan, the Plan requires that each Participant would (if either the Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

FEDERAL INCOME TAX CONSEQUENCES

     The following is only a brief summary of certain federal income tax aspects of the Plan which are of general application under the Code and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan. The summary is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. PARTICIPANTS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO ANY DISTRIBUTION FROM THE PLAN AND TRANSACTIONS INVOLVING THE PLAN.

     The Plan will be submitted to the IRS in a timely manner for a determination that it is qualified under Section 401(a) and 401(k) of the Code, and that the related Trust is exempt from tax under Section 501(a) of the Code. A plan that is "qualified" under these sections of the Code is afforded special tax treatment which include the following: (1) The sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year; (2) Participants pay no current income tax on amounts contributed by the employer on their behalf; and (3) earnings of the plan are tax-exempt thereby permitting the tax-free accumulation of income and gains on investments. The Plan will be administered to comply in operation with the requirements of the Code as of the applicable effective date of any change in the law. The Bank expects to timely adopt any amendments to the Plan that may be necessary to maintain the qualified status of the Plan under the Code. Following such an amendment, the Bank will submit the Plan to the IRS for a determination that the Plan, as amended, continues to qualify under Sections 401(a) and 501(a) of the Code and that it continues to satisfy the requirements for a qualified cash or deferred arrangement under Section 401(k) of the Code. Should the Plan receive from the IRS an adverse determination letter regarding its tax exempt status, all participants would generally recognize income equal to their vested interest in the Plan, the participants would not be permitted to transfer amounts distributed from the Plan to an IRA or to another qualified retirement plan, and the Bank may be denied certain deductions taken with respect to the Plan.







     Lump Sum Distribution.  A distribution from the Plan to a Participant or
     ---------------------
the beneficiary of a Participant will qualify as a Lump Sum Distribution if it is made: (i) within one taxable year of the Participant or beneficiary; (ii) on account of the Participant's death, disability or separation from service, or after the Participant attains age 59 1/2; and (iii) consists of the balance to the credit of the Participant under this Plan and all other profit sharing plans, if any, maintained by the Bank. The portion of any Lump Sum Distribution that is required to be included in the Participant's or beneficiary's taxable income for federal income tax purposes (the "total taxable amount") consists of the entire amount of such Lump Sum Distribution less the amount of after-tax contributions, if any, made by the Participant to any other profit sharing plans maintained by the Bank which is included in such distribution.

     Averaging Rules.  The portion of the total taxable amount of a Lump Sum
     ---------------
Distribution that is attributable to participation after 1973 in this Plan or in any other profit-sharing plan maintained by the Bank (the "ordinary income portion") will be taxable generally as ordinary income for federal income tax purposes. However, a Participant who has completed at least five years of participation in this Plan before the taxable year in which the distribution is made, or a beneficiary who receives a Lump Sum Distribution on account of the Participant's death (regardless of the period of the Participant's participation in this Plan or any other profit-sharing plan maintained by the Employers), may elect to have the ordinary income portion of such Lump Sum Distribution taxed according to a special averaging rule ("five-year averaging"). The election of the special averaging rules may apply only to one Lump Sum Distribution received by the Participant or beneficiary, provided such amount is received on or after the Participant turns 59 1/2 and the recipient elects to have any other Lump Sum Distribution from a qualified plan received in the same taxable year taxed under the special averaging rule. Under a special grandfather rule, individuals who turned 50 by 1986 may elect to have their Lump Sum Distribution taxed under either the five-year averaging rule or under the prior law ten-year averaging rule. Such individuals also may elect to have that portion of the Lump Sum Distribution attributable to the participant's pre-1974 participation in the Plan taxed at a flat 20% rate as gain from the sale of a capital asset.

     Common Stock Included in Lump Sum Distribution.  If a Lump Sum Distribution
     ----------------------------------------------
includes Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such Common Stock, i.e., the excess of the value of such Common Stock at the time of the distribution over its cost to the Plan. The tax basis of such Common Stock to the Participant or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the Common Stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such Common Stock. Any gain on a subsequent sale or other taxable disposition of the Common Stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term capital gain or long-term capital gain depending upon the length of the holding period of the Common Stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations to be issued by the IRS.

     Distributions:  Rollovers and Direct Transfers to Another Qualified Plan or
     ---------------------------------------------------------------------------
to an IRA.  Pursuant to a change in the law, effective January 1, 1993,
----------
virtually all distributions from the Plan may be rolled over to another qualified Plan or to an IRA without regard to whether the distribution is a Lump Sum Distribution or a Partial Distribution. Effective January 1, 1993, Participants have the right to elect to have the Trustee transfer all or any portion of an "eligible rollover distribution" directly to another plan qualified under Section 401(a) of the Code or to an IRA. If the Participant does not elect to have an "eligible rollover distribution" transferred directly to another qualified plan or to an IRA, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. An "eligible rollover distribution" means any amount distributed from the Plan except: (1) a distribution that is (a) one of a series of substantially equal periodic payments made (not less frequently than annually) over the Participants designated beneficiary, or
(b) for a specified period of ten years or more; (2) any amount that is required to be distributed under the minimum distribution rules; and (3) any other distributions excepted under applicable federal law. The tax law change described above did not modify the special tax treatment of Lump Sum Distributions, that are not rolled over or transferred i.e., forward averaging, capital gains tax treatment and the nonrecognition of net unrealized appreciation, discussed earlier.

ERISA AND OTHER QUALIFICATION

     As noted above, the Plan is subject to certain provisions of the Employee Retirement Income Security Act of 1974, as amended, and will be submitted to the IRS for a determination that it is qualified under Section 401(a) of the Code.

     THE FOREGOING IS ONLY A BRIEF SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE PLAN WHICH ARE OF GENERAL APPLICATION UNDER THE CODE AND IS NOT INTENDED TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE PLAN. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE PLAN.

RESTRICTIONS ON RESALE

     Any person receiving shares of Common Stock under the Plan who is an "affiliate" of the Bank as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933, as amended (the "Securities Act") (e.g., directors, officers and substantial shareholders of the Bank) may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act assuming the availability thereof, pursuant to Rule 144 or some other exemption of the registration requirements of the Securities Act. Any person who may be an "affiliate" of the Bank may wish to consult with counsel before transferring any Common Stock owned by him. In addition, Participants are advised to consult with counsel as to the applicability of Section 16 of the 1934 Act which may restrict the sale of Common Stock where acquired under the Plan, or other sales of Common Stock.

     Persons who are not deemed to be "affiliates" of the Bank at the time of
                     ---
resale will be free to resell any shares of Common Stock to them under the Plan, either publicly or privately, without regard to the Registration and Prospectus delivery requirements of the Securities Act or compliance with the restrictions and conditions contained in the exemptive rules thereunder. An "affiliate" of the Bank is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control, with the Bank. Normally, a director, principal officer or major shareholder of a corporation may be deemed to be an "affiliate" of that corporation. A person who may be deemed an "affiliate" of the Bank at the time of a proposed resale will be permitted to make public resales of the Bank's Common Stock only pursuant to a "reoffer" Prospectus or in accordance with the restrictions and conditions contained in Rule 144 under the Securities Act or some other exemption from registration, and will not be permitted to use this Prospectus in connection with any such resale. In general, the amount of the Bank's Common Stock which any such affiliate may publicly resell pursuant to Rule 144 in any three-month period may not exceed the greater of one percent of the Bank's Common Stock then outstanding or the average weekly trading volume reported on the National Association of Securities Dealers Automated Quotation System during the four calendar weeks prior to the sale. Such sales may be made only through brokers without solicitation and only at a time when the Bank is current in filing the reports required of it under the 1934 Act.

SEC REPORTING AND SHORT-SWING PROFIT LIABILITY

     Section 16 of the 1934 Act imposes reporting and liability requirements on officers, directors and persons beneficially owning more than ten percent of public companies such as the Holding Company. Section 16(a) of the 1934 Act requires the filing of reports of beneficial ownership. Within ten days of becoming a person subject to the reporting requirements of Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Certain changes in beneficial ownership, such as purchases, sales, gifts and participation in savings and retirement plans must be reported periodically, either on a Form 4 within ten days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of the Bank's fiscal year. Participation in the Employer Stock Fund of the Plan by officers, directors and persons beneficially owning more than ten percent of Common Stock of the Holding Company must be reported to the SEC annually on a Form 5 by such individuals. At ________________, ____% of the Plan assets were allocated to officers and directors.

     In addition to the reporting requirements described above, Section 16(b) of the 1934 Act provides for the recovery by the Holding Company of profits realized by any officer, director or any person beneficially owning more than ten percent of the Holding Company's Common Stock ("Section 16(b) Persons") resulting from the purchase and sale or sale and purchase of the Holding Company's Common Stock within any six-month period.

     The SEC has adopted rules that provide exemption from the profit recovery provisions of Section 16(b) for participant-directed employer security transactions within an employee benefit plan, such as the Plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) Persons.

     Except for distributions of Common Stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, Section 16(b) Persons are required to hold shares of Common Stock distributed from the Plan for six months following such distribution.

                                    EXPERTS

     The financial statements and schedule of The Roslyn Savings Bank 401(k) Savings Plan as of December 31, 1994 and 1993 and for the years then ended have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


                                 LEGAL OPINIONS


     The validity of the issuance of the Common Stock will be passed upon by Muldoon, Murphy & Faucette, Washington, D.C., which firm acted as special counsel for the Bank in connection with the Bank's Conversion from a mutual savings bank to a stock based organization.

                            THE ROSLYN SAVINGS BANK
                  401(K) SAVINGS PLAN IN RSI RETIREMENT TRUST
                                Investment Form
                                ---------------

Name of Plan Participant:  ________________________________

Social Security Number:    ________________________________

     1.   INSTRUCTIONS.  In connection with the proposed Conversion of The
          ------------
Roslyn Savings Bank from a mutual savings bank to a stock based organization (the "Conversion"), The Roslyn Savings Bank 401(k) Savings Plan in RSI Retirement Trust ("Plan") has been amended to permit participants to direct their current account balances for their Basic Contribution Account, Company Contribution Account, Rollover Account and Special Contribution Account into a new fund: the Employer Stock Fund. The percentage of a participant's account transferred at the direction of the participant into the Employer Stock Fund will be used to purchase shares of common stock of Roslyn Bancorp, Inc. (the "Common Stock").

     To direct a transfer of all or a part of the funds credited to your accounts to the Employer Stock Fund, you should complete and file this form with the Human Resources Department, no later than _____________, 1996. A representative for the Plan Administrator will retain a copy of this form and return a copy to you. If you need any assistance in completing this form, please contact Mr. Arthur Toohig at (516) 621-6000, extension 1253. If you do not complete and return this form to the Plan Administrator by ____________, the funds credited to your accounts under the Plan will continue to be invested in accordance with your prior investment direction, or in accordance with the terms of the Plan if no investment direction has been provided.

2. INVESTMENT DIRECTIONS. I hereby direct the Plan Administrator to invest the following percentage (in multiples of not less than 5%) of my Basic Contribution Account, Company Contribution Account, Rollover Account and Special Contribution Account in the:

     a.   Core Equity Fund ____%
     b.   Emerging Growth Fund ____%
     c.   Value Equity Fund ____%
     d.   Intermediate - Term Investment Fund ____%
     e.   Actively Managed Bond Fund ____%
     f.   Short-Term Investment Fund ____%
     g.   Employer Stock Fund ____%


NOTE:  The total percentage of directed investments, above, may not exceed 100%.

3. ACKNOWLEDGEMENT OF PARTICIPANT. I understand that this Investment Form shall be subject to all of the terms and conditions of the Plan. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.

_________________________   ________________
Signature of Participant    Date
-----------------------------------------------------

ACKNOWLEDGMENT OF RECEIPT BY ADMINISTRATOR. This Investment Form was received by the Plan Administrator and will become effective on the date noted below.

__________________          ________________
By:______________           Date

                            THE ROSLYN SAVINGS BANK
                              401(K) SAVINGS PLAN

                       FINANCIAL STATEMENTS AND SCHEDULES

                           DECEMBER 31, 1994 AND 1993

                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                            THE ROSLYN SAVINGS BANK
                              401(k) SAVINGS PLAN


                         Index to Financial Statements



       Independent Auditors' Report



       Financial Statements:
          Statements of Assets Available for Distribution as of December 31,
            1994 and 1993
          Statements of Changes in Assets Available for Distribution for the years ended December 31, 1994 and 1993

       Notes to Financial Statements

       Item 27a - Schedule of Assets Held for Investment Purposes

       Item 27d - Schedule of Reportable Transactions

       [KPMG LETTERHEAD APPEARS HERE]

                          Independent Auditors' Report
                          ----------------------------


       Board of Trustees
       The Roslyn Savings Bank:


       We have audited the accompanying statements of assets available for distribution of The Roslyn Savings Bank 401(k) Savings Plan as of December 31, 1994 and 1993, and the related statements of changes in assets available for distribution for the years then ended. These financial statements are the responsibility of the Plan's management.
       Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for distribution of The Roslyn Savings Bank 401(k) Savings Plan as of December 31, 1994 and 1993, and the changes in assets available for distribution for the years then ended, in conformity with generally accepted accounting principles.

       Our audits were performed for the purpose of forming an opinion on the basic financial statements of The Roslyn Savings Bank 401(k) Savings Plan taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                              /s/ KPMG Peat Marwick LLP

       September 15, 1995

                            THE ROSLYN SAVINGS BANK
                              401(k) SAVINGS PLAN

                Statements of Assets Available for Distribution

                           December 31, 1994 and 1993



                                                      1994           1993
                                                      ----           ----

     Cash                                         $          -          1,422
     Investments managed by the RSI Retirement
       Trust, at estimated fair value:
         Fixed-income funds:
           Short-term investments fund                   1,537,920  1,926,662
           Intermediate-term bond fund                     316,013    343,205
           Actively managed bond fund                      647,119    734,603
                                                         ---------  ---------

                Total fixed-income funds                 2,501,052  3,004,470
                                                         ---------  ---------

         Equity funds:
           Core equity fund                              1,058,702  1,050,064
           Emerging growth equity fund                     299,795    236,106
           Value equity fund                               248,029    190,318
                                                         ---------  ---------

                Total equity funds                       1,606,526  1,476,488
                                                         ---------  ---------

     Employer contributions receivable                           -      7,604
     Employee contributions receivable                           -     14,259
     Participant loans receivable                          370,331    322,440
                                                         ---------  ---------

     Assets available for distribution                $  4,477,909  4,826,683
                                                         =========  =========

  See accompanying notes to financial statements.

                            THE ROSLYN SAVINGS BANK
                              401(k) SAVINGS PLAN

           Statements of Changes in Assets Available for Distribution

                     Years ended December 31, 1994 and 1993



                                                                      1994           1993
                                                                      ----           ----

     Additions to assets:
       Contributions:
         Employer                                                 $    220,386     206,842
         Employee                                                      428,897     381,539
                                                                    ----------   ---------
               Total contributions                                     649,283     588,381
                                                                    ----------   ---------
     Investment income:
       Net investment income on fixed-income and equity
         funds managed by The RSI Retirement Trust                      28,987     279,304
       Interest on participant loans                                    16,295      17,674
                                                                    -----------  ---------

               Total investment income                                  45,282     296,978
                                                                    ----------   ---------

               Total additions                                         694,565     885,359
                                                                    ----------   ---------

     Distributions to participants and beneficiaries                (1,043,339)   (311,606)
                                                                    ----------   ---------

               Excess (deficiency) of contributions and
                investment income over distributions                  (348,774)    573,753

     Assets available for distribution:
       Beginning of year                                             4,826,683   4,252,930
                                                                    ----------   ---------

       End of year                                               $   4,477,909   4,826,683
                                                                    ==========   =========

     See accompanying notes to financial statements.

                            THE ROSLYN SAVINGS BANK
                              401(k) SAVINGS PLAN

                         Notes to Financial Statements

                           December 31, 1994 and 1993



(1)  Description of Plan
     -------------------

     The following brief description of The Roslyn Savings Bank 401(k) Savings
        Plan (the Plan) is provided for general information purposes only. Participants should refer to the Plan agreement for more complete information:

    (a) General
        -------

     The Roslyn Savings Bank (Bank) established the Savings Incentive Plan
        (Prior Plan), effective as of January 1, 1979, for the benefit of its eligible employees. Effective April 1, 1985, the Bank became a Participating Employer in RSI Retirement Trust (formerly The Retirement System for Savings Institutions) and amended and restated the Prior Plan in its entirety so as to replace and supersede the same by a plan of participation in the System to be known as The Roslyn Savings Bank 401(k) Savings Plan (Plan). The Plan is effectuated through the trust established by the Bank by its adoption of the Agreement and Declaration of Trust of the Retirement System for Savings Institutions (now known as The RSI Retirement Trust).

     The Plan is a defined contribution and thrift savings plan. All regular, full-time employees are eligible for voluntary participation after one or more years of continuous service. Effective June 12, 1992, Roslyn Savings Bank purchased the East Northport Branch of Riverhead Savings Bank (Riverhead Branch). With respect to employees of the Riverhead Branch, who became employees of Roslyn Savings Bank, employment with Riverhead Savings Bank was deemed employment with the Bank for purposes of determining eligibility to participate in the Plan.

     The Plan provides growth in savings through the Bank's contributions and income from its investments. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 as amended (ERISA).

    (b) Contributions to the Plan
        -------------------------

     The Plan allows the participants to contribute a specified percentage of their base salary. The maximum percentage allowed is 12% and the minimum is 1%. The Bank makes bi-weekly contributions equal to 50% of an employee's contribution to the Plan, up to a maximum of 3%, during the first 60 months in which an employee contributes to the Plan. Thereafter, the Bank contributes 100% of the employee's contribution, up to a maximum of 6%.

     Under the provisions of the Plan, participants are fully vested to the extent of their contributions, together with any related investment earnings thereon. Participants obtain a vested interest in Bank contributions, together with any related investment earnings thereon under the following conditions:

        100% in the event of:
             (i)   death prior to termination of employment
            (ii)   retirement
           (iii)   termination of employment due to permanent disability
            (iv)   completion of 5 years of service
             (v) termination or partial termination of the Plan (if participant is affected by such partial termination) or discontinuance of contributions to the Plan;

                                                            (Continued)

                            THE ROSLYN SAVINGS BANK
                              401(k) SAVINGS PLAN

                    Notes to Financial Statements, Continued



        Otherwise:
            (i)   20% upon entrance into the Plan
            (ii)  40% after completion of 12 months
            (iii) 60% after completion of 24 months
            (iv)  80% after completion of 36 months
            (v)   100% after completion of 48 months.

     Forfeited balances of participants' nonvested accounts are used to reduce future Bank contributions.

     Effective January 1, 1994, the Plan was amended so as to grant vesting credit from date of employment and to include all years of eligible service (including any year an employee was eligible but elected not to participate).

(c)  Plan Distributions
     ------------------

     Under the provisions of the Plan, withdrawals of funds other than at retirement, death, disability, or other termination will be permitted subject to certain limitations. Distributions to participants are recorded when paid.

     The Plan provides that withdrawals may be made twice during any Plan year and that such payments do not result in suspension of contributions to the Plan. The Plan was amended, effective September 1, 1992, such that each participant may make withdrawals not more than four times during any Plan year. Participants may withdraw their own contributions made prior to April 1, 1985 and any or all Bank contributions provided the participant is 100% vested. Participant contributions made after April 1, 1985 may be withdrawn under the non-hardship withdrawal provisions provided the individual is 59-1/2. If the individual is under 59-1/2, withdrawals may be made under the hardship provisions.

     Participants under age 59-1/2 may only withdraw their own contributions made after April 1, 1985 provided they have withdrawn the maximum amount available under the non-hardship provision and meet the hardship withdrawal requirements. The reasons for determining financial hardship must be described on a written notice to the Employee Benefits Committee (the Committee), which must be submitted 15 days prior to the date the payment is to be made. The Committee must approve the request and amount of payment. Hardship shall include, without limitations: serious illness of a member of your immediate family; or your educational needs or the needs of your spouse and/or children; or the purchase or construction of a principal residence; or to prevent the eviction of the participant from their principal residence or foreclosure of the participant's mortgage on their principal residence; or any similar circumstances, in the discretion of the Committee. The Plan was amended, effective September 1, 1992, such that participants may not apply for a hardship withdrawal more often than four times during any plan year.

     Bank contributions may only be withdrawn provided the participant is 100% vested in such contributions.

     The Plan was amended September 1, 1993 to conform with the following:

        1. Unemployment Compensation Amendments of 1992 effective January 1,
           1993.

                                                            (Continued)

                            THE ROSLYN SAVINGS BANK
                              401(k) SAVINGS PLAN

                    Notes to Financial Statements, Continued



        As per regulations issued under this Act, the Plan was amended allowing Plan participants to transfer directly all or a portion of their distributions to an IRA account or another qualified plan with a new employer.

     2. Technical Liberalizations of Hardship Distributions under Final Section 401(k) regulations.

        The plan now allows participants who request hardship distributions to:

        a. gross up their distributions to account for income and excise taxes;
        b. receive a distribution to cover educational costs for 12 months instead of only the current semester; and
        c. include anticipated medical expenses in the hardship distribution.

     Upon a participant's death, the value of his/her account(s) will be distributed to the surviving beneficiary, or, if there is none, then to the executor or administrator of his estate, or, if no such executor or administrator is appointed and qualifies within a time which the Committee shall, in their sole and absolute discretion, deem to be reasonable, then to such one or more of the spouse, descendants, and blood relatives of the deceased participant as the Committee, in their sole and absolute discretion, may select.

     Under the provisions of the Plan, distributions due to termination of employment or termination of the Plan are to be paid in a lump sum. For distributions due to retirement, death or disability, the payment can be in a lump sum or in annual installments over a period not exceeding fifteen years; this method of payment is at the discretion of the participant or beneficiary. The Plan was amended, effective September 1, 1992, to allow this optional form of distribution only for employees who became participants in the Plan prior to September 1, 1992.

    (d) Participant Loans
        -----------------

     Subject to the approval of the Committee, a participant may borrow from his or her accounts an amount up to the lesser of (i) fifty percent (50%) of his vested interest in the net value of his or her basic contribution account, participant contribution account and bank contribution account, or (ii) $50,000 reduced by the highest outstanding loan balance during the preceding twelve (12) months. The minimum loan permitted shall be $500. All loans shall be for a fixed term of not more than five (5) years, except that a loan which shall be used for the purchase or construction of the principal residence of the participant or that of a member of his immediate family, may, in the discretion of the Committee, be made for a term not exceeding fifteen (15) years. Interest on a loan will be charged at the three (3) year treasury rate in effect at the time of the loan, adjusted to the nearest quarter (1/4) of one percent (1%).

(2)  Summary of Significant Accounting Policies
     ------------------------------------------

     The accompanying financial statements have been prepared in accordance with generally accepted accounting principles. The significant accounting policies followed by the Plan are as follows:

    (a) Basis of Presentation
        ---------------------

     The accompanying financial statements have been prepared on an accrual basis and present the assets available for distribution and changes in those assets of the Plan.

                                                            (Continued)

                            THE ROSLYN SAVINGS BANK
                              401(k) SAVINGS PLAN

                    Notes to Financial Statements, Continued



    (b) Trust Funds Managed by The RSI Retirement Trust
        -----------------------------------------------

     Under the terms of a trust agreement between The RSI Retirement Trust (RSI) and the Bank, the Bank participates in a trust fund managed by RSI. All assets of the Plan are held in trust at RSI as Trustee for the exclusive benefit of the participants and their beneficiaries under the Plan. The Plan is administered by the Bank and, accordingly, the Bank has the power to remove and replace the Trustee at any time. The RSI consists of two groups of investment funds - the fixed-income funds, which are invested in fixed income investments with limited equity holdings, and the equity funds, which permit a higher percentage of funds to be invested in common stocks. As of December 31, 1994 and 1993, there were eight investment funds available of which only six are utilized by the Plan. The funds currently consist of (i) three fixed-income funds: (a) Short-Term Investments Fund, (b) Intermediate-Term Bond Fund, and (c) Actively Managed Bond Fund, and (ii) three equity funds: (a) Core Equity Fund, (b) Value Equity Fund, and (c) Emerging Growth Equity Fund. The Plan has elected to permit investments in certain of the fixed-income funds and the equity funds for which RSI has sole discretionary authority concerning purchases and sales of investments therein.

     The following is a brief description of the eight investment funds available:

        Short-Term Investments Fund - portfolio is invested in high quality
        ---------------------------
           money market instruments maturing in one year or less, with an average maturity of the portfolio not to exceed twelve months.

        Intermediate-Term Bond Fund - diversified, high quality, fixed income
        ---------------------------
           portfolio with all issues maturing within ten years.

        Actively Managed Bond Fund - portfolio's maturity, quality and sector
        --------------------------
           distributions shifted based on management's interest rate and bond market forecasts.

        Dedicated Bond Fund - invested in a diversified portfolio of fixed-
        -------------------
           income securities with emphasis on predictable cash flows.

        Core Equity Fund - invested in a broadly diversified group of
        ----------------
           financially sound, high quality, large capitalization companies.

        Emerging Growth Equity Fund - invested primarily in smaller companies
        ---------------------------
           with higher than average earnings and dividend growth potential.

        Value Equity Fund - invested in financially sound companies which offer
        -----------------
           prospects for significant earnings or dividend growth.

        International Equity Fund - invested primarily in stocks of companies
        -------------------------
           that are headquartered in foreign countries with concentration in the larger equity markets of Europe, Australia and the Far East.

    (c) Investments in Trust Funds and Investment Income
        ------------------------------------------------

    The Plan's investments in the funds of RSI consist of units of beneficial interest in the funds in which the Plan participates (pooled investments). The net investment income on trust funds managed by RSI recognized by the Plan includes current earnings from investments, net gains or losses realized from

                                                            (Continued)

                            THE ROSLYN SAVINGS BANK
                              401(k) SAVINGS PLAN

                    Notes to Financial Statements, Continued



        the sale of investments and the net change in the unrealized appreciation or depreciation in the Plan's proportionate share of the pooled investments.

     All investments are reported at fair value, as determined by the unit value reported by RSI which is based on the value of the underlying investments at the balance sheet date. Fair value is measured by the market price, if there is an active market for the investment, or at an estimated fair value if a price is not available. Investments in cash equivalents are stated at cost which approximates fair value. Mortgages, if any, are valued on the basis of the future principal and interest payments discounted at prevailing interest rates for similar investments. Interest income is recorded on an accrual method and dividend income is recorded on the ex-dividend date.

    (d) Plan Investment Accounts
        ------------------------

     Participants' contributions may be included in the Plan investment accounts listed below:

        Account A - Core Equity Fund

        Account B - 1/2 Emerging Growth Equity Fund,
                    1/2 Value Equity Fund

        Account C - 1/3 Intermediate-Term Bond Fund,
                    2/3 Actively Managed Bond Fund

        Account D - Short-Term Investments Fund

     Participants must direct the manner in which all contributions made on their behalf are invested in the Plan investment accounts. Thus, they may direct the investment of proportionate parts of those contributions in any of the accounts described above in multiples of 5%. Participants may change their election concerning choice of account(s) for investment of contributions in accordance with procedures described in the Plan. The Plan was amended, effective September 1, 1993, to allow participants to change their election of investment direction and to transfer account balances between investment options at least once each calendar quarter, up to a maximum of six times a Plan year.

     On May 23, 1995, RSI Trust unbundled the investment fund Accounts B and C previously offered to the Roslyn Savings Bank 401(k) participants. (Account B and Account C were each comprised of two individual investment accounts). Participants' contributions will be included in the Plan investment accounts as listed below subsequent to May 23, 1995:

        Account A - Core Equity Fund

        Account B - Emerging Growth Equity Fund

        Account C - Value Equity Fund

        Account D - Actively Managed Bond Fund

        Account E - Intermediate-Term Bond Fund

        Account F - Short-Term Investments Fund

                                                            (Continued)

                            THE ROSLYN SAVINGS BANK
                              401(k) SAVINGS PLAN

                    Notes to Financial Statements, Continued



    (e) Administrative Expenses
        -----------------------

     The Bank bears the costs of administering the Plan.

    (f) Benefits
        --------

     Benefits to participants or their beneficiaries are recorded when paid.

(3)  Investments in Trust Funds Managed by The RSI Retirement Trust
     --------------------------------------------------------------

     The total number of units and the net asset value per unit at December 31, 1994 were as follows:

                                                         Unit          Current
                                          Units         value           value
                                          -----         -----           -----
          Short-Term Investments Fund     82,862       $ 18.56        1,537,920
          Intermediate-Term Bond Fund     12,491         25.30          316,013
          Actively Managed Bond Fund      24,737         26.16          647,119
          Core Equity Fund                29,865         35.45        1,058,702
          Emerging Growth Equity Fund      8,050         37.24          299,795
          Value Equity Fund                9,540         26.00          248,029
                                                         -----        ---------

                                                                    $ 4,107,578
                                                                      =========

     The Plan's investment in each of the following funds represent 5% or more of the assets available for benefits at December 31, 1994; (a) Short-Term Investments Fund, (b) Intermediate-Term Bond Fund, (c) Actively Managed Bond Fund, (d) Core Equity Fund, (e) Emerging Growth Equity Fund and (f) Value Equity Fund.

     The total number of units and the net asset value per unit at December 31, 1993 were as follows:

                                                           Unit       Current
                                           Units           value       value
                                           -----           -----       -----
          Short-Term Investments Fund     107,335        $ 17.95      1,926,662
          Intermediate-Term Bond Fund      13,221          25.96        343,205
          Actively Managed Bond Fund       26,899          27.31        734,603
          Core Equity Fund                 30,010          34.99      1,050,064
          Emerging Growth Equity Fund       6,564          35.97        236,106
          Value Equity Fund                 7,236          26.30        190,318
                                                                      ---------

                                                                    $ 4,480,958
                                                                      =========

     The Plan's investment in each of the following funds represent 5% or more of the assets available for benefits at December 31, 1993; (a) Short-Term Investments Fund, (b) Intermediate-Term Bond Fund, (c) Actively Managed Bond Fund and (d) Core Equity Fund.

                                                            (Continued)

                            THE ROSLYN SAVINGS BANK
                              401(k) SAVINGS PLAN

                   Notes to Financial Statements, Continued



(4)  Federal Income Taxes
     --------------------

     A determination letter dated May 24, 1994 had been obtained from the Internal Revenue Service to the effect that the Prior Plan and all amendments to the Prior Plan made before July 13, 1992 qualified for tax exempt status for Federal income tax purposes. In the opinion of the Plan administrator, the Plan and its underlying trust have operated within terms of the Plan and remain qualified under applicable provisions of the Internal Revenue Code.

(5)  Participation in Plan Investment Accounts
     -----------------------------------------

     The assets of the Plan are comprised of assets in four investment accounts, which are managed by RSI.

     The assets available for distribution for Accounts A, B, C and D as of December 31, 1994 and 1993 and the changes in those assets for the years then ended are as follows:

                                                                                   1994
                                            ----------------------------------------------------------------------------------
                                             Account        Account         Account        Account
                                                A              B               C              D           Other         Total
                                                -              -               -              -           -----         -----
   Fixed-income funds:
     Short-term investments fund           $         -             -              -      1,537,920              -     1,537,920
     Intermediate-term bond fund                     -             -        316,013              -              -       316,013
     Actively managed bond fund                      -             -        647,119              -              -       647,119
                                             ---------       -------        -------      ---------        -------     ---------
                                                     -             -        963,132      1,537,920              -     2,501,052
                                             ---------       -------        -------      ---------        -------     ---------

   Equity funds:
     Core equity fund                        1,058,702             -              -              -              -     1,058,702
     Emerging equity growth fund                     -       299,795              -              -              -       299,795
     Value equity fund                               -       248,029              -              -              -       248,029
                                             ---------       -------        -------      ---------        -------     ---------
                                             1,058,702       547,824              -              -              -     1,606,526
                                             ---------       -------        -------      ---------        -------     ---------

   Participant loans receivable                      -             -              -              -        370,331       370,331
                                             ---------       -------        -------      ---------        -------     ---------

       Assets available for distribution   $ 1,058,702       547,824        963,132      1,537,920        370,331     4,477,909
                                             =========       =======        =======      =========        =======     =========

                                                                     (Continued)

                            THE ROSLYN SAVINGS BANK
                              401(k) SAVINGS PLAN

                    Notes to Financial Statements, Continued

                                                                                1993
                                            ----------------------------------------------------------------------------
                                                        Account    Account    Account    Account
                                               Cash        A          B          C          D        Other      Total
                                               ----        -          -          -          -        -----      -----

   Cash                                   $      1,422          -          -          -          -          -      1,422
   Fixed-income funds:
      Short-term investments fund                    -          -          -          -  1,926,662          -  1,926,662
      Intermediate-term bond fund                    -          -          -    343,205          -          -    343,205
      Actively managed bond fund                     -          -          -    734,603          -          -    734,603
                                            ----------  ---------  ---------  ---------  ---------  ---------  ---------
                                                1,422           -          -  1,077,808  1,926,662          -  3,004,470
                                            ----------  ----------  ---------  ---------  ---------  ---------  ---------

   Equity funds:
     Core equity fund                                -  1,050,064          -          -          -          -  1,050,064
     Emerging growth fund                            -          -    236,106          -          -          -    236,106
     Value equity fund                               -          -    190,318          -          -          -    190,318
                                            ----------  ---------  ---------  ---------  ---------  ---------  ---------
                                                     -  1,050,064    426,424          -          -          -  1,476,488
                                           ----------- ----------  ---------  ---------  ---------  ---------  ---------

   Employer contributions receivable                 -          -          -          -          -      7,604      7,604
   Employee contributions receivable                 -          -          -          -          -     14,259     14,259
                                            ----------  ---------  ---------  ---------  ---------  ---------  ---------
                                                     -          -          -          -          -     21,863     21,863
                                            ---------- ---------  ---------- ---------- ---------- ---------- ----------

   Participant loans receivable                      -          -          -          -          -    322,440    322,440
                                            ----------  ---------  ---------  ---------  ---------  ---------  ---------

       Assets available for distribution  $      1,422  1,050,064    426,424  1,077,808  1,926,662    344,303  4,826,683
                                            ==========  =========  =========  =========  =========  =========  =========

                                                                     (Continued)

                            THE ROSLYN SAVINGS BANK
                              401(k) SAVINGS PLAN

                   Notes to Financial Statements, Continued


                                                               Account     Account    Account     Account
                                                   Cash           A           B          C           D
                                                   ----        -------     -------    -------     -------
Year ended December 31,
 1994:
  Contributions:
    Employer                                      $     -      71,180       45,882     51,180      59,748
    Employee                                            -     148,158       87,164     96,817     111,017
                                                  -------   ---------      -------  ---------   ---------

  Total contributions                                   -     219,338      133,046    147,997     170,765

  Investment income:
    Net investment income                               -      10,998        7,004    (41,745)     52,730
    Participant loan repayments, net of
      disbursements (including interest
      of $16,295)                                  (1,422)     (6,651)       4,957    (17,451)    (38,470)
                                                  -------   ---------      -------  ---------   ---------

                                                   (1,422)      4,347       11,961    (59,196)     14,260

  Distributions to participants
    and beneficiaries                                   -    (254,722)     (66,273)  (300,727)   (394,176)

  Transfers between funds                               -      39,675       42,666     97,250    (179,591)
                                                  -------   ---------      -------  ---------   ---------

  Excess (deficiency) of
    contributions and investment
    income over distributions                      (1,422)      8,638      121,400   (114,676)   (388,742)

  Assets available for distribution:
    Beginning of year                               1,422   1,050,064      426,424  1,077,808   1,926,662
                                                  -------   ---------      -------  ---------   ---------

    End of year                                   $     -   1,058,702      547,824    963,132   1,537,920
                                                  =======   =========      =======  =========   =========
                                                             Participant
                                                                loans
                                                   Other     receivable    Total
                                                   -----     ----------    -----
Year ended December 31,
 1994:
  Contributions:
    Employer                                       (7,604)          -      220,386
    Employee                                      (14,259)          -      428,897
                                                ---------     -------   ----------

  Total contributions                             (21,863)          -      649,283

  Investment income:
    Net investment income                               -           -       28,987
    Participant loan repayments, net of
      disbursements (including interest
      of $16,295)                                       -      75,332       16,295
                                                ---------     -------   ----------

                                                        -      75,332       45,282

  Distributions to participants
    and beneficiaries                                   -     (27,441)  (1,043,339)

  Transfers between funds                               -           -            -
                                                ---------     -------   ----------

  Excess (deficiency) of
    contributions and investment
    income over distributions                     (21,863)     47,891     (348,774)

  Assets available for
   distribution:
    Beginning of year                              21,863     322,440    4,826,683
                                                ---------     -------   ----------

    End of year                                         -     370,331    4,477,909
                                                =========     =======   ==========


                                                                     (Continued)

                            THE ROSLYN SAVINGS BANK
                              401(k) SAVINGS PLAN

                   Notes to Financial Statements, Continued

                                                                                                           Participant
                                                      Account    Account    Account     Account               loans
                                            Cash         A          B          C           D       Other    receivable     Total
                                            ----         -          -          -           -       ----     ----------     -----
Year ended December 31, 1993:
  Contributions:
    Employer                                $          52,726    33,374      42,123      78,358      261            -     206,842
    Employee                                     -    106,959    59,262      75,881     138,821      616            -     381,539
                                            ------  ---------   -------   ---------   ---------   ------      -------   ---------

  Total contributions                            -    159,685    92,636     118,004     217,179      877            -     588,381

  Investment income:
    Net investment income                        -     87,928    51,784      93,000      46,592        -            -     279,304
    Participant loan repay-
      ments, net of disburse-
      ments (including
      interest of $17,674)                   1,204    (19,322)    1,872      16,401      (3,172)       -       20,691      17,674
                                            ------  ---------   -------   ---------   ---------   ------      -------   ---------

                                             1,204     68,606    53,656     109,401      43,420        -       20,691     296,978

  Distributions to participants
    and beneficiaries                            -    (18,817)  (15,922)    (29,466)   (240,729)       -       (6,672)   (311,606)

  Transfers between funds                        -     84,457   (60,584)   (132,708)    108,835        -            -           -
                                            ------  ---------   -------   ---------   ---------   ------      -------   ---------

  Excess (deficiency) of
    contributions and investment
    income over distributions                1,204    293,931    69,786      65,231     128,705      877       14,019     573,753

  Assets available for
    distribution:
      Beginning of year                        218    756,133   356,638   1,012,577   1,797,957   20,986      308,421   4,252,930
                                            ------  ---------   -------   ---------   ---------   ------      -------   ---------

      End of year                          $ 1,422  1,050,064   426,424   1,077,808   1,926,662   21,863      322,440   4,826,683
                                            ======  =========   =======   =========   =========   ======      =======   =========

                                                        Supplemental Schedule 1
                                                        -----------------------


                            THE ROSLYN SAVINGS BANK
                              401(k) SAVINGS PLAN

           Item 27a - Schedule of Assets Held for Investment Purposes

                               December 31, 1994



 Identity of issuer
   or borrower               Description of investment                          Cost        Current value
   -----------               -------------------------                          ----        -------------
RSI Retirement Trust     Short-Term Investments Fund (82,862 units)            $ 1,539,577      1,537,920
RSI Retirement Trust     Intermediate-Term Bond Fund (12,491 units)                322,633        316,013
RSI Retirement Trust     Actively Managed Bond Fund (24,737 units)                 682,246        647,119
RSI Retirement Trust     Core Equity Fund (29,865 units)                           705,403      1,058,702
RSI Retirement Trust     Emerging Growth Equity Fund (8,050 units)                 243,201        299,795
RSI Retirement Trust     Value Equity Fund (9,540 units)                           257,759        248,029
*Plan participants       Participant Loans Receivable (maturing within
                           15 years at the rates ranging from 4.25% to 8.75%)      370,331        370,331
                                                                                               ----------

                                                                                              $ 4,477,909
                                                                                               ==========

                                                         Supplemental Schedule 2
                                                         -----------------------


                            THE ROSLYN SAVINGS BANK
                              401(k) SAVINGS PLAN

                 Item 27d - Schedule of Reportable Transactions

                          Year ended December 31, 1994

                                                                                                              Current
                                                                                                              value of
                                                                                      Expense                 asset on
   Identity of                                        Purchase   Selling   Lease    incurred with  Cost of  transaction  Net gain
 party involved         Description of Assets          price      price    rental    transaction    asset      date       (loss)
 --------------         ---------------------          -----      -----    ------    -----------    -----      ----       ------
                                                                                         (1)         (2)
RSI Retirement Trust  Short-Term Investments Fund   $  441,940         -        -              -         -    441,940            -
                                                       =======   =======   ======    ===========    ======    =======    =========

 "      "       "     Short-Term Investments Fund   $        -   883,411        -              -         -    883,411            -
                                                       =======   =======   ======    ===========    ======    =======    =========

 "      "       "     Actively Managed Bond Fund    $  329,197         -        -              -         -    329,197            -
                                                       =======   =======   ======    ===========    ======    =======    =========

 "      "       "     Actively Managed Bond Fund    $        -   384,347        -              -         -    384,347            -
                                                       =======   =======   ======    ===========    ======    =======    =========

 "      "       "     Core Equity Fund              $  407,092         -        -              -         -    407,092            -
                                                       =======   =======   ======    ===========    ======    =======    =========

 "      "       "     Core Equity Fund              $        -   409,452        -              -         -    409,452            -
                                                       =======   =======   ======    ===========    ======    =======    =========

(1) Expenses incurred as a result of these transactions were immaterial and therefore not shown on this schedule.

(2) Actual cost of asset was not available, however, RSI marks each investment to market, therefore, they are considered to be at fair market value at the time of sale.

[To be used in connection with the Syndicated Community Offering only]

SYNDICATED PROSPECTUS SUPPLEMENT


                             ROSLYN BANCORP, INC.
            (PROPOSED HOLDING COMPANY FOR THE ROSLYN SAVINGS BANK)

                       __________ SHARES OF COMMON STOCK


     Roslyn Bancorp, Inc. (the "Company"), a Delaware corporation, is offering for sale in a syndicated community offering (the "Syndicated Community Offering") __________ shares, at a per share price of $10.00, of its common stock, $0.01 par value (the "Common Stock"), to be issued upon the conversion of The Roslyn Savings Bank, Roslyn, New York (the "Bank") from a New York chartered mutual savings bank to a New York chartered stock savings bank and the issuance of the Bank's outstanding capital stock to the Company pursuant to a plan of conversion (the "Plan of Conversion"). The remaining __________ shares of the Common Stock have been subscribed for in subscription and community offerings (the "Subscription and Community Offerings") by the Bank's holders of deposit accounts with the Bank with a balance of $100 or more as of April 30, 1995, by The Roslyn Savings Bank Employee Stock Ownership Plan, a tax-qualified employee benefit plan, and related trust (the "ESOP"), by holders of deposit accounts with a balance of $100 or more as of ______________, 1996, by certain other account holders and borrowers of the Bank and then by certain members of the general public. See "The Conversion - General." Contained herein is the Prospectus in the form used in the Subscription and Community Offerings. The purchase price for all shares purchased in the Syndicated Community Offering will be the same as the price paid by subscribers in the Subscription and Community Offerings (the "Purchase Price"). The Purchase Price of $10.00 per share is the amount to be paid for each share at the time a purchase order is submitted. See the cover page of the Prospectus and the table below for information as to the method by which the range within which the number of shares offered may vary and the method of subscribing for shares of the Common Stock.

     Funds submitted to the Bank with purchase orders will earn interest at the Bank's passbook rate of interest from the date of receipt until completion or termination of the Conversion. The Syndicated Community Offering will expire no later than _______________, 1996, unless extended by the Bank and the Company with the approval of the Superintendent of Banks of the State of New York and the Federal Deposit Insurance Corporation, if necessary. Such extensions may not go beyond _______________, 1998. If an extension of time has been granted, all subscribers will be notified of such extension, and of their rights to confirm their subscriptions, or to modify or rescind their subscriptions and have their funds returned promptly with interest, and of the time period within which the subscriber must notify the Bank of his intention to confirm, modify or rescind his subscription. If an affirmative response to any resolicitation is not received by the Bank and the Company from subscribers, such orders will be rescinded and all funds will be returned promptly with interest. The minimum number of shares which may be purchased is 25 shares. Except for the ESOP, which may purchase up to

8% of the total number of shares of Common Stock issued in the Conversion, no person, together with associates of and persons acting in concert with such person, may purchase in the Community Offering and the Syndicated Community Offering more than $675,000 of the aggregate value of Common Stock offered in the Conversion. See "Plan of Conversion -Limitations on Common Stock Purchases." The Company reserves the right, in its absolute discretion, to accept or reject, in whole or in part, any or all subscriptions in the Syndicated Community Offering.

     The Company and the Bank have engaged Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") to assist them in the sale of the Common Stock in the Syndicated Community Offering. It is anticipated that Sandler O'Neill will use the services of other registered broker-dealers ("Selected Dealers") and that fees to Sandler O'Neill and such Selected Dealers will be an amount not to exceed 7.0% of the aggregate Purchase Price of the shares sold in the Syndicated Community Offering. Neither Sandler O'Neill nor any Selected Dealer shall have any obligation to take or purchase any shares of Common Stock in the Syndicated Community Offering.

     The Company has received conditional approval from the National Association of Securities Dealers ("NASD") to have its Common Stock quoted on the Nasdaq National Market under the symbol "RSLN." Prior to this Offering, there has not been a public market for the Common Stock, and there can be no assurance that an active and liquid trading market for the Common Stock will develop. The absence or discontinuance of a market may have an adverse impact on both the price and liquidity of the stock.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE SUPERINTENDENT OF BANKS OF THE STATE OF NEW YORK, THE NEW YORK BANKING DEPARTMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL OR STATE AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS SUCH COMMISSION, OFFICE, OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY AND ARE NOT GUARANTEED BY THE COMPANY OR THE BANK. THE COMMON STOCK IS SUBJECT TO INVESTMENT RISK, INCLUDING THE LOSS OF THE PRINCIPAL INVESTED.

                                                             Estimated                               Estimated Net Pro-
                                                           Underwriting         Estimated Net        ceeds of Subscrip-
                                                            Commissions          Proceeds of          tion, Community
                                       Syndicated            and Other           Syndicated            and Syndicated
                                       Community             Fees and             Community              Community
                                     Offering Price         Expenses(1)           Offering            Offerings(2)(3)
==========================================================================================================================
 Minimum Per Share                       $10.00          $                   $                     $
--------------------------------------------------------------------------------------------------------------------------
 Midpoint Per Share                      $10.00          $                   $                     $
--------------------------------------------------------------------------------------------------------------------------
 Maximum Per Share                       $10.00          $                   $                     $
--------------------------------------------------------------------------------------------------------------------------
 Total Minimum(5)                        $               $                   $                     $
--------------------------------------------------------------------------------------------------------------------------
 Total Midpoint                          $               $                   $                     $
--------------------------------------------------------------------------------------------------------------------------
 Total Maximum(5)                        $               $                   $                     $
--------------------------------------------------------------------------------------------------------------------------
 Total Maximum, As Adjusted(6)           $               $                   $                     $
==========================================================================================================================

______________________________
(1) Consists of a pro rata allocation of estimated expenses of the Bank and the Company in connection with the Conversion (other than estimated fees to be paid to Sandler O'Neill for services in connection with the Subscription and Community Offerings) and estimated compensation of Sandler O'Neill and Selected Dealers in connection with the sale of the remaining shares in the Syndicated Community Offering which fees are estimated to be $__________ and $__________ at the minimum and the maximum of the estimated price range and may be deemed to be underwriting fees. The information under "Pro Forma Data" in the Prospectus was based on the assumptions stated therein, which may differ from the estimates used for this table. See "The Conversion - Marketing and Underwriting Arrangements" for a more detailed discussion of fee arrangements.
(2) The Company applied to retain up to 50% of the net proceeds. The balance of the net proceeds will be transferred to the Bank in exchange for all of the capital stock of the Bank to be issued in connection with the Conversion.
(3) The net proceeds of the Subscription and Community Offerings (based upon the sale of the __________ shares subscribed for at a price of $10.00 per share and after allocation of a pro rata portion of the estimated expenses relating to the Conversion) are estimated to be $__________.
(4) Based on an estimated price range of $__________ to $__________ at $10.00 per share (the "Estimated Price Range). The Total Minimum reflects the sale of __________ shares at a per share price of $10.00, leaving a total of __________ shares to be sold in the Syndicated Community Offering.
(5) Gives effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% to reflect changes in market and financial conditions following commencement of the offerings. See "The Conversion - Stock Pricing." For a discussion of the distribution and allocation of the additional shares, see "The Conversion - Subscription Rights and Limitations on Common Stock Purchases."


                       SANDLER O'NEILL & PARTNERS, L.P.

                       _________________________________


       The date of this Prospectus Supplement is _______________, 1996.

PROSPECTUS

                             ROSLYN BANCORP, INC.
            (Proposed Holding Company for The Roslyn Savings Bank)

                       36,844,660 Shares of Common Stock

     Roslyn Bancorp, Inc. (the "Company" or "Roslyn Bancorp"), a Delaware corporation, is offering up to 36,844,660 shares of its common stock, par value $.01 per share (the "Common Stock"), in connection with the conversion of The Roslyn Savings Bank (the "Bank" or "Roslyn") from a New York State chartered mutual savings bank to a New York State chartered stock savings bank and the issuance of the Bank's capital stock to the Company pursuant to the Bank's plan of conversion, as amended (the "Plan" or "Plan of Conversion"). The simultaneous conversion of the Bank to stock form, the issuance of the Bank's stock to the Company and the offer and sale of the Common Stock by the Company are herein referred to as the "Conversion." In certain circumstances, the Company may increase the amount of Common Stock offered hereby up to 42,371,359 shares. See Footnote 4 to the table below.

                                                   (continued on following page)

                               _________________

     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH PROSPECTIVE INVESTOR, SEE "RISK FACTORS ON PAGES ___ THROUGH ___."

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE SUPERINTENDENT OF BANKS OF THE STATE OF NEW YORK, THE NEW YORK STATE BANKING DEPARTMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY STATE SECURITIES COMMISSION, OR ANY OTHER AGENCY, NOR HAS SUCH COMMISSION, DEPARTMENT, CORPORATION OR ANY STATE SECURITIES COMMISSION OR OTHER AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY AND ARE NOT GUARANTEED BY THE COMPANY OR BANK. THE COMMON STOCK IS SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL INVESTED.

-----------------------------------------------------------------------------------------------------------------------------
                                                                  ESTIMATED UNDERWRITING
                                                                COMMISSIONS AND OTHER FEES
                                    SUBSCRIPTION PRICE(1)            AND EXPENSES(2)            ESTIMATED NET PROCEEDS(3)
-----------------------------------------------------------------------------------------------------------------------------
Minimum Per Share                           $10.00                       $0.25                           $9.75
-----------------------------------------------------------------------------------------------------------------------------
Midpoint Per Share                          $10.00                       $0.24                           $9.76
-----------------------------------------------------------------------------------------------------------------------------
Maximum Per Share                           $10.00                       $0.23                           $9.77
-----------------------------------------------------------------------------------------------------------------------------
Total Minimum(1)                         $272,330,100                 $6,699,000                     $265,631,100
-----------------------------------------------------------------------------------------------------------------------------
Total Midpoint(1)                        $320,388,350                 $7,473,000                     $312,915,350
-----------------------------------------------------------------------------------------------------------------------------
Total Maximum(1)                         $368,446,600                 $8,247,000                     $359,309,600
-----------------------------------------------------------------------------------------------------------------------------
Total Maximum as adjusted(4)             $423,713,590                 $9,137,000                     $414,576,590
-----------------------------------------------------------------------------------------------------------------------------

(1) Determined in accordance with an independent appraisal prepared by FinPro, Inc. ("FinPro") dated September 12, 1996, which states that the estimated pro forma market value of the Common Stock being offered for sale in the Conversion ranged from $272,330,100 to $368,446,600 with a midpoint of $320,388,350 (the "Valuation Range"). The independent appraisal of FinPro is based upon estimates and projections that are subject to change and the valuation must not be construed as a recommendation as to the advisability of purchasing the Common Stock nor an assurance that a purchaser of Common Stock will thereafter be able to sell the Common Stock at prices within the Valuation Range. Based on the Valuation Range, the Board of Directors of the Company and the Board of Trustees of the Bank established an estimated price range of the Common Stock being offered for sale in the Conversion within the Valuation Range of $272.3 million to $368.4 million (the "Estimated Price Range") or between 27,233,010 and 36,844,660 shares of Common Stock issued at the $10.00 per share price (the "Purchase Price") to be paid for each share of Common Stock subscribed for or purchased in the Offering. See "The Conversion - Stock Pricing."

(2) Consists of the estimated costs to the Bank and the Company arising from the Conversion, including estimated fixed expenses of approximately $2.4 million, and marketing fees to be paid to Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") estimated to be between $4.3 million and $5.8 million at the minimum and maximum of the Estimated Price Range, respectively. See "The Conversion - Marketing Arrangements." The actual fees and expenses may vary from the estimates. See "Pro Forma Data" for the assumptions used to arrive at these estimates.

(3) Actual net proceeds may vary substantially from estimated amounts depending upon the number of shares sold in the Offerings and other factors. Includes the purchase of shares of Common Stock by The Roslyn Savings Bank Employee Stock Ownership Plan and related trust (the "ESOP") which is intended to be funded by a loan to the ESOP from the Company or from a third party, which will be deducted from the Company's stockholders equity. See "Use of Proceeds" and "Pro Forma Data."

(4) As adjusted to reflect the sale of up to an additional 15% of the Common Stock which may be offered at the Purchase Price, without resolicitation of subscribers or any right of cancellation, due to regulatory considerations, changes in market or general financial and economic conditions. See "Pro Forma Data" and "The Conversion - Stock Pricing." For a discussion of the distribution and allocation of the additional shares, if any, see "The Conversion - Subscription Offering and Subscription Rights," "- Community Offering" and "- Limitations on Common Stock Purchases."

                               _______________

                       SANDLER O'NEILL & PARTNERS, L.P.

                               _______________

             The date of this Prospectus is _______________, 1996.

(continued from previous page)

     NON-TRANSFERABLE RIGHTS TO SUBSCRIBE FOR THE COMMON STOCK IN A SUBSCRIPTION OFFERING (THE "SUBSCRIPTION OFFERING") HAVE BEEN GRANTED, IN THE FOLLOWING ORDER OF PRIORITY: (1) TO THE BANK'S ELIGIBLE ACCOUNT HOLDERS (DEFINED AS HOLDERS OF DEPOSIT ACCOUNTS TOTALLING $100 OR MORE AS OF APRIL 30, 1995); (2) TO THE COMPANY'S AND BANK'S TAX-QUALIFIED EMPLOYEE BENEFIT PLANS (COLLECTIVELY, THE "EMPLOYEE PLANS"), INCLUDING THE ESOP, WHICH INTENDS TO SUBSCRIBE FOR UP TO 8% OF THE COMMON STOCK ISSUED IN CONNECTION WITH THE CONVERSION, (INCLUDING SHARES ISSUED TO THE ROSLYN SAVINGS BANK FOUNDATION (THE "FOUNDATION")); AND (3) TO THE BANK'S SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (DEFINED AS HOLDERS OF DEPOSIT
ACCOUNTS TOTALLING $100 OR MORE AS OF SEPTEMBER 30, 1996).   SUBSCRIPTION RIGHTS
ARE NON-TRANSFERABLE. PERSONS FOUND TO BE TRANSFERRING SUBSCRIPTION RIGHTS WILL BE SUBJECT TO FORFEITURE OF SUCH RIGHTS AND POSSIBLE FURTHER SANCTIONS AND PENALTIES IMPOSED BY THE NEW YORK BANKING DEPARTMENT (THE "NYBD"). Concurrently, and subject to the prior rights of holders of subscription rights, the Company is offering the shares of Common Stock not subscribed for in the Subscription Offering for sale in a community offering to certain members of the general public (the "Community Offering"). Shares not subscribed for in the Subscription and Community Offerings will be offered to certain members of the general public in a syndicated community offering (the "Syndicated Community Offering") (the Subscription Offering, Community Offering and the Syndicated Community Offering are referred to collectively as the "Offerings").

     Except for the ESOP, no Eligible Account Holder or Supplemental Eligible Account Holder may, in their respective capacities as such, purchase in the Subscription Offering more than $675,000 of Common Stock; no person, together with associates and persons acting in concert with such person, may purchase in the Community Offering and Syndicated Community Offering more than $675,000 of Common Stock; and no person, together with associates of and persons acting in concert with such person, may purchase in the aggregate more than the overall maximum purchase limitation of 1.0% of the total number of shares of Common Stock offered in the Conversion; provided, however, such purchase limitations may be increased and the amount that may be subscribed for may be increased or decreased at the sole discretion of the Bank and Company without further approval of subscribers or the Bank's depositors. The minimum purchase is 25 shares. See "The Conversion - Subscription Offering and Subscription Rights," "- Community Offering" and "- Limitations on Common Stock Purchases."

     Pursuant to the Plan, the Company intends to establish a charitable foundation in connection with the Conversion. The Plan provides that the Bank and the Company will create The Roslyn Savings Bank Foundation (the "Foundation") and fund the Foundation with shares of Common Stock contributed by the Company from authorized but unissued shares, in an amount equal to 3% of the number of shares of Common Stock sold in the Conversion. The Foundation will be dedicated to charitable purposes within the Bank's local community. For a discussion of the Foundation and its effects on the Conversion, see "Risk Factors - Establishment of the Charitable Foundation," "Pro Forma Data," and "The Conversion - Establishment of Charitable Foundation."

     The Bank has engaged Sandler O'Neill to consult with and advise the Company and the Bank in the Offerings and Sandler O'Neill has agreed to use its best efforts to assist the Company with the solicitation of subscriptions and purchase orders for shares of Common Stock in the Offerings. Sandler O'Neill is not obligated to take or purchase any shares of Common Stock in the Offerings. The Bank and the Company will pay a fee to Sandler O'Neill which will be based on the aggregate Purchase Price of the Common Stock sold in the Offerings. The Company and the Bank have agreed to indemnify Sandler O'Neill against certain liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). See "The Conversion - Marketing and Underwriting Arrangements."

     THE SUBSCRIPTION AND COMMUNITY OFFERINGS WILL TERMINATE AT __________, NEW YORK TIME, ON ______________, 1996 (THE "EXPIRATION DATE") UNLESS EXTENDED BY THE BANK AND THE COMPANY, WITH THE APPROVAL OF THE SUPERINTENDENT OF BANKS OF THE STATE OF NEW YORK (THE "SUPERINTENDENT") AND THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC"), IF NECESSARY. Orders submitted are irrevocable until the completion of the Conversion; provided, that, if the Conversion is not completed within 45 days after the close of the Subscription and Community Offerings, unless such period has been extended with the consent of the Superintendent and FDIC, if necessary, all subscribers will have their funds returned promptly with interest, and all withdrawal authorizations will be cancelled. Such extensions may not go beyond ___________, 1998. See "The Conversion - Procedure for Purchasing Shares in Subscription and Community Offerings."

     The Company has received approval from the National Association of Securities Dealers, Inc. ("NASD"), conditioned on the consummation of the Conversion, to have its Common Stock quoted on the Nasdaq National Market under the symbol "RSLN." Prior to this offering there has not been a public market for the Common Stock, and there can be no assurance that an active and liquid trading market for the Common Stock will develop, or that resales of the Common Stock can be made at or above the Purchase Price. To the extent an active and liquid trading market does not develop, the liquidity and market value of the Common Stock may be adversely affected. See "Risk Factors -Absence of Market for Common Stock" and "Market for the Common Stock."

[MAP SHOWING THE LOCATION OF THE ROSLYN SAVINGS BANK'S HOME/ADMINISTRATIVE OFFICE, BRANCH OFFICES AND MORTGAGE ORIGINATION OFFICES APPEARS ON THIS PAGE]


                 OVERVIEW OF THE CONVERSION AND THE OFFERINGS

     The following summary of the Conversion and the Offerings is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus.

Risk Factors.................  A purchase of the Common Stock involves a substantial degree of risk. Eligible Account
                               Holders, Supplemental Eligible Account Holders and other prospective investors should carefully consider the matters set forth under "Risk Factors." The shares of Common Stock offered hereby are not insured by the FDIC or any other government agency and are not guaranteed by the Company or Bank.

Rosyln Bancorp, Inc..........  Roslyn Bancorp, Inc. is a Delaware corporation organized at the direction of The Roslyn Savings Bank to become a savings and loan holding company and own all of the Bank's capital stock to be issued upon its conversion from mutual form to stock form. To date, the Company has not engaged in any business. Its executive office is located at 1400 Old Northern Boulevard, Roslyn, New York 11596 and its telephone number is (516) 621-6000.


The Rosyln Savings Bank......  The Bank is a New York chartered mutual savings bank. At May 31, 1996, the Bank had total assets of $1.77 billion, total deposits of $1.44 billion and retained earnings of $222.2 million. The Bank is located at 1400 Old Northern Boulevard, Roslyn, New York 11596 and its telephone number is (516) 621-6000.

The Roslyn Savings Bank
 Foundation..................  The Bank's Plan of Conversion provides for the establishment of a charitable foundation in connection with the Conversion which will be incorporated under Delaware law as a non-stock corporation. The Foundation will be funded with a contribution by the Company equal to 3% of the Common Stock sold in the Conversion. The authority for the affairs of the Foundation will be vested in the Board of Directors of the Foundation, all of which will be members of the Company's Board of Directors. See "The
                               Conversion - Establishment of the Charitable
                               Foundation."

The Conversion...............  The Board of Trustees of the Bank has adopted a
                               Plan of Conversion pursuant to which the Bank intends to convert to a New York-chartered stock savings bank and issue all of its stock to the Company. The Company is offering shares of its Common Stock in the Offerings in connection with the Bank's Conversion. Management believes the Conversion offers a number of advantages, including: (i) the ability to attract new customers; (ii) the ability to provide future access to capital markets; and (iii) the ability to increase its presence in the communities it serves through the acquisition or establishment of branch offices or the acquisition of other financial institutions.

Terms of the Offering........  The shares of Common Stock of the Company to be issued in connection with the Conversion are being offered at $10.00 per share in the Subscription Offering pursuant to subscription rights in the following order of priority: (i) holders of deposit accounts with a balance of $100 or more on April 30, 1995 ("Eligible Account Holders"); (ii) the Bank's Employee Plans, including the ESOP; and (iii) depositors whose accounts in the Bank totalled $100 or more on September 30, 1996 ("Supplemental Eligible Account Holders"). Concurrently, and subject to the prior rights of holders of subscription rights, any shares of Common Stock not subscribed for in the Subscription Offering are being offered in the Community Offering at $10.00 per share to certain members of the general public. Subscription rights will expire if not exercised by_____, New York Time, on_______, 1996 unless extended by the Bank and the Company, See "The Conversion - Subscription Offering and Subscription Rights and " -Community Offering."


Exercise of Subscription
 Rights......................  Forms to order Common Stock offered in the
                               Subscription Offering and the Community Offering will be preceded or accompanied by a Prospectus. Any person receiving a stock order and certification form who desires to subscribe for shares must do so prior to the Expiration Date by delivering to the Bank a properly executed stock order and certification form together with full payment. Once tendered, subscription orders cannot be revoked or modified without the consent of the Bank. See "The Conversion - Procedure for Purchasing Shares in Subscription and Community Offerings."

Payment for Shares...........  Payment for subscriptions may be made (i) in cash
                               (if delivered in person); (ii) by check or money order; or (iii) by authorization of withdrawal from deposit accounts maintained at the Bank. See "Conversion - Procedure for Purchasing Shares in Subscription and Community Offerings."

Nontransferability of
 Subscription Rights.........  The subscription rights of Eligible Account
                               Holders, Supplemental Eligible Account Holders and the ESOP are nontransferable. See "The Conversion - Restrictions on Transfer of Subscription Rights and Shares."

Purchase Limitations.........  With the exception of the ESOP, no Eligible
                               Account Holder or Supplemental Eligible Account Holder may purchase in the Subscription Offering more than $675,000 of Common Stock. No person, together with associates and persons acting in concert with such person, may purchase in the Community Offering and the Syndicated Community Offering more than $675,000 of Common Stock. Except for the ESOP, no person, together with associates or persons acting in concert with such person, may purchase more than 1% of the Common Stock offered. The minimum purchase is 25 shares of Common Stock.

Securities Offered and
Purchase Price...............  The Company is offering between 27,233,010 and
                               36,844,660 shares of Common Stock (subject to adjustment) at a Purchase Price of $10.00 per share. See "The Conversion - Stock Pricing" and
                                "-Number of Shares to be Issued."

Appraisal....................  The Purchase Price per share has been fixed at
                               $10.00. The total number of shares to be issued in the Conversion is based upon an independent appraisal prepared by FinPro, dated as of September 12, 1996, which states that the estimated pro forma market value of the Common Stock ranged form $272,330,100 to $368,446,600.
                               The final aggregate value will be determined at the time of closing of the Offerings and is subject to change due to changing market conditions and other factors. See "The Conversion - Stock Pricing."

Use of Proceeds..............  A portion of net proceeds retained by the Company will be used for general business activity, including a loan by the Company directly to the ESOP to enable the ESOP to purchase up to 8% of the stock issued in connection with the Conversion, including shares issued to the Foundation. To the extent shares are unavailable to satisfy the ESOP's subscription for 8% of the Common Stock issued, the ESOP may purchase Common Stock in open market transactions subsequent to the Conversion, with such purchases to be funded by contributions from the Bank. The Company intends to initially utilize the remaining net proceeds to invest in mortgage-backed and mortgage related securities, short and medium term debt securities and preferred stock. The Bank intends to utilize net proceeds for general business purposes. See "Use of Proceeds."

Dividend Policy..............  Upon Conversion, the Board of Directors of the
                               Company will have the authority to declare dividends on the Common Stock, subject to statutory and regulatory requirements. In the future, the Board of Directors of the Company may consider a policy of paying cash dividends on the Common Stock. However, no decision has been made with respect to such dividends, if any See "Dividend Policy."

Benefits of the Conversion
 to Management...............  Among the benefits to the Bank and the Company anticipated from the Conversion is the ability to attract and retain personnel through the prudent use of stock options and other stock related benefit programs. Subsequent to the Conversion, the Company intends to adopt Stock Programs (as defined herein) and Stock Option Plans (as defined herein) for the benefit of directors, officers and employees. If such benefit plans are adopted within one year after the Conversion, such plans will be subject to stockholders' approval at a meeting of stockholders which may not be held earlier than six months after the Conversion. The Company intends to adopt the Stock programs which would provide for the granting of Common Stock to officers, directors and employees of the Bank and Company in an amount equal to 4% of the Stock issued in the conversion, including shares issued to the Foundation. The Stock Option Plans that the Company intends to adopt would provide the Company with the ability to grant options to officers, directors and employees of the Bank and Company to purchase Common Stock equal to 10% of the number of shares of Common Stock issued in the Conversion, including shares issued to the Foundation. For a further description of the Stock Programs and Stock Option Plans, see "Risk Factors - Stock Based Benefits to Management, Employment Contracts and Change in Control Payments" and "Management of the Bank - Benefit Plans." See "Management of the Bank - Subscriptions of Executive Officers, Directors and Trustees, "Restrictions on Acquisition of the Company and the Bank - Restructuring in the Company's Certificate of Incorporation and Bylaws," and "The Conversion - Establishment of the Charitable Foundation."

Voting Control of
 Officers and Directors....... Trustees, Directors and executive officers of the
                               Bank and the Company expect to purchase
                               approximately 1.8% or 1.3% of shares of Common Stock outstanding, based upon the minimum and the maximum of the Estimated Price Range, respectively. Additionally, assuming the implementation of the ESOP, Stock Programs and Stock Option Plan, directors, executive officers and employees have the potential to control the voting of approximately 23.8% or 23.3% of the Common Stock at the minimum and the maximum of the Estimated Price Range, respectively. Additionally, the Foundation will hold 3% of the Common Stock sold in the Conversion which, if a waiver is obtained by the Foundation, may be voted as directed by the Board of Directors of the Foundation which such Directors are also Directors of the Company and Bank.

Expiration Date for the
 Subscription Offering........ The Expiration Date of the Subscription Offering
                               is _____________ New York Time on ____________,
                               1996 unless extended by the Bank and the Company. See "The Conversion - Subscription Offering and Subscription Rights."

Expriation Date for the
 Community Offering........... The Expiration Date for the Community Offering is
                               ____________ New York Time on ____________, 1996,
                               unless extended by the Bank and the Company. See "The Conversion - Community Offering."

Market for Stock.............. As a mutual institution, the Bank has never issued capital stock and consequently, there is no existing market for the Common Stock. The Company has received conditional approval to have its Common Stock quoted on the Nasdaq National Market under the symbol "RSLN" subject to the completion of the Conversion and compliance with certain conditions, including the presence of at least two registered and active market makers. See "Market for the Common Stock."

No Board Recommendations...... The Bank's Board of Trustees is not making any recommendations to depositors or other potential investors regarding whether such persons should purchase the Common Stock. An investment in the Common Stock must be made pursuant to each investor's evaluation of his or her best interests.

Conversion Center............  If you have any questions regarding Conversion,
                               Call the Conversion Center at (516)________.

                                    SUMMARY

     This summary is qualified in its entirety by the more detailed information and Consolidated Financial Statements of the Bank and Notes thereto appearing elsewhere in this Prospectus.

ROSLYN BANCORP, INC.

     Roslyn Bancorp, Inc. is a Delaware corporation recently organized by the Bank for the purpose of acquiring all of the capital stock of the Bank to be issued in the Conversion. Immediately following the Conversion, the only significant assets of the Company will be the capital stock of the Bank, the Company's loan to the ESOP and the net proceeds of the Offerings retained by the Company. The Company will purchase all of the capital stock of the Bank to be issued upon the Conversion in exchange for 50% of the net Conversion proceeds with the remaining net proceeds to be retained by the Company to be used for general business activities, including a loan by the Company directly to the ESOP to enable the ESOP to purchase up to 8% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation. Initially, the net proceeds are expected to be invested by the Company and the Bank primarily in mortgage-backed and mortgage related securities, short- and medium-term debt securities and preferred stock. See "Use of Proceeds" and "The Conversion - General." The business of the Company will consist initially of the business of the Bank. See "Business of the Company" and "Regulation and Supervision - Holding Company Regulation."

       The Company's executive offices are located at the administrative office of the Bank at 1400 Old Northern Boulevard, Roslyn, New York 11576. The Company's telephone number is (516) 621-6000.

THE ROSLYN SAVINGS BANK

     The Bank was organized in 1875 as a New York State chartered mutual savings bank. The Bank's deposits are insured by the Bank Insurance Fund ("BIF"), as administered by the FDIC, up to the maximum amount permitted by law. The Bank conducts business from its administrative/home office in Roslyn, New York and its five branch offices located in the New York counties of Nassau and Suffolk. In August 1996, the Bank entered into a contract for the purchase of two additional branch office facilities located in Nassau County which are expected to open for business in November 1996. The Bank, through its wholly owned mortgage banking subsidiary, Residential First, Inc. ("RFI"), also operates six mortgage loan origination offices located in the New York counties of Queens, Nassau, Suffolk and Albany and the New Jersey counties of Morris and Monmouth. As of May 31, 1996, the Bank had total assets of $1.77 billion, total deposits of $1.44 billion, retained earnings of $222.2 million and had a leverage capital ratio of 12.39% and a total risk-based capital ratio of 28.10%. See "Regulation and Supervision - FDIC Regulations - Capital Requirements."

     The Bank is a community-oriented savings institution whose businesses primarily consist of accepting deposits from customers in its primary market area consisting of the New York counties of Nassau and Suffolk, and investing those funds in mortgage-backed and mortgage related securities, debt and equity securities, mortgage loans secured by one- to four-family residences, multi-family properties and commercial properties construction and development loans, home equity loans, second mortgage loans and student and consumer loans. The Bank's primary market area for one- to four-family lending extends beyond Nassau and Suffolk Counties to the counties in New York and New Jersey where RFI mortgage origination offices are located. See "Business of the Bank - Lending Activities -Loan Sales, Servicing and Mortgage Banking Activities."

     The Bank's operating strategy concentrated on maintaining profitability by primarily investing in mortgage-backed and mortgage related securities and U.S. Government or agency debt securities. Since 1993, the Bank has increased its emphasis on building its loan portfolio by restructuring its lending department, hiring experienced commercial real estate loan personnel and revising its underwriting policies and procedures. More recently, through its purchase of certain of the assets and liabilities of a mortgage banking company and establishment of RFI in 1995, the Bank has increased its emphasis on mortgage banking activities and developed a resource for developing its one- to four-family loan portfolio. The Bank's current operating strategy consists primarily of: (i) investing funds not utilized for loan originations and purchases in shorter-term debt securities and mortgage-backed and mortgage related securities and preferred stock of corporate issuers; (ii) building its loan portfolio by purchasing one- to four-family loans originated by RFI and placing emphasis on the origination of high quality commercial real estate loans to selected real estate developers operating in the Bank's primary market area; (iii) increasing fee income and building its loan servicing portfolio through its mortgage banking operations whereby it sells, generally on a servicing retained basis, certain one- to four-family mortgage loans that it originates through RFI as a means of increasing servicing fee income; (iv) attracting and retaining deposit accounts by paying competitive rates on its deposit products and opening new branches; and (v) maintaining a lower expense ratio by efficiently utilizing personnel and branch facilities to service its customers.

     The Bank's securities investment activities primarily consist of investments in mortgage-backed and mortgage related securities and various debt and equity securities. In November 1995, in accordance with the Financial Accounting Standards Board ("FASB") interpretation regarding Statement of Financial Accounting Standards ("SFAS") NO. 115, the Bank restructured its investment portfolio and transferred securities having a carrying value of $648.7 million and a market value of $658.3 million at that date, from its held-to-maturity portfolio to its available for sale portfolio. Shortly thereafter, the Bank sold $115.7 million in lower yeilding U.S. Government securities and corporate debt obligations at a nominal loss and reinvested the proceeds in higher yielding mortgage-backed and mortgage related securities. At May 31, 1996, the Bank's securities portfolio totalled $1.27 billion, or 71.4% of total assets, of which $951.3 million was categorized as available-for-sale and $314.2 million was classified as held-to-maturity. At May 31, 1996, the Bank's mortgage-backed and mortgage related securities portfolio totalled $831.6 million, or 46.9% of total assets, of which $519.4 million was classified as available-for-sale and $312.2 million was classified as held-to-maturity, and consisted of mortgage-backed securities, guaranteed or issued by Governmental-sponsored and federal agencies such as the Federal National Mortgage Association ("FNMA"), Federal Home Loan Mortgage Corporation ("FHLMC") and Government National Mortgage Association ("GNMA") and collateralized mortgaged obligations ("CMOs") issued by FNMA, FHLMC, GNMA and private issuers. At May 31, 1996, the Bank's debt securities portfolio totalled $295.1 million, or 16.7% of total assets, of which $293.2 million was classified as available-for-sale and $1.9 million was classified as held-to-maturity. The Bank's debt securities generally consist of United States Government securities, obligations of FNMA, FHLMC and GNMA, obligations of corporate issuers, public utility bonds and bonds issued by states and municipalities. At May 31, 1996, the Bank's equity securities portfolio totalled $138.8 million, or 7.8% of total assets, all of which was classified as available-for-sale. The Bank's equity securities portfolio at such date consisted primarily of preferred stock of corporate issuers. See "Business of the Bank - Securities Investment Activities and "Risk Factors - Dependence on Securities Investments."

     At May 31, 1996, the Bank's gross loan portfolio totalled $438.1 million, or 24.7% of total assets, of which $213.0 million were one- to four-family loans, $33.3 million were multi-family loans, $153.6 million were commercial real estate loans, $31.0 million were construction and development loans, and $7.2 million were home equity, second mortgage, student and consumer loans. At May 31, 1996, $14.3 million of the Bank's loans were classified as held-for-sale and consisted primarily of one- to four-family loans. Currently, all of the Bank's one- to four-family loan origination and related servicing and sale activities are conducted through RFI. RFI originates for sale to investors, including the Bank, one- to four-family loans generally secured by properties located in the New York Counties of Nassau, Suffolk, Kings, Queens and Albany and the New Jersey Counties of Morris and Monmouth. For the five months ended May 31, 1996, the Bank has purchased $21.6 million in one- to four-family loans from RFI, which represented 16.9% of loans originated by RFI in that period. RFI generally sells FNMA and FHLMC conforming loans on a servicing retained basis and services such sold loans for others through a third party subservicer. At May 31, 1996, loans serviced for others totalled $762.7 million, of which $48.8 million was being directly serviced by the Bank and $713.9 million was being serviced by RFI. See "Business of the Bank - Lending Activities."

     At May 31, 1996, the Bank's deposit accounts totalled $1.44 billion, or 93.0% of total liabilities, of which $570.0 million, or 39.5%, were comprised of saving accounts, negotiable order of withdrawal ("NOW") accounts, money market accounts and non-interest-bearing checking accounts ("core deposits"). In addition to core deposits, the Bank had $871.9 million of certificate accounts, or 56.3% of total liabilities, of which $688.2 million were certificates of deposit with maturities of one year or less and $140.7 million were certificates of deposit with balances of $100,000 or more ("jumbo deposits").



THE ROSLYN SAVINGS BANK FOUNDATION

     In furtherance of the Bank's commitment to its local community, the Bank's Plan of Conversion provides for the establishment of a charitable foundation in connection with the Conversion. The Plan provides that the Bank and the Company will create The Roslyn Savings Bank Foundation, which will be incorporated under Delaware law as a non-stock corporation and will fund the Foundation with shares of Common Stock contributed by the Company, as further described below. The Company and the Bank believe that the funding of the Foundation with Common Stock of the Company is a means of establishing a common bond between the Bank and its community and thereby enables the Bank's community to share in the potential growth and success of the Company over the long term. While the Bank has made charitible contributions in the past, the Bank has not previously formed a charitible foundation nor has it made contributions to charitible organizations of the magnitude of the contribution, in the form of Common
Stock, that will be made to the Foundation in the Conversion. By further enhancing the Bank's visibility and reputation in its local community, the Bank believes that the Foundation will enhance the long-term value of the Bank's community banking franchise. See "The Conversion - Establishment of Charitable Foundation -Structure of the Foundation."

     The authority for the affairs of the Foundation will be vested in the Board of Directors of the Foundation, which will be comprised of existing members of the Company's Board of Directors, who will receive no fees for serving on the Foundations Board of Directors. The Directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations by the Foundation, consistent with the purposes for which the Foundation was established. Although no formal policy governing Foundation grants exists at this time, the Foundation's Board of Directors will adopt such a policy upon establishment of the Foundation. The Directors of the Foundation will also be responsible for directing the activities of the Foundation, including the management of the Common Stock held by the Foundation. However, establishment of the Foundation is subject to certain regulatory conditions, including a requirement that the Common Stock of the Company held by the Foundation be voted in the same ratio as all other shares of the Company's Common Stock. See "The Conversion - Establishment of Charitible Foundation - Regulatory Conditions Imposed on the Foundation."

     The Company proposes to establish the Foundation by contributing to the Foundation immediately following the Conversion a number of shares of authorized but unissued Common Stock equal to 3.0% of the Common Stock sold in the Offerings, or 816,990, 961,165 and 1,105,340 shares at the minimum, midpoint and maximum, respectively, of the Estimated Price Range. Such contribution, once made, will not be recoverable by the Company or the Bank. Assuming the sale of shares at the maximum of the Estimated Price Range and the issuance of shares to the Foundation, the Company will have 37,950,000 shares issued and outstanding, of which the Foundation will own 1,105,340 shares, or 2.9%. DUE TO THE ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK TO THE FOUNDATION, PERSONS PURCHASING SHARES IN THE CONVERSION WILL HAVE THEIR OWNERSHIP AND VOTING INTERESTS IN THE COMPANY DILUTED BY 2.9%. SEE "PRO FORMA DATA."

     As a result of the establishment of the Foundation, the Company will recognize an expense of the full amount of the contribution, offset in part by a corresponding tax benefit, during the quarter in which the contribution is made, which is expected to be the fourth quarter of 1996. Such expense would reduce earnings and have a material impact on the Company's earnings for the year. While management cannot predict earnings for 1996, it expects that the establishment and funding of the Foundation will have an adverse impact on the Company's earnings for the year. However, assuming a contribution of $11.1 million in Common Stock in 1996, based on the maximum of the Estimated Price Range and assuming a tax rate of 37%, the Company estimates a net tax effected expense of $7.0 million. If the Foundation had been established at December 31, 1995, the Bank would have recorded net income of $11.7 million, rather than recording net income of $18.7 million for the year ended December 31, 1995, based on an assumed tax rate of 37%. In addition to the contribution of Common Stock by the Company to the Foundation, the Bank expects in the future to continue making ordinary charitable contributions within its community. For further discussion of the Foundation and its impact on purchasers in the Conversion, see "Risk Factors - Establishment of the Charitable Foundation," "Pro Forma Data" and "The Conversion."

     The establishment and funding of a charitible foundation as part of a conversion of a mutual savings institution to stock form has, to the knowledge of the Bank, only been done on one prior occasion. As such, the establishment of the Foundation in connection with the Conversion and the Superintendent's approval and FDIC's non-objection to the Plan of Conversion may be subject to potential challenges which could result in delays in the Conversion. See "Risk Factors - Establishment of the Charitable Foundation - Potential
Challenges."

THE CONVERSION AND THE OFFERINGS

     On May 29, 1996 the Board of Trustees of the Bank adopted the Plan of Conversion which was subsequently amended on July 30, 1996 and September 30, 1996. Pursuant to the Plan, the Bank is converting from a New York State chartered mutual savings bank to a New York State chartered stock savings bank, the Common Stock of the Company will be offered and sold hereby and all of the outstanding capital stock of the Bank will be acquired by the Company in exchange for 50% of the net proceeds of the Offerings. The Conversion and the Offerings are subject to approval by the Superintendent and non-objection by the FDIC and approval of Eligible Account Holders at a special meeting to be held on _______, 1996 (the "Special Meeting"). The Superintendent issued an approval letter on October __, 1996 and the FDIC issued a notice of intent not to object to the Conversion on October __, 1996. See "The Conversion -General."

     The Bank is converting to increase its capital and structure itself in the holding company form of organization used by many commercial banks and other business entities and a growing number of savings institutions. The Conversion will enhance the Bank's ability to access capital markets, expand its current operations, acquire other financial institutions or branch offices and diversify into other financial services, to the extent allowable by applicable law and regulation. The holding company form of organization is expected to provide additional flexibility to diversify the Bank's business activities through existing or newly formed subsidiaries, or through acquisitions of or mergers with other financial institutions, as well as other companies. Although there are no current arrangements, understandings or agreements regarding any such opportunities, the Company will be in a position after the Conversion, subject to regulatory limitations and the Company's financial position, to take advantage of any such opportunities that may arise. See "The Conversion - Purposes of Conversion."

     Common Stock will be offered in the Subscription and Community Offerings and, to the extent shares are available, in the Syndicated Community Offering. Common Stock offered in the Subscription Offering will be offered in the following order of priority: (1) depositors whose accounts in the Bank totalled $100 or more on April 30, 1995 ("Eligible Account Holders"); (2) the Employee Plans, including the ESOP; and (3) depositors whose accounts in the Bank totalled $100 or more on September 30, 1996 ("Supplemental Eligible Account Holders"). Subject to the prior rights of holders of subscription rights, Common Stock not subscribed for in the Subscription Offering is being concurrently offered in the Community Offering to certain members of the general public. The Company and the Bank reserve the absolute right to reject or accept any orders in the Community Offering, in whole or in part, either at the time of receipt of an order or as soon as practicable following the Expiration Date.

     All shares of Common Stock not purchased in the Subscription and Community Offerings, if any, will be offered for sale to the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers to be formed and managed by Sandler O'Neill acting as agent of the Company to assist the Company and the Bank in the sale of the Common Stock. The Company and the Bank reserve the absolute right to reject orders, in whole or part, in their sole discretion, in the Syndicated Community Offering.

     The Bank and Company have engaged Sandler O'Neill as conversion agent and financial advisor in connection with the Offerings and to assist in soliciting subscriptions and purchase orders in the Offerings. The Bank and Company will pay a fee to Sandler O'Neill which will be based on the aggregate Purchase Price of the Common Stock sold in the Offerings. See "The Conversion -Marketing and Underwriting Arrangements." Neither Sandler O'Neill nor any registered broker-dealer shall have any obligation to take or purchase any shares of the Common Stock in the Subscription Offering, Community Offering or Syndicated Community Offering. However, Sandler O'Neill has agreed to use its best efforts in the sale of shares in the Syndicated Community Offering. Subscription rights will expire if not exercised by _____ p.m., New York time on _______, 1996, unless extended by the Bank and Company. See "The Conversion - Subscription Offering and Subscription Rights" and "- Community Offering."

PROSPECTUS DELIVERY AND PROCEDURE FOR PURCHASING SHARES

     To ensure that each purchaser receives a prospectus at least 48 hours prior to the Expiration Date in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no prospectus will be mailed any later than five days prior to the Expiration Date or hand delivered any later than two days prior to such date. Stock order forms will only be distributed with a prospectus. The Bank is not obligated to accept for processing orders not submitted on an original stock order form. Stock order forms unaccompanied by an executed certification form will not be accepted. Payment by check, money order, cash (if delivered in person) or debit authorization to an existing account at the Bank must accompany the stock order and certification forms. No wire transfers will be accepted. See "The Conversion - Procedure for Purchasing Shares in Subscription and Community Offerings."

RESTRICTIONS ON TRANSFER OF SUBSCRIPTION RIGHTS

     Prior to the completion of the Conversion, no person may transfer or enter into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the Plan or the shares of Common Stock to be issued upon their exercise. Following the Conversion, there generally will be no restrictions on the transfer or sale of shares by purchasers other than affiliates of the Company and Bank. See "Regulation and Supervision - Federal Securities Laws" and "The Conversion - Restrictions on Transfer of Subscription Rights and Shares."

PURCHASE LIMITATIONS

     The minimum purchase in the Subscription and Community Offerings is 25 shares. With the exception of the ESOP, no Eligible Account Holder or Supplemental Eligible Account Holder may purchase, in his or her capacity as such, in the Subscription Offering more than $675,000 of Common Stock; no person, together with associates and persons acting in concert with such person, may purchase in the Community Offering and Syndicated Community Offering more than $675,000 of Common Stock; and no person or entity, individually or together with associates and persons acting in concert, may purchase in the aggregate in the Offerings more than the overall maximum purchase limitation of 1.0% of the total number of shares of Common Stock offered in the Conversion, exclusive of any shares issued pursuant to an increase in the Estimated Price Range of up to 15%. At any time during the Conversion and without approval of the Bank's depositors or a resolicitation of subscribers, the Bank and Company may, in their sole discretion, decrease the maximum purchase limitation below $675,000 of Common Stock. Additionally, at any time during the Conversion, the Bank and Company may, in their sole discretion, increase the maximum purchase limitation in the Subscription and Community Offerings to an amount in excess of $675,000 up to a maximum of 5% of the shares to be issued in the Conversion. Similarly, the 1.0% overall maximum purchase limitation may be increased up to 5.0% of total shares of Common Stock offered in the Conversion. Prior to consummation of the Conversion, if the maximum purchase limitation is increased, subscribers for the maximum amount will be, and certain other large subscribers in the sole discretion of the Bank and Company may be, given the opportunity to increase their subscriptions up to the then applicable limits. In the event of an increase in the Estimated Price Range, the additional shares will be distributed and allocated to fill unfilled orders in the Subscription and Community Offerings, with first priority given to the ESOP, without any resolicitation of subscribers as described in "The Conversion -Subscription Offering and Subscription Rights" and "- Community Offering" and in accordance with the Plan of Conversion.

STOCK PRICING AND NUMBER OF SHARES TO BE ISSUED IN THE CONVERSION

     NYBD regulations require that the aggregate purchase price of the Common Stock to be issued in the Conversion be consistent with an independent appraisal of the estimated pro forma market value of the Common Stock giving effect to the Conversion. FinPro, an independent appraiser, has advised the Bank that in its opinion, dated September 12, 1996, the aggregate estimated pro forma market value of the Common Stock being offered for sale in connection with the Conversion ranges from $272.3 million to $368.4 million (with a midpoint of $320.4 million). For information regarding FinPro, see "The Conversion - Stock Pricing."

     Based upon the above Valuation Range, the Board of Trustees of the Bank has established the Estimated Price Range of $272.3 million to $368.4 million, assuming the issuance of 27,233,010 shares to 36,844,660 shares of Common Stock at the Purchase Price of $10.00 per share. All shares of Common Stock issued in the Conversion will be sold at the Purchase Price of $10.00 per share, as determined by the Bank and approved by the Company. The actual number of shares to be issued in the Conversion will be determined by the Company and the Bank based upon FinPro's updated estimate of the aggregate pro forma market value of the Common Stock, giving effect to the Conversion, at the completion of the Offerings. The maximum of the Estimated Price Range may be increased by up to 15% and the number of shares of Common Stock to be issued may be increased up to 42,371,359 shares due to regulatory considerations and changes in market or general financial and economic conditions. No resolicitation of subscribers will be made and subscribers will not be permitted to modify or cancel their subscriptions unless the gross proceeds from the sale of the Common Stock are less than the minimum or more than 15% above the maximum of the current Estimated Price Range. See "Pro Forma Data," "The Conversion - Stock Pricing" and "- Number of Shares to be Issued."

     The Company will issue an additional amount of Common Stock to the Foundation from authorized but unissued shares equal to 3.0% of Common Stock sold in the Conversion (or 816,990 to 1,105,340 shares based on the minimum and maximum of the Estimated Price Range, respectively) immediately following completion of the Conversion. As a result, the Company will have a total of 37,950,000 shares of Common Stock outstanding (based on the issuance of 36,844,660 shares of Common Stock being offered for sale) which will have the effect of diluting the ownership and voting interests of persons purchasing shares in the Conversion by 2.9% since a greater number of shares will be outstanding upon completion of the Conversion. See "Pro Forma Data."

USE OF PROCEEDS

     Net proceeds from the sale of the Common Stock are estimated to be between $265.6 million and $360.2 million (or $414.6 million if the Estimated Price Range is increased by 15%) depending on the number of shares sold and the expenses of the Conversion. See "Pro Forma Data." The Company will purchase all of the outstanding capital stock of the Bank to be issued upon Conversion in exchange for 50% of the net proceeds, with the remaining net proceeds to be retained by the Company. Net proceeds to be retained by the Company after the purchase of the capital stock of the Bank are estimated to be between $132.8 million and $180.1 million (or $207.3 million if the Estimated Price Range is increased by 15%). The Company will be unable to utilize any of the net proceeds until the close of the Offerings.

     Funds retained by the Company will be used for general business activities, including a loan by the Company directly to the ESOP to enable the ESOP to purchase up to 8% of the stock issued in connection with the Conversion, including shares issued to the Foundation. The Company intends to initially utilize net proceeds not used to fund the ESOP to invest in mortgage-backed and mortgage related securities, short and medium term debt securities and preferred stock. Funds may also be used by the Company in the future for the possible payment of dividends and repurchases of Common Stock. Assuming the acquisition by the ESOP of 8% of the shares to be issued in the Conversion and Common Stock issued to the Foundation, the amount of the loan to the ESOP is estimated to be between $22.4 million and $30.4 million (or $34.9 million if the Estimated Price Range is increased by 15%) to be repaid over a 30 year period at the prevailing prime rate, which is currently 8.75%. See "Management of the Bank - Benefit Plans - ESOP." Funds received by the Bank from the Company's purchase of its capital stock will be used for general business purposes, including investment in securities and loans.

     The Company and the Bank may also use net proceeds raised in the Conversion to expand operations through the acquisition or establishment of branch offices and the acquisition of financial institutions or assets of other financial institutions or financial services companies. Other than the agreement to purchase two additional branch office facilities, neither the Bank nor the Company has any pending agreements or understandings regarding acquisitions of any specific financial institutions, branch offices, financial services companies, or assets of other financial institutions or financial services companies. See "Use of Proceeds" and "Business of the Bank." To the extent that the stock-based benefit plans which the Company or the Bank intend to adopt subsequent to the Conversion are not funded with authorized but unissued common stock of the Company, the Company or Bank may use net proceeds from the Conversion to fund the purchase of stock to be awarded under such stock-based benefit plans. See "Risk Factors - Stock-Based Benefits to Management, Employment Contracts and Change in Control Payments" and "Management of the
Bank - Benefit Plans - Stock Option Plans" and "- Stock Programs."

DIVIDENDS

     The Board of Directors of the Company intends to consider a policy of paying cash dividends on the Common Stock. However, no decision has been made as to the amount or timing of such dividends, if any. See "Dividend Policy."

RISK FACTORS

     See "Risk Factors" for a discussion of certain factors that should be considered by prospective investors.

          SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE BANK

          Set forth below are selected consolidated financial and other data of the Bank. This financial data is derived in part from, and should be read in conjunction with, the Consolidated Financial Statements of the Bank and Notes thereto presented elsewhere in this Prospectus.

                                         AT MAY 31,                                 AT DECEMBER 31,
                                        ------------    ----------------------------------------------------------------------------
                                          1996(1)           1995            1994            1993            1992          1991
                                        ------------    ------------    ------------    ------------    ------------    ------------
SELECTED FINANCIAL CONDITION            (Unaudited)                           (IN THOUSANDS)
DATA:
Total assets........................      $1,772,175      $1,596,744      $1,438,379      $1,344,432      $1,305,369      $1,144,217

Debt securities(2):

  Available-for-sale/held-for-sale..         293,151         260,553               -               -          31,674               -

  Held-to-maturity/held-
    for-investment..................           1,930           1,930         466,204         530,802         477,250         370,996

Equity securities(2):

  Available-for-sale................         138,781         118,778          89,787               -               -               -

  Held-for-investment...............               -               -               -          66,298          38,215          32,377

Mortgage-backed and mortgage
related securities, net(2):
  Available-for-sale................         519,399         413,485          50,711               -                -              -

  Held-to-maturity/held-
    for-investment..................         312,233         347,213         411,341         399,417         373,903         305,856

Loans held for sale, net............          14,265          17,151               -           8,105                -              -

Loans receivable held for
  investment, net(3)................         399,484         365,265         342,091         264,667          307,317        379,275

Deposits............................       1,441,845       1,335,550       1,219,518       1,141,565        1,134,543        961,521

Borrowed funds......................          69,598           1,647               -               -                -         27,244

Retained earnings...................         222,244         226,418         193,071         176,385          152,242        137,315

                                                        (continued on next page)

                                                FOR THE FIVE
                                                MONTHS ENDED
                                                  MAY 31,                       FOR THE YEAR ENDED DECEMBER 31,
                                         -----------------------   ----------------------------------------------------------
                                           1996(1)      1995(1)       1995        1994        1993        1992        1991
                                         -----------  ----------   ----------  ----------  ----------  ----------  ----------
                                         (Unaudited)
SELECTED OPERATING DATA:                                                     (IN THOUSANDS)
Interest income.....................       $50,063     $44,550      $111,034    $94,516     $95,004     $100,641    $94,955

Interest expense....................        27,128      22,738        59,298     40,353      39,698       46,902     56,603
                                            ------      ------        ------     ------      ------       ------     ------
  Net interest income
    before provision for
    possible loan losses............        22,935      21,812        51,736     54,163      55,306       53,739     38,352

Provision for possible
  loan losses.......................           300         250           600        600       6,860        9,300     18,600
                                            ------      ------        ------     ------      ------       ------     ------
  Net interest income after
    provision for possible
    loan losses.....................        22,635      21,562        51,136     53,563      48,446       44,439     19,752

Non-interest income.................         3,497       1,130         5,714      2,049       4,864          528     18,780

Non-interest expense................        14,087      11,242        29,622     26,172      24,564       19,124     16,878
                                            ------      ------        ------     ------      ------       ------     ------
Income before income taxes
  and cumulative effect of
  changes in accounting
  principles........................        12,045      11,450        27,228     29,440      28,746       25,843     21,654

Provision for income taxes..........         3,654       3,876         8,510     10,018      10,586       10,916     10,968
                                            ------      ------        ------     ------      ------       ------     ------

Income before cumulative
  effect of changes in
  accounting principles.............         8,391       7,574        18,718     19,422      18,160       14,927     10,686

Cumulative effect of changes
  in accounting principles(4).......             -           -             -          -       5,983            -          -
                                            ------      ------        ------     ------      ------       ------     ------

Net income..........................        $8,391      $7,574       $18,718    $19,422     $24,143      $14,927    $10,686
                                           =======     =======      ========    =======     =======     ========    =======



                                                        (continued on next page)

                                            AT OR FOR THE FIVE
                                               MONTHS ENDED                             AT OR FOR THE YEAR ENDED
                                                 MAY 31,                                      DECEMBER 31,
                                        -------------------------    --------------------------------------------------------
                                          1996(1)       1995(1)        1995       1994       1993(14)       1992       1991
                                        -----------   -----------    --------   --------   -----------    --------   --------
                                        (Unaudited)                  (Dollars in thousands)
SELECTED FINANCIAL RATIOS AND
OTHER DATA(5):
PERFORMANCE RATIOS:
  Return on average assets...........       1.19%         1.20%         1.21%      1.39%        1.35%        1.21%      0.99%
  Return on average retained earnings       8.96          8.92          8.82      10.27        10.85        10.26       8.03
  Average retained earnings to
    average assets...................      13.31         13.50         13.69      13.56        12.48        11.78      12.36
  Retained earnings to total assets
    at end of period.................      12.54         13.42         14.18      13.42        13.12        11.66      12.00
  Net interest rate spread(6)........       2.74          2.98          2.79       3.54         3.82         3.93       2.72
  Net interest margin(7).............       3.38          3.58          3.45       4.02         4.28         4.49       3.66
  Average interest-earning assets
    to average interest-bearing
    liabilities......................     116.31        116.16        116.55     116.11       114.72       114.29     117.32
  Total non-interest expense
    to average assets(8).............       2.00          1.78          1.89       1.87         1.83         1.55       1.57
  Efficiency ratio(9)................      50.97         46.74         50.14      44.99        41.34        34.57      42.51
  Net interest income to
  operating expenses.................     162.81        194.01        174.65     206.95       225.15       281.01     227.22
REGULATORY CAPITAL RATIOS(10):
  Leveraged capital..................      12.39         13.34         13.27      13.57        13.07        11.60      12.00
  Total Risk-based capital...........      28.10         28.77         28.93      27.01        30.95        33.22      32.58
ASSET QUALITY RATIOS AND DATA:
  Total non-performing loans(11).....    $11,945       $18,321       $12,173    $25,055      $31,343      $29,097    $31,905
  Real estate owned, net.............      5,366         3,486         6,047      3,359        2,613        2,911        519
  Total non-performing assets(12)....     17,311        21,807        18,220     28,414       33,956       32,008     32,424
  Non-performing loans as a
    percent of loans(11)(13).........       2.83%         5.02%         3.13%      6.82%       10.84%        8.80%      8.00%
  Non-performing assets as a percent
    of total assets(12)..............       0.98          1.42          1.14       1.98         2.53         2.45       2.83
  Allowance for possible loan losses
    as a percent of loans(3)(13).....       5.29          6.62          6.01       6.84         8.47         7.02       4.94
  Allowance for possible loan
    losses as a percent of total
    non-performing loans(3)(11)......     186.79        131.68        191.82     100.28        78.17        79.69      61.74
OTHER DATA:
  Number of deposit accounts.........    112,543       105,291       107,441     99,305       94,257       99,088     96,511
  Number of full service customer
    facilities.......................          6             6             6          6            6            6          5
  Number of mortgage origination
    offices..........................          6             -             6          -            -            -          -

                                                        (footnotes on next page)

______________________________
(1) The data presented for the five months ended May 31, 1996 and 1995 were derived from unaudited consolidated financial statements and reflect, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to present fairly the results for such interim periods. Interim results at and for the five months ended May 31, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.

(2) The Bank adopted SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," as of January 1, 1994, and reclassified securities having a market value of $658.3 million from its held-to-maturity portfolio to its available-for-sale portfolio in November 1995 pursuant to a FASB interpretation of SFAS No. 115. Prior to the adoption of SFAS No. 115, securities were carried at amortized cost, as adjusted for amortization of premiums and accretion of discounts over the remaining terms of the securities from the dates of purchase. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -Comparison of Financial Condition at December 31, 1995 and December 31, 1994."

(3) All loans receivable held for investment are presented net of the Bank's allowance for possible loan losses which at May 31, 1996, December 31, 1995, 1994, 1993, 1992 and 1991 was $22.3 million, $23.4 million, $25.1 million, $24.5 million, $23.2 million and $19.7 million, respectively.

(4) Reflects the net cumulative effect of the Bank's adoption of SFAS No. 106, "Employer's Accounting for Post-retirement Benefits Other than Pensions" and SFAS No. 109, "Accounting for Income Taxes." See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Cumulative Effect of Changes in Accounting Principles."

(5) Asset Quality Ratios and Regulatory Capital Ratios are end of period ratios. With the exception of end of period ratios, all ratios are based on average monthly balances during the indicated periods and are annualized where appropriate.

(6) The net interest rate spread represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities and includes the effect of the Bank's payment of a special interest payment which has generally ranged from 10% to 25% of the interest paid on savings and NOW accounts. See "Business of the Bank - Sources of Funds."

(7) The net interest margin represents net interest income as a percent of average interest-earning assets and includes the effect of the Bank's payment of a special interest payment which has generally ranged from 10% to 25% of the interest paid on savings and NOW accounts. See "Business of the Bank - Sources of Funds."

(8)  Excludes the effect of the amortization of goodwill.

(9) The efficiency ratio represents the ratio of operating expenses, excluding the amortization of goodwill, divided by the sum of net interest income and non-interest income.

(10) For definitions and further information relating to the Bank's regulatory capital requirements, see "Regulation and Supervision - FDIC Regulations-Capital Requirements." See "Regulatory Capital Compliance" for the Bank's pro forma capital levels as a result of the Offerings.

(11) Non-performing loans consist of all non-accrual loans and all other loans 90 days or more past due. It is the Bank's policy to generally cease accruing interest on all loans 90 days or more past due. See "Business of the Bank - Delinquent Loans, Real Estate Owned and Classified Assets."

(12) Non-performing assets consist of non-performing loans and real estate owned, net ("REO").

(13) Loans include loans receivable held for investment, net, excluding the allowance for possible loan losses.

(14) Does not include the net effect of accounting changes due to the implementation of SFAS Nos. 106 and 109.


                           RECENT DEVELOPMENTS

     The following table sets forth certain consolidated financial and other data of the Bank at and for the periods indicated. Consolidated financial and operating data and financial ratios and other data at and for the year ended December 31, 1995 have been derived from and should be read in conjunction with the audited Consolidated Financial Statements of the Bank and Notes thereto presented elsewhere in this Prospectus. Consolidated financial and operating data and financial ratios and other data at and for the eight months ended August 31, 1996 and 1995 were derived from unaudited Consolidated Financial Statements. The results of operations and ratios and other data, presented for the eight months ended August 31, 1996 are not necessarily indicative of the results of operations for the year ending December 31, 1996.

                                         At August 31,       At December 31,
                                       -----------------    -----------------
                                             1996(1)               1995
                                       -----------------    -----------------
                                           Unaudited

Selected Financial Condition Data:                  (In thousands)
Total assets.........................      $1,973,056            $1,596,744
Debt securities:(2)
   Available-for-sale................         319,733               260,553
   Held-to-maturity..................           1,930                 1,930
Equity securities available-for-sale
(2)                                           145,631               118,778
Mortgage-backed and mortgage
   related securities, net(2):
   Available-for-sale................         648,848               413,485
   Held-to-maturity..................         296,146               347,213
Loans held for sale, net.............          12,466                17,151
Loans receivable held for
   investment, net(3)................         438,272               365,265
Deposits.............................       1,542,799             1,335,550
Borrowed funds.......................         162,384                 1,647
Retained earnings....................         227,958               226,418

                                                  For the Eight Months
                                                    Ended August 31,
                                       -----------------------------------------
                                              1996(1)              1995(1)
                                       -------------------   -------------------
                                                       Unaudited
Selected Operating Data:                             (In Thousands)
Interest Income....................          $ 83,333              $ 72,516
Interest expense...................            45,771                38,261
                                              -------               -------
    Net interest income before
    provision for possible loan
    losses.........................            37,562                34,255
Provision for possible loan losses.               600                   400
                                               ------                ------
    Net interest income after
    provision for possible loan
    losses.........................            36,962                33,855
Non-interest income................             5,907                 2,010
Non-interest expense...............            22,535                18,736
                                               ------                ------
    Income before income taxes.....            20,334                17,129
Provision for income taxes.........             6,761                 5,536
                                               ------                ------
    Net income.....................          $ 13,573              $ 11,593
                                             ========              ========a

                                                       At or For the
                                                        Eight Months
                                                      Ended August 31,
                                              ------------------------------
                                                 1996(1)           1995(1)
                                              -------------     ------------
Selected Financial Ratios and
Other Data(4):                                    (Dollars in thousands)
Performance Ratios:
  Return on average assets..............         1.16%            1.14%
  Return on average retained earnings...         9.03             8.40
  Average retained earnings to
     average assets.....................        12.88            13.54
  Retained earnings to total assets
     at end of period...................        11.55            13.17
  Net interest rate spread(5)...........         2.69             2.82
  Net interest margin(6)................         3.35             3.47
  Average interest-earning assets
     to average interest-bearing
     liabilities........................       116.01           116.83
  Total non-interest expense to
     average assets(7)..................         1.93             1.84
  Efficiency ratio(8)...................        49.67            49.20
  Net interest income to
     operating expenses.................       166.68           182.83
Regulatory Capital Ratios(9):
  Leverage capital......................        11.39            13.23
  Total Risk-based capital..............        26.78            28.27
Asset Quality Ratios and Data:
  Total non-performing loans(10)........      $11,203          $15,993
  Real estate owned, net................        4,918            5,096
  Total non-performing assets(11).......       16,121           21,089
  Non-performing loans as a
    percent of loans(10)(12)                     2.43%            4.41%
  Non-performing assets as a percent
    of total assets(11).................         0.82             1.34
  Allowance for possible loan losses
    as a percent of loans(3)(12)........         4.80             6.51
  Allowance for possible loan losses
    as a percent of total
    non-performing loans(3)(10).........       197.25           147.68
Other Data:
    Number of deposit accounts..........      114,602          106,546
    Number of full service customer
      facilities........................            6                6
    Number of mortgage origination
      offices...........................            6                6

-----------------------

(1) The data presented for the eight months ended August 31, 1996 and 1995 were derived from unaudited consolidated financial statements and reflect, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to present fairly the results for such interim periods. Interim results at and for the eight months ended August 31, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.
(2) The Bank adopted SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," as of January 1, 1994, and reclassified securities having a market value of $658.3 million from its held-to-maturity portfolio to its available-for-sale portfolio in November 1995 pursuant to a FASB interpretation of SFAS No. 115. Prior to the adoption of SFAS No. 115, securities were carried at amortized cost, as adjusted for amortization of premiums and accretion of discounts over the remaining terms of the securities from the dates of purchase. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Comparison of Financial Condition at December 31, 1995 and December 31, 1994."
(3) All loans receivable held for investment are presented net of the Bank's allowance for possible loan losses which at August 31, 1996 and December 31, 1995, was $22.1 million and $23.4 million, respectively.
(4) Asset Quality Ratios and Regulatory Capital Ratios are end of period ratios. With the exception of end of period ratios, all ratios are based on average monthly balances during the indicated periods and are annualized where appropriate.
(5) The net interest rate spread represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities and includes the effect of the Bank's payment of a special interest payment which has generally ranged from 10% to 25% of the interest paid on savings and NOW accounts. See "Business of the Bank - Sources of Funds."
(6) The net interest margin represents net interest income as a percent of average interest-earning assets and includes the effect of the Bank's payment of a special interest payment which has generally ranged from 10% to 25% of the interest paid on savings and NOW accounts. See "Business of the Bank - Sources of Funds."
(7)    Excludes the effect of the amortization of goodwill.
(8) The efficiency ratio represents the ratio of operating expenses, excluding the amortization of goodwill, divided by the sum of net interest income and non-interest income.
(9) For definitions and further information relating to the Bank's regulatory capital requirements, see "Regulation and Supervision - FDIC Regulations
       - Capital Requirements." See "Regulatory Capital Compliance" for the Bank's pro forma capital levels as a result of the Offerings.
(10) Non-performing loans consist of all non-accrual loans and all other loans 90 days or more past due. It is the Bank's policy to generally cease accruing interest on all loans 90 days or more past due. See "Business of the Bank - Delinquent Loans, Real Estate Owned and Classified Assets."
(11) Non-performing assets consist of non-performing loans and real estate owned, net ("REO").
(12) Loans include loans receivable held for investment, net, excluding the allowance for possible loan losses.


Comparison of Financial Condition at August 31, 1996 and December 31, 1995

     Assets at August 31, 1996 totalled $1.97 billion, an increase of $376.3 million, or 23.6%, as compared to $1.60 billion at December 31, 1995. The growth was primarily attributable to the purchase of debt and equity and mortgage-backed and mortgage related securities funded by deposit inflows and short-term borrowings. As a result, the Bank's securities available-for-sale portfolio increased by $321.4 million or 40.5%. Debt and equity securities available-for-sale increased by $86.1 million to a balance of $465.4 million at August 31, 1996, compared to a balance of $379.3 million at December 31, 1995, and mortgage-backed and mortgage related securities available-for-sale increased by $235.3 million to $648.8 million at August 31, 1996 from $413.5 million at December 31, 1995. Real estate loans, net, also increased by $72.2 million, or 18.7% from $386.8 million at December 31, 1995, to $459.0 million at August 31, 1996, primarily due to increased one-to four-family loan purchases from RFI and an increase in the origination level of commercial real estate loans. Cash and due from banks increased by $4.3 million from $9.7 million at December 31, 1995 to $14.0 million at August 31, 1996. Federal funds sold totalled $27.5 million at August 31, 1996, an increase of $17.5 million from $10.0 million at December 31, 1995. The increase in cash and due from banks and federal funds sold was a result of the timing of operating and investing cash flows. Real estate loans held for sale decreased by $4.7 million, or 27.3%, to $12.5 million at August 31, 1996, from $17.2 million at December 31, 1995 primarily due to the Bank's purchases of an increased percentage of total loans originated by RFI, thus reducing the amount of loans available to be sold by RFI to outside investors in the secondary market.

     Deposit balances at August 31, 1996 were $1.54 billion compared to $1.34 billion at December 31, 1995, an increase of $207.2 million, or 15.5%. The overall increase in deposits is primarily attributable to an increase in certificates of deposit of $240.1 million, or 33.3%, due to the Bank's strategy of offering competitive rates on all of its certificate of deposit products.

     Borrowed funds increased to $162.4 million at August 31, 1996 from $1.6 million at December 31, 1995, as management determined to utilize borrowings, primarily in the form of reverse repurchase agreements, to fund a portion of the Bank's asset growth.

     Retained earnings at August 31, 1996 were $228.0 million, an increase of $1.6 million, compared to $226.4 million at December 31, 1995. Retained earnings increased due to net income of $13.6 million which was significantly offset by a reduction in the net unrealized gain on securities available-for-sale, net of tax, of $12.0 million due primarily to rising interest rates during 1996 which resulted in a decline in the fair market value of mortgage-backed securities available for sale.

Comparison of Operating Results for the Eight Months Ended August 31, 1996 and August 31, 1995

General

     The Bank's net income for the eight months ended August 31, 1996 was $13.6 million, an increase of $2.0 million, or 17.1%, as compared to $11.6 million for the eight months ended August 31, 1995. The $2.0 million increase was primarily attributable to a $3.3 million increase in net interest income, which primarily resulted from an increase in the average balance of interest-earning assets, and a $3.9 million increase in non-interest income primarily related to the establishment of RFI in August 1995. The increases were partly offset by a $3.8 million increase in non-interest expense, also due to RFI, and a $1.2 million increase in income tax expense.

Interest Income

     Interest income for the eight months ended August 31, 1996 was $83.3 million, compared to $72.5 million for the eight months ended August 31, 1995, an increase of $10.8 million, or 14.9%. The increase in interest income was the result of a significant increase in the average balance of the mortgage-backed and mortgage related securities available-for-sale portfolio and a 13 basis point increase in the yield on such securities. The increase in the average balance of mortgage-backed and mortgage related securities was primarily due to purchases resulting from the restructuring of the securities portfolio and the investment of excess funds not utilized for loan demand into these securities. Interest income on real estate loans increased $2.9 million to $24.8 million for the eight months ended August 31, 1996 from $21.9 million for the eight months ended August 31, 1995, reflecting a $70.3 million increase in the average balance of such loans, partially offset by a 48 basis point decrease in the average yield which was due in part to a $700,000 interest recovery in March 1995 on the satisfaction of a non-performing loan. The increase in the average balance of real estate loans, net, was primarily attributable to the establishment of RFI in August 1995 and a increase in the level of origination of commercial real estate loans.

Interest Expense

     Interest expense on deposits increased $6.1 million to $43.1 million for the eight months ended August 31, 1996 from $37.0 million for the eight months ended August 31, 1995. This increase reflects a $144.9 million increase in the average balance of interest bearing deposits and a 20 basis point increase in the average rate paid on such liabilities to 4.68% for the eight months ended August 31, 1996 from 4.48% for the same period in the prior year. The increase in average interest-bearing deposits was primarily attributable to a $191.4 million increase in the average balance of certificates of deposit to $838.7 million from $647.3 million, partially offset by a $42.8 million decrease in the average balance of savings accounts to $434.2 million from $477.0 million. The effect of the increase in the average balance of certificates of deposit was partly offset by a 16 basis point decrease in the average rate paid on such accounts resulting in a $6.5 million increase in interest expense on certificates of deposit. The overall increase in interest expense and average rate paid on deposits for the eight months ended August 31, 1996 compared to the same period in the prior year reflects the continuance of depositors shifting funds from lower yielding core deposit accounts to higher yielding certificate of deposit accounts and the Bank's competitive pricing of certificate of deposit accounts to attain and retain such deposits. Interest expense on borrowings increased $1.2 million in the eight months ended August 31, 1996 compared to the same period in 1995, primarily reflecting higher average balances due to management's decision to use borrowings to fund a portion of the Bank's asset growth and top refund anticipated Conversion proceeds, through the purchase of investment and mortgage-backed and mortgage related securities.

Provision for Possible Loan Losses

     The Bank's provision for possible loan losses totalled $600,000 for the eight months ended August 31, 1996, as compared to $400,000 for the eight months ended August 31, 1995, an increase of $200,000 or 50.0%. The Bank's allowance for possible loan losses at August 31, 1996 was $22.1 million as compared to $23.3 million at December 31, 1995. Although the level of non-performing loans in the Bank's portfolio has decreased, management has continued to provide reserves due to the overall reserves increase in the Bank's loan portfolio, including continued originations of commercial real estate loans and management's evaluation of the adequacy of the reserve in the context of the Bank's historical loan loss experience. Loan charge-offs for the eight month period ended August 31, 1996 was $1.9 million as compared to $2.0 million for the same period in 1995. At August 31, 1996, the Bank's allowance for possible loan losses as a percentage of total loans was 4.80%, compared to 6.51% at August 31, 1995.

Non-Interest Income

     Non-interest income increased to $5.9 million for the eight months ended August 31, 1996 from $2.0 million for the eight months ended August 31, 1995. The primary reason for the improvement was due to net gains of $2.8 million on the sale of loans and loan servicing and fee income of $3.9 million during the eight months ended August 31, 1996 as compared to net gains of $392,000 on the sale of loans and loan servicing and fee income of $2.4 million during the same period in 1995. The increases are primarily reflective of the Bank's establishment of RFI in August 1995, which has had a significant effect on the Bank's level of originations and sales of residential one-to four-family loans and the outstanding balance of loans serviced for others.

Non-Interest Expense

     Non-interest expense increased by $3.8 million, or 20.3%, from $18.7 million for the eight months ended August 31, 1995 to $22.5 million for the eight months ended August 31, 1996 primarily due to the establishment of RFI. Compensation and employee benefits totalled $12.8 million for the eight months ended August 31, 1996 as compared to $10.0 million for the same period in 1995, an increase of $2.8 million or 27.9%. Compensation and employee benefits expense relating to the operations of RFI amounted to $3.2 million for the eight months ended August 31, 1996. Other significant changes in the Bank's operating expenses included a $1.9 million decrease in insurance premiums paid to the FDIC resulting from the FDIC's decision to lower the insurance premiums paid by BIF-insured institutions to the legal minimum effective January 1, 1996. See "Regulation and Supervision - Insurance of Deposits" and "Risk Factors -Possible Payment of Financing Corporation Bonds." Other non-interest expense increased $1.7 million from $3.8 million for the eight months ended August 31, 1995 to $5.5. million for the eight months ended August 31, 1996 primarily due to an increase in professional fees of $278,000 and other non-interest expenses associated with RFI of $841,000. Amortization of the excess of cost over fair value of net assets acquired ("goodwill") increased to $313,000 for the eight months ended August 31, 1996 from $110,000 for the same period in 1995. The increase is directly attributable to the Bank's establishment of RFI in August 1995. The consideration paid for the assets and liabilities of RMBI, including a $623.0 million loan servicing portfolio, exceeded the estimated fair value of the net assets acquired by approximately $3.5 million, which was recorded by RFI as goodwill and is being amortized on a straight line basis over a ten year period.

Income Taxes

     Income tax expense was $6.8 million for the eight months ended August 31, 1996, compared to $5.5 million for the eight months ended August 31, 1995. The increase in income tax expense was the result of the increase in income before income taxes. The effective tax rate for the eight months ended August 31, 1996 was 33.3% as compared to 32.3% for the same period in 1995.

                                 RISK FACTORS

     The following special considerations, in addition to those discussed elsewhere in this Prospectus, should be considered by investors in deciding whether to purchase the Common Stock offered hereby.


SENSITIVITY TO INCREASES IN INTEREST RATES

     The Bank's profitability, like that of most financial institutions, is dependent to a large extent upon its net interest income, which is the difference between its interest income on interest-earning assets, such as loans and securities, and its interest expense on interest-bearing liabilities, such as its deposits and borrowed funds. Accordingly, the Bank's results of operations and financial condition are largely dependent on movements in market interest rates and its ability to manage its assets and liabilities in response to such movements.

     While the Bank emphasizes investment in adjustable rate or shorter term loans, the Bank currently invests in one- to four-family mortgage loans with terms in excess of 15 years if such loans bear interest rates of 8% or greater. At May 31, 1996, 61.7% of the Bank's gross loans had adjustable interest rates and its loan portfolio had an average weighted maturity of 13.2 years. At such date, $118.5 million, or 9.4%, of the Bank's securities had adjustable interest rates and its securities portfolio had a weighted average maturity of 3.2 years. At May 31, 1996, the Bank had $688.2 million of certificates of deposit with maturities of one year or less and $140.7 million of deposits over $100,000, which tend to be less stable sources of funding as compared to core deposits and represented 46.4% of the Bank's interest-bearing liabilities. As a result, the ratio of the Bank's ratio of interest-earning assets repricing or maturing within one year or less as compared to its interest-bearing liabilities maturing or repricing in one year or less ("one year gap position") was a negative 22.8%. Due to the Bank's level of shorter term certificates of deposit, the Bank's cost of funds may increase at a greater rate in a rising interest rate environment than if it had a greater amount of core deposits which, in turn, may adversely affect net interest income and net income. Accordingly, in a rising interest rate environment, the Bank's interest-bearing liabilities may adjust upwardly more rapidly than its yield on its adjustable-rate loans, adversely affecting the Bank's net interest rate spread, net interest income and net income.

     Significant increases in the level of market interest rates also may adversely affect the fair value of the Bank's securities and other interest-earning assets. At May 31, 1996, $1.15 billion, or 90.6%, of the Bank's securities had fixed interest rates. Generally, the value of fixed-rate instruments fluctuates inversely with changes in interest rates. As a result, increases in interest rates could result in decreases in the market value of interest-earning assets which could adversely affect the Bank's results of operations if sold or, in the case of interest-earning assets classified as available-for-sale, the Bank's retained earnings if retained. Increases in market interest rates also can affect the type (fixed-rate or adjustable-rate) and amount of loans originated by the Bank and the average life of loans and securities, which can adversely impact the yields earned on the Bank's loan and securities portfolio. In periods of decreasing interest rates, the average life of loans held by the Bank may be shortened to the extent increased prepayment activity occurs; during such periods which, in turn, may result in the Bank investing funds from such prepayments in lower yielding assets. The Bank's loan sale and servicing activity may also be adversely affected by a declining interest rate environment to the extent such environment results in increased loan prepayment activity of serviced loans or losses associated with the use of forward commitment loan sale contracts. In this regard, at May 31, 1996, the Bank and RFI serviced $762.7 million of loans for others and at such date had recorded an $8.6 million mortgage servicing rights asset. To the extent loan prepayment activity of serviced loans increases, it would also result in a reduction in the value of the Bank's mortgage servicing rights which, in turn, would adversely affect net income. See

"Management's Discussion and Analysis of Financial Condition and Results of Operations - Management of Interest Rate Risk."



INCREASED LENDING RISKS ASSOCIATED WITH COMMERCIAL REAL ESTATE, MULTI-FAMILY AND CONSTRUCTION AND DEVELOPMENT LENDING

     At May 31, 1996, the Bank's commercial real estate, multi-family and construction and development loan portfolios totalled $218.0 million, or 49.7% of total loans and 12.8% of total interest-earning assets. At that date, multi-family loans totalled $33.3 million, or 7.6% of total loans, commercial real estate loans totalled $153.6 million, or 35.1% of total loans, and construction and development loans totalled $31.0 million, or 7.1% of total loans. Additionally at such date, the Bank had $87.5 million of outstanding commitments to fund commercial real estate, multi-family and construction and development loans.

     Commercial real estate and multi-family loans are generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential loans. Repayment of commercial real estate and multi-family loans generally is dependent, in large part, on sufficient income from the property to cover operating expenses and debt service. Economic events and government regulations, which are outside the control of the borrower or lender, could impact the value of the security for the loan or the future cash flow of the affected properties. Additionally, although commercial real estate and multi-family values have stabilized in recent periods, the decline in real estate values experienced in the Bank's primary market area in the late 1980s and early 1990s was more pronounced with respect to commercial real estate and multi-family properties than one- to four-family residential properties. Construction and development financing is generally considered to involve a higher degree of credit risk than long-term financing on improved, owner-occupied real estate as the risk of loss on such loans is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction or development compared to the estimated cost (including interest) of construction. If the estimate of value proves to be inaccurate, the property securing the loan, when completed, may have a value which is insufficient to assure full repayment of the loan.

     Prior to 1993, the Bank had experienced significant charge-offs on its commercial real estate and construction and development loans, including charge-offs of $8.0 million, $5.6 million and $5.2 million for 1991, 1992 and 1993, respectively. Beginning in 1993, the Bank restructured its multi-family, commercial real estate and construction and development lending procedures and policies and hired experienced commercial real estate loan personnel in an effort to improve such loan programs and, since such time, has placed increased emphasis on commercial real estate loan originations. Given the recent growth in the Bank's commercial real estate loan portfolio and the relatively recent nature of its commercial real estate loan origination activity, the Bank has a more limited history of loan loss experience on such loans which it may utilize to base its commercial real estate loan underwriting and to establish its level of loan loss reserves for such loans. Accordingly, the Bank's historical loan loss activity associated with its commercial real estate lending may not be indicative of the future performance of its commercial real estate loan portfolio. See "- Weaknesses in Local Economy" and "Business of the Bank - Lending Activities" for discussions of the Bank's underwriting procedures utilized in originating commercial real estate, multi-family and other loans. The Bank's commercial real estate portfolio has grown from $101.8 million at December 31, 1993 to $153.6 million at May 31, 1996. Of the $153.6 million of commercial real estate loans in the Bank's loan portfolio as of May 31, 1996, $103.6 million of such loans, or 67.6%, were originated since 1993 and of the $50.0 million of such loans originated during or prior to 1993, $7.4 million were included in nonperforming loans at May 31, 1996. Additionally, at May 31, 1996, the Bank had $14.1 million of outstanding commitments to fund commercial real estate loans.

DEPENDENCE ON SECURITIES INVESTMENTS

     Prior to 1993, the Bank's operating strategy focused heavily on investing funds in U.S. Government and mortgage-backed and mortgage related securities, and the Bank did not emphasize investment in whole loans. Beginning in 1993, the Bank refocused its operating strategy on loan production primarily in the areas of one- to four-family loans and commercial real estate loans. Although the Bank's loan portfolio has grown from $297.3 million at December 31, 1993 to $438.1 million at May 31, 1996, the Bank has not significantly increased its loan portfolio as a percentage of total assets. As a result, at May 31, 1996, the Bank's net loan portfolio, excluding loans held for sale, totalled $399.5 million, or 23.5% of total interest earning assets, and its securities portfolio totalled $1.27 billion, or 74.5% of total interest-earning assets. As of May 31, 1996, the weighted average rate of the Bank's securities portfolio was 6.96% as compared to the weighted average rate of its mortgage loan portfolio of 8.57%. As a result, at May 31, 1996, the Bank's net interest spread (the difference between the average yield on its interest-earning assets and the average cost of interest-bearing liabilities) was 2.89%. To the extent the Bank's investment in loans as a percentage of total interest-earning assets remain at current levels or declines, the net yield on the Bank's interest-earning assets may be below that of its peer group and its net interest spread may correspondingly be below its peer group. Investments in mortgage-backed and mortgage related securities also involve the risk that actual prepayment of the loans underlying the securities exceed the prepayments estimated over the life of the security, which may result in the loss of any premium paid for such security and thereby reduce the net yield on such securities.

     In an effort to broaden its lending operations in August 1995, the Bank purchased certain assets and liabilities of Residential Mortgage Banking, Inc. ("RMBI"), including its loan servicing portfolio, and with such assets and liabilities established its mortgage banking subsidiary, RFI, on August 1, 1995. Through RFI, the Bank has attempted to increase its investment in one-to four-family loans and increase its loan servicing-related income, thereby lessening its dependence on securities investments. In addition, since 1993, the Bank has restructured its commercial lending activities by hiring qualified commercial real estate and construction and development loan personnel who are familiar with the Bank's primary market area and local developers and by revising its commercial real estate loan underwriting policies and processing procedures, in an effort to increase its investment in higher-yielding commercial real estate and construction and development loans.

     If current economic conditions persist and loan demand remains at current levels, no assurances can be made that the Bank will be able to increase the level of its mortgage loan portfolio, or that RFI or the Bank will be able to increase the level of originations or purchases of mortgage loans in the Bank's primary market area, or that it will be able to invest a significant portion of the net Conversion proceeds in mortgage loans.

ESTABLISHMENT OF THE CHARITABLE FOUNDATION

     Pursuant to the Plan, the Company intends to voluntarily establish a charitable foundation in connection with the Conversion. The Plan provides that the Bank and the Company will establish the Foundation, which will be incorporated under Delaware law as a non-stock corporation and will be funded with shares of Common Stock contributed by the Company. The contribution of Common Stock to the Foundation will be dilutive to the interests of stockholders and will have an adverse impact on the reported earnings of the Company in 1996, the year in which the Foundation is established.

     Dilution of Stockholders' Interests. The Company proposes to establish the Foundation with Company Common Stock in an amount equal to 3.0% of the Common Stock to be issued in the Conversion. At the minimum, midpoint and maximum of the Estimated Price Range, the contribution to the Foundation would equal 816,990, 961,165 and 1,105,340 shares, with a value of $8.2 million, $9.6 million and $11.1 million, respectively, based on the Purchase Price of $10 per share. Assuming the sale of Common Stock at the maximum of the Estimated Price Range, upon completion of the Conversion and establishment of the Foundation, the Company will have 37,950,000 shares issued and outstanding of which the Foundation will own 1,105,340 shares, or 2.9%. AS A RESULT, PERSONS PURCHASING SHARES IN THE CONVERSION WILL HAVE THEIR OWNERSHIP AND VOTING INTERESTS IN THE COMPANY DILUTED BY 2.9%, AS COMPARED TO COMPLETING THE CONVERSION WITHOUT THE FOUNDATION. SEE "PRO FORMA DATA."

     Impact on Earnings. The contribution of Common Stock to the Foundation will have an adverse impact on the Company's and the Bank's earnings in the year in which the contribution is made. The Company will recognize the full expense in the amount of the contribution of Common Stock to the Foundation in the quarter in which it occurs, which is expected to be the fourth quarter of 1996. The amount of the contribution will range from $8.2 million to $11.1 million, depending on the amount of Common Stock sold in the Conversion. The contribution expense will be partially offset by the tax benefit related to the expense. The Company and the Bank have been advised by their independent tax advisors that the contribution to the Foundation will be tax deductible, subject to an annual limitation based on 10% of the Company's annual taxable income. Assuming a contribution of $11.1 million in Common Stock (based on the maximum of the Estimated Price Range), the Company estimates a net tax effected expense of $7.0 million (based upon a 37% tax rate). If the Foundation had been established at December 31, 1995, the Bank would have reported net income of $11.7 million, rather than reporting net income of $18.7 million for the year ended December 31, 1995. Management cannot predict earnings for 1996, but expects that the establishment and funding of the Foundation will have an adverse impact on the Company's earnings for the year. In addition to the contribution to the Foundation, the Bank expects in the future to continue making ordinary charitable contributions within its community but the Company and the Bank do not currently anticipate making additional contributions to the Foundation.

     Tax Considerations. The Company and the Bank have been advised by their independent tax advisors that an organization created for the above purposes would qualify as a Section 501(c)(3) exempt organization under the Code, and would be classified as a private foundation. In this regard, the Foundation will submit a request to the IRS to be recognized as an exempt organization. The Company and the Bank have received an opinion of their independent tax advisors that the Foundation would qualify as a Section 501(c)(3) exempt organization under the Code, except that such opinion does not consider the impact of the regulatory condition on the gift imposed by the FDIC that Common Stock issued to the Foundation be voted in the same ratio as all other shares of the Company's Common Stock. See "The Conversion - Establishment of Foundation Regulatory Conditions Imposed on the Foundation". In the event that the Company or the Foundation receives an opinion of their tax counsel satisfactory to the FDIC that compliance with the voting restriction would have the effect of causing the Foundation to lose its tax-exempt status, or subject the Foundation to an excise tax under Section 4941 of the Code, the FDIC will waive such voting restriction upon submission of such opinion by the Company or the Foundation. The independent tax advisors' opinion further provides that there is substantial authority for the position that the Company's contribution of its own stock to the Foundation would not constitute an act of self-dealing, and that the Company would be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution, subject to an annual limitation based on 10% of the Company's annual taxable income. The Company, however, would be able to carry forward any unused portion of the deduction for five years following the contribution. Thus, while the Company would have received a charitable contribution deduction of approximately $2.7 million in 1995 (based upon the sale of stock at the maximum of the Estimated Price Range and a contribution of $11.1 million of Common Stock and the Bank's pre-tax income for 1995), the Company is permitted under the Code to carryover the excess contribution in the five following years. Assuming the sale of Common Stock at the midpoint of the Estimated Price Range, the Company estimates that substantially all of the deduction should be deductible over the six-year period. Although the Company and the Bank have received an opinion of their independent tax advisors that the Company will be entitled to the deduction for the charitable contribution, there can be no assurances that the IRS will recognize the Foundation as a Section 501(c)(3) exempt organization or that the deduction will be permitted. In such event, the Company's tax benefit related to the Foundation would be fully expensed, resulting in a further reduction in earnings in the year in which the IRS makes such a determination.

     Comparison of Valuation and Other Factors Assuming the Foundation is Not Established as Part of the Conversion. The establishment of the Foundation was taken into account by FinPro in determining the estimated pro forma market value of the Common Stock of the Company. The aggregate price of the shares of Common Stock being offered in the Subscription and Community Offerings is based upon the independent appraisal conducted by FinPro of the estimated pro forma market value of the Common Stock of the Company. The pro forma aggregate price of the Common Stock being offered for sale in the Conversion is currently estimated to be between $272.3 million and $368.4 million, with a midpoint of $320.4 million. The pro forma price to book ratio and the pro forma price to earnings ratio, at and for the five months ended May 31, 1996, are 66.14% and 10.96x, respectively, at the midpoint of the Estimated Price Range. In the event that the Conversion did not include the Foundation, FinPro has estimated that the estimated pro forma market value of the Common Stock would be approximately $339.2 million at the midpoint based on a pro forma price to book ratio and the pro forma price to earnings ratio that are approximately the same as the independent appraisal at 66.14% and 10.96x, respectively. The amount of Common Stock being offered for sale in the Conversion at the midpoint of the Estimated Price Range is approximately $18.8 million less than the estimated amount of Common Stock that would be offered in the Conversion without the Foundation based on the estimate provided by FinPro. Accordingly, certain depositors of the Bank who subscribe to purchase Common Stock in the Subscription Offering would receive fewer shares depending on the size of a depositor's stock order and the amount of his or her qualifying deposits in the Bank and the overall level of subscriptions. See "Comparison of Valuation and Pro Forma Information with No Foundation." This estimate by FinPro was prepared solely for purposes of providing Eligible Account Holders and subscribers with information with which to make an informed decision on the Conversion.



     The decrease in the amount of Common Stock being offered as a result of the contribution of Common Stock to the Foundation will not have a significant effect on the Company or the Bank's capital position. The Bank's regulatory capital is significantly in excess of its regulatory capital requirements and will further exceed such requirements following the Conversion. The Bank's leverage and risk-based capital ratios at May 31, 1996 were 12.39% and 28.10%, respectively. Assuming the sale of shares at the midpoint of the Estimated Price Range, the Bank's pro forma leverage and risk-based capital ratios at May 31, 1996 would be 17.82% and 39.92%, respectively. On a consolidated basis, the Company's pro forma stockholders' equity would be $499.1 million, or approximately 24.36% of pro forma consolidated assets, assuming the sale of shares at the midpoint of the Estimated Price Range. Pro forma stockholders' equity per share and pro forma net earnings per share would be $15.12 and $0.38, respectively. If the Foundation was not being established in the Conversion, based on the FinPro estimate, the Company's pro forma stockholders' equity would be approximately $513.0 million, or approximately 24.87% of pro forma consolidated assets at the midpoint of the estimate, and pro forma stockholder's equity per share and pro forma net earnings per share would be substantially similar with the Foundation as without the establishment of the Foundation. See "Comparison of Valuation and Pro Forma Information with No Foundation."

     Potential Anti-Takeover Effect. Upon completion of the Conversion, the Foundation will own 2.9% of the total shares of the Company's Common Stock outstanding. Such shares will be owned solely by the Foundation; however, pursuant to conditions imposed by the FDIC, the shares of Common Stock held by the Foundation must be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by the stockholders of the Company. The Company and the Foundation will take the necessary steps to provide such requirements in the Foundation's corporate governance documents. As such, the Company does not believe the Foundation will have an anti-takeover effect on the Company. In the event that the FDIC were to waive this voting restriction as provided in the condition, however, the Foundation's board of directors will exercise sole voting power over such shares and would no longer be subject to the restriction. See "The Conversion - Establishment of the Foundation - Regulatory Conditions Imposed on the Foundation." As the Foundation's board of directors will be comprised of the members of the board of directors of the Company, in the event the FDIC waived the voting restriction, management of the Company and the Bank may benefit to the extent that the board of directors of the Foundation determines to vote the shares of Common Stock held by the Foundation in favor of proposals supported by the Company and the Bank. Furthermore, in such an event, when the Foundation's shares are combined with shares purchased directly by officers and directors of the Company, shares held by the Stock Programs trust, and shares held in the ESOP, the aggregate of such shares could exceed 20% of the Company's outstanding Common Stock, which could enable management to defeat stockholder proposals requiring 80% approval. Consequently, such potential voting control might preclude takeover attempts that certain stockholders deem to be in their best interest, and might tend to perpetuate management. However, since the ESOP shares are allocated to all eligible employees of the Bank, and any unallocated shares will be voted by an independent trustee, and because the Stock Programs must first be approved by stockholders no sooner than six months following completion of the Conversion, and awards under such proposed plans may be granted to employees other than executive officers and trustees, management of the Company does not expect to have voting control of all shares covered by the ESOP and other stock-based benefit plans. See " - Certain Anti-Takeover Provisions - Voting Control of Officers and Trustees." Moreover, as the Foundation sells its shares of Common Stock over time, its ownership interest and voting power in the Company is expected to decrease.

     Potential Challenges. The establishment and funding of a charitable foundation as part of a conversion of a mutual savings institution to stock form has been done only on one prior occasion. As such, the Foundation and the Superintendent's approval of the Conversion and the FDIC's nonobjection to the Conversion may be subject to potential challenges notwithstanding that the Board of Directors of the Company and the Board of Trustees of the Bank have carefully considered the various factors involved in the establishment of the Foundation in reaching their determination to establish the Foundation as part of the Conversion. See "The Conversion - Establishment of Charitable Foundation - Purpose of Foundation." If challenges were to be instituted seeking to require the Bank to eliminate establishment of the Foundation in connection with the Conversion, no assurances can be made that the resolution of such challenges would not result in a delay in the consummation of the Conversion or that any objecting persons would not be ultimately successful in obtaining such removal or other relief against the Company or the Bank. Additionally, if the Company and the Bank are forced to eliminate the Foundation, the Company may be required to resolicit subscribers in the Offerings.

HIGHLY COMPETITIVE INDUSTRY AND GEOGRAPHIC AREA

     The Bank faces significant competition in its primary market area both in attracting deposits and in originating loans. The Long Island, New York area is a highly competitive market. The Bank's share of deposits in Suffolk and Nassau Counties amounts to 2.39%. The Bank faces direct competition from a significant number of financial institutions operating in its market area, many with a state-wide or regional presence, and, in some cases, a national presence. This competition arises from commercial banks, savings banks, mortgage banking companies, credit unions and other providers of financial services, many of which are significantly larger than the Bank and, therefore, have greater financial and marketing resources than those of the Bank. See "Business of the Bank - Market Area."

WEAKNESS IN LOCAL ECONOMY

     During the late 1980s to the early 1990s, the New York City metropolitan area experienced reduced employment as a result of layoffs in the financial services industry, high technology and defense corporate relocations and the general decline of the local, regional and national economies. Additionally, during that period the area experienced a general weakening of real estate values and a decline in home sales and construction. In particular, the New York Counties of Nassau and Suffolk suffered reduced employment levels as a result of restructuring and downsizing in the high technology and defense related industries, which historically have been significant sources of employment in the Bank's primary market area. As a result, loan delinquencies increased and the underlying values of properties securing non-performing loans made by lending institutions generally declined resulting in substantial losses to some institutions. Since 1993, however, the economy of the Bank's primary market area began to stabilize as demonstrated by improved employment and economic indicators. Since such time, residential real estate values in the Bank's primary market have stabilized and recently have begun to improve. However, commercial real estate values, which previously experienced the greatest declines during the late 1980s and early 1990s, have only recently begun to stabilize and have not improved as much as residential real estate and generally remain below the values experienced in the late 1980s.

     Management does not believe that the current national or local economic trends will severely affect the Bank's financial condition, since a substantial portion of the Bank's assets are invested in mortgage-backed securities, mortgage related securities and U.S. Government securities. There can be no assurances, however, that conditions in the local economy, national economy, or real estate market in general will not deteriorate and adversely affect the financial condition and results of operations of the Bank. Based on information available to management at this time, management believes the current allowance for possible loan losses is adequate. Although management of the Bank believes that the current allowance for loan losses is adequate in light of current economic conditions, many factors may require additions to the allowance for loan losses in future periods above those reasonably anticipated. Future adjustments to the allowance also may be necessary if economic or other conditions differ substantially from those underlying the assumptions used in making such estimates. In addition, the Bank's plan to increase its investment in commercial real estate and multi-family loans can be expected to increase the overall level of credit risk inherent in the Bank's loan portfolio. The greater risk associated with commercial real estate and multi-family loans may require the Bank to increase its provisions for loan losses and to maintain an allowance for loan losses as a percentage of total loans that is in excess of the allowance currently maintained by the Bank.

POSSIBLE PAYMENT OF FINANCING CORPORATION BONDS

     Deposits of the Bank are presently insured by the BIF. Both the BIF and the Savings Association Insurance Fund ("SAIF"), the deposit insurance fund that covers most savings and loan association deposits, are statutorily required to be recapitalized to a 1.25% of insured deposits reserve ratio. A portion of the insurance assessment paid by SAIF members is required by statute to be used to make payments on bonds issued by the Financing Corporation ("FICO"), which were issued in the late 1980's to recapitalize the predecessor to the SAIF.

     The BIF has achieved the 1.25% ratio and the FDIC recently adopted a new assessment rate schedule of 0 to 27 basis points for BIF members. Under the new schedule, approximately 92% of BIF members are required to pay only $2,000 per year, the legal minimum, in insurance premiums. With respect to SAIF member institutions, the FDIC adopted a final rule retaining the existing assessment rate schedule applicable to SAIF member institutions of 23 to 31 basis points. The SAIF is several years away from achieving the required ratio largely due to the required FICO payments. Consequently, there is a significant differential in the insurance premiums paid by BIF and SAIF members.

     Several bills have been introduced in Congress to mitigate the effect of the BIF/SAIF premium disparity. These bills would, among other things, impose a special assessment on SAIF insured deposits, spread the FICO payments, which is currently only paid by SAIF-insured institutions through SAIF premiums, across all BIF-insured institutions and SAIF-insured institutions and require a merger of the BIF and SAIF under certain circumstances. Accordingly, pursuant to the terms of proposed legislation, BIF insured institutions such as the Bank may be required to pay higher FDIC insurance premiums or assessed other fees associated with the FICO payments. Management cannot predict whether legislation requiring BIF members to share the FICO payments or merging the BIF and SAIF will be enacted, or, if enacted, the amount of such FICO bond payments.

CERTAIN ANTI-TAKEOVER PROVISIONS

     Provisions in the Company's and the Bank's Governing Instruments. Certain provisions of the Company's Certificate of Incorporation and Bylaws, particularly a provision limiting voting rights, and the Bank's Restated Organization Certificate (the "Restated Organization Certificate") and Bylaws, as well as certain federal and state regulations, assist the Company in maintaining its status as an independent publicly owned corporation. These provisions provide for, among other things, supermajority voting, staggered boards of directors, noncumulative voting for directors, limits on the calling of special meetings of shareholders, limits on the ability to vote Common Stock in excess of 10% of outstanding shares, and certain uniform price provisions for certain business combinations. The New York State Banking Regulations prohibit, for a period of one year following the date of conversion, offers to acquire or the acquisition of beneficial ownership of more than 10% of the outstanding stock of the Bank. The Bank's Restated Organization Certificate also prohibits, for three years, the acquisition, directly or indirectly, of the beneficial ownership of more than 10% of the Bank's equity securities. Any person, or group acting in concert, violating this restriction may not vote the Bank's or Company's securities in excess of 10%. These provisions in the Bank's and the Company's governing instruments may discourage potential proxy contests and other potential takeover attempts, particularly those which have not been negotiated with the Board of Directors, and thus, generally may serve to perpetuate current management. See "Restrictions on Acquisitions of the Holding Company and the Bank."

     Voting Control of Officers and Trustees. Trustees, directors and executive officers of the Bank and the Company expect to purchase approximately 1.8% or 1.3% of the shares of Common Stock to be issued in the Conversion, based upon the minimum and the maximum of the Estimated Price Range, respectively, exclusive of shares that may be attributable to directors and officers through the Stock Programs, the Stock Option Plans and the ESOP, which may give directors, trustees, executive officers and employees the potential to control the voting of an additional 22% of the Company's Common Stock on a fully diluted basis at the maximum of the Estimated Price Range. In addition, the Foundation will be funded with a contribution by the Company equal to 3% of the Common Stock sold in the Conversion, which if a waiver is obtained from the FDIC, may be voted as determined by the Directors of the Foundation who are also the Directors and Trustees of the Company and the Bank. Management's potential voting control could, together with additional stockholder support, defeat stockholder proposals requiring 80% approval of stockholders. As a result, this potential voting control may preclude takeover attempts that certain stockholders deem to be in their best interest and may tend to perpetuate existing management. See "Restrictions on Acquisition of the Company and the Bank - Restrictions in the Company's Certificate of Incorporation and Bylaws."

ABSENCE OF MARKET FOR COMMON STOCK

     The Company, as a newly organized company, has never issued capital stock, and consequently there is no established market for its Common Stock at this time. The Company has applied to have its Common Stock quoted on the Nasdaq National Market under the symbol "RSLN." A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the existence of willing buyers and sellers at any given time, the presence of which is dependent upon the individual decisions of buyers and sellers over which neither the Company nor any market maker has control. Accordingly, there can be no assurance that an active and liquid trading market for the Common Stock will develop or that, if developed, will continue, nor is there any assurance that purchasers of the Common Stock will be able to sell their shares at or above the Purchase Price. In the event a liquid market for the Common Stock does not develop or market makers for the Common Stock discontinue their activities, such occurrences may have an adverse impact on the liquidity of the Common Stock and the market value of the Common Stock.

STOCK-BASED BENEFITS TO MANAGEMENT, EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL PAYMENTS

     Stock Programs. The Company intends to adopt stock-based benefit plans which would provide stock grants of Common Stock to non-employee trustees and directors and selected officers and employees of the Company and Bank (the "Stock Programs") and intends to seek stockholder approval of such plans at a meeting of stockholders following the Conversion, which may be held no earlier than six months after completion of the Conversion. The Company expects to acquire Common Stock on behalf of the Stock Programs in an amount equal to 4% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation, or 1,122,000 shares and 1,518,000 shares at the minimum and maximum of the Estimated Price Range, respectively. These shares will be acquired either through open market purchases or from authorized but unissued Common Stock. See "- Possible Dilutive Effect of Stock Programs and Stock Options."

     Although no specific award determinations have been made, the Company anticipates that it will provide awards under the Stock Programs to the trustees, directors and selected officers and employees of the Company and Bank to the extent permitted by applicable regulations. Current NYBD regulations provide that, to the extent any non-tax qualified stock or stock option plan is implemented within one year after conversion, no individual may receive more than 25% of the shares of any such stock-based benefit plan and non-employee directors or trustees may not receive more than 5% individually, or 30% in the aggregate, of the shares awarded under any such plan. These shares granted under the Stock Programs will be awarded at no cost to the recipients. Under the terms of the Stock Programs, an independent trustee will vote unallocated shares in the same proportion as it receives instructions from recipients with respect to allocated shares which have not been earned and distributed. Recipients will vote allocated shares. The plan trustee will not vote allocated shares which have not been distributed if it does not receive instructions from the recipient. The specific terms of the Stock Programs intended to be adopted and the amounts of awards thereunder have not yet been determined by the Board of Directors, and any such determination will include consideration of various factors, including but not limited to, the financial condition of the Company, current and past performance of plan participants and tax and securities law and regulation requirements. The stock-based benefits provided under the Stock Programs and stock option plans, discussed below, may be provided under separate plans established for officers and employees and non-employee trustees and directors or such benefits may be provided for under a single master stock-based benefit plan adopted by the Company which would incorporate the benefits and features of the separate plans (the "Master Stock-Based Benefit Plan"). Additionally, the granting or vesting of awards under such benefit plans may be conditioned upon the achievement of individual or company-wide performance goals, including the achievement by the Company or Bank of specified levels of net income or returns on equity or assets. The implementation of such Stock Programs may result in increased compensation expenses to the Company and may have a dilutive effect on existing stockholders to the extent the Stock Programs are funded with authorized but unissued shares. See "Management of the Bank -Benefit Plans - Stock Programs" and "- Possible Dilutive Effect of Stock Programs and Stock Options."

     Stock Option Plans. The Company also intends to adopt stock-based benefit plans which would provide options to purchase Common Stock ("Stock Options") to officers, employees and non-employee trustees and directors of the Company and Bank (the "Stock Option Plans") and intends to seek stockholder approval of such plans at a meeting of stockholders following the Conversion, which may be held no earlier than six months after completion of the Conversion. Although no specific determinations have been made, the Company expects that non-employee trustees and directors and selected officers and employees of the Company and Bank will be granted options to purchase Common Stock in an amount equal to 10% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation (or 2,805,000 shares and 3,795,000 shares at the minimum and maximum of the Estimated Price Range, respectively). It is currently intended that the exercise price of the Stock Options will be equal to the fair market value of the underlying Common Stock on the date of grant. Stock Options will permit such trustees, directors, officers and employees to benefit from any increase in the market value of the shares in excess of the exercise price at the time of exercise. Recipients of Stock Options will not be required to pay for the shares until the date of exercise. The specific terms of the Stock Option Plans intended to be adopted and amounts and awards thereunder have not yet been determined by the Board and any such determination will include consideration of various factors, including but not limited to, the financial condition of the Company, current and past performance of award recipients and tax and securities law and regulation requirements. The Stock Options discussed above may be provided under a single stock option plan, may be granted under separate stock option plans for officers and employees and non-employee directors and trustees or may be provided for under the Master Stock-Based Benefit Plan which would incorporate the features and benefits of the separate stock option plans and the Stock Programs, and benefits awarded thereunder may be conditioned upon the achievement of individual or company-wide performance goals, including the achievement by the Company or Bank of specified levels of net income or returns on equity or assets. The implementation of such Stock Option Plans may have a dilutive effect upon existing stockholders of the Company to the extent option exercises are satisfied with authorized but unissued shares. See "-Possible Dilutive Effect of Stock Programs and Stock Options" and "Management of the Bank - Benefit Plans -Stock Option Plans."

     Change In Control Provisions. Employment or change in control agreements with certain officers of the Bank and Company provide for benefits and cash payments in the event of their termination following a change in control of the Company or Bank. These provisions may have the effect of increasing the cost of acquiring the Company or Bank, thereby discouraging future attempts to take over the Company or the Bank. Additionally, the Bank's employee severance compensation plan, which similarly provides a cash payment and benefits to eligible employees upon such employees' termination upon a change in control of the Company or Bank, also may have the effect of increasing the cost of acquiring the Company or Bank. Based on current salaries, cash payments to be paid in the event of a change in control pursuant to the terms of the employment agreements, change in control agreements and the employee severance compensation plan would be approximately $1.2 million. However, the actual amount to be paid in the event of a change in control of the Bank or the Company cannot be estimated at this time because the actual amount is based on the average salary of the employee and other factors existing at the time of the change in control. See "Restrictions on Acquisition of the Company and the Bank - Restrictions in the Company's Certificate of Incorporation and Bylaws," "Management of the Bank - Employment Agreements," "- Change in Control Agreements," "- Employee Severance Compensation Plan," "-Benefit Plans - Stock Option Plans" and "- Benefit Plans -Stock Programs."

POSSIBLE DILUTIVE EFFECT OF STOCK PROGRAMS AND STOCK OPTIONS

     Following the Conversion, the Stock Programs will acquire an amount of shares equal to 4% of the shares of Common Stock issued in the Conversion, either through open market purchases or the issuance of authorized but unissued shares of Common Stock from the Company. If the Stock Programs are funded by the issuance of authorized but unissued shares, the voting interests of existing shareholders will be diluted by 3.8%. Also following the Conversion, the Company intends to implement the Stock Option Plans which will provide trustees, directors and selected employees of the Company and the Bank with Stock Options to purchase authorized but unissued shares in an amount equal to 10% of the Common Stock issued in the Conversion. If all of the Stock Options intended to be granted were to be exercised using authorized but unissued Common Stock and if the Stock Programs were funded with authorized but unissued shares, the voting interests of existing stockholders would be diluted by 12.3%.

POSSIBLE ADVERSE INCOME TAX CONSEQUENCES OF THE DISTRIBUTION OF SUBSCRIPTION RIGHTS

     The Bank has received an opinion of FinPro that subscription rights granted to Eligible Account Holders have no value. However, this opinion is not binding on the IRS. If the subscription rights granted to Eligible Account Holders or Supplemental Eligible Account Holders are deemed to have an ascertainable value, such recipients could be taxed upon receipt or exercise of such subscription rights. Additionally, the Bank could recognize a gain for tax purposes on such distribution. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. See "The Conversion - Effects of Conversion" and "- Tax Aspects."

POSSIBLE INCREASE IN ESTIMATED PRICE RANGE AND NUMBER OF SHARES ISSUED

     The number of shares to be sold in the Conversion may be increased as a result of an increase in the Estimated Price Range of up to 15% to reflect changes in market and financial conditions following the commencement of the Subscription and Community Offerings. In the event that the Estimated Price Range is so increased, it is expected that the Company will issue up to 42,371,359 shares of Common Stock at the Purchase Price for an aggregate purchase price of up to $423,713,590. An increase in the number of shares issued will decrease a subscriber's pro forma net earnings per share and stockholders' equity per share and will increase the Company's pro forma consolidated stockholders' equity and net earnings. Such an increase will also increase the Purchase Price as a percentage of pro forma stockholders' equity per share and net earnings per share.

Role of the Marketing Advisor

        The Bank has engaged Sandler O'Neill as a conversion agent and Sandler O'Neill has agreed to assist the Bank in its solicitation of subscriptions and purchase orders for Common Stock in the Offerings. Sandler O'Neill has not prepared any report or opinion constituting a recommendation or advice to the Bank. Sandler O'Neill has expressed no opinion as to the prices at which Common Stock to be issued in the Offerings may trade. Furthermore, Sandler O'Neill has not verified the accuracy or completeness of the information contained in the Prospectus or the Proxy Statement. See "The Conversion - Plan of Distribution," "- Marketing Arrangements."

                             ROSLYN BANCORP, INC.

     Roslyn Bancorp was recently organized at the direction of the Board of Trustees of the Bank for the purpose of acquiring all of the capital stock of the Bank to be issued in the Conversion. The Company expects to receive approval from the Office of Thrift Supervision ("OTS") to become a savings and loan holding company and, upon completion of the Conversion, will be subject to regulation by the OTS. See "The Conversion - General" and "Regulation and Supervision - Holding Company Regulation." Upon consummation of the Conversion, the Company will have no significant assets other than the shares of the Bank's common stock acquired in the Conversion and an amount equal to 50% of the net proceeds of the Conversion, including the loan to the ESOP, and will have no significant liabilities. The Company intends to use a portion of the net proceeds it retains to loan to the ESOP funds to enable the ESOP to purchase up to 8% of the stock issued in connection with the Conversion, including shares issued to the Foundation. See "Use of Proceeds." The management of the Holding Company is set forth under "Management of the Company." Initially, the Company will neither own nor lease any property, but will instead use the premises, equipment and furniture of the Bank. At the present time, the Company does not intend to employ any persons other than certain officers who are currently officers of the Bank but will utilize the support staff of the Bank from time to time. Additional employees will be hired as appropriate to the extent the Company expands its business in the future.

     Management believes that the holding company structure will provide the Company additional flexibility to diversify, should it decide to do so, its business activities through existing or newly formed subsidiaries, or through acquisitions of or mergers with other financial institutions and financial services related companies. Although there are no current arrangements, understandings or agreements regarding any such opportunities, the Company will be in a position after the Conversion, subject to regulatory limitations and the Company's financial position, to take advantage of any such acquisition and expansion opportunities that may arise. The initial activities of the Company are anticipated to be funded by the proceeds to be retained by the Company, income thereon and through dividends from the Bank.

     The Company's executive office is located at the administrative offices of the Bank, 1400 Old Northern Boulevard, Roslyn, New York 11576. Its telephone number is (516) 621-6000.


                            THE ROSLYN SAVINGS BANK

     The Bank was organized in 1875 as a New York State chartered mutual savings bank. The Bank's deposit accounts are insured to the maximum allowable amount by the BIF as administered by the FDIC. Including the Bank's principal office, which is located in Roslyn, New York, the Bank services its customers from six full service banking facilities located in the New York Counties of Nassau and Suffolk and also operates, through its wholly-owned mortgage banking subsidiary, RFI, six mortgage loan origination offices located in the New York counties of Queens, Nassau, Suffolk and Albany and the New Jersey counties of Morris and Monmouth. In August 1996, the Bank entered into a contract for the purchase of two additional branch office facilities located in Nassau County which are expected to open for business in November 1996. At May 31, 1996, the Bank had total assets of $1.77 billion, total deposits of $1.44 billion and retained earnings of $222.2 million.

     The Bank is a community-oriented savings institution whose businesses primarily consist of accepting deposits from customers and investing those funds in mortgage-backed and mortgage related securities, debt and equity securities, mortgage loans secured by one- to four-family residences, multi-family properties and commercial properties, construction and development loans and home equity, second mortgage, student and consumer loans. At May 31, 1996, the Bank's securities portfolio totalled $1.27 billion, or 71.4% of total assets, and its gross loan portfolio totalled $438.1 million, or 24.7% of total assets, of which $213.0 million were one- to four-family loans, $33.3 million were multi-family loans, $153.6 million were commercial real estate loans, $31.0 million were construction and development loans, and $7.2 million were home equity and second mortgage, student and consumer loans. Currently, all of the Bank's one- to four-family loan origination and related loan servicing and sale activities are conducted through its wholly-owned mortgage banking subsidiary, RFI, which the Bank formed in August 1995 in connection with its purchase of certain assets and liabilities of Residential Mortgage Banking, Inc., a mortgage banking firm that primarily operated in the New York and New Jersey counties in and surrounding New York City and Albany, New York.

     The Bank's investment activities primarily consist of investments in mortgage-backed and mortgage related securities and various debt and equity securities. At May 31, 1996, the Bank had $831.6 million in mortgage-backed and mortgage related securities, or 46.9% of total assets, including CMOs guaranteed or issued by governmental-sponsored and federal agencies such as FNMA, FHLMC and GNMA as well as CMOs issued by private issuers, of which $519.4 was classified as available-for-sale and $312.2 million was classified as held-to-maturity. The Bank's debt securities generally consist of United States Government securities, obligations of FNMA, FHLMC and FNMA, obligations of corporate issuers, public utility bonds, and bonds issued by states and other municipalities consisting of $293.2 million of securities classified as available-for-sale and $1.9 million of securities classified as held-to-maturity. At May 31, 1996, the Bank's equity securities totalled $138.8 million and consisted of preferred stock of corporate issuers, common stock of corporate issuers and mutual fund securities, all of which were classified as available-for-sale. In November 1995, in accordance with the FASB interpretation regarding SFAS No. 115, the Bank transferred investment securities having a carrying value of $648.7 and a market value of $658.3 at that date, from its held-to-maturity portfolio to its available-for-sale portfolio. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Comparison of Financial Condition at December 31, 1995 and December 31, 1994."

     The Bank's executive office is located at 1400 Old Northern Boulevard, Roslyn, New York 11576. Its telephone number is (516) 621-6000.

                         REGULATORY CAPITAL COMPLIANCE

     At May 31, 1996, the Bank exceeded each of its regulatory capital requirements. Set forth below is a summary of the Bank's compliance with the FDIC capital standards as of May 31, 1996, on an historical and pro forma basis assuming that the indicated number of shares were sold as of such date and receipt by the Bank of 50% of the net proceeds. For purposes of the table below, the amount expected to be borrowed by the ESOP and the cost of its shares expected to be acquired by the Stock Programs are deducted from pro forma regulatory capital.

                                    PRO FORMA AT MAY 31, 1996 BASED UPON THE SALE AT $10.00 PER SHARE
                              ------------------------------------------------------------------------
                                                      27,233,010 SHARES          32,038,835 SHARES
                                                      (MINIMUM OF THE            (MIDPOINT OF THE
                                HISTORICAL AT            ESTIMATED                  ESTIMATED
                                 MAY 31, 1996           PRICE RANGE)               PRICE RANGE)
                           ---------------------  -----------------------  -----------------------
                                        PERCENT                  PERCENT                  PERCENT
                                           OF                       OF                       OF
                              AMOUNT   ASSETS(2)    AMOUNT      ASSETS(2)    AMOUNT      ASSETS(2)
                           ----------  ---------  -----------   ---------  -----------   ---------
                                                 (DOLLARS IN THOUSANDS)
GAAP(3) Capital............  $222,244    12.54%    $321,399       17.17%    $339,101       17.95%
                             ========              ========                 ========
Leverage Capital:
  Capital Level(4).........  $219,267    12.39%     318,423       17.04      336,125       17.82
  Requirement(5)...........    53,091     3.00       56,066        3.00       56,597        3.00
                             --------    -----     --------       -----     --------       -----
  Excess...................  $166,176     9.39%    $262,357       14.04%     279,528       14.82%
                             ========    =====     ========       =====     ========       =====
Risk-Based Capital:
  Capital Level(4)(6)......  $229,474    28.10%     329,187       38.23%     346,989       39.92%
  Requirement..............    65,322     8.00       68,891        8.00       69,529        8.00
                             --------    -----     --------       -----     --------       -----
  Excess...................  $164,152    20.10%    $260,296       30.23%    $277,460       31.92%
                             ========    =====     ========       =====     ========       =====
                                                                 42,371,359 SHARES
                                     36,844,660 SHARES               (15% ABOVE
                                     (MAXIMUM OF THE              MAXIMUM OF THE
                                        ESTIMATED                   ESTIMATED
                                      PRICE RANGE)               PRICE RANGE)(1)
                                -------------------------   -------------------------
                                                PERCENT                     PERCENT
                                                  OF                          OF
                                  AMOUNT       ASSETS(2)      AMOUNT       ASSETS(2)
                                ----------   ------------   ----------   ------------
                                               (DOLLARS IN THOUSANDS)
GAAP(3) Capital............     $356,804          18.71%     $377,161         19.57%
                                ========                     ========
Leverage Capital:
  Capital Level(4).........      353,827          18.58       374,185         19.44
  Requirement(5)...........       57,128           3.00        57,739          3.00
                                --------          -----      --------         -----
  Excess...................      296,699          15.58%      316,446         16.44%
                                ========          =====      ========         =====
Risk-Based Capital:
  Capital Level(4)(6)......      364,791          41.59%      385,263         43.47%
  Requirement..............       70,166           8.00        70,899          8.00
                                --------          -----      --------         -----
  Excess...................     $294,625          33.59%     $314,364         35.47%
                                ========          =====      ========         =====

(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% as a result of regulatory considerations as changes in market or general financial or economic conditions following the commencement of the Subscription and Community Offering.
(2) Leverage capital levels are shown as a percentage of tangible assets. Risk-based capital levels are calculated on the basis of a percentage of risk-weighted assets.
(3) GAAP defined as Generally Accepted Accounting Principles.

(4) Pro forma capital levels assume receipt by the Bank of 50% of the net proceeds from the shares of Common Stock sold at the minimum, midpoint and maximum of the Estimated Price Range. These levels also assume funding by the Bank of the Stock Programs equal to 4% of the Common Stock issued and repayment of the Company's loan to the ESOP to enable the ESOP to purchase 8% of the Common Stock issued valued at the minimum, midpoint and maximum of the Estimated Price Range. See "Management of the Bank-Benefit Plans" for a discussion of the Stock Programs and ESOP.

(5) The current leverage capital requirement for savings banks is 3% of total adjusted assets for savings banks that receive the highest supervisory rating for safety and soundness and that are not experiencing or anticipating significant growth. The current leverage capital ratio applicable to all other savings banks is 4% to 5%. See "The Company will not be subject to regulatory capital requirements. Regulation and Supervision - FDIC Regulations - Capital Requirements." The Company will not be subject to regulatory capital requirements.
(6) Assumes net proceeds are invested in assets that carry a risk-weighting equal to the actual risk weighting of the Bank's assets as of May 31, 1996.

                                USE OF PROCEEDS

     Although the actual net proceeds from the sale of the Common Stock cannot be determined until the Conversion is completed, it is presently anticipated that the net proceeds from the sale of the Common Stock will be between $265.6 million and $360.2 million (or $414.6 million if the Estimated Price Range is increased by 15%). See "Pro Forma Data" and "The Conversion - Stock Pricing" as to the assumptions used to arrive at such amounts. The Company will be unable to utilize any of the net proceeds of the Offerings until the consummation of the Conversion.

     The Company will purchase all of the outstanding capital stock of the Bank to be issued upon Conversion in exchange for 50% of the net proceeds of the Offerings. Based on net proceeds of $265.6 million to $360.2 million, the Company expects to utilize between $132.8 million and $180.1 million of net proceeds to purchase the common stock of the Bank. Such portion of net proceeds received by the Bank from the Company will be added to the Bank's general funds which the Bank currently intends to utilize for general corporate purposes, including investments in short- and medium-term, investment grade debt securities, mortgage-backed and mortgage related securities and preferred stock. The Bank also intends to utilize funds to increase its emphasis on one- to four-family, multi-family and commercial real estate lending depending on market conditions. The Bank may also use such funds for the expansion of its facilities, and to expand operations through acquisitions of other financial institutions, branch offices or other financial services companies, including those located within the Bank's primary market area. To the extent that the stock-based benefit programs which the Company or the Bank intend to adopt subsequent to the Conversion are not funded with authorized but unissued common stock of the Company, the Company or Bank may use net proceeds from the Conversion to fund the purchase of stock to be awarded under such stock benefit programs. See "Risk Factors -Stock-Based Benefits to Management, Employment Contracts and Change in Control Payments" and "Management of the Bank - Benefit Plans - Stock Option Plans" and " - Stock Programs."

     The Company intends to use a portion of the net proceeds it retains (i.e., 50% of the net proceeds, which based on net proceeds of $265.2 million to $360.2 million will be between $132.8 million and $180.1 million) to make a loan directly to the ESOP to enable the ESOP to purchase in the Conversion, or in the open market to the extent Common Stock is not available to fill the ESOP's subscription, 8% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation. Based upon the sale of 27,233,010 shares or 36,844,660 shares at the minimum and maximum of the Estimated Price Range, and the issuance of shares to the Foundation, the amount of the loan to the ESOP would be $22.4 million or $30.4 million, respectively (or $34.9 million if the Estimated Price Range is increased by 15%), with a term of 30 years at the prevailing prime rate of interest, which currently is 8.75%. The Company and Bank may alternatively choose to fund the ESOP's stock purchases through a loan by a third party financial institution. See "Management of the Bank - Benefit Plans - ESOP." The remaining net proceeds retained by the Company will initially be invested in short- and medium-term debt obligations, mortgage-backed and mortgage related securities and other investment grade marketable securities.

     The net proceeds retained by the Company may also be used to support the future expansion of operations through branch acquisitions, the establishment of branch offices and the acquisition of savings associations and commercial banks or their assets, including those located within the Bank's market area or diversification into other banking related businesses. Except for the Bank's intended purchase of two branches, which are expected to open in November 1996, the Company and the Bank have no current arrangements, understandings or agreements regarding any such transactions. The Company, upon the Conversion, will be a savings and loan holding company, which under existing laws would be restricted as to the types of business activities in which it may engage. See "Regulation and Supervision - Holding Company Regulation" for a description of certain regulations applicable to the Company.

     Upon completion of the Conversion, the Board of Directors of the Company will have the authority to adopt stock repurchase plans, subject to statutory and regulatory requirements. Unless approved by the Superintendent, the Company, pursuant to NYBD regulations, may not repurchase any Common Stock in the first year after conversion and, during the next two following years, may only repurchase up to 5% of its outstanding capital stock during each twelve-month period. Further, the Company may not repurchase any of its Common Stock if the repurchases would cause the Bank to become "undercapitalized" within the meaning of the FDIC prompt corrective action regulation. See "Regulation and Supervision -Prompt Corrective Regulatory Action." In addition, the FDIC prohibits an insured mutual state savings bank that has converted from the mutual to stock form of ownership from repurchasing its capital stock within one year following the date of its conversion to stock form, except that stock repurchases of no greater than 5% of a bank's outstanding capital stock may be repurchased during this one year period where compelling and valid business reasons are established to the satisfaction of the FDIC. Based upon facts and circumstances following the Conversion and subject to applicable regulatory requirements, the Board of Directors may determine to repurchase stock in the future. Such facts and circumstances may include but not be limited to: (i) market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the opportunity to improve the Company's return on equity; (ii) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and (iii) any other circumstances in which repurchases would be in the best interests of the Company and its shareholders. In the event the Company determines to repurchase stock, such repurchases may be made at market prices which may be in excess of the Purchase Price in the Conversion. To the extent that the Company repurchases stock at market prices in excess of the Purchase Price in the Conversion, such repurchases may have a dilutive effect upon the interests of existing stockholders. Any stock repurchases will be subject to the determination of the Board of Directors that both the Company and the Bank will be capitalized in excess of all applicable regulatory requirements after any such repurchases and that such capital will be adequate, taking into account, among other things, the level of non-performing and other risk assets, the Company's and the Bank's current and projected results of operations and asset/liability structure, the economic environment, tax and other considerations. See "The Conversion -Certain Restrictions on Purchase or Transfer of Shares after Conversion."

     While the Company's Board of Directors intends to consider a policy of paying cash dividends in the future, the Board has not currently formulated a policy with respect to the payment of dividends. The payment of dividends or repurchase of stock, however, would be prohibited if stockholders' equity would be reduced below the amount required to maintain the Bank's liquidation account. See "Dividend Policy" and "The Conversion - Liquidation Rights" and "- Certain Restrictions on Purchase or Transfer of Shares After Conversion."

                                DIVIDEND POLICY

     Upon Conversion, the Board of Directors of the Company will have the authority to declare dividends on the Common Stock, subject to statutory and regulatory requirements. Following the Conversion, the Board of Directors intends to consider a policy of paying cash dividends on the Common Stock. However, no decision has been made as to the amount or timing of such dividends, if any.

     The Bank will not be permitted to pay dividends on its common stock or repurchase shares of its common stock if its stockholder's equity would be reduced below the amount required for the liquidation account. See "The Conversion - Liquidation Rights." Under New York State Banking Law, dividends may be declared and paid only out of the net profits of the Bank. The approval of the Superintendent is required if the total of all dividends declared in any calendar year will exceed net profits for that year plus the retained net profits of the preceding two years, less any required transfer to surplus or a fund for the retirement of any preferred stock. In addition, no dividends may be declared, credited or paid if the effect thereof would cause the Bank's capital to be reduced below the amount required by the Superintendent or the FDIC. See "Regulation and Supervision." As of May 31, 1996, the Bank had $46.5 million available for the payment of dividends without prior approval of the Superintendent. Subsequent to the Conversion, the availability of the Bank's funds for the payment of dividends may be limited by the liquidation account. See "The Conversion - Liquidation Rights." Dividends or any repurchase by the Bank of its stock in excess of the Bank's current and accumulated earnings could result in the realization by the Bank of taxable income. See "Federal and State Taxation - Federal Taxation."

     Unlike the Bank, the Company is not subject to NYBD regulatory restrictions on the payment of dividends to its stockholders, although the source of such dividends will be, in part, dependent upon dividends from the Bank in addition to the net proceeds retained by the Company and earnings thereon. The Company is subject, however, to the requirements of Delaware law, which generally limit dividends to an amount equal to the excess of the net assets of the Company (the amount by which total assets exceed total liabilities) over its statutory capital, or if there is no such excess, to its net profits for the current and/or immediately preceding fiscal year.

     Additionally, in connection with the Conversion, the Company and Bank have committed to the FDIC that during the one-year period following the consummation of the Conversion, the Company will not declare an extraordinary dividend which would be treated by recipient stockholders as a tax-free return of capital for federal income tax purposes without prior approval of the FDIC.

                          MARKET FOR THE COMMON STOCK

     The Company was recently formed and has never issued capital stock. The Bank, as a mutual institution, has never issued capital stock. The Company has received conditional approval to have its Common Stock quoted on the Nasdaq National Market under the symbol "RSLN" subject to the completion of the Conversion and compliance with certain conditions including the presence of at least two registered and active market makers. The Company will seek to encourage and assist at least two market makers to make a market in its Common Stock. Making a market involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. There can be no assurance that the Common Stock will be able to meet the applicable listing criteria in order to maintain its quotation on the Nasdaq National Market or that an active and liquid trading market will develop or, if developed, will be maintained. A public market having the desirable characteristics of depth, liquidity and orderliness, however, depends upon the presence in the marketplace of both willing buyers and sellers of Common Stock at any given time, which is not within the control of the Company. No assurance can be given that an investor will be able to resell the Common Stock at or above the Purchase Price of the Common Stock after the Conversion. See "Risk Factors - Absence of Market for Common Stock."

                                 CAPITALIZATION


     The following table presents the historical capitalization of the Bank at May 31, 1996, and the pro forma consolidated capitalization of the Company after giving effect to the Conversion, including the issuance of shares to the Foundation, based upon the sale of the number of shares indicated in the table and the other assumptions set forth under "Pro Forma Data."

                                                                COMPANY PRO FORMA BASED UPON SALE AT $10.00 PER SHARE
                                                              ----------------------------------------------------------
                                                                                                          42,371,359
                                                               27,233,010    32,038,835     36,844,660      SHARES
                                                                 SHARES       SHARES         SHARES      (15% ABOVE
                                                              (MINIMUM OF   (MIDPOINT OF   (MAXIMUM OF   MAXIMUM OF
                                                    BANK       ESTIMATED     ESTIMATED      ESTIMATED     ESTIMATED
                                                 HISTORICAL   PRICE RANGE)  RICE RANGE)    PRICE RANGE)  PRICE RANGE)(1)
                                                 ----------   ------------  -----------    ------------  ---------------

                                                                           (IN THOUSANDS)
Deposits (2)...................................  $1,441,845   $ 1,441,845    $ 1,441,845   $ 1,441,845   $ 1,441,845
                                                 ----------   -----------    -----------   -----------   -----------
Total deposits and borrowed funds..............  $1,511,443   $ 1,511,443    $ 1,511,443   $ 1,511,443   $ 1,511,443
                                                 ==========   ===========    ===========   ===========   ===========
Stockholders' equity:
  Preferred Stock, $.01 par value,
     10,000,000 shares authorized;
    none to be issued..........................           -             -              -             -             -
  Common Stock, $.01 par value,
     100,000,000 shares authorized;
    shares to be issued as reflected...........           -           281            330           379           436
  Additional paid-in capital(3)................           -       273,520        322,197       370,874       426,852
  Retained earnings(4).........................     222,916       222,916        222,916       222,916       222,916
 Less:
  Expense of contributions to                             -        (8,170)        (9,612)      (11,053)      (12,711)
     Foundation................................
 Plus:                                                    -         3,023          3,556         4,090         4,703
  Tax effect of contribution
     to Foundation(5)..........................
  Net unrealized loss on                               (672)         (672)          (672)         (672)         (672)
  securities available-for-sale, net of taxes..
Less:
  Common Stock acquired by the                            -       (22,440)       (26,400)      (30,360)      (34,914)
     ESOP(6)...................................
  Common Stock acquired by the                            -       (11,220)       (13,200)      (15,180)      (17,457)
    Stock Programs(7)..........................  ----------   -----------    -----------   -----------   -----------

Total stockholders' equity.....................  $  222,244   $   457,238    $   499,115   $   540,994   $   589,153
                                                 ==========   ===========    ===========   ===========   ===========

_______________________
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription and Community Offerings.
(2) Does not reflect withdrawals from deposit accounts for the purchase of Common Stock in the Conversion. Such withdrawals would reduce pro forma deposits by the amount of such withdrawals.
(3) Reflects the issuance of shares sold in the Offerings and the issuance of additional shares of Common Stock to the Foundation at a value of $10.00 per share. No effect has been given to the issuance of additional shares of Common Stock pursuant to the Company's Stock Option Plans intended to be adopted by the Company and presented for approval of stockholders at a meeting of stockholders following the Conversion. The Stock Option Plans would provide the grant of stock options to purchase an amount of Common Stock equal to 10% of the shares of Common Stock issued in the Conversion. See "Management of the Bank - Benefit Plans - Stock Option Plans."
(4) The retained earnings of the Bank will be substantially restricted after the Conversion. See "The Conversion - Liquidation Rights."
(5) Represents the tax effect of the contribution of Common Stock to the Foundation based on a 37% tax rate. The realization of the deferred tax benefit is limited annually to 10% of the Company's annual taxable income, subject to the ability of the Company to carry forward any unused portion of the deduction for five years following the year in which the contribution is made.
(6) Assumes that 8% of the shares issued in connection with the Conversion, including shares issued to the Foundation, will be purchased by the ESOP and the funds used to acquire the ESOP shares will be borrowed from the Company. The Common Stock acquired by the ESOP is reflected as a reduction of stockholders' equity. See "Management of the Bank - Benefit Plans - ESOP" and "- Benefit Plans - Stock Programs."
(7) Assumes that, subsequent to the Conversion, an amount equal to 4% of the shares of Common Stock sold in the Conversion and issued to the Foundation is purchased by the Stock Programs through open market purchases. The Common Stock purchased by the Stock Programs is reflected as a reduction of stockholder's equity. See "Risk Factors - Possible Dilutive Effect of Stock Programs and Stock Options," Footnote 2 to the tables under "Pro Forma Data" and "Management of the Bank - Benefit Plans - Stock Programs."

                                PRO FORMA DATA

     The actual net proceeds from the sale of the Common Stock cannot be determined until the Conversion is completed. However, net proceeds are currently estimated to be between $265.6 million and $360.2 million based upon the following assumptions: (i) $4.5 million will be sold to executive officers, Trustees, Directors and employees of the Bank and Company, the ESOP will purchase 8% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation, and the remaining shares will be sold in the Subscription and Community Offerings; (ii) commissions will be paid as follows: (A) Sandler O'Neill will receive a fee equal to 1.75% of the aggregate Purchase Price of the shares sold in the Subscription Offering and Community Offering; and (B) no fee will be paid with respect to shares purchased by the ESOP, officers, employees, Trustees and Directors of the Bank and Company and members of their immediate families; and (iii) the Company will issue to the Foundation an amount of Common Stock of 3% of the Common Stock sold in the Conversion from authorized but unissued shares; and (iv) Conversion expenses, excluding the marketing fees paid to Sandler O'Neill, will be approximately $2.4 million. Actual Conversion expenses may vary from those estimated.

     Pro forma consolidated net income of the Company for the five months ended May 31, 1996 and for the year ended December 31, 1995 have been calculated as if the Common Stock had been sold at the beginning of the respective periods and the net proceeds had been invested at 5.78% (the one year U.S. Treasury bill rate as of July 30, 1996). The tables do not reflect the effect of withdrawals from deposit accounts for the purchase of Common Stock. The pro forma after-tax yield for the Company and the Bank is assumed to be 3.64% for the five months ended May 31, 1996, (based on an assumed tax rate of 37.0%) and 3.64% for the year ended December 31, 1995 (based on an assumed tax rate of 37.0%). Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of Common Stock, as adjusted to give effect to the purchase of shares by the ESOP and the effect of the issuance of shares to the Foundation. No effect has been given in the pro forma stockholders' equity calculations for the assumed earnings on the net proceeds. As discussed under "Use of Proceeds," the Company will retain 50% of the net Conversion proceeds.

     The following pro forma information may not be representative of the financial effects of the foregoing transactions at the dates on which such transactions actually occur and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders' equity represents the difference between the stated amount of assets and liabilities of the Company. The pro forma stockholders' equity is not intended to represent the fair market value of the Common Stock and may be greater than amounts that would be available for distribution to stockholders in the event of liquidation.

     The following tables summarize historical data of the Bank and pro forma data of the Company at or for the five months ended May 31, 1996, and at or for the year ended December 31, 1995, based on the assumptions set forth above and in the table and should not be used as a basis for projections of market value of the Common Stock following the Conversion. The tables below give effect to the Stock Programs, which are expected to be adopted by the Company following the Conversion and presented to stockholders for approval at a meeting of stockholders. See Footnote 2 to the tables and "Management of the Bank - Benefit Plans - Stock Programs." No effect has been given in the tables to the possible issuance of additional shares reserved for future issuance pursuant to the Stock Option Plans to be adopted by the Board of Directors of the Company and presented to stockholders for approval at a meeting of stockholders, nor does book value as presented give any effect to the liquidation account to be established for the benefit of Eligible Account Holders or, in the event of liquidation of the Bank, to the tax effect of the bad debt reserve and other factors. See Footnote 3 to the tables below, "The Conversion -Liquidation Rights" and "Management of the Bank - Benefit Plans -Stock Option Plans." THE FOLLOWING

TABLE GIVES EFFECT TO THE ISSUANCE OF AUTHORIZED BUT UNISSUED SHARES OF THE COMPANY'S COMMON STOCK TO THE FOUNDATION CONCURRENTLY WITH THE COMPLETION OF THE CONVERSION. THE VALUATION RANGE, AS SET FORTH HEREIN AND IN THE TABLE BELOW, TAKES INTO ACCOUNT THE DILUTIVE IMPACT OF THE ISSUANCE OF SHARES TO THE FOUNDATION.

                                                    AT OR FOR THE FIVE MONTHS ENDED MAY 31, 1996
                                        ------------------------------------------------------------------
                                                                                            42,371,359
                                           27,233,010      32,038,835      36,844,660       SHARES SOLD
                                           SHARES SOLD     SHARES SOLD     SHARES SOLD     AT $10.00 PER
                                            AT $10.00       AT $10.00       AT $10.00        SHARE (15%
                                            PER SHARE       PER SHARE       PER SHARE          ABOVE
                                            (MINIMUM        (MIDPOINT       (MAXIMUM          MAXIMUM
                                          OF ESTIMATED    OF ESTIMATED    OF ESTIMATED      OF ESTIMATED
                                          PRICE RANGE)    PRICE RANGE)    PRICE RANGE)    PRICE RANGE)(8)
                                        --------------    ------------    ------------    ----------------
                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Gross proceeds..........................    $   272,330     $   320,388     $   368,447        $   423,714
Plus:  Shares acquired by Charitable
    Trust Foundation (equal to 3% of
    stock issued in Conversion).........          8,170           9,612          11,053             12,711
                                            -----------     -----------     -----------        -----------
Pro forma market capitalization.........    $   280,500     $   330,000     $   379,500        $   436,425
                                            ===========     ===========     ===========        ===========
Gross proceeds..........................    $   272,330     $   320,388     $   368,497        $   423,714
Less:  Offering expenses and
     commissions........................         (6,699)         (7,473)         (8,247)            (9,137)
                                            -----------     -----------     -----------        -----------
Estimated net proceeds..................    $   265,631     $   312,915     $   360,200        $   414,577
Less:  Common Stock purchased
       by ESOP..........................        (22,440)        (26,400)        (30,360)           (34,914)
    Common Stock purchased by
       Stock Programs...................        (11,220)        (13,200)        (15,180)           (17,457)
                                            -----------     -----------     -----------        -----------
   Estimated net proceeds, as adjusted..    $   231,971     $   273,315     $   314,660        $   362,206
                                            ===========     ===========     ===========        ===========
Net income(1):
   Historical...........................    $     8,391     $     8,391     $     8,391        $     8,391
   Pro forma income on net proceeds,
      as adjusted.......................          3,520           4,147           4,774              5,496
   Pro forma ESOP adjustment(2).........           (196)           (231)           (266)              (305)
   Pro forma Stock
      Program adjustment(3).............           (589)           (693)           (797)              (916)
                                            -----------     -----------     -----------        -----------
    Pro forma net income................    $    11,126     $    11,614     $    12,102        $    12,666
                                            ===========     ===========     ===========        ===========
Per share net income(1):
   Historical...........................    $      0.32     $      0.27     $      0.24        $      0.21
   Pro forma income on net proceeds,
      as adjusted.......................           0.14            0.14            0.14               0.14
   Pro forma ESOP adjustment(2).........          (0.01)          (0.01)          (0.01)             (0.01)
   Pro forma Stock Programs
      adjustment(3).....................          (0.02)          (0.02)          (0.02)             (0.02)
                                            -----------     -----------     -----------        -----------
    Pro forma net income per share......    $      0.43     $      0.38     $      0.35        $      0.32
                                            ===========     ===========     ===========        ===========
Stockholders' equity:
   Historical...........................    $   222,244     $   222,244     $   222,244        $   222,244
   Estimated net proceeds...............        265,631         312,915         360,200            414,577
   Plus: Shares issued to Foundation....          8,170           9,612          11,053             12,711
   Less: Contribution to Foundation.....         (8,170)         (9,612)        (11,053)           (12,711)
   Plus:  Tax benefit of the contribution
       to the Foundation................          3,023           3,556           4,090              4,703
   Less:  Common Stock acquired
       by ESOP(2).......................        (22,440)        (26,400)        (30,360)           (34,914)
   Less:  Common Stock acquired
       by Stock Programs(3).............        (11,220)        (13,200)        (15,180)           (17,957)
                                            -----------     -----------     -----------        -----------
    Pro forma stockholders'
     equity(3)(4)(5)....................    $   457,238     $   499,115     $   540,934        $   589,153
                                            ===========     ===========     ===========        ===========
Stockholders' equity per share(6):
   Historical...........................    $      7.92     $      6.73     $      5.86        $      5.09
   Estimated net proceeds...............           9.47            9.48            9.49               9.50
   Plus: Shares issued to Foundation....           0.29            0.29            0.29               0.29
   Less: Shares issued to Foundation....          (0.29)          (0.29)          (0.29)             (0.29)
   Plus:  Tax benefit of
   Charitable Foundation................           0.11            0.11            0.11               0.11
   Less:  Common Stock acquired
     by ESOP(2).........................          (0.80)          (0.80)          (0.80)             (0.80)
       Common Stock acquired by
     Stock Programs(3)..................          (0.40)          (0.40)          (0.40)             (0.40)
                                            -----------     -----------     -----------        -----------
    Pro forma stockholders' equity
     per share(3)(4)(5).................    $     16.30     $     15.12     $     14.26        $     13.50
                                            ===========     ===========     ===========        ===========
Offering price as a percentage of
  pro forma stockholders' equity
    per share...........................          61.35%          66.14%          70.03%             74.07%
Offering price to pro forma net
   earnings per share(7)................           9.69x          10.96x          11.90x             13.02x


______________________
(1) Does not give effect to the non-recurring expense that will be recognized in 1996 as a result of the establishment of the Foundation. The Company will recognize an after-tax expense for the amount of the contribution to the Foundation which is expected to be $5.1 million, $6.1 million, $7.0 million and $8.0 million at the minimum, midpoint, maximum and maximum as adjusted, of the Estimated Price Range, respectively. Per share net income data is based on 25,837,167, 30,396,667, 34,956,167 and 40,199,592 shares outstanding which represents shares sold in the Conversion, shares contributed to the Foundation and shares to be allocated or distributed under the ESOF and Stock Programs for the period presented.
(2) It is assumed that 8% of the shares of Common Stock issued in connection with the Conversion, including shares issued to the Foundation, will be purchased by the ESOP. For purposes of this table, the funds used to acquire such shares are assumed to have been borrowed by the ESOP from the Company. The amount to be borrowed is reflected as a reduction of stockholders' equity. The Bank intends to make annual contributions to the ESOP in an amount at least equal to the principal and interest requirement of the debt. The Bank's total annual payment of the ESOP debt is based upon 30 equal annual installments of principal, with an assumed interest rate at 8.75%. The pro forma net earnings assumes: (i) that the Bank's contribution to the ESOP is equivalent to the debt service requirement for the five months ended May 31, 1996, and was made at the end of the period; (ii) that 31,167, 36,667, 42,167, and 48,492 shares at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, were committed to be released during the five months ended May 31, 1996, at an average fair value of $10.00 per share in accordance with Statement of Position ("SOP") 93-6; and (iii) only the ESOP shares committed to be released were considered outstanding for purposes of the net earnings per share calculations. See "Management of the Bank -Benefit Plans - ESOP."
(3) Gives effect to the Stock Programs expected to be adopted by the Company following the Conversion and presented for approval at a meeting of stockholders. If the Stock Programs are approved by stockholders, the Stock Programs intend to acquire an amount of Common Stock equal to 4% of the shares of Common Stock sold in the Conversion and issued to the Foundation, or 1,222,000, 1,320,000, 1,518,000 and 1,745,700 shares of Common Stock at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, either through open market purchases, if permissible, or from authorized but unissued shares of Common Stock or treasury stock of the Company, if any. Funds used by the Stock Programs to purchase the shares will be contributed to the Stock Programs by the Bank. In calculating the pro forma effect of the Stock Programs, it is assumed that the shares were acquired by the Stock Programs at the beginning of the period presented in open market purchases at the Purchase Price and that 8.3% of the amount contributed was an amortized expense during such period. The issuance of authorized but unissued shares of the Company's Common Stock to the Stock Programs instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.8% and pro forma net earnings per share would be $0.41, $0.37, $0.33 and $0.30 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, and pro forma stockholders' equity per share would be $16.06, $14.93, $14.09 and $13.36 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively. There can be no assurance that the actual purchase price of the shares granted under the Stock Programs will be equal to the Purchase Price. See "Management of the Bank - Benefit
     Plans - Stock Programs."
(4) No effect has been given to the issuance of additional shares of Common Stock pursuant to the Stock Option Plans expected to be adopted by the Company following the Conversion. The Company expects to present the Stock Option Plans for approval at a meeting of stockholders. If the Stock Option Plans are approved by stockholders, an amount equal to 10% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation, or 2,805,000, 3,300,000, 3,795,000 and 4,364,250 shares at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the Stock Option Plans. The issuance of Common Stock pursuant to the exercise of options under the Stock Option Plans will result in the dilution of existing stockholders' interests. Assuming all options were exercised at the end of the period at an exercise price of $10.00 per share, the pro forma net earnings per share would be $0.40 $0.35, $0.32 and $0.29, respectively, and the pro forma stockholders' equity per share would be $15.73, $14.66, $13.87 and $13.18, respectively. See "Management of the Bank - Benefit Plans - Stock Option Plans."
(5) The retained earnings of the Bank will continue to be substantially restricted after the Conversion. See "Dividend Policy," "The Conversion - Liquidation Rights" and "Regulation and Supervision - New York State Law."
(6) Stockholders equity per share data is based upon 28,050,000, 33,000,000, and 37,950,000 and 43,642,500 shares outstanding representing shares sold in the conversion, shares contributed to the Foundation and shares purchased by the ESOP and Stock Programs.
(7) Based on pro forma net earnings for the five months ended May 31, 1996 that have been annualized.
(8) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription and Community Offerings.

                                                   AT OR FOR THE YEAR ENDED DECEMBER 31, 1995
                                        -------------------------------------------------------------
                                          27,233,010      32,038,835     36,844,660
                                          SHARES SOLD     SHARES SOLD    SHARES SOLD      42,371,359
                                           AT $10.00       AT $10.00     AT $10.00       SHARES SOLD
                                           PER SHARE       PER SHARE     PER SHARE      AT $10.00 PER
                                           (MINIMUM        (MIDPOINT      (MAXIMUM       SHARE (15%
                                              OF              OF             OF            ABOVE
                                          ESTIMATED       ESTIMATED      ESTIMATED        MAXIMUM
                                            PRICE           PRICE          PRICE        OF ESTIMATED
                                            RANGE)          RANGE)         RANGE)      PRICE RANGE)(8)
                                         ---------        --------        -------      --------------
                                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Gross proceeds..........................  $   272,330   $   320,388      $ 368,447        $   423,714
Plus:  Shares acquired by Charitable
    Trust Foundation (equal to 3% of
    stock issued in Conversion).........        8,170         9,612         11,053             12,711
                                          -----------   -----------       --------        -----------
Pro forma market capitalization.........  $   280,500   $   330,000       $379,500        $   436,425
                                          ===========   ===========       ========        ===========
Gross proceeds..........................  $   272,330   $   320,388       $368,447        $   423,714
Less:  Offering expenses and
     commissions........................       (6,699)       (7,473)        (8,247)            (9,137)
                                          -----------   -----------       --------        -----------
Estimated net proceeds..................  $   265,631   $   312,915       $360,200        $   414,577
Less:  Common Stock purchased
        by ESOP.........................      (22,440)      (26,400)       (30,360)           (34,914)
       Common Stock purchased by
       Stock Programs...................      (11,220)      (13,200)       (15,180)           (17,457)
                                          -----------   -----------       --------        -----------
   Estimated net proceeds, as adjusted..  $   231,971   $   273,315       $314,660        $   362,206
                                          ===========   ===========       ========        ===========
Net income(1):
   Historical...........................  $    18,718   $    18,718       $ 18,718        $    18,718
   Pro forma income on net proceeds,
      as adjusted.......................        8,447         9,953         11,458             13,189
   Pro forma ESOP adjustment(2).........         (471)         (554)          (638)              (733)
   Pro forma Stock Programs
      adjustment(3).....................       (1,414)       (1,663)        (1,913)            (2,200)
                                          -----------   -----------       --------        -----------
    Pro forma net income................  $    25,280   $    26,454       $ 27,625        $    28,974
                                          ===========   ===========       ========        ===========
Per share net income(1):
   Historical...........................  $      0.72   $      0.61       $   0.53        $      0.46
   Pro forma income on net proceeds,
      as adjusted.......................         0.33          0.33           0.33               0.33
   Pro forma ESOP adjustment(2).........        (0.02)        (0.02)         (0.02)             (0.02)
   Pro forma Stock Programs
      adjustment(3).....................        (0.05)        (0.05)         (0.05)             (0.05)
                                          -----------   -----------       --------        -----------
    Pro forma net income per share......  $      0.98   $      0.87       $   0.79        $      0.72
                                          ===========   ===========       ========        ===========
Stockholders' equity:
   Historical...........................  $   226,418   $   226,418       $226,418        $   226,418
   Estimated net proceeds...............      265,631       312,915        360,200            414,577
   Plus:  Shares issued to Foundation...        8,170         9,612         11,053             12,711
   Less:  Contribution to Foundation....       (8,170)       (9,612)       (11,053)           (12,711)
   Plus:  Tax benefit of
      Foundation........................        3,023         3,556          4,090              4,703
   Less:  Common Stock acquired
       by ESOP(2).......................      (22,440)      (26,400)       (30,360)           (34,914)
   Less:  Common Stock acquired
       by Stock Programs(3).............      (11,220)      (13,200)       (15,180)           (17,457)
                                          -----------   -----------       --------        -----------
    Pro forma stockholders'
     equity(3)(4)(5)....................  $   461,412   $   503,289       $545,168        $   593,327
                                          ===========   ===========       ========        ===========
Stockholders' equity per share(6):
   Historical...........................  $      8.07   $      6.86       $   5.97        $      5.19
   Estimated net proceeds...............         9.47          9.48           9.49               9.50
   Plus:  Shares issued to Foundation            0.29          0.29           0.29               0.29
   Less:  Contribution to Foundation            (0.29)        (0.29)         (0.29)             (0.29)
   Plus:  Tax benefit of
   Charitable Foundation................         0.11          0.11           0.11               0.11
   Less:  Common Stock acquired
     by ESOP(2).........................        (0.80)        (0.80)         (0.80)             (0.80)
       Common Stock acquired by
     Stock Programs(3)..................        (0.40)        (0.40)         (0.40)             (0.40)
                                          -----------   -----------       --------        -----------
    Pro forma stockholders' equity
     per share(3)(4)(5).................  $     16.45   $     15.25       $  14.37        $     13.60
                                          ===========   ===========       ========        ===========
Offering price as a percentage of
  pro forma stockholders' equity
    per share...........................        60.79%        65.57%         69.59%             73.53%
Offering price to pro forma net
   earnings per share(7)................        10.20x        11.49x         12.66x             13.89x

                                                                           (see footnotes on next page)

(1) Does not give effect to the non-recurring expense that will be recognized in 1996 as a result of the establishment of the Foundation. The Company will recognize an after-tax expense for the amount of the contribution to the Foundation which is expected to be $5.1 million, $6.1 million, $7.0 million and $8.0 million at the minimum, midpoint, maximum and maximum as adjusted, of the Estimated Price Range, respectively. Per share net income data is based on 25,880,800, 30,448,000, 35,015,200 and 40,267,480 shares outstanding which represents shares sold in the Conversion shares contributed to the Foundation and shares to be allocated or distributed under the ESOP and Stock Program for the period presented.
(2) It is assumed that 8% of the shares of Common Stock issued in connection with the Conversion, including shares issued to the Foundation, will be purchased by the ESOP. For purposes of this table, the funds used to acquire such shares are assumed to have been borrowed by the ESOP from the Company. The amount to be borrowed is reflected as a reduction of stockholders' equity. The Bank intends to make annual contributions to the ESOP in an amount at least equal to the principal and interest requirement of the debt. The Bank's total annual payment of the ESOP debt is based upon 30 equal annual installments of principal, with an assumed interest rate at 8.75%. The pro forma net earnings assumes: (i) that the Bank's contribution to the ESOP is equivalent to the debt service requirement for the year ended December 31, 1995, and was made at the end of the period; (ii) that 74,800, 88,000, 101,200 and 116,380 shares at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, were committed to be released during the year ended December 31, 1995 at an average fair value of $10.00 per share in accordance with SOP 93-6; and
     (iii) only the ESOP shares committed to be released were considered outstanding for purposes of the net earnings per share calculations. See "Management of the Bank -Benefit Plans - ESOP."
(3) Gives effect to the Stock Programs expected to be adopted by the Company following the Conversion and presented for approval at a meeting of stockholders. If the Stock Programs are approved by stockholders, the Stock Programs intend to acquire an amount of Common Stock equal to 4% of the shares of Common Stock issued in connection with the Conversion, including shares issued to the Foundation, or 1,122,000, 1,320,000, 1,518,000 and 1,745,700 shares of Common Stock at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, either through open market purchases, if permissible, or from authorized but unissued shares of Common Stock or treasury stock of the Company, if any. In calculating the pro forma effect of the Stock Programs, it is assumed that the shares were acquired by the Stock Programs at the beginning of the period presented in open market purchases at the Purchase Price and that 20% of the amount contributed was an amortized expense during such period. The issuance of authorized but unissued shares of the Company's Common Stock to the Stock Programs instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.8% and pro forma net earnings per share would be $0.94, $0.83, $0.76 and $0.69 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively and pro forma stockholders' equity per share would be $16.20, $15.14, $14.34 and $13.64 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively. There can be no assurance that the actual purchase price of the shares granted under the Stock Programs will be equal to the Purchase Price. See "Management of the Bank - Benefit
     Plans - Stock Programs."
(4) No effect has been given to the issuance of additional shares of Common Stock pursuant to the Stock Option Plans expected to be adopted by the Company following the Conversion. The Company expects to present the Stock Option Plans for approval at a meeting of stockholders. If the Stock Option Plans are approved by stockholders, an amount equal to 10% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation, or 2,805,000, 3,300,000, 3,795,000 and 4,364,250 shares at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the Stock Option Plans. The issuance of Common Stock pursuant to the exercise of options under the Stock Option Plans will result in the dilution of existing stockholders' interests. Assuming all options were exercised at the end of the period at an exercise price of $10.00 per share, the pro forma net earnings per share would be $0.88, $0.78, $0.71 and $0.65, respectively, and the pro forma stockholders' equity per share would be $15.86, $14.77, $13.97 and $13.27, respectively. See "Management of the Bank - Benefit Plans - Stock Option Plans."
(5) The retained earnings of the Bank will continue to be substantially restricted after the Conversion. See "Dividend Policy," "The Conversion - Liquidation Rights" and "Regulation and Supervision - New York State Law."
(6) Stockholders equity per share data is based upon 28,050,000, 33,000,000, 37,950,000 and 43,642,500 shares outstanding representing shares sold in the conversion, shares contributed to the Foundation and shares purchased by the BSOP and Stock Programs.
(7) Based on pro forma net earnings for the five months ended May 31, 1996 that has been annualized.
(8) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription and Community Offerings.

      COMPARISON OF VALUATION AND PRO FORMA INFORMATION WITH NO FOUNDATION

     In the event that the Foundation was not being established as part of the Conversion, FinPro has estimated that the pro forma aggregate market capitalization of the Company would be approximately $339.2 million, at the midpoint, which is approximately $9.2 million greater than the pro forma aggregate market capitalization of the Company if the Foundation is included and would result in approximately an $18.8 million increase in the amount of Common Stock offered for sale in the Conversion. The pro forma price to book ratio and pro forma price to earnings ratio would be approximately the same under both the current appraisal and the estimate of the value of the Company without the Foundation. Further, assuming the midpoint of the Estimated Price Range, pro forma stockholders' equity per share and pro forma earnings per share would be the same with the Foundation as without the Foundation. In this regard, pro forma stockholders' equity and pro forma net income per share would be $15.12 and $0.38, respectively, at the midpoint of the estimate, assuming no Foundation, and $15.12 and $0.38, respectively, with the Foundation. The pro forma price to book ratio and the pro forma price to earnings ratio are 66.14% and 10.96x, respectively, at the midpoint of the estimate, assuming no Foundation and are 66.14% and 10.96x, respectively, with the Foundation. There is no assurance that in the event the Foundation was not formed that the appraisal prepared at that time would have concluded that the pro forma market value of the Company would be the same as that estimated herein. Any appraisal prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

     For comparative purposes only, set forth below are certain pricing ratios and financial data and ratios, at the minimum, midpoint, maximum and maximum, as adjusted, of the Estimated Price Range, assuming the Conversion was completed at May 31, 1996.

                                                                                                               AT THE MAXIMUM,
                                  AT THE MINIMUM           AT THE MIDPOINT            AT THE MAXIMUM             AS ADJUSTED
                           -------------------------------------------------------------------------------------------------------
                                WITH          NO          WITH          NO          WITH          NO          WITH          NO
                             FOUNDATION   FOUNDATION   FOUNDATION   FOUNDATION   FOUNDATION   FOUNDATION   FOUNDATION   FOUNDATION
                           -------------------------------------------------------------------------------------------------------
                                                                    (DOLLARS IN THOUSANDS)

Estimated offering amount..  $  272,330   $  288,320   $  320,388   $  339,200   $  368,447   $  390,080   $  423,714   $  448,592
Pro forma market
 capitalization............     280,500      288,320      330,000      339,200      379,500      390,080      436,425      448,592

Total assets...............   2,007,169    2,018,952    2,049,046    2,062,909    2,090,865    2,106,867    2,139,084    2,157,418
Total liabilities..........   1,549,931    1,549,931    1,549,931    1,549,931    1,549,931    1,549,931    1,549,931    1,549,931
Pro forma stockholders'
 equity....................     457,238      469,021      499,115      512,978      540,934      556,936      589,153      607,487
Pro forma consolidated net
 earnings..................      11,126       11,328       11,614       11,853       12,102       12,377       12,666       12,980

Pro forma stockholders'
 equity per share..........  $    16.30   $    16.27   $    15.12   $    15.12   $    14.26   $    14.28   $    13.50   $    13.54
Pro forma consolidated net
 earnings per
 share.....................        0.43         0.43         0.38         0.38         0.35         0.34         0.32         0.31

Pro Forma Pricing Ratios:
  Offering price as a
   percentage of pro
       forma stockholders'
        equity per share...       61.35%       61.46%       66.14%       66.14%       70.13%       70.03%       74.07%       73.86%
    Offering price to pro
     forma
       net earnings per
        share..............        9.69x        9.69x       10.96x       10.96x       11.90x       11.90x       13.02x       13.24x
Pro Forma Market
  Capitalization to assets.       13.97%       14.28%       16.10%       16.44%       18.15%       18.51%       20.40%       20.79%
Pro Forma Financial Ratios:
  Return on assets.........        1.33         1.35         1.36         1.38         1.39         1.41         1.42         1.44
  Return on stockholders'
   equity..................        5.84         5.80         5.58         5.55         5.37         5.33         5.16         5.13
  Stockholders' equity to
   assets..................       22.78        23.23        24.36        24.87        25.87        26.43        27.54        28.16

                   THE ROSLYN SAVINGS BANK AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME

     The following Consolidated Statements of Income of the Bank for each of the years in the three-year period ended December 31, 1995 have been audited by KPMG Peat Marwick LLP, independent certified public accountants, whose report thereon appears elsewhere in this Prospectus. Such report includes an explanatory paragraph relating to changes in accounting principles. With respect to information for the five months ended May 31, 1996 and 1995, which is unaudited, in the opinion of management, all adjustments necessary for a fair presentation of such interim periods have been included and are of a normal recurring nature. Results for the five months ended May 31, 1996 are not necessarily indicative of the results that may be expected for the year ended December 31, 1996. These statements should be read in conjunction with the Consolidated Financial Statements and Notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Prospectus.

                                                                              FOR THE FIVE
                                                                                MONTHS                       FOR THE YEAR
                                                                             ENDED MAY 31,                ENDED DECEMBER 31,
                                                                         --------------------    --------------------------------
                                                                            1996      1995          1995       1994       1993
                                                                         ---------  ---------    ---------  ---------  -----------
                                                                             (unaudited)
                                                                                                 (In thousands)

Interest income:
   Federal funds sold and short term deposits.........................   $     587  $    722     $   1,819  $  1,069   $     949
   Debt and equity securities.........................................      11,287    15,197        37,891    38,972      39,638
   Mortgage-backed and mortgage
    related securities................................................      22,940    14,207        37,086    27,976      27,897
   Real estate loans..................................................      15,024    13,751        33,341    24,665      24,742
   Consumer and student loans.........................................         225       673           897     1,834       1,778
                                                                         ---------  --------     ---------  --------   ---------
     Total interest income............................................      50,063    44,550       111,034    94,516      95,004
                                                                         ---------  --------     ---------  --------   ---------
Interest expense:
   Deposits...........................................................      26,198    22,038        57,744    40,353      39,516
   Borrowed funds.....................................................         930       700         1,554         -         182
                                                                         ---------  --------     ---------  --------   ---------
     Total interest expense                                                 27,128    22,738        59,298    40,353      39,698
                                                                         ---------  --------     ---------  --------   ---------
Net interest income before provision
     for possible loan losses                                               22,935    21,812        51,736    54,163      55,306
Provision for possible loan losses....................................         300       250           600       600       6,860
                                                                         ---------  --------     ---------  --------   ---------
Net interest income after provision
   for possible loan losses...........................................      22,635    21,562        51,136    53,563      48,446
                                                                         ---------  --------     ---------  --------   ---------

Non-interest income:
   Loan servicing and fee income......................................       2,477     1,226         3,729     3,339       3,363
   Net gains (losses) on sales of loans...............................       1,351       455         1,827      (289)         33
   Net (losses) gains on securities...................................        (257)     (758)         (811)   (1,181)      3,123
   Net (losses) gains on real estate operations.......................        (271)      203           714       156      (1,665)
   Other non-interest income..........................................         197         4           255        24          10
                                                                         ---------  --------     ---------  --------   ---------
     Total non-interest income........................................       3,497     1,130         5,714     2,049       4,864
                                                                         ---------  --------     ---------  --------   ---------
Non-interest expense:
  General and administrative expenses:
   Compensation and employee benefits.................................       8,167     6,032        15,815    13,409      12,492
   Occupancy and equipment............................................       1,427     1,245         3,288     2,845       2,539
   Deposit insurance premiums.........................................           1     1,142         1,430     2,630       2,587
   Advertising and promotion..........................................         918       604         1,708     1,350       1,200
   Other non-interest expenses........................................       3,378     2,168         7,115     5,816       5,654
                                                                         ---------  --------     ---------  --------   ---------
     Total general and administrative expenses........................      13,891    11,191        29,356    26,050      24,472
   Amortization of excess of cost over fair
     value of net assets acquired.....................................         196        51           266       122          92
                                                                         ---------  --------     ---------  --------   ---------
     Total non-interest expense.......................................      14,087    11,242        29,622    26,172      24,564
                                                                         ---------  --------     ---------  --------   ---------
Income before income taxes and cumulative
   effect of changes in accounting principles                               12,045    11,450        27,228    29,440      28,746
Provision for income taxes............................................       3,654     3,876         8,510    10,018      10,586
                                                                         ---------  --------     ---------  --------   ---------
Income before cumulative effect of changes in
   accounting principles..............................................       8,391     7,574        18,718    19,422      18,160
Cumulative effect of changes in accounting
   principles.........................................................           -         -             -         -       5,983
                                                                         ---------  --------     ---------  --------   ---------
Net income............................................................   $   8,391  $  7,574      $ 18,718  $ 19,422   $  24,143
                                                                         =========  ========     =========  ========   =========

               (See accompanying notes to the consolidated financial statements)

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     The Company has only recently been formed and, accordingly, has no results of operations. The Bank's results of operations are dependent primarily on net interest income, which is the difference between the income earned on its loan and securities portfolios and its cost of funds, consisting of the interest paid on deposits and borrowings. Results of operations are also affected by the Bank's provision for possible loan losses, real estate operations expense, securities and loan sale activities and loan servicing activities. The Bank's non-interest expense principally consists of compensation and benefits, occupancy and equipment expense, federal deposit insurance premiums and other expenses. Results of operations are also significantly affected by general economic and competitive conditions, particularly changes in interest rates, government policies and actions of regulatory authorities. See "Regulation and Supervision" for a discussion of the regulatory changes resulting from the Financial Institutions Reform Recovery and Enforcement Act of 1989 ("FIRREA") and the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and the impact of such changes on the Bank. Future changes in applicable law, regulations or government policies may materially impact the Bank. On August 1, 1995, the Bank acquired through its wholly-owned subsidiary, RFI, certain assets and liabilities, including the loan origination business and the loan servicing portfolio of Residential Mortgage Banking, Inc., a mortgage banking company which primarily operated in New York and New Jersey counties in and surrounding the New York City metropolitan area and in Albany, New York. The acquisition was accounted for under the purchase method of accounting. Accordingly, the information contained in this section regarding periods subsequent to July 31, 1995 reflects the consolidated operations of the Bank, inclusive of its mortgage banking subsidiary.

MANAGEMENT STRATEGY

     In recent years, the Bank's operating strategy concentrated on maintaining profitability by primarily investing in mortgage-backed and mortgage related and U.S. Government or agency debt securities. Since 1993, the Bank has decreased its emphasis on investments in U.S. Government securities and increased its emphasis on building its loan portfolio by restructuring its lending department, hiring experienced commercial real estate loan personnel and revising its underwriting policies and procedures. More recently, through its purchase of certain of the assets and liabilities of a mortgage banking company and the establishment of RFI, the Bank has increased its emphasis on mortgage banking activities and developed a resource for developing its one- to four-family loans portfolio. The Bank's current operating strategy consists primarily of: (i) investing funds not utilized for loan originations and purchases in shorter-term debt securities and mortgage-backed and mortgage related securities and preferred stock of corporate issuers; (ii) building its loan portfolio by purchasing one- to four-family loans originated by RFI and placing emphasis on the origination of high quality commercial real estate loans to selected real estate developers operating in the Bank's primary market area; (iii) increasing fee income and building its loan servicing portfolio through its mortgage banking operations whereby it sells, generally on a servicing retained basis, one- to four-family mortgage loans that it originates through RFI as a means of increasing servicing fee income; (iv) attracting and retaining deposit accounts by paying competitive rates on its deposit products and opening new branches; and (v) maintaining a lower expense ratio by efficiently utilizing personnel and branch facilities to service its customers.

MANAGEMENT OF INTEREST RATE RISK

     The principal objective of the Bank's interest rate risk management is to evaluate the interest rate risk inherent in certain balance sheet accounts, determine the level of risk appropriate given the Bank's business strategy, operating environment, capital and liquidity requirements and performance objectives, and manage the risk consistent with the Board of Trustees' approved guidelines. Through such management, the Bank seeks to reduce the vulnerability of its operations to changes in interest rates. The Bank's Board of Trustees reviews the Bank's interest rate risk position on a monthly basis. The Bank's Asset/Liability Committee is comprised of the Bank's senior management under the direction of the Board of Trustees, with senior management responsible for reviewing with the Board of Trustees its activities and strategies, the effect of those strategies on the Bank's net interest margin, the market value of the portfolio and the effect that changes in the interest rates will have on the Bank's portfolio and the Bank's exposure limits. See "Risk Factors - Sensitivity to Increases in Interest Rates."

     In recent years, the Bank has utilized the following strategies to manage interest rate risk: (1) emphasizing the origination and retention of fixed-rate mortgage loans having terms to maturity of not more than fifteen years, adjustable-rate loans and consumer loans consisting primarily of home equity loans and second mortgage loans; (2) selling substantially all 30-year fixed-rate mortgage loans originated to the secondary market without recourse and on a servicing retained basis (except for such loans with interest rates of 8% or greater, which the Bank retains in its loan portfolio); and (3) investing in shorter term and, to a lesser extent, adjustable rate securities which may generally bear lower yields as compared to longer term investments, but which better position the Bank for increases in market interest rates. In recent years, the Bank has attempted to shorten the maturities of its interest-earning assets by increasing its investment in shorter term investments to better match the maturities of its deposit accounts, in particular its certificates of deposit that mature in one year or less, which, at May 31, 1996, totalled $688.2 million, or 46.4% of total interest-bearing liabilities. These strategies may adversely impact net interest income due to lower initial yields on these investments in comparison to longer term fixed rate investments and whole loans. However, management believes that reducing its exposure to interest rate fluctuations will enhance long-term profitability.

     Gap Analysis. The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring a bank's interest rate sensitivity "gap." An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within that same time period. At May 31, 1996, the Bank's one-year gap position, the difference between the amount of interest-earning assets maturing or repricing within one year and interest-bearing liabilities maturing or repricing within one year, was negative 22.8%. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. Accordingly, during a period of rising interest rates, an institution with a negative gap position would be in a worse position to invest in higher yielding assets which, consequently, may result in the cost of its interest-bearing liabilities increasing at a rate faster than its yield on interest-earning assets than if it had a positive gap. During a period of falling interest rates, an institution with a negative gap would tend to have its interest-bearing liabilities repricing downward at a faster rate than its interest-earning assets as compared to an institution with a positive gap which, consequently, may tend to positively affect the growth of its net interest income. Given the Bank's existing liquidity position and its ability to sell securities from its available-for-sale portfolio, management of the Bank believes that its negative gap position will have no material adverse effect on its liquidity position. If interest rates decrease, there will be a corresponding effect on the Bank's interest rate margin and corresponding operating results.

     The following table sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at May 31, 1996, which are anticipated by the Bank, based upon certain assumptions, to reprice or mature in each of the future time periods shown (the "GAP Table"). Except as stated below, the amount of assets and liabilities shown which reprice or mature during a particular period were determined in accordance with the earlier of term to repricing or the contractual maturity of the asset or liability. The table sets forth an approximation of the projected repricing of assets and liabilities at May 31, 1996, on the basis of contractual maturities, anticipated prepayments, and scheduled rate adjustments within a three month period and subsequent selected time intervals. For loans on residential properties, adjustable-rate loans, and fixed-rate loans, prepayment rates were assumed to range from 6.66% to 15.24% annually. Mortgage-backed securities were assumed to prepay at rates between 6.54% and 36.54% annually. Savings accounts were assumed to decay at 7.00%, 7.00%, 7.00%, 10.00%, 10.00%, 10.00% and 49.00%, NOW accounts and money market savings accounts were assumed to decay at 10.00%, 5.00%, 5.00%, 10.00%, 10.00%, 10.00% and 50.00%, for the periods of three months or less, three to six months, six to 12 months, one to three years, three to five years, five to ten years and more than ten years, respectively. Prepayment and deposit decay rates can have a significant impact on the Bank's estimated gap. While the Bank believes such assumptions to be reasonable, there can be no assurance that assumed prepayment rates and decay rates will approximate actual future loan prepayment and deposit withdrawal activity. See "Business of the Bank - Lending Activities," "- Investment Activities" and "-Sources of Funds."

                                                                                   AT MAY 31, 1996
                                                            --------------------------------------------------------
                                                                  3         MORE THAN     MORE THAN     MORE THAN 1
                                                                MONTHS     3 MONTHS TO   6 MONTHS TO      YEAR TO
                                                               OR LESS      6 MONTHS       1 YEAR         3 YEARS
                                                            ------------  -------------  ------------  -------------
                                                                             (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS(1):
    Federal funds sold..................................    $ 18,500        $      -     $      -        $       -
    Debt and equity securities(2).......................      12,530           8,988       21,005          143,373
    Mortgage-backed and
      mortgage related  securities(2)...................      75,686          56,622      106,320          290,740
    Real estate loans, net(3)(4)........................      55,746           4,452      104,873           34,835
    Consumer and student loans(4).......................       1,915               4            9               35
                                                            --------        --------     --------         --------
          Total interest-earning assets.................     164,377          70,066      232,207          468,983
                                                            --------        --------     --------         --------
INTEREST-BEARING  LIABILITIES:
    Money market savings accounts.......................       6,141           3,071        3,071            6,141
    Savings accounts....................................      30,505          31,994       30,505           43,578
    NOW accounts........................................       3,736           1,868        1,868            3,736
    Certificates of deposit.............................     226,486         226,486      235,404           88,506
    Borrowed funds......................................      69,598               -            -                -
                                                            --------        --------     --------        ---------
          Total interest-bearing liabilities............     336,466         263,419      270,848          141,961
                                                            --------        --------     --------        ---------
    Interest sensitivity gap(5).........................   ($172,089)      ($193,353)    ($38,641)       $ 327,022
                                                            ========        ========     ========        =========
    Cumulative interest sensitivity gap.................   ($172,089)      ($365,442)   ($404,083)        ($77,061)
                                                            ========        ========     ========        =========
    Cumulative interest  sensitivity gap as a percentage
      of total assets...................................       (9.71%)        (20.62%)     (22.80%)          (4.35%)
    Cumulative interest sensitivity gap as a percentage
      of total interest-earning assets .................     (104.69%)       (521.57%)    (174.02%)         (16.43%)
    Cumulative net  interest-earning assets as a
      percentage of cumulative  interest-bearing
      liabilities.......................................       48.85%          39.08%       53.59%           92.39%

                                                                                AT MAY 31, 1996
                                                            --------------------------------------------------------
                                                             MORE THAN     MORE THAN
                                                            3 YEARS TO    5 YEARS TO     MORE THAN
                                                             5 YEARS       10 YEARS      10 YEARS         TOTAL
                                                            --------------------------------------------------------
                                                                            (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS(1):
    Federal funds sold..................................    $      -        $      -     $      -        $  18,500
    Debt and equity securities(2).......................      70,939         137,379       33,132          427,346
    Mortgage-backed and
      mortgage related  securities(2)...................     170,893         109,137       29,923          839,321
    Real estate loans, net(3)(4)........................     128,847          66,766       26,159          421,678
    Consumer and student loans(4).......................          35              88          352            2,438
                                                            --------        --------     --------        ---------
          Total interest-earning assets.................     370,714         313,370       89,566        1,709,283
                                                            --------        --------     --------        ---------
INTEREST-BEARING  LIABILITIES:
    Money market savings accounts.......................       6,141           6,141       30,705           61,411
    Savings accounts....................................      43,578          43,578      213,534          437,272
    NOW accounts........................................       3,736           3,736       18,679           37,359
    Certificates of deposit.............................      83,139          11,855            -          871,876
    Borrowed funds......................................           -               -            -           69,598
                                                            --------        --------     --------        ---------
          Total interest-bearing liabilities............     136,594          65,310      262,918        1,477,516
                                                            --------        --------     --------        ---------
Interest sensitivity gap(5).............................    $234,120        $248,060    ($173,352)        $231,767
                                                            ========        ========     ========        =========
Cumulative interest sensitivity gap.....................    $157,059        $405,119     $231,767
                                                            ========        ========     ========
Cumulative interest  sensitivity gap as a percentag
    of total assets.....................................        8.86%          22.86%       13.08%
 Cumulative interest sensitivity gap as a percentage
    of total interest-earning assets....................       42.37%         129.28%      258.77%
 Cumulative net  interest-earning assets as a
    percentage of cumulative  interest-bearing
    liabilities.........................................      113.67%         133.35%      115.69%

_____________________
(1) Interest-earning assets are included in the period in which the balances are expected to be redeployed and/or repriced as a result of anticipated prepayments, scheduled rate adjustments, and contractual maturities.
(2) Debt and equity and mortgage-backed and mortgage related securities are shown excluding the market value adjustment of ($1.2 million) before tax, from the implementation of SFAS No. 115. Equity securities primarily consist of callable preferred stock, the maturities of which have been assumed to be the date on which they are initially callable.
(3) For purposes of the gap analysis, the allowance for possible loan losses and non-performing loans have been excluded.
(4)  Loans held for sale are included in the 3 months or less category.
(5) Interest sensitivity gap represents the difference between net interest-earning assets and interest-bearing liabilities.

     Certain shortcomings are inherent in the method of analysis presented in the GAP Table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable-rate loans, have features which restrict changes in interest rates both on a short-term basis and over the life of the asset. Further, in the event of changes in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the table. Finally, the ability of many borrowers to service their adjustable-rate loans may decrease in the event of an interest rate increase.

     Net Portfolio Value. The Bank's interest rate sensitivity is monitored by management through the use of a Net Portfolio Value Model which generates estimates of the change in the Bank's net portfolio value ("NPV") over a range of interest rate scenarios. NPV is the present value of expected cash flows from assets, liabilities, and off-balance sheet contracts. The NPV ratio, under any interest rate scenario, is defined as the NPV in that scenario divided by the market value of assets in the same scenario. The model assumes estimated loan prepayment rates, reinvestment rates and deposit decay rates similar to the assumptions utilized for the GAP Table. The following NPV Table sets forth the Bank's NPV as of May 31, 1996.

                                                                      NPV AS % OF PORTFOLIO
        CHANGE IN                 NET PORTFOLIO VALUE                    VALUE OF ASSETS
     INTEREST RATES           ---------------------------            ------------------------
     IN BASIS POINTS                                     %              NPV            %
      (RATE SHOCK)          AMOUNT       $ CHARGE      CHANGE          RATIO         CHANGE
  -------------------     ------------  -----------  -----------     ----------   -----------
                                            (DOLLARS IN THOUSANDS)
          400              $260,158     $(108,917)     (29.51)%          17%        (10.97)%
          300               286,734       (82,341)     (22.31)           18          (8.35)
          200               315,619       (53,455)     (14.48)           19          (5.55)
          100               342,633       (26,442)      (7.16)           20          (2.79)
       Static               369,075             0           0            21           0.00
         (100)              388,416        19,342        5.24            22           2.43
         (200)              396,441        27,366        7.41            22           4.28
         (300)              399,318        30,243        8.19            21           5.91
         (400)              405,999        36,924       10.00            21           7.84


     As is the case with the GAP Table, certain shortcomings are inherent in the methodology used in the above interest rate risk measurements. Modeling changes in NPV require the making of certain assumptions which may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the NPV Table presented assumes that the composition of the Bank's interest sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and also assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration to maturity or repricing of specific assets and liabilities. Accordingly, although the NPV Table provides an indication of the Bank's interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on the Bank's net interest income and will differ from actual results.

ANALYSIS OF NET INTEREST INCOME

    Net interest income represents the difference between income on interest-earning assets and expense on interest-bearing liabilities. Net interest income also depends on the relative amounts of interest-earning assets and interest-bearing liabilities and the interest rate earned or paid on them.

     Average Balance Sheet. The following table sets forth certain information relating to the Bank at May 31, 1996 and for the five months ended May 31, 1996 and 1995 and for the years ended December 31, 1995, 1994 and 1993. The average yields and costs are derived by dividing income or expense by the average balance of interest-earning assets or interest-bearing liabilities, respectively, for the periods shown and reflect annualized yields and costs. Average balances are derived from average daily balances. The yields and costs include fees which are considered adjustments to yields.

                                                                              FOR THE FIVE MONTHS ENDED MAY 31,
                                                             ---------------------------------------------------------------------
                                      AT MAY 31, 1996                        1996                              1995
                                  ----------------------     ----------------------------------  ---------------------------------

                                                AVERAGE                                AVERAGE                           AVERAGE
                                                 YIELD/        AVERAGE                  YIELD/     AVERAGE                 YIELD/
                                    BALANCE       COST         BALANCE     INTEREST      COST      BALANCE    INTEREST      COST
                                  ----------  ----------     -----------  -----------  --------  -----------  --------   ---------
                                                                        (DOLLARS IN THOUSANDS)
ASSETS:
  Interest-earning assets(1):
    Federal funds sold and
     short-term deposits.........    $  18,500     5.16%      $   26,984      $   587     5.22%   $   28,738   $   722        6.03%
    Debt and equity securities...      433,862     7.34          403,020       11,287     6.72       572,400    15,197        6.37
    Mortgage-backed and mortgage
     related securities, net.....      831,632     6.77          803,795       22,940     6.85       509,206    14,207        6.70
    Real estate loans, net(2)....      411,311     8.57          388,682       15,024     9.28       333,265    13,751        9.90
    Consumer and student loans...        2,438     9.38            4,296          225    12.57        18,908       673        8.54
                                    ----------                ----------      -------             ----------   -------
           Total interest-earning
            assets................   1,697,743     7.34        1,626,777       50,063     7.39     1,462,517    44,550        7.31
  Non-interest-earning assets.....      74,432   ------           62,917      -------   ------        46,723   -------      ------
                                    ----------                ----------                          ----------
           Total assets...........  $1,772,175                $1,689,694                          $1,509,240
                                    ==========                ==========                          ==========
LIABILITIES AND RETAINED EARNINGS:
Interest-bearing liabilities:
  Deposits:
    Money market accounts.........  $   61,411     2.97%      $   64,051      $   768     2.88%   $   73,539   $   872        2.85%
    Savings accounts (3)(4).......     441,842     2.58          451,871        6,045     3.21       507,861     6,437        3.04
    NOW accounts(4)...............      37,359     2.24           35,163          373     2.55        33,367       336        2.42
    Certificates of deposit.......     871,876     5.52          806,584       19,012     5.66       618,016    14,393        5.59
                                    ----------                ----------      -------             ----------   -------
           Total deposits.........   1,412,488     4.40        1,357,669       26,198     4.63     1,232,783    22,038        4.29
    Borrowed funds................      69,598     5.44           41,041          930     5.44        26,276       700        6.39
                                    ----------                ----------      -------             ----------   -------
           Total interest-bearing
            liabilities...........   1,482,086     4.45        1,398,710       27,128     4.65     1,259,059    22,738        4.33
                                                 ------                                 ------                              ------
Non-interest-bearing liabilities..      67,845                    66,121                              46,383
                                    ----------                ----------                          ----------
           Total liabilities......   1,549,931                 1,464,831                           1,305,442
Total retained earnings...........     222,244                   224,863                             203,798
                                    ----------                ----------                          ----------
           Total liabilities and
            retained earnings.....  $1,772,175                $1,689,694                          $1,509,240
                                    ==========                ==========                          ==========
Net interest income/interest rate
 spread(5)........................                 2.89%                      $22,935     2.74%                $21,812        2.98%
                                                 ======                       =======   ======                 =======      ======
Net interest margin as a
 percentage of interest-earning
 assets(6)........................                                                        3.38%                               3.58%
                                                                                        ======                              ======
Ratio of interest-earning assets
 to interest-bearing liabilities..               114.55%                                116.31%                             116.16%
                                                 ======                                 ======                              ======

___________________________
(1) Includes related assets available-for-sale and unamortized discounts and premiums.
(2) Amount is net of deferred loan fees, deferred mortgage interest, unamortized discounts net and allowance for possible loan losses and includes loans held for sale and non-performing loans.
(3)  Savings accounts includes mortgagor's escrow deposits.
(4) The average cost of savings and NOW accounts at May 31, 1996 does not reflect the payment of a special interest payment of approximately 25% of interest paid on such accounts in prior years. To the extent such special interest payments were paid on such accounts, the additional average cost of savings and NOW accounts would have been 64 basis points and 56 basis points at May 31, 1996, respectively. Such payments resulted in an additional cost of savings accounts of 63 basis points and 57 basis points for the five months ended May 31, 1996 and 1995, respectively, and an additional cost of NOW accounts of 50 basis points and 40 basis points for the five months ended May 31, 1996 and 1995, respectively.
(5) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income divided by average interest-earning assets.

                                                              FOR THE YEAR ENDED DECEMBER 31,
                                -----------------------------------------------------------------------------------------------
                                               1995                            1994                            1993
                                -----------------------------------------------------------------------------------------------
                                                         AVERAGE                         AVERAGE                       AVERAGE
                                   AVERAGE                YIELD/    AVERAGE               YIELD/    AVERAGE             YIELD/
                                   BALANCE    INTEREST     COST     BALANCE    INTEREST    COST     BALANCE   INTEREST   COST
                                -----------  ----------  -------  ----------  --------------------  -------  --------- ---------
                                                                     (DOLLARS IN THOUSANDS)
ASSETS:
  Interest-earning assets(1):
   Federal funds sold and
    short-term deposits.......    $   30,568   $  1,819     5.95%  $   23,420   $ 1,069     4.56%  $   28,600   $   949     3.32%
   Debt and equity securities.       560,663     37,891     6.76      586,096    38,972     6.65      603,367    39,638     6.57
   Mortgage-backed and
    mortgage related
    securities, net...........       545,642     37,086     6.80      439,239    27,976     6.37      371,397    27,897     7.51
   Real estate loans, net(2)..       350,802     33,341     9.50      275,661    24,665     8.95      268,944    24,742     9.20
   Consumer and student loans.         9,816        897     9.14       21,580     1,834     8.50       21,325     1,778     8.34
                                  ----------   --------            ----------   -------            ----------   -------
          Total
           interest-earning
           assets.............     1,497,491    111,304     7.41    1,345,996    94,516     7.02    1,293,633    95,004     7.34
                                  ----------   --------     ----                -------     ----                -------     ----
  Non-interest-earning assets.        53,237                           49,302                          46,797
                                  ----------                       ----------                      ----------
          Total assets........    $1,550,728                       $1,395,298                      $1,340,430
                                  ==========                       ==========                      ==========
LIABILITIES AND RETAINED
 EARNINGS:
Interest-bearing liabilities:
  Deposits:
   Money market accounts......    $   69,237   $  2,007     2.90   $   83,482   $ 2,025     2.43   $   91,606   $ 2,241     2.45
   Savings accounts(3)(4).....       480,572     15,317     3.19      612,447    17,844     2.91      604,487    19,588     3.24
   NOW accounts(4)............        33,135        837     2.53       33,248       820     2.47       30,012       854     2.85
   Certificates of deposit....       677,510     39,583     5.84      430,022    19,664     4.57      396,040    16,833     4.25
                                   ----------  --------            ----------   -------            ----------   -------
          Total deposits......     1,260,454     57,744     4.58    1,159,199    40,353     3.48    1,122,145    39,516     3.52
   Borrowed funds.............        24,345      1,554     6.38            -         -     0.00        5,527       182     3.29
                                   ----------  --------            ----------   -------            ----------   -------
          Total
           interest-bearing
           liabilities........     1,284,799     59,298     4.62    1,159,199    40,353     3.48    1,127,672    39,698     3.52
                                                          ------                          ------                          ------

  Non-interest-bearing
   liabilities................        53,610                           46,914                          45,430
                                   ----------                      ----------                      ----------
          Total liabilities...     1,338,409                        1,206,113                       1,173,102
  Total retained earnings.....       212,319                          189,185                         167,328
                                   ----------                      ----------                      ----------
          Total liabilities
           and retained
           earnings...........     $1,550,728                      $1,395,298                      $1,340,430
                                   ==========                      ==========                      ==========
  Net interest income/interest
   rate spread(5).............                 $ 51,736     2.79%               $54,163     3.54%               $55,306     3.82%
                                               ========   ======                =======   ======                =======   ======
  Net interest margin as a
   percentage of
   interest-earning assets(6).                              3.45%                           4.02%                           4.28%
  Ratio of interest-earning                               ======                          ======                          ======
   assets to interest-bearing
   liabilities................                            116.55%                         116.11%                         114.72%
                                                          ======                          ======                          ======

______________________________
(1) Includes related assets available-for-sale and unamortized discounts and premiums.
(2) Amount is net of deferred loan fees, deferred mortgage interest, unamortized discounts net and allowance for possible loan losses and includes loans held for sale and non-performing loans.
(3)  Savings accounts includes mortgagor's escrow deposits.
(4) The average cost of savings and NOW accounts for the periods above reflects the payment of a special interest payment of approximately 25% of interest paid on such accounts. Such payments resulted in additional cost of savings accounts of 61 basis points, 46 basis points and 52 basis points for the years ended December 31, 1995, December 31, 1994 and December 31, 1993, respectively, and additional cost of NOW accounts of 49 basis points, 39 basis points and 44 basis points for the years ended December 31, 1995, December 31, 1994 and December 31, 1993, respectively.
(5) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income divided by average interest-earning assets.

     Rate/Volume Analysis. The following table presents the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected the Bank's interest income and interest expense during the periods indicated. Information is provided in each category with respect to: (i) changes attributable to changes in volume (changes in volume multiplied by prior rate); (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume); and (iii) the net change. The changes attributable to the combined impact of volume and rate have been allocated proportionately to the changes due to volume and the changes due to rate.

                                   FIVE MONTHS ENDED                  YEAR ENDED                       YEAR ENDED
                                     MAY 31, 1996                  DECEMBER 31,1995                 DECEMBER 31, 1994
                                     COMPARED TO                      COMPARED TO                      COMPARED TO
                                  FIVE MONTHS ENDED                   YEAR ENDED                       YEAR ENDED
                                     MAY 31, 1995                 DECEMBER 31, 1994                 DECEMBER 31, 1993
                             ----------------------------  --------------------------------   -----------------------------
                                  INCREASE                       INCREASE                         INCREASE
                                  (DECREASE)                    (DECREASE)                       (DECREASE)
                                    DUE TO                        DUE TO                           DUE TO
                             ------------------            --------------------               ---------------------
                             VOLUME      RATE     NET      VOLUME         RATE         NET     VOLUME        RATE         NET
                             ------     -------  -----    --------      -------      ------   ---------    --------     ------
                                                                    (IN THOUSANDS)
INTEREST-EARNING ASSETS(1):
  Federal funds sold and
   short-term
   deposits................   $  (42)   $   (93) $ (135)   $   375      $    375      $   750   $  (192)   $    312   $    120
  Debt and equity
   securities..............   (4,706)       796  (3,910)    (1,716)          635       (1,081)   (1,145)        479       (666)
  Mortgage-backed and
   mortgage related
   securities, net.........    8,408        325   8,733      7,125         1,985        9,110     4,668      (4,589)        79
  Real estate loans, net...    2,176       (903)  1,273      7,080         1,596        8,676       607        (684)       (77)
  Consumer and student
   loans...................     (672)       224    (448)    (1,066)          129         (937)       22          34         56
                              -------   -------  ------   --------      --------     --------    ------      ------     ------
       Total interest-earning
       assets..............    5,164        349   5,513     11,798         4,720       16,518     3,960      (4,448)      (448)
                              -------   -------  ------   --------      --------     --------    ------      ------     ------
INTEREST-BEARING
 LIABILITIES:
  Money market accounts....     (113)         9    (104)      (376)          358          (18)     (198)        (18)      (216)
  Savings accounts(2)......     (737)       345    (392)    (4,117)        1,590       (2,527)      257      (2,001)    (1,744)
  NOW accounts.............       19         18      37         (3)           20           17        87        (121)       (34)
  Certificates of deposit..    4,437        182   4,619     13,433         6,486       19,919     1,508       1,323      2,831
  Borrowed funds...........      346       (116)    230      1,554             -        1,554      (182)          -       (182)
                              -------   -------  ------   --------      --------     --------    ------      ------     ------

       Total interest-bearing
        liabilities........   $3,952       $438  $4,390    $10,491        $8,454     $ 18,945   $ 1,472       ($817)      $655
                              -------   -------  ------   --------      --------     --------    ------      ------     ------
Net change in net interest
 income....................   $1,212       ($89) $1,123     $1,307       ($3,734)     ($2,427)  $ 2,488     ($3,631)   ($1,143)
                              =======   =======  ======   ========      ========     ========    ======      ======     ======

___________________
(1)  Includes assets available-for-sale.
(2)  Includes mortgagors' escrow deposits.

COMPARISON OF FINANCIAL CONDITION AT MAY 31, 1996 AND DECEMBER 31, 1995

     Total assets increased by $175.4 million, or 11.0%, from $1.60 billion at December 31, 1995 to $1.77 billion at May 31, 1996. The growth in assets is primarily attributable to a $158.5 million increase in debt, equity and mortgage-backed and mortgage related securities available-for-sale and a $33.5 million increase in real estate loans held-for-investment, net. Asset growth was funded primarily through deposit inflows and borrowed funds. The asset growth was partially offset by a $35.0 million decrease in mortgage-backed and mortgage related securities held-to-maturity. Debt and equity securities at May 31, 1996, totalled $433.9 million, an increase of $52.6 million, or 13.8%, compared to $381.3 million at December 31, 1995. Mortgage-backed and mortgage related securities increased by $70.9 million, or 9.32%, from $760.7 million at December 31, 1995 to $831.6 million at May 31, 1996. Substantially all of the increase in securities was attributable to new purchases of adjustable-rate and short-term fixed-rate mortgage-backed and mortgage related securities and federal agency obligations, and preferred stock of corporate issuers. The Bank's held-to-maturity securities portfolio continued to decrease through the normal amortization of securities so designated. Real estate loans, net, increased by $33.5 million, or 8.7%, from $386.8 million at December 31, 1995 to $420.3 million at May 31, 1996, primarily due to increased one- to four-family loan purchases from RFI and increased origination of commercial real estate loans. The relatively low interest rate environment in late 1995 and early 1996 increased one- to four-family loan refinance activity, primarily in the adjustable-rate and 15-year fixed-rate mortgage products, which the Bank retains. Premises and equipment increased by $2.2 million, or 17.7%, primarily due to the purchase in May 1996 of land and a building, which upon renovation will provide additional office space for the Bank's administrative operations. The renovation is due to be completed in October 1996.

     Total deposits at May 31, 1996 were $1.44 billion, an increase of $106.3 million, or 8.0%, compared to $1.34 billion at December 31, 1995. The increase was primarily due to an increase of $122.1 million, or 16.3%, in certificates of deposit from $749.8 million at December 31, 1995 to $871.9 million at May 31, 1996. The increase in certificates of deposit was primarily attributable to the Bank's strategy of offering competitive rates on all of its certificates of deposit products in order to fund the Bank's asset growth and increase net interest income. To a lesser extent, the increase in certificate accounts and decrease in core deposits is reflective of depositors shifting funds from lower yielding core savings accounts into higher-yielding certificates of deposit. The Bank's core deposit accounts, which totalled $585.8 million at December 31, 1995, declined by $15.8 million during the five month period ending May 31, 1996. Borrowed funds increased to $69.6 million at May 31, 1996 from $1.6 million at December 31, 1995 as management determined to utilize borrowings, primarily in the form of reverse repurchase agreements, to fund a portion of the Bank's asset growth.

     Retained earnings decreased by $4.2 million, or 1.8%, from $226.4 million at December 31, 1995 to $222.2 million at May 31, 1996, resulting in the Bank's ratio of equity capital to total assets decreasing from 14.18% at December 31, 1995 to 12.54% at May 31, 1996. The decrease in equity resulted from a $12.6 million decline in the after-tax net unrealized gain on available-for-sale securities due to higher market interest rates which adversely affected the market value of the Bank's securities which was offset, in part, by net income of $8.4 million during the period.

  COMPARISON OF FINANCIAL CONDITION AT DECEMBER 31, 1995 AND DECEMBER 31, 1994

     Total assets at December 31, 1995 were $1.60 billion as compared to total assets of $1.44 billion at December 31, 1994, an increase of $158.4 million, or 11.0%. Asset growth was funded primarily through deposits which increased $116.0 million, or 9.5%, from $1.22 billion at December 31, 1994 to $1.34 billion at December 31, 1995, primarily due to a $232.3 million increase in certificates of deposit. Asset growth during the year-ended December 31, 1995 was concentrated in the mortgage-backed and mortgage related securities and one- to four-family and commercial real estate loans. The securities portfolio increased by $123.9 million, or 12.2%, from $1.02 billion at December 31, 1994 to $1.14 billion at December 31, 1995. The growth in the securities portfolio resulted primarily from total mortgage-backed and mortgage related securities increasing by $298.6 million, or 64.6%, from $462.1 million at December 31, 1994, to $760.7 million at December 31, 1995, offset by a $174.7 million, or 31.4%, decrease in debt and equity securities. The increase in the mortgage-backed securities portfolio was primarily attributable to new purchases of both adjustable-rate and short-term fixed-rate securities, consistent with the Bank's interest rate risk management strategy.

     In November 1995, in accordance with the FASB interpretation regarding SFAS No. 115, the Bank transferred securities having a carrying value of $648.7 million and a market value of $658.3 million at that date, from its held-to-maturity portfolio to its available-for-sale portfolio. The securities reclassified consisted of $415.3 million of debt securities and $233.4 million of mortgage-backed and mortgage related securities from held-to-maturity to available-for-sale. Subsequent to this reclassification, but prior to the end of 1995, the Bank sold $115.7 million in lower yielding U.S. Government obligations and corporate bonds, incurring a loss of $14,000. The sale proceeds were reinvested primarily in private label and agency issued mortgage-backed and mortgage related securities with average lives not exceeding four years. Under the provisions of SFAS No. 115, securities categorized as available-for-sale are reported at fair value, with unrealized gains and losses reported as a separate component of equity. At December 31, 1995, the fair value of the Bank's debt and equity and mortgage-backed and mortgage-related securities available-for-sale exceeded the related amortized cost by $20.8 million.

     Gross loans increased by $38.7 million, or 10.5%, to $407.7 million at December 31, 1995. One-to-four family loans increased by $44.2 million, or 28.8%, commercial real estate loans increased by $10.7 million, or 9.3%, multi-family loans increased by $17.7 million, or 95.3%, and construction and development loans decreased $14.6 million, or 25.9%. Due to changes in the Federal Family Educational Loan Program, in April 1995, the Bank sold $21.5 million of student loans to the Student Loan Marketing Association ("SLMA"), recording an aggregate net gain of $496,000. The sale proceeds were reinvested in short-term adjustable and fixed-rate mortgage-backed securities. The increase in one- to four-family loans was primarily attributable to origination activity of the Bank's mortgage banking operations through RFI, which commenced on August 1, 1995. At December 31, 1995, real estate loans held-for-sale were $15.3 million compared to none at December 31, 1994. Federal funds sold totalled $10.0 million at December 31, 1995, a decrease of $15.0 million from December 31, 1994. Cash and due from banks was $9.7 million at December 31, 1995, an increase of $7.4 million from $2.3 million at December 31, 1994. The increase in cash and due from banks was a result of the timing of operating and investing cash flows. Mortgage servicing rights, net, were $8.3 million at December 31, 1995, which primarily represented servicing purchased from RMBI. The purchase of certain assets and liabilities of RMBI also resulted in the Bank's recognition of $3.5 million of goodwill which is being amortized over a ten year period.

       The increase in deposit growth was attributable to the combined effect of net deposit inflows of $58.8 million and interest paid on deposits of $57.2 million during the period. The composition of the Bank's deposits continued to change, as reflected in the shift of deposits out of lower yielding savings accounts and into higher yielding certificates of deposit in the declining interest rate environment during 1995. The Bank's core deposit accounts, which totalled $585.8 million at December 31, 1995, declined by $116.3 million, or 16.6%, during the year-ended December 31, 1995. Certificates of deposit, on the other hand, increased by $232.3 million, or 44.9%, during the period to $749.8 million, representing 56.1% of total deposits at December 31, 1995. The shift in deposits reflects depositors shifting funds from lower yielding core deposit accounts to higher yielding certificate of deposit accounts in the declining interest rate environment and the Bank's competitive pricing of certificate of deposit accounts. See "- Management Strategy" and "- Management of Interest Rate Risk."

     Retained earnings totalled $226.4 million at December 31, 1995, or 14.2% of total assets, an increase of $33.3 million from December 31, 1994. The increase is attributable to net income of $18.7 million during the period and a $14.6 million increase in the component of net unrealized gain on the Bank's available-for-sale securities portfolio, net of taxes, as required by SFAS No. 115.

COMPARISON OF OPERATING RESULTS FOR THE FIVE MONTHS ENDED MAY 31, 1996 AND MAY 31, 1995

GENERAL

     Net income for the five months ended May 31, 1996 increased by $817,000, or 10.8%, from $7.6 million for the five months ended May 31, 1995 to $8.4 million for the same period in 1996. The increase was due primarily to an increase in net interest income which primarily resulted from an increase in the average balance of interest-earning assets, an increase in non-interest income related to the sale of loans by RFI and a decrease in FDIC insurance premiums. The increases were partially offset by a 24 basis point decrease in the average interest rate spread to 2.74% for the 1996 period from 2.98% for the 1995 period, and a $2.2 million increase in non-interest expense due primarily to the operations of RFI.

INTEREST INCOME

     Interest income amounted to $50.1 million for the five months ended May 31, 1996, representing an increase of $5.5 million from the same period in 1995. The increase was the result of the combined effect of a $164.3 million increase in average interest-earning assets and an 8 basis point increase in the yield on interest earning assets. The increase in the average interest rate on interest earning assets was primarily due to the higher interest rate environment during the five month period ended May 31, 1996 which affected both new securities purchased and the reallocation of interest-earning assets from lower yielding U.S. Government securities to higher yielding real estate loans and mortgage-backed and mortgage related securities and repricing assets, mostly adjustable-rate mortgage-backed and mortgage related securities and whole loans. Generally, market interest rates during January and February of 1996 remained at the levels experienced during 1995 and began to increase in March 1996 through May 1996. Interest income on mortgage-backed and mortgage related securities increased $8.7 million for the five months ended May 31, 1996, as compared to the same period in 1995. This increase was primarily due to an increase in the average balance of mortgage-backed and mortgage related securities of $294.6 million, which resulted from the restructuring of the securities portfolio and investment of excess funds not utilized for loan demand into mortgage-backed and mortgage related securities. The yield on the mortgage-backed and mortgage related securities portfolio increased by 15 basis points due to the increased rate environment for new purchases and the repricing of adjustable-rate securities purchased in prior periods. Interest income on debt and equity securities decreased $3.9 million due to management's restructuring of its securities portfolio.

     The increase in interest income on loans was a result of growth in the average balance of loans outstanding. As a result of the establishment of RFI in August 1995, and the relatively low interest rate environment during most of the first quarter of 1996, the Bank was able to increase its one- to four-family loan portfolio through an increased market presence and refinance activity, primarily in adjustable-rate and 15-year fixed-rate mortgage products, which the Bank retains. Further contributing to the increase in interest income for the period was a 34.8% decrease in non-performing loans, from $18.3 million at May 31, 1995 to $11.9 million at May 31, 1996. Although interest income on real estate loans increased during the period, the average yield decreased by 62 basis points, from 9.90% for the five months ended May 31, 1995 to 9.28% for the same period in 1996, primarily because of a $700,000 interest recovery in March 1995 on the satisfaction of a non-performing loan. Interest income on consumer and student loans decreased $448,000 from $673,000 for the five months ended May 31, 1995 to $225,000 for the same period in 1996, principally due to the sale in April 1995 of $21.5 million of student loans to SLMA.

INTEREST EXPENSE

     Interest expense for the five months ended May 31, 1996 was $27.1 million, compared to $22.7 million for the five months ended May 31, 1995, an increase of $4.4 million, or 19.3%. This increase reflects both a $124.9 million increase in the average balance of interest-bearing deposits in the 1996 period compared to the 1995 period, and a 34 basis point increase in the average rate paid on such liabilities over the same period due to a higher interest rate environment. The increase in average interest-bearing deposits was primarily attributable to an increase in the average balance of certificates of deposit to $806.6 million for the five months ended May 31, 1996 from $618.0 million for the five months ended May 31, 1995. Certificates of deposit increased during this period due to a higher interest rate environment resulting in a continued shift of deposits out of savings accounts and into higher costing certificate of deposit accounts, and management's strategy of funding its asset growth by offering competitive rates. The combined effect of the higher average balance and rate was an increase of $4.6 million in interest expense on certificates of deposit. Interest expense decreased $392,000 on savings accounts to $6.0 million for the five months ended May 31, 1996 from the same period a year earlier. This decrease was attributable to a decline in the average balance of these accounts to $451.9 million for the five months ended May 31, 1996, from $507.9 million during the comparable period in 1995, partially offset by an increase in the average cost to 3.21% from 3.04% during the same periods.

     Interest expense on borrowed funds increased $230,000, or 32.9%, in the five months ended May 31, 1996 to $930,000 due to a $14.8 million increase in the average balance of such funds to $41.0 million, which was offset by a 95 basis point reduction in the average rate paid on borrowed funds to 5.44% at May 31, 1996. The increase in borrowed funds in 1996 reflects management's decision to increase its utilization of reverse repurchase agreements to fund investments in securities in periods when such agreements are cost effective as a source of funds. See "Business of the Bank - Borrowed Funds."

  PROVISION FOR POSSIBLE LOAN LOSSES

     The Bank's provision for possible loan losses increased by $50,000, or 20.0%, from $250,000 for the five months ended May 31, 1995, to $300,000 for the five months ended May 31, 1996. The increase in the provision was due primarily to management's assessment of charge-off activity, particularly commercial real estate and construction and development loan charge-offs relating to five loans which totalled $1.3 million during the five month period ending May 31, 1996. The events leading to such charge-offs associated with such loans were generally attributable to events occurring in early 1996 which resulted in the Bank reevaluating such loans or obtaining updated appraisals on the properties securing such loans. The increased provision also reflects management's assessment of its continuation of the origination of commercial real estate and construction and development loans, which amounted to 42.1% and 40.9% of loans at May 31, 1996 and 1995, respectively. Such loans generally bear a greater degree of risk as compared to one- to four-family loans. At May 31, 1996, the Bank's allowance for possible loan losses as a percentage of total non-performing loans was 186.79%, compared to 131.68% at May 31, 1995, due to the increase in the provision and a decrease in non-performing loans from $18.3 million at May 31, 1995 to $11.9 million at May 31, 1996. At May 31, 1996, the Bank's allowance for possible loan losses as a percentage of loans, net, excluding loans held for sale was 5.29%. Management of the Bank assesses the adequacy of the allowance for possible loan losses based on evaluating known and inherent risks in the loan portfolio and upon management's continuing analysis of the factors underlying the quality of the loan portfolio. While management believes that, based on information currently available, the Bank's allowance for possible loan losses is sufficient to cover losses inherent in its loan portfolio at this time, no assurances can be given that the Bank's level of allowance for possible loan losses will be sufficient to cover future possible loan losses incurred by the Bank or that future adjustments to the allowance for possible loan losses will not be necessary if economic and other conditions differ substantially from the economic and other conditions used by management to determine the current level of the allowance for possible loan losses. Management may in the future increase its level of allowance for possible loan losses as a percentage of total loans and non-performing loans in the event it increases the level of commercial real estate, multi-family, commercial, construction and development or consumer lending as a percentage of its total loan portfolio. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for possible loan losses. Such agencies may require the Bank to provide additions to the allowance based upon judgements different from management. See "Risk Factors - Increased Lending Risks Associated with Commercial Real Estate, Multi-Family, and Construction and Development Lending" and "Business of the Bank - Delinquent Loans, Real Estate Owned and Classified Assets" and "Allowance for Possible Loan Losses."

NON-INTEREST INCOME

     Non-interest income is composed of fee income for bank services and profits from the sale of assets. Total non-interest income for the five months ended May 31, 1996 increased $2.4 million, or 209.5%, from $1.1 million for the five months ended May 31, 1995 to $3.5 million for the five months ended May 31, 1996. The primary reason for the improvement was due to net gains of $1.4 million on the sale of loans and loan servicing and fee income of $2.5 million during the five months ended May 31, 1996 as compared to net gains of $455,000 on the sale of loans and loan servicing and fee income of $1.2 million in the comparable period for 1995. The increases are primarily reflective of the Bank's establishment of RFI in August 1995, which has had a significant effect on the Bank's level of originations and sales of residential one-to four-family loans and the outstanding balance of loans serviced for others. One- to four-family originations increased $121.5 million for the five months ended May 31, 1996 from $7.1 million for the same period in 1995. For the same period, loan sales were $106.2 million and $18.9 million, respectively. At May 31, 1996 the Bank and RFI were servicing $762.7 million of loans for others compared to $36.5 million at May 31, 1995, resulting in loan servicing fee income of $828,000 for the five months ended May 31, 1996 as compared to $51,000 for the same period in 1995. Additionally, non-interest income increased in 1996 due to a $501,000 reduction in the losses on securities from losses of $758,000 in 1995 to losses of $257,000 in 1996. The increases in these items on non-interest income were partially offset by a reduction in gains in real estate operations from gains of $203,000 for 1995 to losses of $271,000 for 1996.

NON-INTEREST EXPENSE

     Non-interest expense increased by $2.9 million, or 25.3%, from $11.2 million for the five months ended May 31, 1995 to $14.1 million for the five months ended May 31, 1996 primarily due to increased costs related to the August 1995 establishment of RFI. Compensation and employee benefits expense increased $2.1 million to $8.2 million for the five months ended May 31, 1996 from $6.0 million for the same period in 1995. Compensation and employee benefits expense relating to the operations of RFI amounted to $2.0 million for the five months ended May 31, 1996. Other significant changes in the Bank's operating expenses included a $1.1 million decrease in the insurance premiums paid to the Federal Deposit Insurance Corporation resulting from the FDIC's decision to lower the insurance premiums paid by BIF-insured institutions to the legal minimum effective January 1, 1996. See "Regulation and Supervision - Insurance of Deposits" and "Risk Factors - Possible Payment of Financing Corporation Bonds." Other non-interest expenses increased $1.2 million to $3.4 million for the five months ended May 31, 1996 compared to $2.2 million for the five months ended May 31, 1995 primarily due to an increase in professional fees of $343,000, mortgage recording taxes of $223,000, and certain general and administrative costs associated with RFI. The Bank expects that compensation and benefits expense may increase after the Conversion, primarily as a result of the adoption of various employee benefit plans and compensation adjustments contemplated in connection with the Conversion. In this regard, the proposed ESOP, which intends to purchase 8% of the Common Stock issued in connection with the Offering, including shares issued to the Foundation, and the Stock Programs which, if implemented, would purchase an amount of Common Stock equal to 4% of the Common Stock issued in connection with the Offering, including shares issued to the Foundation, may result in increased compensation and benefits expense as the amortization of the ESOP loan and amortization of the Stock Program awards will be reflected as compensation expense. See "Management of the Bank - Benefit Plans - ESOP." In addition, the Bank expects non-interest expenses to increase in future periods as a result of its current renovation of a new administrative office and the opening of at least two new branch offices in late 1996.

INCOME TAXES

     Total income tax expense was $3.7 million for the five months ended May 31, 1996 compared to $3.9 million for the same period in 1995. Despite an increase in pre-tax income for the 1996 period of $595,000, the decrease in income tax expense of $222,000, or 5.7%, was due primarily to an increase in the Bank's dividends received deduction on its equity securities portfolio of $688,000. The effective tax rate was 30.3% for the five months ended May 31, 1996 as compared to 33.9% for the same period in 1995.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 1995 AND DECEMBER 31, 1994

GENERAL

     Net income for the year ended December 31, 1995 was $18.7 million, compared to $19.4 million for the year ended December 31, 1994. Interest rates rose sharply in early 1994, then gradually declined after January 1995, resulting in a higher yield on interest-earning assets and higher cost of interest-bearing liabilities in 1995 than in 1994 and more interest-bearing liabilities repricing than interest-earning assets during the year. The result was a decline in both net interest income and net income for the Bank during 1995. Net income decreased $704,000, or 3.6%, from the previous year, due to the decline in net interest income, which decreased by $2.4 million, and an increase in non-interest expense of $3.5 million which were substantially offset by an increase in non-interest income of $3.7 million and a reduction in income tax expense of $1.5 million. The increases in both non-interest income and non-interest expense is primarily attributable to the Bank's acquisition of assets and liabilities of RMBI in connection with the establishment of RFI in August 1995. The decrease in income tax expense is attributable to both a decrease in taxable income and a decrease in the Bank's effective tax rate due to a higher level of preferred stock purchased in 1995.

INTEREST INCOME

     Interest income totalled $111.0 million for 1995 compared to $94.5 million for 1994. This increase reflects a $151.5 million increase in total average interest-earning assets in 1995 compared to 1994 and a 39 basis point increase in the average yield on such assets over the same period. Interest income on real estate loans increased by $8.7 million to $33.3 million for 1995 from $24.7 million in 1994, reflecting a $75.1 million increase in the average balance of real estate loans and a 55 basis point increase in the average yield to 9.50%. The increase in the average balance of real estate loans was primarily due to an increase in residential one-to-four family and multi-family loans. The increase in the average yield on interest-earning assets was due primarily to an increase in market interest rates and a 51.4% decrease in non-performing loans, from $25.1 million to $12.2 million, at December 31, 1994 and

1995, respectively. On a combined basis, interest income on debt and equity and mortgage-backed and mortgage related securities increased $8.0 million to $75.0 million for 1995 from $67.0 million for 1994. The increase was primarily due to a $9.1 million increase in interest income on mortgage-backed and mortgage related securities, attributable to a $106.4 million increase in the average balance of such securities to $545.6 million and a 43 basis point increase in the yield to 6.80%. Interest income on debt and equity securities decreased $1.1 million to $37.9 million for 1995, reflecting a $25.4 million decrease in the average balance of such securities, consistent with management's continuing reallocation of its securities portfolio from lower yielding government bonds to higher yielding real estate loans and mortgage-backed and mortgage related securities. The average yield on debt and equity securities increased 11 basis points during the period due to an increase in market interest rates. Interest income on consumer and student loans decreased $937,000 from $1.8 million for 1994 to $897,000 for 1995, principally due to the sale in April 1995 of $21.5 million of student loans to SLMA.

INTEREST EXPENSE

     Total interest expense for 1995 was $59.3 million, compared to $40.4 million for 1994, an increase of $18.9 million, or 46.9%. The increase in interest expense was the result of a $125.6 million increase in the average balance of interest-bearing liabilities and an increase in the average costs of deposits and borrowings to 4.62% for 1995, from 3.48% for 1994. Interest on deposits increased by $17.4 million to $57.7 million for 1995 compared to $40.4 million for 1994. This increase reflects both a $101.3 million increase in the average balance of interest-bearing deposits in 1995 compared to 1994, and a 110 basis point increase in the average rate paid on such liabilities over the same period. Such increase was primarily attributable to an increase in the average balance of higher yielding certificates of deposit, which increased from $430.0 million for 1994 to $677.5 million for 1995 and an increase in the average rate paid on such accounts from 4.57% to 5.84%, respectively. These two increases resulted in the interest expense on certificate of deposit accounts increasing from $19.7 million for 1994 to $39.6 million for 1995, a 101.3% increase. These increases were partially offset by a decrease in interest expense on savings accounts due to the combined effect of a decline in the average balance of such accounts, which declined from $612.4 million for 1994 to $480.6 million for 1995, and an increase in the average rate paid on such accounts from 2.91% to 3.19%, resulting in a $2.5 million, or 14.2%, decrease in interest expense on savings accounts. The increase in the average balance of certificates of deposit and the decrease in the average balance of savings accounts was due primarily to customers shifting funds from lower yielding savings accounts to higher yielding certificates of deposit.

     The Bank incurred interest expense on borrowed funds for 1995 of $1.6 million as compared to no expense for 1994 reflecting management's decision to utilize borrowings to fund a portion of its asset growth, and, to a lesser extent, RFI's utilization of government-sponsored agencies to fund a portion of its loan origination activity. The average balance in borrowed funds increased $24.3 million for the year ended December 31, 1995 as there were no borrowings outstanding during 1994. The average rate paid on such borrowings for 1995 was 6.38%.

PROVISION FOR POSSIBLE LOAN LOSSES

     For 1995, the Bank's provision for possible loan losses was $600,000, the same amount as was provided in 1994. Management determined that an increase in the provision was unnecessary in light of its review of the Bank's loan portfolio, asset quality, trends in the Bank's delinquent and non-performing loans and the national and regional economies. In particular, non-performing loans decreased by $12.9 million, or 51.4%, from $25.1 million at December 31, 1994, or 6.82% of loans, to $12.2 million at December 31, 1995, or 3.13% of loans, primarily reflective of the general improvement in the overall credit quality of the Bank's loan portfolio during 1995. The decrease in non-performing loans was primarily attributable to the improvement in the regional economy and also to the favorable results of the Bank's increased efforts to resolve problem loans. At December 31, 1995, the allowance for possible loan losses totalled 191.82% of total non-performing loans, an increase from 100.28% at December 31, 1994. Net charge-offs for the year ended December 31, 1995 were $2.4 million representing an increase of $2.4 million from the year ended December 31, 1994. The $2.4 million increase was primarily due to two commercial real estate loans. See "Business of the Bank - Delinquent Loans, Real Estate Owned and Classified Assets" and "- Allowance for Possible Loan Losses."

NON-INTEREST INCOME

     Total non-interest income was $5.7 million for 1995, a $3.7 million increase from the $2.0 million for 1994. Net gains on sales from secondary market activity increased to $1.8 million for 1995 compared to net losses of $289,000 for 1994. Loan servicing and fee income increased to $3.7 million for 1995 compared to $3.3 million for 1994. These increases are a result of the increased volume of loans originated and sold in late 1995 with servicing retained and the right to service $623.0 million in loans in the August 1995 acquisition from RMBI. One- to four-family originations increased $100.5 million for the year ended December 31, 1995 from $52.7 million for the prior year. At December 31, 1995 the Bank and RFI serviced $704.8 million of loans for others compared to $37.1 million at December 31, 1994. Additionally, the net gains on real estate owned operations increased from $156,000 for 1994 to $714,000 for 1995, primarily due to the sale of two commercial real estate properties which resulted in net gains of $927,000. Total net losses on securities decreased $370,000 to $811,000 for 1995 from $1.2 million for 1994. The decrease was primarily attributable to the sale in late 1995 of $38.3 million of adjustable-rate mortgage-backed securities at a gain of $818,000. These securities were sold based on the anticipation of increased prepayment levels due to a decline in market interest rates in the latter half of 1995.

NON-INTEREST EXPENSE

     Total non-interest expense increased from $26.2 million for 1994 to $29.6 million for 1995. Compensation and employee benefits expense increased $2.4 million from $13.4 million for 1994 to $15.8 million for 1995, primarily due to the added personnel costs associated with the employees of RFI which amounted to $1.7 million during 1995. This was partially offset by a reduction in the rate paid to the FDIC for deposit insurance premiums, combined with a refund from the FDIC for premiums previously paid in the amount of $797,000, which lowered this expense by $1.2 million during 1995. Other non-interest expense increased $1.3 million from $5.8 million for the year ended December 31, 1994 to $7.1 million for the year ended December 31, 1995, primarily due to a $635,000 of increase in expenses related to the operations of RFI and a provision for possible losses of $500,000 related to a litigation initiated by the Bank against another depository institution which provided check processing for the Bank to recover check clearing balances.

INCOME TAXES

     Tax expense totalled $8.5 million for the year ended December 31, 1995 compared to $10.0 million in 1994. The decrease was attributable to lower pre-tax income which fell from $29.4 million for the year ended December 31, 1994 to $27.2 million in 1995, and to an increase in the Bank's dividends received deduction on its equity securities portfolio of $864,000.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 1994 AND DECEMBER 31, 1993

GENERAL

     Net income decreased $4.7 million, or 19.6%, from $24.1 million for the year ended December 31, 1993 to $19.4 million for the year ended December 31, 1994. The decrease was primarily attributable to $6.0 million of income recognized in 1993 resulting from the net cumulative effect of changes in accounting principles and a $1.1 million decrease in net interest income, a $2.8 million decrease in non-interest income, and a $1.6 million increase in non-interest expenses. These items were partially offset by a $6.3 million reduction in the Bank's provision for possible loan losses and a lower provision for taxes due to a reduction in the Bank's effective tax rate.

INTEREST INCOME

     Total income from interest-earning assets declined slightly from $95.0 million in 1993 to $94.5 million in 1994, a reduction of $488,000 due primarily to a 32 basis point decline in the average yield on interest earning assets which was offset, in part, by a $52.4 million increase in the average balance of interest earning assets. Interest income on the Bank's securities portfolio fell $587,000 from $67.5 million for the year ended December 31, 1993 to $66.9 million for the year ended December 31, 1994. New mortgage-backed securities purchased during 1994 in the lower interest rate environment contributed to the yield reduction on the Bank's securities portfolio. The yield on mortgage-backed securities fell from 7.51% in 1993 to 6.37% in 1994, while the yield on the Bank's debt and equity securities remained relatively stable at 6.65% and 6.57%, for 1994 and 1993, respectively. Interest income on real estate loans decreased by $77,000 for the year ended December 31, 1994. This was primarily attributable to a $6.7 million increase in the average balance of real estate loans to $275.7 million for the year ended December 31, 1994 from $268.9 million for the year ended December 31, 1993. The average yield on real estate loans decreased 25 basis points, to 8.95% in 1994, from 9.20% in 1993. The decrease was due to the high levels of prepayments on higher rate mortgage loans during late 1993 and the effects of lower interest rates on new loan originations.

INTEREST EXPENSE

     Interest expense for the year ended December 31, 1994 was $40.4 million, compared to $39.7 million for the year ended December 31, 1993, an increase of $655,000, or 1.6%. The increase is primarily due to a $37.1 million increase in the average balance of deposits outstanding, partly offset by a decrease in the average cost of deposits to 3.48% for 1994, from 3.52% for 1993. The interest expense on savings accounts decreased by $1.7 million, or 8.9%, from $19.6 million for 1993 to $17.8 million for 1994 due primarily to the Bank's determination to reduce the rate paid on such accounts during 1994, which was partially offset by an increase in the average balance of such accounts from $604.5 million for 1993 to $612.4 million for 1994. The average rate paid on savings accounts for 1994 was 2.91% compared to 3.24% for 1993. Despite the effect of the lower interest rate environment and the decreased cost of savings accounts, interest expense increased primarily due to higher rates paid on certificate of deposit accounts. The average rate paid on certificates of deposit accounts increased from 4.25% for the year ended December 31, 1993 to 4.57% for the year ended December 31, 1994 due primarily to the Bank's deposit pricing strategy whereby it offered more competitive rates on certificate of deposit accounts than on savings accounts in an effort to extend the maturity of its deposit accounts resulting in an increase in the average balance of such accounts from $396.0 million for 1993 to $430.0 million for 1994. The increase in interest expense on certificates of deposit accounts of $2.8 million more than offset the decrease in interest expense on savings accounts.

PROVISION FOR POSSIBLE LOAN LOSSES

     During 1994, the provision for possible loan losses was reduced to $600,000 from the prior year's level of $6.9 million. The lower provision was based on management's evaluation of existing real estate market conditions, improvement in the level of charge-offs and non-performing loans as well as a stabilization of general economic conditions in the Bank's market area. In particular, charge-offs decreased by $5.4 million for the year ended December 31, 1994 and nonperforming loans decreased by $6.3 million from 10.84% of total loans to 6.82% of total loans at December 31, 1993 and December 31, 1994, respectively. At December 31, 1993, the Bank's allowance for possible loan losses to total non-performing loans and total loans was 78.17% and 8.47%, respectively, as compared to 100.28% and 6.84%, respectively, at December 31, 1994.

NON-INTEREST INCOME

     Non-interest income decreased by $2.8 million, or 57.9%, from $4.9 million in 1993 to $2.0 million in 1994. The decrease was primarily attributable to the decrease in net gains/(losses) on securities of $4.3 million from a net gain of $3.1 million in 1993 to a net loss of $1.2 million in 1994, as a result of amortizing premiums paid on certain callable preferred stocks and a reduced level of sales of securities. This was partially offset by a $1.8 million increase in the net gains/(losses) on real estate owned operations from a $1.7 million net loss in 1993 to a $156,000 net gain in 1994, which was primarily attributable to the decrease in the provision for losses on real estate owned from $1.2 million in 1993 to none in 1994. The provision for losses on real estate owned in 1993 resulted from the Bank's reevaluation of its real estate owned and based upon updated appraisals of such properties.

NON-INTEREST EXPENSE

     Total non-interest expense increased $1.6 million in 1994 to $26.2 million, as compared to $24.6 million in 1993. The increase primarily relates to compensation and employee benefits which increased by $917,000, or 7.3%, from $12.5 million in 1993 to $13.4 million in 1994, primarily the result of normal salary increases and an increase in the Bank's pension related expenses.

INCOME TAXES

     The provision for income taxes decreased by $568,000, or 5.4%, from $10.6 million in 1993 to $10.0 million in 1994, primarily as a result of the decrease in the Bank's effective tax rate. The effective tax rate was 34.0% for the year ended December 31, 1994 as compared to 36.8% for the prior year. The decrease in the effective tax rate was primarily due to the Bank increasing its portfolio of preferred stocks which earn dividends that are substantially non-taxable.

CUMULATIVE EFFECT OF CHANGES IN ACCOUNTING PRINCIPLES

     In February 1992, the FASB issued Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"), "Accounting for Income Taxes." SFAS No. 109 required a change from the deferred method to the asset and liability method attributable to accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences of the differences between the tax bases and financial reporting bases of existing assets and liabilities. The Bank adopted SFAS No. 109 effective January 1, 1993, which resulted in a cumulative credit to earnings of $7.5 million.

     In December 1990, the FASB issued Statement of Accounting Standards No. 106 ("SFAS No. 106"), "Employer's Accounting for Post-retirement Benefits Other Than Pensions." SFAS No. 106 focuses principally on post-retirement health care benefits and significantly changed the previous practice of accounting for post-retirement benefits on a cash basis to requiring accrual during the years that the employee renders the necessary service, of the expected cost of providing those benefits to an employee and the employee's beneficiaries and covered dependents. SFAS No. 106 became effective for fiscal years beginning after December 15, 1992, and adoption was required on a prospective basis. The Bank adopted SFAS No. 106 effective January 1, 1993, which resulted in an accrued liability, net of tax, of $1.5 million. See "-Impact of New Accounting Standards" for a further description of SFAS No. 106.

LIQUIDITY AND CAPITAL RESOURCES

     The Bank's primary sources of funds are deposits, proceeds from the principal and interest payments on loans, mortgage-backed and mortgage related and debt and equity securities, and to a lesser extent, proceeds from the sale of fixed-rate mortgage loans to the secondary market. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit outflows, mortgage prepayments and mortgage loan sales are greatly influenced by general interest rates, economic conditions and competition.

     The primary investing activities of the Bank are the origination of both residential one-to four-family and commercial real estate loans and the purchase of mortgage-backed and mortgage related and debt and equity securities. During the five months ended May 31, 1996 and the years ended December 31, 1995, 1994, and 1993, the Bank's loan originations totalled $189.9 million, $226.3 million, $141.1 million and $61.0 million, respectively. Purchases of mortgage-backed, mortgage related and debt and equity securities totalled $305.4 million, $642.5 million, $225.7 million and $459.7 million for the five months ended May 31, 1996 and the years ended December 31, 1995, 1994, and 1993, respectively. These activities were funded primarily by deposit growth, principal repayments on loans, mortgage-backed and mortgage related securities and debt and equity securities. Loan sales provided additional liquidity to the Bank, totaling $106.2 million, $134.1 million, $15.7 million and $15.8 million for the five months ended May 31, 1996 and the years ended December 31, 1995, 1994 and 1993, respectively. The increased loan sale activity commencing in 1995 reflects the establishment of RFI during that year.

     The Bank experienced a net increase in total deposits of $106.3 million, $116.0 million, $78.0 million and $7.0 million for the five months ended May 31, 1996 and the years ended December 31, 1995, 1994, and 1993, respectively. Deposit flows are affected by the level of interest rates, the interest rates and products offered by the local competitors, the Bank and other factors.

     The Bank closely monitors its liquidity position on a daily basis. Excess short-term liquidity is invested in overnight federal funds sold. In the event the Bank should require funds beyond its ability to generate them internally, additional sources of funds are available through the use of reverse repurchase agreements. At May 31, 1996, the Bank had outstanding $67.1 million in short-term reverse repurchase agreements with third parties.

     Loan commitments totalled $162.2 million at May 31, 1996, comprised of $72.6 million in one-to four-family loan commitments and $14.1 million in commercial real estate loan commitments, $73.4 million in construction and development loan commitments and $2.1 million in home equity loan commitments. Management of the Bank anticipates that it will have sufficient funds available to meet its current loan commitments. Certificates of deposit which are scheduled to mature in one year or less from May 31, 1996 totalled $688.2 million. From January 1, 1995 to May 31, 1996, the Bank experienced a 92.6% retention rate of funds maturing from certificates of deposit. Based upon this experience and the

Bank's current pricing strategy, management believes that a significant portion of such deposits will remain with the Bank.

     At May 31, 1996, the Bank exceeded all of its regulatory capital requirements with a leverage capital level of $219.3 million, or 12.39% of adjusted assets, which is above the required level of $53.1 million and risk-based capital of $229.5 million, or 28.10% of adjusted assets, which is above the required level of $65.3 million, or 8.00%. See "Regulatory Capital Compliance."

     The Bank's most liquid assets are cash and interest-bearing demand accounts. The levels of these assets are dependent on the Bank's operating, financing, lending and investing activities during any given period. At May 31, 1996, cash and interest-bearing demand accounts totalled $28.4 million, or 1.6% of total assets.

IMPACT OF INFLATION AND CHANGING PRICES

     The Consolidated Financial Statements and Notes thereto presented herein have been prepared in accordance with GAAP, which require the measurement of financial position and operating results in terms of historical dollar amounts without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of the Bank's operations. Unlike industrial companies, nearly all of the assets and liabilities of the Bank are monetary in nature. As a result, interest rates have a greater impact on the Bank's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.

IMPACT OF NEW ACCOUNTING STANDARDS

     Accounting for Long Lived Assets. In 1995, the FASB issued Statement of Financial Accounting Standards No. 121, "Accounting for Impairment of Long-Lived Assets and for Long Lived Assets to be Disposed of" ("SFAS No. 121"). This Statement establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. This Statement became effective on January 1, 1996. Adoption of this Statement did not have a material impact on the earnings or financial statements of the Bank.

     Accounting for Stock-Based Compensation. In November 1995, the FASB issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("SFAS No. 123"). This statement establishes financial accounting standards for stock-based employee compensation plans. SFAS No. 123 permits the Bank to choose either a new fair value based method or the current Accounting Principles Board ("APB") Opinion 25 intrinsic value based method of accounting for its stock-based compensation arrangements. SFAS No. 123 requires pro forma disclosures of net earnings and earnings per share computed as if the fair value based method had been applied in financial statements of companies that continue to follow current practice in accounting for such arrangements under APB Opinion
25. SFAS No. 123 applies to all stock-based employee compensation plans in which an employer grants shares of its stock or other equity instruments to employees except for employee stock ownership plans. SFAS No. 123 also applies to plans in which the employer incurs liabilities to employees in amounts based on the price of the employer's stock, (e.g., stock option plans, stock purchase plans, restricted stock plans, and stock appreciation rights). The statement also specifies the accounting for transactions in which a company issues stock options or other equity instruments for services provided by nonemployees or to acquire goods or services from outside suppliers or vendors. The recognition provisions of SFAS No. 123 for companies choosing to adopt the new fair value based method of accounting for stock-based compensation arrangements may be adopted immediately and will apply to all transactions entered into in fiscal years that begin after December 15, 1995, however disclosure of the pro forma net earnings and earnings per share, as if the fair value method of accounting for stock-based compensation had been elected, is required for all awards granted in fiscal years beginning after December 31, 1994. Any effect that this statement will have on the Bank will be applicable upon the consummation of the Conversion.

     Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. In June 1996 the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS No. 125"). This Statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on consistent application of a financial-components approach that focuses on control. It distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. Under the financial-components approach, after a transfer of financial assets, an entity recognizes all financial and servicing assets it controls and liabilities it has incurred and derecognizes financial assets it no longer controls and liabilities that have been extinguished. The financial-components approach focuses on the assets and liabilities that exist after the transfer. Many of these assets and liabilities are components of financial assets that existed prior to the transfer. If a transfer does not meet the criteria for a sale, the transfer is accounted for as a secured borrowing with pledge of collateral. The Statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and should be applied prospectively. Earlier or retroactive application of this Statement is not permitted. The Company has not yet determined the impact that this Statement will have on the Company's consolidated financial statements.

                            BUSINESS OF THE COMPANY

GENERAL

     The Company was organized in July 1996 at the direction of the Board of Trustees of the Bank for the purpose of becoming a holding company to own all of the outstanding capital stock of the Bank. Upon consummation of the Conversion, it is anticipated that the Bank will become a wholly-owned subsidiary of the Company. Upon the consummation of the Conversion, the Company will be a savings and loan holding company. See "Regulation and Supervision -Holding Company Regulation." The Company filed an application with, and received the approval of, the OTS to become a savings and loan holding company and to acquire the Bank.

     The Company is currently not an operating company. Following the Conversion, in addition to directing, planning and coordinating the business activities of the Bank, the Company will initially invest net proceeds it retains primarily in short and medium term securities, mortgage-backed and mortgage related securities and preferred stock. In addition, the Company intends to fund the loan to the ESOP to enable the ESOP to subscribe for 8% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation; however, a third party lender may be utilized to lend funds to the ESOP. In the future, the Company may acquire or organize other operating subsidiaries, including other financial institutions and financial services companies. See "Use of Proceeds." Presently, there are no agreements or understandings for an expansion of the Holding Company's operations. Initially, the Company will neither own nor lease any property from any third party, but will instead use the premises, equipment and furniture of the Bank. At the present time, the Company does not intend to employ any persons other than certain officers of the Bank, who will not be separately provided cash compensation by the Holding Company. The Company may utilize the support staff of the Bank from time to time, if needed. Additional employees will be hired as appropriate to the extent the Holding Company expands its business in the future.


                              BUSINESS OF THE BANK
GENERAL

     The Bank is a community-oriented mutual savings bank which was originally chartered by the State of New York in 1875. In August 1995, the Bank completed its acquisition of certain assets and liabilities of RMBI, including its loan servicing portfolio, through its wholly-owned mortgage banking subsidiary, RFI. The Bank's principal business consists of the acceptance of retail deposits from the general public in the area surrounding its branch offices and the investment of those deposits, together with funds generated from operations and borrowings, primarily in mortgage-backed and mortgage related securities, various debt and equity securities, one- to four-family residential mortgage loans and commercial real estate loans. The Bank also invests in multi-family, construction and development, home equity and second mortgage loans, and consumer and student loans. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Management Strategy." The Bank currently originates all one- to four-family loans through RFI. Currently, it is the Bank's policy to sell, on a servicing retained basis, most longer-term fixed-rate one- to four-family loans as a method of managing its interest rate risk and increasing its loan servicing fee income. However, the Bank currently retains for its portfolio one- to four-family loans in excess of 15 years which have interest rates of 8% or greater. The Bank's revenues are derived principally from the interest on its securities, mortgage, consumer and commercial loans and loan sale and servicing fees. The Bank's primary sources of funds are deposits, principal and interest payments on loans and securities, and proceeds from the sale of loans and securities.

     The Bank's mortgage banking subsidiary, RFI, conducts mortgage banking activities consisting of the origination, sale and servicing of one- to four-family loans secured by properties in the Bank's primary lending area as well as through RFI's six mortgage origination offices located in the New York counties of Nassau, Suffolk, Queens and Albany and the New Jersey Counties of Morris and Monmouth. See "-Lending Activities - Loan Portfolio Composition," "- Lending Activities -Loan Originations" and "- Loan Sales, Servicing and Mortgage Banking Activities." Currently, all of the Bank's origination of one- to four-family loans is conducted through RFI, which originates loans on behalf of the Bank as well as various other financial institutions and investors. See "- Lending Activities - Loan Sales, Servicing and Mortgage Banking Activities."

     In addition to RFI, the Bank maintains various wholly-owned subsidiaries most of which were incorporated in New York to maintain ownership of specific real estate properties the Bank has taken ownership over as a result of foreclosure or in connection with its lending activities. The Bank also offers savings bank life insurance through a department of the Bank.

MARKET AREA

     The Bank has been, and intends to continue to be, a community-oriented financial institution offering a variety of financial services to meet the needs of the communities it serves. The Bank currently operates six full service banking offices in Nassau and Suffolk Counties and has recently entered into an agreement to purchase two branch facilities located in Nassau County which it expects to open in November 1996. The Bank's primary deposit gathering area is currently concentrated around the areas where its full service banking offices are located in Nassau and Suffolk Counties which the Bank generally considers to be its primary market area. The Bank's primary lending area has also historically been concentrated in Nassau and Suffolk Counties. However, with the establishment of RFI in August 1995, the Bank's primary lending area with regard to one- to four-family loans was broadened to include the area surrounding RFI's mortgage origination offices in the New York Counties of Suffolk, Nassau, Queens and Albany and the New Jersey Counties of Morris and Monmouth.

          The New York City metropolitan area has historically benefitted from having a large number of corporate headquarters and a diversity of financial service entities. Additionally, the Counties of Nassau and Suffolk have historically benefitted from a large developed suburban market, well educated employment base and a diversity of industrial, service and high technology businesses. During the late 1980s and early 1990s, however, due in part to the effects of a prolonged period of weakness in the national economy, the decline in the regional economy, layoffs in the financial services industry and corporate relocations, the New York City metropolitan area experienced reduced levels of employment. In addition, the Counties of Nassau and Suffolk experienced reduced employment as a result of restructuring and downsizing in the high technology defense related industries. These conditions, in conjunction with a surplus of available commercial and residential property, resulted in an overall decline in the underlying values of properties located in the area during the late 1980s and early 1990s. Since 1993, the prices and values of real estate have stabilized and, in certain areas, the prices and values of real estate have increased. See "Risk Factors -Weakness in Local Economy."

LENDING ACTIVITIES

     Loan Portfolio Composition. The types of loans that the Bank may originate are subject to federal and state law and regulations. Interest rates charged by the Bank on loans are affected principally by the demand for such loans, the supply of money available for lending purposes and the rates offered by its competitors. These factors are, in turn, affected by general and economic conditions, monetary policies of the federal government, including the Federal Reserve Board, legislative tax policies and governmental budgetary matters.

     The Bank's loan portfolio consists primarily of first mortgage loans secured by one- to four-family residences and commercial real estate properties located in its primary lending area. At May 31, 1996, the Bank's gross loan portfolio totalled $438.1 million, of which $213.0 million were one- to four-family residential mortgage loans, or 48.6% of total gross loans, and $153.6 million were commercial real estate loans, or 35.1% of gross loans. At such date, the remainder of the loan portfolio consisted of $33.3 million of multi-family loans, or 7.6% of total gross loans; $31.0 million of construction and development loans, or 7.1% of total gross loans; $4.7 million of home equity and second mortgage loans, or 1.1% of total gross loans; $1.5 million of consumer loans, primarily consisting of home modification and passbook loans, or 0.3% of total gross loans; and $955,000 of student loans, or 0.2% of total gross loans.

     The following table sets forth the composition of the Bank's loan portfolio, including loans held for sale, in dollar amounts and in percentages of the respective portfolios at the dates indicated.

                                  AT MAY 31,                               AT DECEMBER 31,
                              -----------------   ---------------------------------------------------------
                                     1996               1995               1994                 1993
                             ------------------  ------------------  ------------------  ------------------
                                       PERCENT             PERCENT             PERCENT             PERCENT
                              AMOUNT   OF TOTAL   AMOUNT   OF TOTAL   AMOUNT   OF TOTAL   AMOUNT   OF TOTAL
                             --------  --------  --------  --------  --------  --------  --------  --------
                                                          (DOLLARS IN THOUSANDS)
Real estate loans:
 One- to four-family.......  $213,045    48.63%  $197,357    48.41%  $153,203    41.52%   134,248    45.16%
 Multi-family..............    33,320     7.60     36,353     8.92     18,617     5.05     21,642     7.28
 Commercial real estate....   153,592    35.05    124,976    30.65    114,317    30.98    101,806    34.24
 Construction and              31,046     7.09     41,611    10.21     56,163    15.22     12,983     4.37
  development..............
 Home equity and second
     mortgage..............     4,690     1.07      3,672     0.90      4,346     1.18      5,255     1.77
Consumer(1)................     1,483     0.34      1,760     0.43      1,680     0.46      1,995     0.67
Student....................       955     0.22      1,959     0.48     20,626     5.59     19,345     6.51
                             --------   ------   --------   ------   --------   ------   --------   ------
Gross loans................   438,131   100.00%   407,688   100.00%   368,952   100.00%   297,274   100.00%
                                        ======              ======              ======              ======
Less:
Unamortized discounts, net.       749                 763                 978                   -
Deferred loan fees.........       769                 666                 611                   -
Deferred mortgage interest.       552                 493                 145                   -
Allowance for possible loan
 Loans......................   22,312              23,350              25,127              24,502
                               ------              -------             ------            --------
Total loans, net...........   413,749             382,416             342,091             272,772
Less:
 Loans held for sale, net:
  One- to four-family......    13,310              15,278                   -               8,105
  Student..................       955               1,873                   -                   -
                             --------            --------            --------            --------
    Loans receivable held    $399,484            $365,265            $342,091            $264,667
     for investment, net...  ========            ========            ========            ========


                                --------------------------------------
                                     1992                 1991
                                -----------------    -----------------

                                         PERCENT             PERCENT
                                AMOUNT   OF TOTAL   AMOUNT   OF TOTAL
                                ------   --------   ------   ---------
Real estate loans:
 One- to four-family.......     161,693    48.92%   222,907    55.87%
 Multi-family..............      24,090     7.29     25,631     6.42
 Commercial real estate....     100,894    30.53     99,048    24.83
 Construction and                17,020     5.15     23,415     5.87
  development..............
 Home equity and second
     mortgage..............       4,607     1.39      5,122     1.28
Consumer(1)................       2,970     0.90      3,232     0.81
Student....................      19,230     5.82     19,618     4.92
                               --------   ------   --------   ------
Gross loans................     330,504   100.00%   398,973   100.00%
                                          ======              ======
Less:
Unamortized discounts, net.           -                   -
Deferred loan fees.........           -                   -
Deferred mortgage interest.           -                   -
Allowance for possible loan      23,187              19,698
losses.....................    --------            --------

Total loans, net...........     307,317             379,275
Less:
 Loans held for sale, net:
  One- to four-family......           -                   -
  Student..................           -                   -
                               --------            --------
    Loans receivable held      $307,317            $379,275
     for investment, net...    ========            ========

______________________
(1) Consumer loans include modernization and passbook loans.

     Loan Originations. Prior to the establishment of its mortgage banking subsidiary, RFI, in August 1995, all of the Bank's loan origination activity was conducted directly by the Bank's loan personnel at its six branch offices and through referrals from local real estate agents, attorneys and builders. While the Bank continues to directly originate all commercial real estate, multi-family, construction and development, home equity and second mortgage, and consumer and student loans, since the establishment of RFI in August 1995, all one- to four- family loan origination activity has been conducted through RFI and RFI's commissioned loan officers operating in the Bank's full-service banking offices as well as in RFI's six mortgage origination offices located in the New York Counties of Nassau, Suffolk, Queens and Albany and the New Jersey Counties of Morris and Monmouth.

     All loans originated by the Bank or by RFI on behalf of the Bank are underwritten pursuant to the Bank's loan underwriting policies and procedures. The Bank originates both adjustable-rate and fixed-rate one- to four-family loans (through RFI), commercial real estate loans, multi-family loans, home equity and second mortgage loans, construction and development loans, consumer loans and student loans. Since 1993, the Bank has placed increased emphasis on the origination and retention of one- to four-family loans and commercial real estate loans to selected real estate developers operating within the Bank's primary market area. See "Risk Factors - Increased Lending Risks Associated with Commercial Real Estate, Multi-Family and Construction and Development Lending." In 1995, the Bank began to phase out its direct student loan originations (except for its direct lending program with SLMA) in response to the federal government's initiation of the Federal Family Education Loan Program, which is a direct student lending program. The Bank's and RFI's ability to originate loans is dependent upon the relative customer demand for the type of loan and demand for fixed-rate or adjustable-rate loans, which is affected by the current and expected future levels of interest rates.

     Loan Sales, Servicing and Mortgage Banking Activities. Prior to the establishment of RFI, the Bank's loan sale, purchase and servicing activities were primarily conducted directly by the Bank. Since August 1995, all of the Bank's mortgage banking operations have been conducted through RFI with the exception of the servicing of one- to four-family loans originated by the Bank prior to the establishment of RFI, which continue to be serviced directly by the Bank. RFI was formed in conjunction with the Bank's August 1995 acquisition of certain assets and liabilities, including its loan servicing portfolio, of RMBI, a mortgage banking firm operating in the New York and New Jersey counties in and surrounding the New York City and Albany, New York. RFI's activities are directed by its two executive officers, who were the co-founders of RMBI, with such activities being overseen by the Bank. RFI's mortgage banking activities primarily involve the origination, sale and servicing of one- to four-family loans generally secured by properties located in the areas surrounding RFI mortgage origination offices. RFI originates one- to four-family loans through its commissioned loan personnel and through referrals from real estate brokers, builders, developers and other sources. RFI loan personnel operate in the Bank's six branch offices as well as RFI's six mortgage origination offices. RFI also utilizes a network of approved mortgage brokers and loan correspondents. As a mortgage banking company, RFI originates one- to four-family loans for sale to the Bank as well as a variety of other investors, including financial institutions and securities brokerage firms. RFI also originates loans for sale directly to FNMA and FHLMC based upon loan terms and underwriting criteria provided to RFI by such agencies. RFI delivers loan products to investors in the form of whole loans and in the form of mortgage-backed securities issued by FNMA and FHLMC which it receives in exchange for the sale of whole loans to such agencies. RFI's one- to four-family loan production is not dedicated to the Bank as RFI offers a variety of competing loan products to customers pursuant to loan programs that are pre-approved by other potential loan investors. Accordingly, the Bank competes with RFI's other investors for the purchase of one- to four-family loans on the basis of rates and terms. With the exception of all Federal Housing Authority ("FHA")/Veterans Administration ("VA") loans and non-conforming loans, all loans sold by RFI are sold on a servicing retained basis. The Bank's policy as to the types of loans it will originate for investment through RFI varies in relation to the Bank's analysis of the current and anticipated market
interest rates and other market conditions.   It is currently the policy of the
Bank to purchase from RFI for investment all adjustable-rate one- to four-family loans and fixed-rate one- to four-family mortgage loans with terms of 15 years or less or which have interest rates of 8% or more. For the five months ended May 31, 1996, RFI originated $127.5 million of loans of which $21.6 million was purchased by the Bank for its loan portfolio. RFI currently does not offer commercial real estate, multi-family, construction and development, home equity, second mortgage or consumer loans.

     Funding for the origination of all loans by RFI is provided by the Bank through a $30 million revolving line of credit whereby borrowings on such line of credit are immediately paid down by RFI upon the sale of loans. At May 31, 1996, $2.5 million of RFI's mortgage loans were pledged to secure notes payable to FNMA under a warehouse line of credit known as the FNMA "As Soon As Pooled Plus Program." The notes are repaid as the related mortgage loans are sold or collected.

     RFI's mortgage banking revenues generally consist of loan origination fees, interest income on mortgages during the period they are held for sale, less the interest expense incurred to finance the mortgages, gains (or losses) from the sale of mortgage loans, loan servicing fees and gains (or losses) from the sale of any loan servicing.

     The loan products currently offered by RFI include mortgage loans insured by the FHA and VA, as well as a variety of loans which conform to the underwriting standards specified by FNMA and FHLMC ("conforming loans") and, to a lesser extent, non-conforming loans. Because all loans originated by RFI are sold, such loans must meet the origination and underwriting criteria established by the final investors in the loans, including the Bank. All loans originated by RFI are sold pursuant to commitments negotiated with FNMA, FHLMC and other investors to purchase loans meeting such investor's defined criteria which may require RFI to deliver a specific amount of mortgage loans. RFI sells most of the conforming mortgage loans it originates to FNMA and FHLMC in exchange for FNMA and FHLMC mortgage-backed securities through purchase and guarantee programs sponsored by these agencies; RFI, in turn, sells such FNMA and FHLMC mortgage-backed securities to private investors. These programs provide either for direct sale of mortgage loans to FNMA or FHLMC, or for pooling of mortgage loans in exchange for securities guaranteed by FNMA and FHLMC. Exchanges of loans into agency securities and sales of loans are generally made without recourse to RFI in the event of default by the borrower, except, in the case of VA loans, which are subject to limitations on the VA's loan guarantees. RFI generally retains the servicing rights on the mortgage loans exchanged for mortgage-backed securities but generally sells loans to institutional investors on a servicing released basis. Non-conforming one- to four-family loans originated by RFI that do not meet FNMA and FHLMC guidelines are generally sold to the Bank and private institutional investors.

     Between the time RFI issues loan commitments and the time such loans or the securities into which they are converted are sold, RFI is exposed to movements in the market price due to changes in market interest rates. RFI attempts to manage this risk by utilizing forward cash sales to FNMA, FHLMC and other approved investors or agencies and forward sales of mortgage-backed securities to securities brokers and dealers, other financial institutions and private investors (such forward sales of loans or mortgage-backed securities are collectively referred to as "forward sale commitments"). Generally, RFI attempts to cover between 75% and 105% of the principal amount of the loans that it has committed to fund at specified interest rates with forward sale commitments. However, the type, amount and delivery date of forward sale commitments RFI will enter into is based upon anticipated movements in market interest rates, bond market conditions and management's estimates as to closing volumes and the length of the origination or purchase commitments. Differences between the volume and timing of actual loan originations and purchases and management's estimates can expose the Bank and RFI to losses. If RFI is not able to deliver the mortgage loans or mortgage-backed securities during the appropriate delivery period called for by the forward sale commitment, RFI may be required to pay a non-delivery fee, repurchase the delivery commitments at current market prices or purchase whole loans at premium for delivery. The above activity is managed continually; however, there can be no assurance that RFI will be successful in its efforts to eliminate the risk of interest rate fluctuation between the time origination or purchase commitments are issued and the ultimate sale of the loans. At May 31, 1996, RFI had $57.6 million of forward sale commitments representing 99.3%, of closed loans and loan commitments at specified interest rates at such date. See "Risk Factors - Sensitivity to Increases in Interest Rates."

     Currently, the Bank services all of its commercial real estate, multi-family, home equity and second mortgage and consumer and student loans and all one- to four-family loans originated for its portfolio prior to its establishment of RFI on August 1, 1995. RFI services all loans it originates on behalf of the Bank as well as for all conforming loans sold to other investors. All FHA and VA loans are sold on a servicing-released basis, as are other selected loans sold to private institutional investors. In addition, in connection with the Bank's acquisition of certain liabilities and assets from RMBI, the Bank acquired the servicing rights of $623 million of loans sold by RMBI. At May 31, 1996, RFI's loan servicing portfolio totalled $739.9 million, primarily consisting of conforming fixed-rate loans. The Bank's loan servicing portfolio totalled $417.4 million as of May 31, 1996 and primarily consisted of one- to four-family, commercial real estate and construction and development loans originated by the Bank prior to its acquisition of certain assets and liabilities from RMBI. Loan servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent mortgagors, supervising foreclosures and property dispositions in the event of unremedied defaults, making certain insurance and tax payments on behalf of the borrowers and generally administering the loans. RFI utilizes a third party subservicer, Essex Home Mortgage Service Corporation ("Essex"), to service all loans. Essex receives an annual flat fee per loan and any ancillary fee income and RFI recognizes servicing fee income in excess of servicing fees paid to Essex and retains the use of the escrow balances. During the years ended December 31, 1995 and 1994, the Bank sold without recourse, including loans sold in 1995 by RFI, approximately $70.4 million and $15.9 million, respectively, of whole loans with loan servicing retained. For the five months ended May 31, 1996, the Bank sold without recourse, including loans sold by RFI, approximately $72.2 million of whole loans with loan servicing retained.

     The following tables set forth the Bank's loan originations, purchases, sales and principal repayments for the periods indicated and includes RFI's loan originations on behalf of the Bank commencing August 1, 1995.

                                               FOR THE FIVE MONTHS
                                                 ENDED MAY 31,           FOR THE YEAR ENDED DECEMBER 31,
                                             -----------------------   ----------------------------------
                                                 1996       1995          1995        1994         1993
                                             ----------  -----------   ----------  ---------    ---------
                                                                       (IN THOUSANDS)
Gross loans(1):
Balance outstanding at beginning of           $407,688     $368,952      $368,952    $297,274    $330,504
 period..................................     --------     --------      --------    --------    --------
 Loans originated:
   One- to four-family...................      128,559        7,073       153,206      52,668      42,106
   Multi-family..........................            -        5,500        19,310         960           -
   Commercial real estate................       39,489        9,292        17,310      26,431       5,349
   Construction and                             16,978       15,331        31,598      55,950       8,974
     development.........................
   Home equity and second
     mortgage............................        2,980            -            50         424       1,072
   Consumer and student (2)..............        1,889        2,302         4,845       4,664       3,476
                                              --------     --------      --------    --------    --------
     Total loans originated..............      189,895       39,498       226,319     141,097      60,977
 Loans purchased.........................            -            -        22,059      12,764          66
                                              --------     --------      --------    --------    --------
     Total loans originated and                189,895       39,498       248,378     153,861      61,043
      purchased..........................     --------     --------      --------    --------    --------
Less:
 Principal repayments....................       51,626       19,610        66,084      61,196      70,947
 Sales of loans..........................      106,210       18,927       134,084      15,697      15,765
 Transfers to real estate owned..........          276        1,797         6,964       5,119       2,016
 Principal charged off...................        1,340        1,300         2,510         171       5,545
                                              --------     --------      --------    --------    --------
   Total loans...........................      438,131      366,816       407,688     368,952     297,274
Less:  Loans held for sale, net..........      (14,265)         (83)      (17,151)          -      (8,105)
                                              --------     --------      --------    --------    --------
Loans receivable held for investment at       $423,866     $366,733      $390,537    $368,952    $289,169
    end of period........................     ========     ========      ========    ========    ========

(1) Gross loans includes loans receivable held for investment and loans held for sale.

(2) Consumer loans originated consist of modernization and passbook loans.

     Loan Maturity and Repricing. The following table shows the contractual maturity of the Bank's loan portfolio at May 31, 1996. The table does not include prepayments or scheduled principal amortization. Prepayments and scheduled principal amortization on mortgage loans totalled $51.6 million for the five months ended May 31, 1996, $66.1 million for fiscal 1995 and $61.2 million for fiscal 1994.

                                                                              AT MAY 31, 1996
                                      ----------------------------------------------------------------------------------------------
                                                            REAL ESTATE LOANS
                                      ------------------------------------------------------------
                                                                                          HOME
                                         ONE-TO              COMMERCIAL  CONSTRUCTION  EQUITY AND                           TOTAL
                                         FOUR-     MULTI-       REAL         AND         SECOND                             LOANS
                                         FAMILY    FAMILY      ESTATE    DEVELOPMENT    MORTGAGE     CONSUMER   STUDENT   RECEIVABLE
                                       ---------   --------   ---------  ------------ -------------  ---------  -------   ----------
                                                                              (IN THOUSANDS)
Amounts due:
 Within one year......................  $ 14,037    $   253    $ 17,055       $21,453       $  174      $   46      $955    $ 53,973
                                        --------    -------    --------  ------------       ------      ------  --------    --------

 After one year:
  More than one year to three years...     1,527        300      14,799         9,440        1,324         169         -      27,559
  More than three years to five years.     2,678        672      18,119           153        1,712         474         -      23,808
  More than five years to 10 years....    25,694     28,180      88,902             -          731         793         -     144,300
  More than 10 years to 20 years......    64,248      3,915      13,219             -          103           1         -      81,486
  More than 20 years..................   104,861          -       1,498             -          646           -         -     107,005
                                        --------    -------    --------  ------------       ------      ------  --------    --------

  Total due after May 31, 1997........   199,008     33,067     136,537         9,593        4,516       1,437         -     384,158
                                        --------    -------    --------  ------------       ------      ------  --------    --------

  Total amount due....................  $213,045    $33,320    $153,592       $31,046       $4,690      $1,483      $955     438,131
                                        ========    =======    ========  ============       ======      ======  ========    --------

  Less:
    Unamortized discounts, net........                                                                                           749
    Deferred loan fees, net...........                                                                                           769
    Deferred mortgage interest........                                                                                           552
    Allowance for possible loan losses                                                                                        22,312
                                                                                                                            --------
  Total loans, net....................                                                                                       413,749

  Less:  Loans held for sale, net.....                                                                                        14,265
                                                                                                                            --------

  Loans receivable held for invest                                                                                          $399,484
  net.................................                                                                                      ========

  The following table sets forth at May 31, 1996, the dollar amount of gross loans receivable contractually due after May 31, 1997, and whether such loans have fixed interest rates or adjustable interest rates.

                                       DUE AFTER MAY 31, 1997
                                 --------------------------------
                                   FIXED    ADJUSTABLE     TOTAL
                                 --------- ------------- --------
                                           (IN THOUSANDS)
Real estate loans:
   One- to four-family...........  $127,937    $ 71,071  $199,008
   Multi-family..................     4,073      28,994    33,067
Commercial real estate...........    19,927     116,610   136,537
Construction and development.....         -       9,593     9,593
Home equity and second mortgage..       912       3,604     4,516
                                   --------    --------  --------
 Total real estate loans.........   152,849     229,872   382,721
Consumer and student loans(1)....     1,437           -     1,437
                                   --------    --------  --------
 Total loans receivable..........  $154,286    $229,872  $384,158
                                   ========    ========  ========

______________
(1)   Includes modernization loans and passbook loans.


     One- to Four-Family Loans. The Bank, through RFI, currently offers both fixed-rate and adjustable-rate mortgage loans secured by one- to four-family residences located in the Bank's primary market area as well as in the New York and New Jersey areas in which RFI operates mortgage origination offices, with maturities up to thirty years. See "- Market Area." One- to four-family mortgage loan originations are generally obtained from RFI's loan representatives operating in the Bank's branch offices and RFI's offices and through their contacts with the local real estate industry and through direct consumer advertising. RFI has approximately 55 commissioned loan originators who actively solicit mortgage loan applications.

     At May 31, 1996, the Bank's one- to four-family loans totalled $213.0 million, or 48.6%, of gross loans. Of the one- to four-family loans outstanding at that date, 66.0% were fixed-rate loans and 34.0% were adjustable-rate mortgage loans. The Bank, through RFI, offers fixed-rate mortgage loans with terms of ten, fifteen, twenty and thirty years. The Bank, through RFI, currently offers a number of adjustable-rate mortgage loans with terms of up to 30 years and interest rates which adjust annually from the outset of the loan or which adjust annually after a three, seven or ten year initial fixed period.
The interest rates for the majority of the Bank's adjustable-rate mortgage loans are indexed to the one year and five year Constant Maturity Treasury ("CMT") Index. Interest rate adjustments on such loans are limited to 2% annual adjustment cap and a maximum adjustment of 6% over the life of the loan.
Certain of the Bank's adjustable-rate mortgage loans can be converted to a fixed-rate loan with interest rates based upon the then-current market rates plus a varying margin.

     The volume and type of adjustable-rate mortgage loans originated by RFI on behalf of the Bank have been affected by such market factors as the level of interest rates, competition, consumer preferences and the availability of funds. The origination of adjustable-rate residential mortgage loans, as opposed to fixed-rate residential mortgage loans, helps reduce the Bank's exposure to increases in interest rates. However, adjustable-rate loans generally pose credit risks not inherent in fixed-rate loans, primarily because as interest rates rise, the underlying payments of the borrower rise, thereby increasing the potential for default. Periodic and lifetime caps on interest rate increases help to reduce the risks associated with adjustable-rate loans but also limit the interest rate sensitivity thereof.

     One- to four-family residential mortgage loans are generally underwritten according to FNMA and FHLMC guidelines. The Bank, through RFI, currently originates one- to four-family residential mortgage loans in amounts up to 90% of the lower of the appraised value or the selling price of the property securing the loan up to a maximum amount of $600,000 for loans originated for sale and up to a maximum amount of $1 million for loans to be sold to private investors, subject to certain exceptions to these guidelines which must be approved by either the Chief Executive Officer or Chief Lending Officer and reviewed by the Board of Trustees. The Bank currently requires private mortgage insurance to be obtained for loans in excess of an 80% loan to value ratio. Mortgage loans originated by the Bank generally include due-on-sale clauses which provide the Bank with the contractual right to deem the loan immediately due and payable in the event the borrower transfers ownership of the property without the Bank's consent. Due-on-sale clauses are an important means of adjusting the yields on the Bank's fixed-rate mortgage loan portfolio and the Bank has generally exercised its rights under these clauses.

     In an effort to provide financing for low and moderate income home buyers, RFI participates in residential mortgage programs and products sponsored by the State of New York Mortgage Agency ("SONYMA") and the New Jersey Mortgage Housing Finance Agency ("NJMHFA"). The SONYMA and NJMHFA mortgage programs provide low and moderate income households with fixed-rate loans which are generally below prevailing fixed-rate mortgages and which allow below market down payments.
Such loans generally are sold by RFI.

     Multi-Family Lending. The Bank originates fixed- and adjustable-rate multi-family mortgage loans generally secured by forty to four hundred unit apartment buildings located in the Bank's primary market area. At May 31, 1996, the Bank's multi-family loan portfolio was $33.3 million, or 7.6%, of gross loans. In reaching its decision on whether to make a multi-family loan, the Bank considers the qualifications and financial condition of the borrower, including credit history, profitability and expertise, as well as the value and condition of the underlying property. The factors considered by the Bank include: the net operating income of the mortgaged premises before debt service and depreciation; the debt coverage ratio (the ratio of net earnings to debt service); and the ratio of loan amount to appraised value. Pursuant to the Bank's underwriting policies, a multi-family mortgage loan may be made in an amount up to 75% of the lower of the appraised value or sales price of the underlying property with terms of up to 30 years. The Bank's adjustable-rate multi-family loans are originated with rates that are fixed for the first five years and adjust every five years thereafter based upon the 5 year U.S. Treasury bill plus a margin of 1.75% to 3.0%. The Bank offers multi-family loans with terms of up to 10 years. The Bank's current policies limit the amount of multi-family loans the Bank may have to 25% of the aggregate loan portfolio. The Bank's current policies limit such loans to $10 million per project and an aggregate of $30 million in loans outstanding per borrower, although the Bank will make exceptions to this policy provided full board approval for the loan is obtained. In addition, the Bank generally requires a debt service coverage ratio of a minimum of 120% and the personal guarantee of the borrower during the construction stage. The Bank also requires an appraisal on the property conducted by an independent appraiser and title insurance. Additionally, the Bank requires a market occupancy rate of at least 90% prior to lending for multi-unit apartment buildings. At May 31, 1996, the Bank's largest multi-family loan was a $6.25 million loan secured by a 112 unit apartment building located in Holbrook, New York.

     When evaluating the qualifications of the borrower for a multi-family loan, the Bank considers the financial resources and income level of the borrower, the borrower's experience in owning or managing similar property and the Bank's lending experience with the borrower. The Bank's underwriting policies require that the borrower be able to demonstrate management skills and the ability to maintain the property from current rental income. The Bank's policy requires borrowers to present evidence of the ability to repay the mortgage and a history of making mortgage payments on a timely basis. In making its assessment of the creditworthiness of the borrower, the Bank generally reviews the financial statements and credit history of the borrower, as well as other related documentation.

     Loans secured by apartment buildings and other multi-family residential properties generally involve larger principal amounts and a greater degree of risk than one- to four-family residential mortgage loans. Because payments on loans secured by multi-family properties are often dependent on successful operation or management of the properties, repayment of such loans may be subject to a greater extent to adverse conditions in the real estate market or the economy. The Bank seeks to minimize these risks through its underwriting policies, which require, among other things, such loans to be qualified at origination on the basis of the property's income and debt coverage ratio. As part of its operating strategy, the Bank intends to increase its multi-family lending in its primary market area depending on market demand for such loans.

     Commercial Real Estate Lending. The Bank originates commercial real estate loans that are generally secured by properties used for business purposes or a combination of residential and retail purposes which are located in the Bank's primary market area. The Bank's underwriting procedures provide that commercial real estate loans generally may be made in amounts up to 75% of the lower of the appraised value or sales value of the property, subject to the Bank's current loans-to-one-borrower limit, which at May 31, 1996, was $30 million; however, the Bank's policies limit such loans to $10 million per project and an aggregate of $30 million in loans outstanding per borrower. These loans may be made with terms up to 20 years and are generally offered at interest rates which adjust in accordance with the CMT Index. The Bank's underwriting standards and procedures are similar to those applicable to its multi-family loans, whereby the Bank considers the net operating income of the property and the borrower's expertise, credit history and profitability. The Bank has generally required that the properties securing commercial real estate loans have debt service coverage ratios of at least 125%. At May 31, 1996, the Bank's commercial real estate loan portfolio totalled approximately $153.6 million or 35.1% of total loans. The largest commercial real estate loan in the Bank's portfolio at May 31, 1996, was an $8.3 million loan secured by a shopping center located in Holbrook, New York.

     Loans secured by commercial real estate properties, like multi-family loans, generally involve larger principal amounts and a greater degree of risk than one- to four-family residential mortgage loans. Because payments on loans secured by commercial real estate properties are often dependent on successful operation or management of the properties, repayment of such loans may be subject to adverse conditions in the real estate market or the economy. The Bank seeks to minimize these risks through its underwriting standards, which require such loans to be qualified on the basis of the property's income and debt service coverage ratio. As part of the operating strategy, the Bank intends to continue to emphasize its commercial real estate lending activities in its primary market area depending on the demand for such loans and commercial real estate market conditions.

     Construction and Development Lending. The Bank originates loans for the development of commercial and residential property located in its primary market area. The Bank will originate loans for the acquisition of commercial and residential property located in its primary market area only if such acquisition loan is part of an overall development loan. Construction and development loans are offered primarily to experienced local developers operating in the Bank's primary market area. The majority of the Bank's construction loans are originated primarily to finance the construction of one- to four-family, owner-occupied residential, multi-family and commercial real estate properties located in the Bank's primary market area. Such loans are offered for the construction of properties that are pre-sold or for which permanent financing has been secured. At May 31, 1996, the Bank had $70.8 million of construction loans committed to the construction of one- to four-family properties. Construction loans are generally offered with terms up to three years for residential property and up to two years for multi-family and commercial property. Construction loans may be made in amounts up to 90% of the estimated cost of construction. With respect to construction loans, the Bank's policy is to require borrowers to secure permanent financing commitments from generally recognized lenders for an amount equal to or greater than the amount of the loan. In some cases, the Bank may itself provide permanent financing. Loan proceeds are disbursed on a monthly basis in increments as construction progresses and as inspections by the Bank's supervising engineer warrant. The Bank does not originate loans secured by undeveloped land. The largest construction loan in the Bank's portfolio at May 31, 1996 was an unfunded loan commitment for $14.8 million for the construction of 55 single family residences in Dix Hills, New York.

     Construction and development financing is generally considered to involve a higher degree of credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction or development compared to the estimated cost (including interest) of construction and other assumptions, including the estimated time to sell residential properties. If the estimate of value proves to be inaccurate, the Bank may be confronted with a project, when completed, having a value which is insufficient to assure full repayment.

     Home Equity and Second Mortgage Lending.   The Bank offers fixed-rate,
fixed-term home equity loans and adjustable-rate home equity lines of credit in its primary market area. Fixed-rate, fixed-term home equity loans are offered in amounts up to 80% of the appraised value of the property (including the first mortgage) with a maximum loan amount of $50,000. Fixed-rate, fixed-term home equity loans are offered with terms up to ten years and home equity lines of credit are offered for terms up to thirty years, with interest-only payments during the first ten years and repayment of principal and interest during the final twenty years. Adjustable-rate home equity lines of credit are offered in amounts up to 75% of the appraised value of the property (including the first mortgage) with a maximum line amount of $100,000.

     Consumer, Student and Other Lending. The Bank's portfolio of consumer, student and other loans primarily consists of home modernization loans secured by the improvement itself, loans secured by deposit accounts and student loans. As of May 31, 1996, consumer and student loans amounted to $2.4 million, or 0.56% of the Bank's total loan portfolio, of which $955,000 were student loans. The Bank has begun to phase out its direct student loan originations, except for its direct lending program with SLMA. This phase-out was made necessary by the initiation of the federal government's direct student loan origination program. During the year ended December 31, 1995, the Bank sold approximately $21.5 million of its student loan portfolio, recording an aggregate gain of $496,000. The Bank also has phased out its home improvement loans by expanding its home equity loan program.

     Loan Approval Procedures and Authority. The Board of Trustees establishes the lending policies and loan approval limits of the Bank. The Board of Trustees has established an Executive Committee, comprised of rotating members of the Board of Trustees, to review and approve loans in amounts greater than management has the authority to approve. The Board of Trustees has authorized the following persons to approve loans up to the amounts indicated: commercial real estate loans of up to $200,000 can be approved by the President or Senior Lending Officer plus one additional officer in the Lending Division; all commercial real estate loans, multi-family loans, construct loans and loan participations in excess of $200,000 require the approval of the Executive Committee of the Board of Trustees; when these loans exceed $1.0 million, they require the approval of the Executive Committee and the Board of Trustees. Home equity loans and lines of credit are approved by two officers within the lending department, with one of those officers being a senior officer of the Bank. All residential loans of up to

$300,000 are approved within RFI by the underwriter; loans in excess of this amount require the countersignature of a senior officer of RFI.

     With respect to all loans originated by RFI on behalf of the Bank, upon receipt of a completed loan application from a prospective borrower, a credit report is ordered and certain other information is verified by an independent credit agency. If necessary, additional financial information may be required. An appraisal of real estate intended to secure a proposed loan generally is required to be performed by appraisers approved by the Bank. For proposed mortgage loans, the Board annually approves independent appraisers used by the Bank and approves the Bank's appraisal policy. The Bank's policy is to obtain title and hazard insurance on all mortgage loans and the Bank may require borrowers to make payments to a mortgage escrow account for the payment of property taxes. Any exceptions to the Bank's underwriting policies must be noted on an underwriting standards checklist and approved by the Executive Committee for loans of up to $1 million and by the Board of Trustees for loans of $1 million or more. The Bank subjects all loan commitments for non-residential mortgage loans to an environmental site assessment.

DELINQUENT LOANS, REAL ESTATE OWNED AND CLASSIFIED ASSETS

     Management and the Board of Trustees perform a monthly review of all delinquent loans. The procedures taken by the Bank with respect to delinquencies vary depending on the nature of the loan and period of delinquency. The Bank generally requires that delinquent mortgage loans be reviewed and that a delinquency notice be mailed no later than the 16th day of delinquency and a late charge is assessed after 15 days. RFI's subservicer, Essex, follows similar delinquency procedures. The Bank's policies provide that telephone contact will be attempted to ascertain the reasons for delinquency and the prospects of repayment. When contact is made with the borrower at any time prior to foreclosure, the Bank will attempt to obtain full payment or work out a repayment schedule with the borrower to avoid foreclosure. It is the Bank's general policy to discontinue accruing interest on all loans which are past due 90 days or when in the opinion of management such suspension is warranted. Property acquired by the Bank as a result of foreclosure on a mortgage loan is classified as "real estate owned" and is recorded at the lower of the unpaid principal balance or fair value less costs to sell at the date of acquisition and thereafter. Upon foreclosure, it is the Bank's policy to generally require an appraisal of the property and, thereafter, appraisal of the property on an as-needed basis.

     At May 31, 1996, the Bank's real estate owned, net, consisting of foreclosed assets totalled $5.4 million and was held directly by the Bank and by its subsidiaries which were formed for the purpose of holding and maintaining certain real estate owned. See "- Subsidiary Activities." At such date, real estate owned, net, was comprised of six (6) one- to four-family properties with an aggregate carrying value of $597,000, and nine (9) commercial real estate properties with an aggregate carrying value of $4.8 million. Bank personnel or an independent inspector generally conducts periodic external inspections on all properties securing loans in foreclosure and generally conducts external appraisals on all properties prior to taking ownership of the property. Based upon such inspections and appraisals, the Bank will charge off any loan principal it deems appropriate at such time. Bank personnel conduct monthly reviews of its foreclosed real estate and periodically adjust its valuation allowance for possible declines in the value of real estate owned. The Bank's allowance for possible losses on real estate owned at May 31, 1996 totalled $1.1 million, or 17.2% of the aggregate gross value of real estate owned. The Bank is currently offering for sale all real estate owned as a result of foreclosure through brokers and through its own personnel.

     The Bank's policies permit the financing of the sale of its foreclosed real estate on substantially the same terms applicable to its other real estate mortgage loans with the exception that the Bank may loan up to 80% of the lesser of the appraised value or sales price of the foreclosed property.

     Federal regulations and the Bank's Classification of Assets Policy require that the Bank utilize an internal asset classification system as a means of reporting problem and potential problem assets. The Bank currently classifies problem and potential problem assets as "Substandard," "Doubtful" or "Loss" assets. An asset is considered Substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard assets include those characterized by the distinct possibility that the insured institution will sustain "some Loss" if the deficiencies are not corrected. Assets classified as Doubtful have all of the weaknesses inherent in those classified Substandard with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. Assets classified as Loss are those considered uncollectible and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets which do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are required to be designated "Special Mention."

     When an insured institution classifies one or more assets, or portions thereof, as Substandard or Doubtful, it is required to establish a general valuation allowance for possible loan losses in an amount deemed prudent by management unless the loss of principal appears to be remote. General valuation allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies one or more assets, or portions thereof, as Loss, it is required either to establish a specific allowance for losses equal to 100% of the amount of the assets so classified or to charge off such amount.

     A savings institution's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the FDIC and NYBD, which can order the establishment of additional general or specific loss allowances. The FDIC, in conjunction with the other federal banking agencies, recently adopted an interagency policy statement on the allowance for loan and lease losses. The policy statement provides guidance for financial institutions on both the responsibilities of management for the assessment and establishment of adequate allowances and guidance for banking agency examiners to use in determining the adequacy of general valuation guidelines. Generally, the policy statement recommends that institutions have effective systems and controls to identify, monitor and address asset quality problems; that management has analyzed all significant factors that affect the collectibility of the portfolio in a reasonable manner; and that management has established acceptable allowance evaluation processes that meet the objectives
set forth in the policy statement.   While the Bank believes that it has
established an adequate allowance for possible loan losses, there can be no assurance that regulators, in reviewing the Bank's loan portfolio, will not request the Bank to materially increase at that time its allowance for possible loan losses, thereby negatively affecting the Bank's financial condition and earnings at that time. Although management believes that adequate specific and general loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of specific and general loan loss allowances may become necessary.

     The Bank's senior management reviews and classifies the Bank's loans on a monthly basis and reports the results of its review to the Board of Trustees. At May 31, 1996, the Bank had $14.7 million of assets designated as Substandard, consisting of 47 commercial real estate, one- to four-family and construction loans, $600,000 of assets classified as Doubtful, consisting of one commercial real estate loan, and no assets classified as Loss, respectively. At May 31, 1996, the Bank had $20.1 million of assets designated as Special Mention, consisting of 43 commercial real estate, one- to four-family and construction loans which were designated Special Mention due to past loan delinquencies.

The following table sets forth delinquencies in the Bank's loan portfolio as of the dates indicated:

                                               AT MAY 31, 1996                                     AT DECEMBER 31, 1995
                              -------------------------------------------------  ---------------------------------------------------
                                      60-89 DAYS           90 DAYS OR MORE              60-89 DAYS             90 DAYS OR MORE
                              ---------------------  --------------------------  ----------------------  ---------------------------
                                          PRINCIPAL                PRINCIPAL                 PRINCIPAL                 PRINCIPAL
                                 NUMBER    BALANCE     NUMBER       BALANCE       NUMBER      BALANCE     NUMBER        BALANCE
                                OF LOANS   OF LOANS   OF LOANS     OF LOANS      OF LOANS     OF LOANS   OF LOANS      OF LOANS
                              ----------- ---------  ---------  ---------------  ---------  -----------  ---------   ------------
                                                                      (DOLLARS IN THOUSANDS)
One- to four-family........       $  1         40        22         $ 1,912          4        $  297         23        $ 1,915
Multi-family...............          -          -         -               -          -             -          -              -
Commercial real estate.....          1         45        11           6,446          -             -         15          6,536
Construction and                     -          -         2             752          -             -          1            150
 development...............
Home equity and second               2         79         -               -          -             -          1            123
 mortgage..................
Consumer loans(1)..........          1         13         4              27          -             -          -              -
Student loans..............          -          -         -               -          -             -         11             42
                                    --     ------       ---         -------        ---        ------        ---        -------
Total......................          5     $  177        39         $ 9,137          4        $  297         51        $ 8,766
                                    ==     ======       ===         =======        ===        ======        ===        =======
Delinquent loans to total
 loans(2)..................                  0.04%                     2.17%                    0.08%                     2.26%
                                           ======                   =======                   ======                   =======

                                             AT DECEMBER 31, 1994                                 AT DECEMBER 31, 1993
                              -------------------------------------------------  ---------------------------------------------------
                                    60-89 DAYS            90 DAYS OR MORE              60-89 DAYS              90 DAYS OR MORE
                              ---------------------  --------------------------  ----------------------  ---------------------------
                                          PRINCIPAL                PRINCIPAL                 PRINCIPAL                 PRINCIPAL
                                 NUMBER    BALANCE     NUMBER       BALANCE       NUMBER      BALANCE     NUMBER        BALANCE
                                OF LOANS   OF LOANS   OF LOANS     OF LOANS      OF LOANS     OF LOANS   OF LOANS      OF LOANS
                              ----------- ---------  ---------  ---------------  ---------  -----------  ---------   ------------
                                                                      (DOLLARS IN THOUSANDS)
One- to four-family........            6     $  173         20       $ 2,750          30      $1,401           57      $ 6,539
Multi-family...............            -          -          -             -           -           -            6        3,933
Commercial real estate.....            1        787         21        13,541           4       2,782           27       14,816
Construction and                       1        388          3         2,900           1         970            3        3,226
 development...............
Home equity and second                 -          -          1            60           2         222            1          227
 mortgage..................
Consumer loans(1)..........            -          -          -             -           2          26            2           14
Student loans..............           86        330        128           605          81         309           59          222
                                      --     ------        ---       -------         ---      ------          ---      -------
Total......................           94     $1,678        173       $19,856         120      $5,710          155      $28,977
                                      ==     ======        ===       =======         ===      ======          ===      =======
Delinquent loans to total
 loans(2)..................                    0.46%                    5.41%                   1.97%                    10.02%
                                             ======                  =======                  ======                   =======

_______________________
(1)  Consumer loans consist of modernization loans and passbook loans.
(2) Total loans includes loans receivable held-for-investment, less deferred loan fees, deferred mortgage interest and unamortized discounts, net.

     Non-Accrual and Past-Due Loans. The following table sets forth information regarding non-accrual loans and REO.



                                                                               AT DECEMBER 31,
                                               AT MAY 31, ---------------------------------------------------------
                                                 1996       1995         1994        1993        1992       1991
                                              ----------  --------   -----------   --------   ---------- ----------
                                                                      (DOLLARS IN THOUSANDS)
Non-accrual loans:
 One- to four-family.............              $ 2,936   $ 2,965      $ 4,708      $ 6,041    $ 5,130    $ 7,440
 Multi-family....................                    -         -          263        1,037        925          -
 Commercial real estate..........                8,144     8,650       16,519       17,350     14,221      7,887
 Construction and                                  752       150        2,900        3,226      5,475     10,149
   development...................               -------   -------      -------      -------    -------    -------

  Total non-accrual loans........                11,832    11,765       24,390       27,654     25,751     25,476
Loans contractually past due 90                     113       408          665        3,689      3,346      6,429
 days or more, other than non-                  -------   -------      -------      -------    -------    -------
  accruing.......................
  Total non-performing loans.....                11,945    12,173       25,055       31,343     29,097     31,905
Real estate owned, net(1)........                 5,366     6,047        3,359        2,613      2,911        519
                                                -------   -------      -------      -------    -------    -------
Total non-performing                            $17,311   $18,220      $28,414      $33,956    $32,008    $32,424
  assets.........................               =======   =======      =======      =======    =======    =======

Allowance for possible
  loan losses as a percent
  of loans(2)....................                  5.29%     6.01%        6.84%        8.47%      7.02%      4.94%
Allowance for possible
  loan losses as a percent
  of total non-performing
  loans(3).......................                186.79%   191.82%      100.28%       78.17%     79.69%     61.74%
Non-performing loans
  as a percent of loans(2)(3)....                  2.83%     3.13%        6.82%       10.84%      8.80%      8.00%

Non-performing assets
  as a percent of total
  assets(3)......................                  0.98%     1.14%        1.98%        2.53%      2.45%      2.83%

________________________________
(1) Real estate owned balances are shown net of related loss allowances.
(2) Loans include loans receivable held for investment, net, excluding the allowance for possible loan losses.
(3) Non-performing assets consist of non-performing loans and REO. Non-performing loans consist of non-accruing loans and all loans 90 days or more past due and other loans which have been identified by the Bank as presenting uncertainty with respect to the collectibility of interest or principal.

     Non-accrual loans totalled $11.8 million as of May 31, 1996, and included 35 one- to four-family loans, with an aggregate balance of $2.9 million and 20 commercial real estate loans and construction and development loans with an aggregate balance of $8.9 million. Non-accrual loans do not include student loans delinquent 90 days or more as the Bank does not classify such loans as non-accrual because delinquent principal and interest on guaranteed student loans is guaranteed by the U.S. government.

ALLOWANCE FOR POSSIBLE LOAN LOSSES

     The allowance for possible loan losses is maintained through provisions for possible loan losses based on management's on-going evaluation of the risks inherent in its loan portfolio in consideration of the trends in its loan portfolio, the national and regional economies and the real estate market in the Bank's primary lending area. The allowance for possible loan losses is maintained at an amount management considers adequate to cover estimated losses in its loan portfolio which are deemed probable and estimable based on information currently known to management. The Bank's loan loss allowance determinations also incorporate factors and analyses which consider the potential principal loss associated with the loan, costs of acquiring the property securing the loan through foreclosure or deed in lieu thereof, the periods of time involved with the acquisition and sale of such property, and costs and expenses associated with maintaining and holding the property until sale and the costs associated with the Bank's inability to utilize funds for other income producing activities during the estimated holding period of the property.

     As of May 31, 1996, the Bank's allowance for possible loan losses was $22.3 million, or 5.3%, of total loans and 186.8% of non-performing loans as compared to $23.4 million, or 6.0% of total loans and 191.8% of non-performing loans as of December 31, 1995. The Bank had total non-performing loans of $11.9 million and $12.2 million at May 31, 1996 and December 31, 1995, respectively, and non-performing loans to total loans of 2.8% and 3.1%, respectively. The Bank will continue to monitor and modify its allowance for possible loan losses as conditions dictate. While management believes that, based on information currently available, the Bank's allowance for possible loan losses is sufficient to cover losses inherent in its loan portfolio at this time, no assurances can be given that the Bank's level of allowance for possible loan losses will be sufficient to cover future possible loan losses incurred by the Bank or that future adjustments to the allowance for possible loan losses will not be necessary if economic and other conditions differ substantially from the economic and other conditions used by management to determine the current level of the allowance for possible loan losses. Management may in the future increase its level of loan loss allowance as a percentage of total loans and non-performing loans in the event it increases the level of multi-family, commercial real estate, construction and development or other lending as a percentage of its total loan portfolio. In addition, the FDIC and NYBD as an integral part of their examination process periodically reviews the Bank's allowance for possible loan losses. Such agencies may require the Bank to make additional provisions for estimated possible loan losses based upon judgments different from those of management.

     The following table sets forth activity in the Bank's allowance for possible loan losses for the periods set forth in the table.


                                         AT OR FOR THE
                                          FIVE MONTHS
                                         ENDED MAY 31,        AT OR FOR THE YEAR ENDED DECEMBER 31,
                                        --------------  --------------------------------------------------
                                             1996        1995       1994       1993       1992       1991
                                        --------------  ------     ------     ------     ------     ------
                                                               (IN THOUSANDS)
Balance at beginning of period........     $23,350    $25,127    $24,502    $23,187    $19,698    $ 9,098
Provision for possible loan losses....         300        600        600      6,860      9,300     18,600
Charge-offs:
  Real estate loans:
    One- to four-family...............          16         14          -        304        162          -
    Multi-family......................           -          -          -          -          -          -
    Commercial real estate............         828      2,385         59      3,977        520          -
    Construction and development......         495        111        112      1,264      5,129      8,000
  Consumer and student loans..........           1          -          -          -          -          -
                                           -------    -------    -------    -------    -------    -------
      Total charge-offs...............       1,340      2,510        171      5,545      5,811      8,000
Recoveries:
  Real estate loans:
    One- to four-family...............           2         40        107          -          -          -
    Multi-family......................           -          -          -          -          -          -
    Commercial real estate............           -         92         89          -          -          -
    Construction and development......           -          1          -          -          -          -
  Consumer and student loans..........           -          -          -          -          -          -
                                           -------    -------    -------    -------    -------    -------
      Total recoveries................           2        133        196          -          -          -
Net charge-offs (recoveries)..........       1,338      2,377        (25)     5,545      5,811      8,000
                                           -------    -------    -------    -------    -------    -------
Balance at end of period..............     $22,312    $23,350    $25,127    $24,502    $23,187    $19,698
                                           =======    =======    =======    =======    =======    =======

     The following tables set forth the Bank's percent of allowance for possible loan losses to total allowance and the percent of loans to total loans in each of the categories listed at the dates indicated.

                                                                             AT MAY 31, 1996
                                                       ----------------------------------------------------------
                                                                                 PERCENT OF         PERCENT OF
                                                                                 ALLOWANCE           LOANS IN
                                                                                 TO TOTAL          EACH CATEGORY
                                                            AMOUNT               ALLOWANCE         TO TOTAL LOANS
                                                       ------------------     ---------------     ---------------
                                                                           (DOLLARS IN THOUSANDS)
One- to four-family................................          $2,278                   10.21%               48.63%
Multi-family.......................................           2,820                   12.64                 7.60
Commercial real estate.............................           7,321                   32.81                35.05
Construction and development.......................           4,276                   19.16                 7.09
Home equity and second mortgage loans..............              40                    0.18                 1.07
Consumer and student...............................              33                    0.15                 0.56
Unallocated........................................           5,544                   24.85                    -
                                                            -------                  ------               ------
   Total allowance for possible loan losses........         $22,312                  100.00%              100.00%
                                                            =======                  ======               ======

                                                                  AT DECEMBER 31,
                                   -------------------------------------------------------------------------
                                                  1995                                   1994
                                   ----------------------------------     ----------------------------------
                                                           PERCENT OF                             PERCENT OF
                                                            LOANS IN                               LOANS IN
                                               PERCENT OF     EACH                    PERCENT OF     EACH
                                               ALLOWANCE    CATEGORY                  ALLOWANCE    CATEGORY
                                                TO TOTAL    TOTAL TO                   TO TOTAL    TOTAL TO
                                    AMOUNT     ALLOWANCE     LOANS         AMOUNT     ALLOWANCE     LOANS
                                   --------    ---------   ----------     --------    ---------   ----------
                                                                   (DOLLARS IN THOUSANDS)
One- to
  four-family..................... $ 2,176         9.32%       48.41%     $ 2,677        10.65%       41.52%
Multi-family......................   3,036        13.00         8.92        2,824        11.24         5.05
Commercial real
estate............................   7,185        30.77        30.65        7,523        29.94        30.98
Construction and
development.......................   3,872        16.58        10.21        4,426        17.61        15.22
Home equity/second
mortgages.........................      35         0.15         0.90           31         0.13         1.18
Consumer and student..............      34         0.15         0.91           35         0.14         6.05
Unallocated.......................   7,012        30.03           -         7,611        30.29           -
                                   -------       ------       ------      -------       ------       ------
Total allowance for
 possible loan losses............. $23,350       100.00%      100.00%     $25,127       100.00%      100.00%
                                   =======       ======       ======      =======       ======       ======

                                   -------------------------------------------------------------------------
                                                  1993                                   1992
                                   ----------------------------------     ----------------------------------
                                                           PERCENT OF                             PERCENT OF
                                                            LOANS IN                               LOANS IN
                                               PERCENT OF     EACH                    PERCENT OF     EACH
                                               ALLOWANCE    CATEGORY                  ALLOWANCE    CATEGORY
                                                TO TOTAL    TOTAL TO                   TO TOTAL    TO TOTAL
                                    AMOUNT     ALLOWANCE     LOANS         AMOUNT     ALLOWANCE      LOANS
                                   --------    ---------   ----------     --------    ---------   ----------
One- to
  four-family..................... $ 2,801        11.43%       45.16%     $ 3,121        13.46%       48.92%
Multi-family......................   2,938        11.99         7.28        3,172        13.68         7.29
Commercial real
estate............................   9,525        38.87        34.24       10,014        43.19        30.53
Construction and
development.......................   2,533        10.34         4.37        2,333        10.06         5.15
Home equity/second
mortgages.........................      32         0.13         1.77           31         0.13         1.39
Consumer and student..............      38         0.16         7.18           43         0.18         6.72
Unallocated.......................   6,635        27.08            -        4,473        19.30            -
                                   -------       ------       ------      -------       ------       ------
Total allowance for
 possible loan losses............. $24,502       100.00%      100.00%     $23,187       100.00%      100.00%
                                   =======       ======       ======       ======       ======       ======













                                   ----------------------------------
                                                  1991
                                   ----------------------------------
                                                           PERCENT OF
                                                            LOANS IN
                                               PERCENT OF     EACH
                                               ALLOWANCE    CATEGORY
                                                TO TOTAL    TO TOTAL
                                    AMOUNT     ALLOWANCE     LOANS
                                   --------    ---------   ----------
One- to
  four-family..................... $ 3,289        16.70%       55.87%
Multi-family......................   2,097        10.64         6.42
Commercial real
estate............................   7,821        39.70        24.83
Construction and
development.......................   4,102        20.83         5.87
Home equity/second
mortgages.........................      39         0.20         1.28
Consumer and student..............      46         0.23         5.73
Unallocated.......................   2,304        11.70            -
                                   -------       ------       ------
Total allowance for
 possible loan losses............. $19,698       100.00%      100.00%
                                   =======       ======       ======

ENVIRONMENTAL ISSUES

     The Bank encounters certain environmental risks in its lending activities. Under federal and state environmental laws, lenders may become liable for costs of cleaning up hazardous materials found on property securing their loans. In addition, the existence of hazardous materials may make it unattractive for a lender to foreclose on such properties. Although environmental risks are usually associated with loans secured by commercial real estate, risks also may be substantial for loans secured by residential real estate if environmental contamination makes security property unsuitable for use. This could also have a negative effect on nearby property values. The Bank attempts to control its risk by requiring a phase one environmental assessment be completed as part of its underwriting review for all non-residential mortgage applications. In addition, the Bank's policy is to maintain ownership of specific real estate properties acquired by the Bank as a result of foreclosure in separately incorporated subsidiaries.

     The Bank believes its procedures regarding the assessment of environmental risk are adequate and, as of May 31, 1996, the Bank was unaware of any environmental issues which would subject it to any material liability at this time. However, no assurance can be given that the values of properties securing loans in the Bank's portfolio will not be adversely affected by unforeseen environmental risks.

SECURITIES INVESTMENT ACTIVITIES

     The Board of Trustees sets the securities investment policy of the Bank. This policy dictates that investment decisions will be made based on the safety of the investment, liquidity requirements of the Bank and potential return on the investments. In pursuing these objectives, the Bank considers the ability of an investment to provide earnings consistent with factors of quality, maturity, marketability and risk diversification. The Board of Trustees has established an Investment Committee comprised of three Trustees and the Investment Officer to supervise the Bank's securities investment program. The Bank's Investment Committee meets quarterly and evaluates all investment activities for safety and soundness, evaluates investment policy and objectives for the next quarterly period and submits a report to the Board of Trustees. The Bank's Investment Officer is responsible for making securities investment portfolio decisions in accordance with the Bank's policies. While the Investment Officer has the authority to conduct trades within specific guidelines established by the Bank's investment policy, all transactions are reviewed by the Investment Committee on a quarterly basis and reported to the Board of Trustees on a monthly basis.

     The Bank's current policies generally limit securities investments to U.S. Government and agency securities, municipal bonds and corporate debt obligations and corporate equities. In addition, the Bank's policies permit investments in mortgage-backed and mortgage related securities, including securities issued and guaranteed by FNMA, FHLMC, GNMA and privately-issued CMOs. The Bank's current securities investment strategy is to deemphasize its investment in U.S. government obligations, corporate debt and municipal bonds and to emphasize the purchase of mortgage-backed and mortgage related securities and preferred stock issued by corporate issuers in order to increase its overall investment securities yield while remaining in short- and medium-term investments for purposes of interest rate risk management.

     At May 31, 1996, the Bank had $1.27 billion in securities, consisting primarily of U.S. Government and agency obligations, mortgage-backed and mortgage related securities, municipal, public utility and corporate obligations, and preferred and common stocks. SFAS No. 115 requires the Bank to designate its securities as held-to-maturity, available-for-sale or trading depending on the Bank's intent regarding its investments. The Bank does not currently maintain a trading portfolio of securities. In accordance with the Special Report of the FASB regarding SFAS No. 115, in November 1995, the Bank reclassified $415.3 million of debt securities and $233.4 million of mortgage-backed and mortgage related securities from held-to-maturity to available-for-sale. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Comparison of Financial Condition at December 31, 1995 and December 31, 1994." As of May 31, 1996, $951.3 million of the Bank's securities portfolio, or 53.7% of total assets was classified as available-for-sale, with an average life of the portfolio of 3.6 years. At such date, $314.2 million of the Bank's securities portfolio, or 17.7% of total assets, was classified as held-to-maturity, with a market value of $311.2 million and an average life of the portfolio of 2.0 years. Since December 1995, the Bank designates all newly-purchased securities as available-for-sale.

     Mortgage-Backed and Mortgage Related Securities. The Bank purchases mortgage-backed and mortgage related securities in order to: (i) generate positive interest rate spreads with minimal administrative expense; (ii) lower its credit risk as a result of the guarantees provided by FHLMC, FNMA, and GNMA;
(iii) utilize these securities as collateral for borrowings; and (iv) increase the liquidity of the Bank. The Bank has primarily invested in mortgage-backed and mortgage related securities issued or sponsored by FNMA, FHLMC and GNMA and private issuers. The Bank also invests in CMOs issued or sponsored by FNMA and FHLMC as well as private issuers. At May 31, 1996, mortgage-backed and mortgage related securities totalled $831.6 million, or 46.9% of total assets and 49.0% of total interest earning assets of which $519.4 million was classified as available-for-sale and $312.2 million was classified as held-to-maturity. At May 31, 1996, 14.3% of the mortgage-backed and mortgage related securities were adjustable-rate and 85.7% were fixed-rate. The mortgage-backed and mortgage related securities portfolio had coupon rates ranging from 5.0% to 13.5% and had a weighted average yield of 6.77% at May 31, 1996. The estimated fair value of the Bank's mortgage-backed securities available-for-sale at May 31, 1996, was $519.4 million, which is $7.7 million less than the amortized cost of $527.1 million.

     Mortgage-backed securities are created by the pooling of mortgages and issuance of a security with an interest rate which is less than the interest rate on the underlying mortgage. Mortgage-backed securities typically represent a participation interest in a pool of single-family or multi-family mortgages, although the Bank focuses its investments on mortgage-backed securities backed by single-family mortgages. The issuers of such securities (generally U.S. Government agencies and government sponsored enterprises, including FNMA, FHLMC and GNMA) pool and resell the participation interests in the form of securities to investors such as the Bank and guarantee the payment of principal and interest to investors. Mortgage-backed securities generally yield less than the loans that underlie such securities because of the cost of payment guarantees and credit enhancements. In addition, mortgage-backed securities are usually more liquid than individual mortgage loans and may be used to collateralize certain liabilities and obligations of the Bank. Investments in mortgage-backed securities involve a risk that actual prepayments will be greater than estimated prepayments over the life of the security, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments thereby reducing the net yield on such securities. There is also reinvestment risk associated with the cash flows from such securities or in the event such securities are redeemed by the issuer. In addition, the market value of such securities may be adversely affected by changes in interest rates. The Bank estimates prepayments for its mortgage-backed securities at purchase to ensure that prepayment assumptions are reasonable considering the underlying collateral for the mortgage-backed securities at issue and current mortgage interest rates and to determine the yield and estimated maturity of its mortgage-backed security portfolio. Of the Bank's $831.6 mortgaged-backed securities portfolio at May 31, 1996, $67.3 million with a weighted average yield of 5.68% had contractual maturities within five years and $764.3 million with a weighted average yield of 6.86% had contractual maturities over five years. However, the actual maturity of a mortgage-backed security may be less than its stated maturity due to prepayments of the underlying mortgages. Prepayments that are faster than anticipated may shorten the life of the security and may result in a loss of any premiums paid and thereby reduce the net yield on such securities. Although prepayments of underlying mortgages depend on many factors, the difference between the interest rates on the underlying mortgages and the prevailing mortgage interest rates generally is the most significant determinant of the rate of prepayments. During periods of declining mortgage interest rates, refinancing generally increases and accelerates the prepayment of the underlying mortgages and the related security. Under such circumstances, the Bank may be subject to reinvestment risk because, to the extent that the Bank's mortgage-backed securities prepay faster than anticipated, the Bank may not be able to reinvest the proceeds of such repayments and prepayments at a comparable rate.

     At May 31, 1996, the Bank's CMO portfolio totalled $541.5 million, or 30.6%, of total assets and 31.9% of total interest earning assets, consisting of $377.2 million of CMOs issued by private issuers such as GE Capital Mortgage Services, Inc., Prudential Home Mortgage Securities, Inc., Residential Funding Mortgage Securities, Inc. and Citicorp Mortgage Securities, Inc., and $164.3 million issued by government sponsored agencies such as FNMA and FHLMC. It is the policy of the Bank to limit its privately issued CMOs to non-high risk securities rated "AAA" by two rating agencies with an average life of seven years or less. The Bank also limits the amount of such investments to $25 million per transaction, 10% of the issuer's outstanding CMOs and 35% of the Bank's assets. For government sponsored CMOs, the Bank's policy limits such investments to non-high risk securities that have an average life of ten years or less. The Bank also limits the amount of such investments to $50 million per transaction. The Bank monitors the credit rating of its CMOs on a regular basis. The current securities investment policy of the Bank prohibits the purchase of higher risk CMOs, which are defined as those securities exhibiting significantly greater volatility of estimated average life and price relative to interest rates than do standard 30-year fixed rate securities. At May 31, 1996, $229.2 million of the Bank's CMO portfolio was classified as available-for-sale and $312.2 million was classified as held-to-maturity with a market value of $309.1 million. At such date, the Bank's CMO portfolio had an average estimated life of
2.5 years and an average weighted yield of 6.69%.

     CMOs are a type of debt security issued by a special purpose entity that aggregates pools of mortgages and mortgage-backed securities and creates different classes of CMO securities with varying maturities and amortization schedules as well as a residual interest with each class possessing different risk characteristics. The cash flows from the underlying collateral is generally divided into "tranches" or classes whereby tranches have descending priorities with respect to the distribution of principal and interest repayment of the underlying mortgages and mortgage-backed securities as opposed to pass through mortgage-backed securities where cash flows are distributed pro rata to all security holders. In contrast to mortgage-backed securities from which cash flow is received (and hence, prepayment risk is shared) pro rata by all securities holders, the cash flow from the mortgages or mortgage-backed securities underlying CMOs is paid in accordance with a predetermined priority to investors holding various tranches of such securities or obligations. A particular tranche of CMOs may therefore carry prepayment risk that differs from that of both the underlying collateral and other tranches. Accordingly, CMOs attempt to moderate reinvestment risk associated with conventional mortgage-backed securities resulting from unexpected prepayment activity. Investments in CMOs involve a risk that actual prepayments will be greater than estimated prepayments over the life of the security, which may require adjustments to the amortization of any premium thereby reducing the net yield on such securities. Additionally, the market value of such securities may be adversely affected by changes in the market interest rates. Management believes these securities may represent attractive alternatives relative to other investments due to the wide variety of maturity, repayment and interest rate options available.

     Debt Securities. The Bank's investment in debt securities generally consists of investments in U.S. Treasury securities and debt securities issued by government sponsored agencies such as FNMA, GNMA and FHLMC. To a lesser extent, the Bank invests in debt securities and commercial paper issued by industrial and financial companies and obligations of municipalities and public utilities.

     U.S. Government and Agency Obligations. At May 31, 1996, the Bank's U.S. Government securities portfolio totalled $188.8 million, all of which were classified as available-for-sale. Such portfolio primarily consists of short- to medium-term (maturities of one to five years) securities. The Bank's current investment practice, however, is to deemphasize its investments in such instruments. At May 31, 1996, the Bank's agency securities portfolio totalled $86.9 million, all of which was classified as available-for-sale and consisted of agency structured notes and callable debentures. The agency structured notes generally provide for predetermined interest rate adjustments ("step-ups") primarily consisting of annual interest rate increases of 25 to 255 basis points. While such step-up structured notes generally do not involve credit risk, such securities involves interest rate risk in the event market interest rates increase at a rate faster than the structured rate adjustment, which, in turn, may adversely affect the market value of such investment. The Bank's callable agency debentures generally are callable on either a quarterly or semi-annual basis following a holding period of three to six months. The current policy of the Bank limits the purchase of agency debt obligations to a maturity of thirty years or less and limits such purchases to $50 million per transaction, although purchases of structured notes are limited to $20 million per transaction and 10% of the Bank's assets.

     Corporate Bonds. The Bank's corporate bond portfolio, which at May 31, 1996, totalled $17.4 million, all of which is classified as available-for-sale, was composed primarily of short- and medium-term, floating-rate investment grade issues of General Motors Corporation, U.S. West, Citicorp, Massachusetts Electric Co. and Phillip Morris, Inc. as well as $2.8 million in public utility bonds. At May 31, 1996, the portfolio had an average life of approximately 2 years and an average coupon rate of 7.7%. The Bank's policy limits investments in corporate bonds with maturities of ten years or less to bonds rated "A" or better by at least one nationally recognized rating agency and to a total investment of 25% of the Bank's assets, with a 1% limitation of a single issuer. The Bank's policy limits investments in corporate bonds with maturities between ten years and thirty years to bonds rated "A" or better by at least one nationally recognized rating agency and a total investment of no more than 33% of the Bank's current total corporate investments. Consistent with the Bank's current securities investment strategy, the Bank intends to deemphasize investments in corporate debt obligations.

     Municipal Bonds. The Bank's municipal bond portfolio, which at May 31, 1996 totalled $1.9 million, had an estimated fair value of $2.1 million. All of such securities were classified as held-to-maturity and were comprised of general obligation bonds (i.e., obligations backed by the general credit of the issuer). All of the Bank's municipal bonds are currently rated "AAA." At May 31, 1996, the Bank's municipal bond portfolio was comprised of 12 bonds, the average principal amount of which was $1.9 million. At such date the average life of the portfolio was approximately 3.3 years and the portfolio had an average coupon rate of 7.4%. Interest earned on municipal bonds is exempt from federal, state and local income taxes. The Bank's current policy is to deemphasize its investment in municipal bonds.

     Equity Securities. At May 31, 1996, the Bank's equity securities portfolio totalled $138.8 million all of which were classified as available-for-sale. Such portfolio consisted of $133.2 million of preferred stock issued by corporate issuers such as Ford Motor Co., McDonald's and other nationally recognized companies and $5.0 million of common stock issued by FHLMC. The substantial majority of the Bank's preferred stock portfolio is redeemable by the issuers pursuant to the terms of the preferred stock, generally after a three to five year holding period. As of May 31, 1996, the Bank had $68.4 million of preferred stock eligible for redemption on or before December 31, 1997. The Bank benefits from its investment in common and preferred stocks due to a tax deduction the Bank receives with regard to dividends paid by corporate issuers on equity securities held by other corporate entities such as the Bank. Accordingly, on an after tax basis, the yield on the Bank's preferred stock portfolio was 9.89%. At May 31, 1996, the Bank also had a $600,000 investment in Institutional Investors Mutual Fund, a common stock mutual fund. The Bank's policy limit for its common and preferred stock investments is 7.50% of its total assets and allows only for the purchase of common stock with a 1% limitation on the purchase of any single issuer and a total investment of 5% of the Bank's total assets. The Bank's current policies permit the purchase of preferred stock rated "Baa" or better, with a 1% limitation on the purchase of preferred stock of any single issuer. See "Regulation and Supervision-FDIC Regulations."

     The following table sets forth the composition of the Bank's debt and equity and mortgage-backed and mortgage related securities portfolios in dollar amounts and in percentages at the dates indicated:

                                                  AT MAY 31,                                 AT DECEMBER 31,
                                           -------------------------     ------------------------------------------------------
                                                     1996                           1995                         1994
                                           -------------------------     -------------------------    -------------------------
                                                          PERCENT                       PERCENT                       PERCENT
                                             AMOUNT       OF TOTAL         AMOUNT       OF TOTAL        AMOUNT        OF TOTAL
                                           ----------   ------------     ----------   ------------    ----------   ------------
                                                                          (DOLLARS IN THOUSANDS)
Debt securities:
   U.S. Government obligations...........  $  188,847         14.92%     $  204,626         17.92%    $  333,234         32.73%
   Agency securities.....................      86,856          6.86          34,744          3.04         34,996          3.44
   Municipal bonds.......................       1,930           .15           1,930           .17          2,715           .27
   Corporate obligations.................      14,678          1.16          18,384          1.61         75,680          7.43
   Other debt obligations(1).............       2,770           .22           2,799           .25         19,579          1.92
                                           ----------        ------      ----------        ------     ----------        ------
      Total debt securities..............     295,081         23.31         262,483         22.99        466,204         45.79
                                           ----------        ------      ----------        ------     ----------        ------
Equity securities:
   Preferred stock.......................     133,212         10.53         113,768          9.96         86,305          8.48
   Common stock..........................       5,569           .44           5,010           .44          3,482           .34
                                           ----------        ------      ----------        ------     ----------        ------
      Total equity securities............     138,781         10.97         118,778         10.40         89,787          8.82
                                           ----------        ------      ----------        ------     ----------        ------

Mortgage-backed and mortgage related
 securities:
   FHLMC.................................     141,861         11.21         116,267         10.18         86,044          8.45
   GNMA..................................     141,385         11.17         113,616          9.95         36,185          3.56
   FNMA..................................       6,925           .55          27,299          2.39         45,580          4.48
   CMOs..................................     541,461         42.79         503,516         44.09        294,243         28.90
                                           ----------        ------      ----------        ------     ----------        ------
      Total mortgage-backed and mortgage
      related securities.................     831,632         65.72         760,698         66.61        462,052         45.39
                                           ----------        ------      ----------        ------     ----------        ------
         Total securities................   1,265,494        100.00%      1,141,959        100.00%     1,018,043        100.00%
                                           ==========        ======      ==========        ======     ==========        ======

 Debt and equity securities
      available-for-sale.................     431,932         34.13         379,331         33.22         89,787          8.82
 Debt and equity securities
      held-to-maturity...................       1,930           .15           1,930           .17        466,204         45.79
                                           ----------        ------      ----------        ------     ----------        ------
      Total debt and equity
       securities........................     433,862         34.28         381,261         33.39        555,991         54.61
                                           ----------        ------      ----------        ------     ----------        ------
 Mortgage-backed and mortgage related
      securities available-for-sale......     519,399         41.05%        413,485         36.20%        50,711          4.98%
 Mortgage-backed and mortgage related
      securities held-to-maturity........     312,233         24.67         347,213         30.41        411,341         40.41
                                           ----------        ------      ----------        ------     ----------        ------
      Total mortgage-backed and mortgage
       related securities.................    831,632         65.72         760,698         66.61        462,052         45.39
                                           ----------        ------      ----------        ------     ----------        ------
      Total securities...................  $1,265,494        100.00%     $1,141,959        100.00%    $1,018,043        100.00%
                                           ==========        ======      ==========        ======     ==========        ======
------------------




































                                           -----------------------
                                                    1993
                                           -----------------------
                                                        PERCENT
                                             AMOUNT     OF TOTAL
                                           ---------- ------------
Debt securities:
   U.S. Government obligations...........  $ 375,357        37.67%
   Agency securities.....................     39,995         4.01
   Municipal bonds.......................      3,235          .33
   Corporate obligations.................     78,075         7.83
   Other debt obligations(1).............     34,140         3.43
                                           ---------       ------
      Total debt securities..............    530,802        53.27
                                           ---------

Equity securities:
   Preferred stock.......................     65,581         6.58
   Common stock..........................        717          .07
                                           ---------       ------
      Total equity securities............     66,298         6.65
                                           ---------       ------

Mortgage-backed and mortgage related
 securities:
   FHLMC.................................     86,013         8.63
   GNMA..................................     41,588         4.17
   FNMA..................................          -            -
   CMOs..................................    271,816        27.28
                                           ---------       ------
      Total mortgage-backed and mortgage
      related securities.................    399,417        40.08
                                           ---------       ------
        Total securities.................    996,517       100.00%
                                           =========       ======
 Debt and equity securities
      available-for-sale.................          -
 Debt and equity securities
      held-to-maturity...................    597,100        59.92
                                           ---------       ------
      Total debt and equity
       securities........................    597,100        59.92
                                           ---------       ------

 Mortgage-backed and mortgage related
      securities available-for-sale......          -            -
 Mortgage-backed and mortgage related
      securities held-to-maturity........    399,417        40.08
                                           ---------       ------
   Total mortgage-backed and mortgage
      related securities.................    399,417        40.08
                                           ---------       ------
      Total securities...................   $996,517       100.00%
                                            ========       ======

_____________
(1)    Includes public utility, Canadian and industrial bonds.

     The following table sets forth the Bank's securities activities for the periods indicated:


                                                      FOR THE FIVE MONTHS                  FOR THE YEAR
                                                          ENDED MAY 31,                  ENDED DECEMBER 31,
                                                    -----------------------   ----------------------------------------
                                                       1996         1995         1995            1994         1993
                                                    ----------   ----------   ----------      ----------    ----------
                                                                             (IN THOUSANDS)
BEGINNING BALANCE.................................  $1,141,959   $1,018,043   $1,018,043      $  996,517   $ 921,042
                                                    ----------   ----------   ----------      ----------   ---------
Debt securities purchased - held -
 to -  maturity...................................           -       88,018      176,308          24,807     174,422
Debt securities purchased - available - for-
 sale.............................................      92,384            -        2,002               -           -
Equity securities purchased - held-to-maturity....           -            -            -               -      38,878
Equity securities purchased - available-for-sale..      34,849       10,745       32,957          37,470           -
Mortgage-backed and mortgage related
   securities purchased - held-to-maturity........           -       60,878      240,702         109,433     246,373
Mortgage-backed and mortgage related
securities purchased - available-for-sale.........     178,190       37,625      190,564          54,000           -

LESS:

Sale of debt securities - available-for-sale......           -            -      112,077               -           -
Sale of debt securities - held-to-maturity........           -       19,970       60,022          46,062      75,012
Sale of equity securities - available-for-sale....      12,180          687       11,077           5,164           -
Sale of equity securities - held-to-maturity......           -            -            -               -      10,693
Sale of mortgage-backed and mortgage                    19,657        8,880       48,463               -           -
   related securities available-for-sale..........
Principal repayments on mortgage-backed                 75,905       23,138       91,987         100,381     223,002
 and mortgage related securities..................
Maturities of debt securities.....................      52,393       34,913      218,757          44,542      78,058
Realized gains (losses) received on sales
 of mortgage-backed and mortgage related
 securities.......................................          28           85          904               -           -
Realized and unrealized gains (losses)
 on debt and equity
securities........................................        (285)        (843)      (1,715)         (1,181)      3,123
Accretion of discount/Amortization of
 (premium)........................................         439         (632)        (962)         (2,076)       (556)
Change in net unrealized gains (losses)
 on available-for-sale securities.................     (21,935)      10,717       25,539          (4,778)          -
                                                    ----------   ----------   ----------      ----------    --------
ENDING BALANCE....................................  $1,265,494   $1,137,048   $1,141,959      $1,018,043    $996,517
                                                    ==========   ==========   ==========      ==========    ========

     The following table sets forth certain information regarding the amortized cost and market values of the Bank's debt and equity and mortgage-backed and mortgage related securities, at the dates indicated:

                                   AT MAY 31,                                               AT DECEMBER 31,
                                                          ----------------------------------------------------------------------
                                      1996                         1995                      1994                        1993
                             ----------------------       ----------------------    --------------------------       -----------
                             AMORTIZED      MARKET        AMORTIZED      MARKET      AMORTIZED        MARKET           AMORTIZED
                                COST        VALUE            COST        VALUE          COST           VALUE             COST
                             ---------    ---------       ----------  ----------    -----------     ----------       -----------
                                                                          (IN THOUSANDS)
Debt securities
 held-to-maturity:
   U.S. Government
    obligations............    $      -     $      -       $      -    $      -      $  333,234      $ 326,163        $ 375,357
   Agency securities.......           -            -              -           -          34,996         33,539           39,995
   Municipal bonds.........       1,930        2,086          1,930       2,151           2,715          2,867            3,235
   Corporate obligations...           -            -              -           -          75,680         73,343           78,075
   Other debt
    obligations(2).........           -            -              -           -          19,579         18,786           34,140
                             ----------   ----------     ----------  ----------      ----------       --------         --------
Total debt securities
 held-to-maturity..........       1,930        2,086          1,930       2,151         466,204        454,698          530,802
                             ----------   ----------     ----------  ----------      ----------       --------         --------
Debt securities
 available-for-sale:
   U.S. Government
    obligations............     185,658      188,847        195,701     204,626               -              -                -
   Agency securities.......      88,556       86,856         34,764      34,744               -              -                -
   Corporate obligations...      14,409       14,678         17,838      18,384               -              -                -
   Other debt
    obligations(3).........       2,745        2,770          2,742       2,799               -              -                -
                             ----------   ----------     ----------  ----------      ----------       --------         --------
   Total debt securities
    available-for-sale.....     291,368      293,151        251,045     260,553               -              -                -
                             ----------   ----------     ----------  ----------      ----------       --------         --------
Equity securities
 held-to-maturity:
   Preferred stock.........           -            -              -           -               -              -           65,581
   Common stock............                                                                                                 717
                             ----------   ----------     ----------  ----------      ----------       --------         --------
     Total equity
      securities held-to-
      maturity.............           -            -              -           -               -              -           66,298
                             ----------   ----------     ----------  ----------      ----------       --------         --------

Equity securities
 available-for-sale:
   Preferred stock.........     133,188      133,212        111,896     113,766          92,634         86,305                -
   Common stock............         860        5,569            259       5,012             717          3,482                -
                             ----------   ----------     ----------  ----------      ----------       --------         --------
Total equity securities
available-for-sale.........     134,048      138,781        112,155     118,778          93,351         89,787                -
                             ----------   ----------     ----------  ----------      ----------       --------         --------
Total debt and equity
 securities................     427,346      434,018        365,130     381,482         559,555        544,485          597,100
                             ----------   ----------     ----------  ----------      ----------       --------         --------
Mortgage-backed and mort-
 gage related  securities:
 Held-to-maturity:
       FHLMC...............           -            -              -           -          57,288         52,167           86,013
       GNMA................           -            -              -           -          28,319         29,043           41,588
       FNMA................           -            -              -           -          31,491         28,598                -
       CMOs................     312,233      309,068        347,213     348,799         294,243        284,662          271,816
                             ----------   ----------     ----------  ----------      ----------       --------         --------
Total mortgage-backed and
 mortgage related securi-
 ties held-to-maturity.....     312,233      309,068        347,213     348,799         411,341        394,470          399,417
                             ----------   ----------     ----------  ----------      ----------       --------        ---------
 Available-for-sale:
       FHLMC...............     146,761      141,861        116,100     116,267          29,351         28,756                -
       GNMA................     139,451      141,385        109,966     113,616           8,103          7,866                -
       FNMA................       7,197        6,925         27,689      27,299          14,471         14,089                -
       CMOs................     233,679      229,228        155,100     156,303               -              -                -
                             ----------   ----------     ----------  ----------      ----------       --------         --------


 Total mortgage-backed and
  mortgage related securi-
  ties available-for-sale..     527,088      519,399        408,855     413,485          51,925         50,711                -
                             ----------    ---------     ----------   ---------       ---------       --------         --------
 Total mortgage-backed and
  mortgage related
  securities...............    839,321      828,467        756,068     762,284         463,266        445,181          399,417
                            ----------   ----------     ----------  ----------      ----------       --------         --------
Net unrealized (losses) gains
 on available-for-sale
   securities..............      (1,173)           -         20,761           -         (4,778)              -                -
                             ----------   ----------     ----------  ----------      ----------       --------         --------
Total securities...........  $1,265,494   $1,262,485     $1,141,959  $1,143,766      $1,018,043       $989,666         $996,517
                             ==========   ==========     ==========  ==========      ==========       ========         ========






                                      1993(1)
                                  -----------
                                     MARKET
                                     VALUE
                                  -----------
Debt securities
 held-to-maturity:
        U.S. Government
        obligations........       $  394,872
   Agency securities.......           40,480
   Municipal bonds.........            3,586
   Corporate obligations...           80,015
   Other debt
    obligations(2).........           34,977
Total debt securities             ----------
    held-to-maturity.......          553,930
Debt securities                   ----------
 available-for-sale:
   U.S. Government
    obligations............                -
   Agency securities.......                -
   Corporate obligations...                -
   Other debt
    obligations(3).........                -
                                  ----------
   Total debt securities
    available-for-sale.....                -
                                  ----------
Equity securities
 held-to-maturity:
   Preferred stock.........           67,513
   Common stock............            3,550
                                  ----------
     Total equity
      securities held-to-
      maturity.............           71,063
                                  ----------

Equity securities
 available-for-sale:
   Preferred stock.........                -
   Common stock............                -
                                  ----------
Total equity securities
available-for-sale.........                -
                                  ----------
Total debt and equity
 securities................          624,993
                                  ----------
Mortgage-backed and
 mortgage related
 securities:
 Held-to-maturity:
       FHLMC...............           86,323
       GNMA................           44,881
       FNMA................                -
       CMOs................          274,734
                                  ----------
Total mortgage-backed and
 mortgage related
 securities
 held-to-maturity..........          405,938
                                  ----------

 Available-for-sale:
       FHLMC...............                -
       GNMA................                -
       FNMA................                -
       CMOs................                -
                                  ----------
     Total mortgage-backed
        and mortgage
        related
        securities
        available-for-sale.
Total mortgage-backed and
 mortgage
  related securities.......          405,938
                                  ----------
Net unrealized (losses)
 gains

  on available-for-sale
   securities..............                -
                                  ----------
Total securities...........       $1,030,931
                                  ==========




_______________________________
(1) The Bank adopted the provisions set forth in SFAS No. 115 on January 1, 1994, which requires entities to carry securities that are available-for-sale at their market value.

(2) At May 31, 1996 and December 31, 1995, these securities include public utilities. At December 1994, these securities consist of public utility bonds and Canadian bonds and at December 1993, these securities include public utility bonds, Canadian bonds and industrial bonds.

     The table below sets forth certain information regarding the carrying value, weighted average yields and contractual maturities of the Bank's securities portfolio as of May 31, 1996.

                                                                        AT MAY 31, 1996
                           ---------------------------------------------------------------------------------------------------------
                                                        MORE THAN ONE            MORE THAN FIVE
                               ONE YEAR OR LESS      YEAR TO FIVE YEARS        YEARS TO TEN YEARS          MORE THAN TEN YEARS
                           ---------------------- ------------------------   ------------------------   ----------------------------
                                         WEIGHTED                WEIGHTED                   WEIGHTED                      WEIGHTED
                             CARRYING    AVERAGE   CARRYING       AVERAGE     CARRYING       AVERAGE      CARRYING        AVERAGE
                               VALUE      YIELD      VALUE         YIELD       VALUE          YIELD        VALUE           YIELD
                           -----------  --------- ----------   -----------   ----------   -----------   -----------   --------------
                                                                   (DOLLARS IN THOUSANDS)
Held-to-maturity:
 Municipal bonds...........    $     -         -%   $  1,860         7.39%     $     70         7.71%      $      -            -%
 Mortgage-backed and
  mortgage
  related..................          -         -       9,515         5.72        28,432         6.36        274,286         6.86
                               -------              --------                   --------                    --------
  Total held-to-maturity...          -         -      11,375         5.99        28,502         6.37        274,286         6.86
                               -------              --------                   --------                    --------

Available-for-sale:
 Mortgage-backed and
  mortgage related
  securities:
  FHLMC....................          -         -      46,519         5.68             -            -         95,342         7.12
  GNMA.....................          -         -         948         5.64         3,316         8.76        137,120         7.18
  FNMA.....................          -         -       6,925         5.68             -            -              -            -
  CMOs.....................          -         -       3,455         5.61        36,920         6.38        188,853         6.63
                               -------              --------                   --------                    --------
   Total mortgage-backed
    and mortgage related
    securities.............          -         -      57,847         5.67        40,236         6.58        421,315         6.92
                               -------              --------                   --------                    --------
   Debt Securities:
   U.S. Government
   obligations.............     30,200      6.79     142,869         7.14        15,778         7.46              -            -
Agency securities..........          -         -      23,700         6.26        63,156         6.61              -            -
Corporate obligations......      1,005      7.65      12,423         8.02         1,250         6.50              -            -
Other debt obligations(1)..      2,770      8.39           -            -             -            -              -            -
                               -------              --------                   --------                    --------
 Total debt securities.....     33,975      6.94     178,992         7.09        80,184         6.78              -            -
                               -------              --------                   --------
Equity Securities:
Preferred stock............          -         -           -            -             -            -              -            -
Common stock...............          -         -           -            -             -            -              -            -
                               -------              --------                   --------                    --------
 Total equity securities...          -         -           -            -             -            -              -            -
                               -------              --------                   --------                    --------
   Total available-for-sale     33,975      6.94%    236,839         6.74%      120,420         6.71%       421,315         6.92%
                               -------              --------                   --------                    --------
Total securities...........    $33,975              $248,214                   $148,922                    $695,601
                               =======              ========                   ========                    ========










































                                    AT MAY 31,1996
                             -----------------------------
                                        TOTAL
                             -----------------------------
                                                WEIGHTED
                              CARRYING           AVERAGE
                               VALUE              YIELD
                             -----------        ----------
Held-to-maturity:
 Municipal bonds...........  $    1,930             7.40%
 Mortgage-backed and         ----------             6.78
  mortgage
  related..................     312,233
                             ----------
  Total held-to-maturity...     314,163             6.78
                             ----------

Available-for-sale:
 Mortgage-backed and
  mortgage related
  securities:
  FHLMC....................     141,861             6.65
  GNMA.....................     141,385             7.23
  FNMA.....................       6,925             5.68
CMOs.......................     229,228             6.57
                             ----------
    Total mortgage-backed
    and mortgage related
    securities.............     519,399             6.76
                             ----------
 Debt Securities:
  U.S. Government
   obligations.............     188,847             7.11

Agency securities..........      86,856             6.52
Corporate obligations......      14,678             7.87

Other debt obligations(1)..       2,770             8.39
                             ----------
Total debt securities......     293,151             6.98
 Equity Securities:          ----------
Preferred stock............     133,212             7.20

Common stock...............       5,569            29.04
                             ----------
Total equity securities....     138,781             8.08
                             ----------
   Total available-for-sale     951,331            7.02%
                             ----------
Total securities...........  $1,265,494
                             ==========


---------------------
(1) Other debt obligations consist of public utility bonds.

SOURCES OF FUNDS

     General. Deposits, repayments and prepayments of loans and securities, proceeds from sales of loans and securities, and proceeds from maturing securities and cash flows from operations are the primary sources of the Bank's funds for use in lending, investing and for other general purposes. To a lesser extent, the Bank utilizes borrowed funds, primarily reverse-repurchase agreements to fund its operations.

     Deposits. The Bank offers a variety of deposit accounts with a range of interest rates and terms. The Bank's deposit accounts consist of savings, NOW accounts, checking accounts, money market accounts, school savings and club accounts and certificates of deposit accounts. The Bank offers certificate of deposit accounts with balances in excess of $100,000 at preferential rates (jumbo certificates) and also offers Individual Retirement Accounts ("IRAs") and other qualified plan accounts. To enhance the deposit products it offers and increase its market share, in 1995, the Bank added commercial checking accounts for small- to moderately-sized commercial businesses, a payroll accounts service with direct deposit features, as well as a low-cost checking account service for low-income customers.

     At May 31, 1996, the Bank's deposits totalled $1.44 billion or 97.2% of interest-bearing liabilities. For the five months ended May 31, 1996, the average balance of core deposits (savings, NOW, money market and non-interest-bearing checking accounts) totalled $580 million, or 41.8% of total average deposits. At May 31, 1996, the Bank had a total of $871.9 million in certificates of deposit, of which $688.2 million had maturities of one year or less reflecting the shift in deposit accounts from savings accounts to shorter-term certificate accounts that has occurred in recent years. For the year ended December 31, 1993, the average balance of core deposits represented approximately 65.1% of total deposits and certificate accounts represented 34.9%, as compared to core deposits representing 41.8% of total deposits and certificate accounts representing 58.2% of deposits for the five months ended May 31, 1996. See "Risk Factors - Sensitivity to Increases in Interest Rates." Although the Bank has a significant portion of its deposits in shorter term certificates of deposit, management monitors activity on the Bank's certificate of deposit accounts and, based on historical experience and the Bank's current pricing strategy, believes it will retain a large portion of such accounts upon maturity.

     The flow of deposits is influenced significantly by general economic conditions, changes in money market rates, prevailing interest rates and competition. The Bank's deposits are obtained predominantly from the areas in which its branch offices are located. The Bank relies primarily on competitive pricing of its deposit products and customer service and long-standing relationships with customers to attract and retain these deposits; however, market interest rates and rates offered by competing financial institutions significantly affect the Bank's ability to attract and retain deposits. In addition, the Bank has historically paid a special interest payment on savings and NOW accounts, ranging from 10% to 25% of interest paid on the savings accounts during the year. For the year ended December 31, 1995, the Bank paid a special interest payment of 25% of interest paid on savings and NOW accounts, which totalled $3.0 million. While it is the present intention of the Bank to pay a special interest payment on savings and NOW accounts for the year ended December 31, 1996, the Bank has made no decision as to the amount of such special interest payment or whether such special payments will continue after 1996. The Bank uses traditional means of advertising its deposit products, including radio and print media and generally does not solicit deposits from outside its market area. While certificate accounts in excess of $100,000 are accepted by the Bank, and may be subject to preferential rates, the Bank does not actively solicit such deposits as such deposits are more difficult to retain than core deposits. Although the Bank has historically not used brokers to obtain deposits, the Bank has authorized the utilization of brokers to obtain deposits to fund its activities and has recently entered into a relationship with a nationally recognized retail brokerage firm to accept deposits sold by such brokerage firm. The Bank intends to use such brokered deposits to fund investments in securities with durations which match the maturities of such brokered deposits. The Bank's policies limit the amount of brokered deposits which the Bank may have at any time to 10% of total retail deposits. At May 31, 1996, the Bank had no brokered deposits.


     The following table presents the deposit activity of the Bank for the periods indicated.

                                              FOR THE FIVE
                                                MONTHS
                                             ENDED MAY 31,           FOR THE YEAR ENDED DECEMBER 31,
                                         --------------------       -------------------------------
                                           1996        1995            1995         1994        1993
                                         --------    --------       --------     --------    -------
                                                               (IN THOUSANDS)
Net deposits (withdrawals).............  $ 84,030    $23,901        $ 58,840      $37,903   $(32,610)
Interest credited on deposit accounts..    22,265     18,414          57,192       40,050     39,632
                                         --------    -------        --------      -------   --------
Total increase in deposit accounts.....  $106,295    $42,315        $116,032      $77,953   $  7,022
                                         ========    =======        ========      =======   ========

     At May 31, 1996, the Bank had outstanding $140.7 million in certificate of deposit accounts in amounts of $100,000 or more, maturing as follows:

                                                           WEIGHTED
               MATURITY PERIOD           AMOUNT          AVERAGE RATE
     ------------------------------    ---------        --------------
                                            (DOLLARS IN THOUSANDS)
     Three months or less...........    $ 53,426              5.39%
     Over three through six months..      27,764              5.34
     Over six through 12 months.....      33,846              5.59
     Over 12 months.................      25,631              6.40
                                        --------
     Total..........................    $140,667              5.61%
                                        ========

     The following table sets forth the distribution of the Bank's average deposit accounts for the periods indicated and the weighted average interest rates on each category of deposits presented. Averages for the periods presented utilize average daily balances.


                                      For the Five Months
                                         Ended May 31,                  For the Year Ended December 31,
                                -----------------------------------    ----------------------------------
                                              1996                                 1995
                                -----------------------------------    ----------------------------------
                                               Percent                             Percent
                                              of Total     Weighted                of Total      Weighted
                                  Average      Average     Average     Average      Average      Average
                                  Balance     Deposits       Rate      Balance     Deposits       Rate
                                -----------  -----------  ---------  ----------   ----------   ----------
                                                                  (Dollars in thousands)
Money market accounts.........    $ 64,051        4.62%     2.88%     $ 69,237        5.41%        2.90%
Savings accounts(1)...........     445,015       32.09      3.21       473,682       36.99         3.21
NOW accounts(2)...............      35,163        2.54      2.55        33,135        2.59         2.53
Non-interest-bearing
 accounts.....................      35,908        2.59         -        26,901        2.10            -
                                ----------      ------              ----------      ------
Total.........................     580,137       41.84      2.96       602,955       47.09         2.99
                                ----------      ------              ----------      ------

Certificates of deposit:
Less than six months..........     153,775       11.09      5.10       119,414        9.33         5.28
Over six through 12 months....     292,008       21.05      5.52       238,283       18.60         5.76
Over 12 through 24 months.....      82,252        5.93      5.73        74,302        5.80         5.62
Over 24 months................     149,357       10.77      6.45       147,580       11.53         6.51
Certificates over $100,000....     129,192        9.32      5.66        97,931        7.65         5.90
                                ----------      ------              ----------      ------

   Total certificates of
    deposit...................     806,584       58.16      5.66       677,510       52.91         5.84
                                ----------      ------              ----------      ------

     Total average deposits...  $1,386,721      100.00%     4.53    $1,280,465      100.00%        4.50
                                ==========      ======              ==========      ======
                                                     For the Year Ended December 31,
                                 ---------------------------------------------------------------------------
                                                 1994                                  1993
                                 -------------------------------------  -----------------------------------
                                                 Percent                              Percent
                                                of Total   Weighted                   of Total      Weighted
                                   Average       Average   Average     Average       Average       Average
                                   Balance       Deposits   Rate       Balance       Deposits        Rate
                                 -----------    -------------------   ---------     ----------    ----------
                                                            (Dollars in thousands)
Money market accounts.........      $ 83,482        7.12%    2.43%      $ 91,606        8.08%         2.45%
Savings accounts(1)...........       605,797       51.65     2.93        597,191       52.67          3.26
NOW accounts(2)...............        33,248        2.83     2.47         30,012        2.65          2.85
Non-interest-bearing                  20,357        1.74        -         18,948        1.67             -
 accounts.....................    ----------      ------              ----------      ------
Total.........................       742,884       63.34     2.77        737,757       65.07          3.06
                                  ----------      ------              ----------      ------

Certificates of deposit:
Less than six months..........        98,683        8.41     3.29        119,432       10.53          3.04
Over six through 12 months....       102,913        8.77     3.61         99,757        8.80          3.54
Over 12 through 24 months.....        48,424        4.13     4.48         37,153        3.28          4.26
Over 24 months................       121,376       10.35     6.52         88,214        7.78          6.88
Certificates over $100,000....        58,626        5.00     4.45         51,484        4.54          3.95
                                  ----------      ------              ----------      ------

 Total certificates of
  deposit.....................       430,022       36.66     4.57        396,040       34.93          4.25
                                  ----------      ------              ----------      ------

  Total average deposits......    $1,172,906      100.00%    3.43     $1,133,797      100.00%         3.48
                                  ==========      ======              ==========      ======

___________________

(1) Reflects special interest payment made by the Bank on such accounts which for the five month period ended May 31, 1996 and years ended December 31, 1995, 1994 and 1993, which resulted in an increased cost of such accounts of 63 basis points, 61 basis points, 46 basis points and 52 basis points, respectively.

(2) Reflects special interest payment made by the Bank on such accounts which for the five month period ended May 31, 1996 and years ended December 31, 1995, 1994 and 1993, which resulted in an increased cost of such accounts of 50 basis points, 49 basis points, 39 basis points and 44 basis points, respectively.

     The following table presents, by various rate categories, the amount of certificate of deposit accounts outstanding at the dates indicated.

                                      PERIOD TO MATURITY FROM MAY 31, 1996                                     AT DECEMBER 31,
                           ---------------------------------------------------------------               ---------------------------

                               LESS
                               THAN     ONE TO   TWO TO
                               ONE       TWO     THREE   THREE TO     FOUR TO  FIVE YEARS       AT
                               YEAR     YEARS    YEARS  FOUR YEARS  FIVE YEARS  OR MORE    MAY 31, 1996   1995     1994      1993
                             -------   -------  ------- ---------- ----------- ----------  ------------  ------   ------     ------
                                                                          (IN THOUSANDS)
Certificates of deposit:

0 to 4.00%................ $    475   $      -   $    56   $     2  $       -   $    39    $    572    $  3,720  $108,015  $253,446

4.01 to 5.00%.............   65,792      1,108     1,133         -          -         -      68,033      18,094   131,208    37,947

5.01 to 6.00%.............  563,758     54,971    23,332       728      7,466     1,696     651,951     464,858   142,642    31,834

6.01 to 7.00%.............   47,439      3,804     2,104    47,633     12,474     8,485     121,939     225,343    97,811    26,028

7.01 to 8.00%.............    4,116          8        28     3,552        678     1,642      10,024      12,762    13,621    14,765

8.01 to 9.00%.............    2,309      1,634       825     4,867      5,319        39      14,993      14,704    14,500    15,521

Over 9.01%................    4,355          -         -         6          3         -       4,364      10,294     9,640     8,951
                           --------    -------   -------   -------    -------   -------    --------    --------  --------  --------

  Total................... $688,244    $61,525   $27,478   $56,788    $25,940   $11,901    $871,876    $749,775  $517,437  $388,492
                           ========    =======   =======   =======    =======   =======    ========    ========  ========  ========

     Borrowed Funds. At May 31, 1996, the Bank had $69.6 million of borrowed funds which primarily consisted of outstanding reverse-repurchase agreements entered into with nationally recognized securities brokerage firms. Reverse-repurchase agreements are contracts for the sale of securities owned or borrowed by the Bank with an agreement to repurchase those securities at an agreed upon price and date. Historically, the Bank has entered into reverse-repurchase agreements as a method of providing the Bank with cost effective funding in periods where its needs for funds exceeded the amount of funds provided by its deposit gathering activities. Currently, the Bank utilizes such reverse-repurchase agreements in periods when the Bank can generate securities investments with yields in excess of its cost of such borrowing. The Bank's policies limit the Bank's use of reverse-repurchase agreements to maturities of overnight to five years, with collateral consisting of U.S. Treasury obligations, U.S. agency obligations or GNMAs. Securities brokers utilized by the Bank in these agreements must have a minimum of $100 million of "net" excess capital with a Public Securities Association Master repurchase agreement on file. There were no reverse-repurchase agreements outstanding as of December 31, 1995, although the Bank averaged approximately $22.3 million pursuant to such agreements during the year ended December 31, 1995. At May 31, 1996, $2.5 million of RFI's mortgage loans were pledged to secure notes payable to FNMA under a warehouse line of credit known as the FNMA "As Soon As Pooled Plus Program." These notes are repaid as the related mortgage loans are sold or collected.

     The following table sets forth certain information regarding borrowed funds for the dates indicated:

                                             For the Five Months    For the Year Ended December 31,
                                                Ended May 31,
                                           ---------------------    -------------------------------
                                               1996       1995       1995        1994        1993
                                           ----------   --------    -------    --------    --------
                                                           (Dollars in thousands)
FNMA warehouse line of credit:
 Average Balance Outstanding...............   $ 3,532   $     -   $ 2,053     $       -     $     -
 Maximum amount outstanding at any month
   end during the period...................     2,455         -     5,734             -           -
 Balance outstanding at end of period......     2,455         -     1,647             -           -
 Weighted average interest rate during
   the period..............................      5.71%        -      6.04%            -           -
 Weighted average interest rate at end of
   period..................................      6.43%        -      6.84%            -           -
Reverse repurchase agreements:
 Average Balance Outstanding...............   $37,509   $26,276   $22,292             -     $ 5,527
 Maximum amount outstanding at any month
   end during the period...................    68,392    40,700    40,850             -      40,030
 Balance outstanding at end of period......    67,143    40,700         -             -           -
 Weighted average interest rate during
   the period..............................      5.41%     6.39%     6.42%            -        3.29%
 Weighted average interest rate at end of
    period.................................      5.36%     6.37%        -             -           -
Total borrowed funds:
 Average Balance Outstanding...............   $41,041   $26,276   $24,345     $       -     $ 5,527
 Maximum amount outstanding at
    any month end during the period........    70,847    40,700    46,584             -      40,030
 Balance outstanding at end
   of period...............................    69,598    40,700     1,647             -           -
 Weighted average interest rate
    during the period......................      5.44%     6.39%     6.38%            -        3.29%
 Weighted average interest rate at
    end of period..........................      5.44%     6.37%     6.84%            -           -

SAVINGS BANK LIFE INSURANCE

     The Bank, through its Savings Bank Life Insurance ("SBLI") department, engages in group life insurance coverage per individual under SBLI's Financial Institution Group Life Insurance policy. The SBLI Department's activities are segregated from the Bank and, while they do not directly affect the Bank's earnings, management believes that offering SBLI is beneficial to the Bank's relationship with its depositors and the general public. The SBLI Department pays its own expenses and reimburses the Bank for expenses incurred on its behalf.

SUBSIDIARY ACTIVITIES

     Residential First, Inc. RFI is the Bank's wholly owned mortgage banking subsidiary which was established in August 1995 for the origination, sale and servicing of one- to four-family loans. RFI was formed in connection with the Bank's acquisition of certain assets and liabilities of Residential Mortgage Banking, Inc., a mortgage banking entity operating in the New York and New Jersey counties in and surrounding the New York City metropolitan area and Albany, New York. The consideration paid for the assets and liabilities of RMBI, including a $623.0 million loan servicing portfolio, exceeded the estimated fair market value of the net assets acquired by approximately $3.5 million, which was recorded by RFI as goodwill and is being amortized on a straight line basis over a ten year period. RFI is operated under the direction of its executive officers who are the co-founders of RMBI and who are overseen by RFI's Board of Directors which consists of certain members of the Board of Trustees of the Bank and the President and Executive Vice President of RFI. In addition to being authorized to operate as a mortgage banking company in New York and New Jersey, RFI is authorized to conduct mortgage banking activities in Connecticut. For a discussion of RFI's activities, see "Business of the Bank - Lending Activities - Loan Sale, Servicing and Mortgage Banking Activities."

     RSB Agency, Inc. RSB Agency, Inc., a wholly-owned subsidiary of the Bank incorporated in 1983, previously engaged in the sale of life insurance. RSB Agency, Inc. is currently inactive except for its collection of commissions for previously-issued life insurance policies.

     Other Subsidiaries. The Bank has five other wholly-owned subsidiaries. Blizzard Realty Corp., 1400 Corp. and BSR 1400 Corp. are periodically used to hold real estate owned. Residential Mortgage Banking, Inc. was established to preserve the name thereof for future use. Old Northern Co. Ltd. currently is an inactive subsidiary.

COMPETITION

     The Bank faces significant competition both in making loans and in attracting deposits. The New York City metropolitan area has a high density of financial institutions, many of which are branches of significantly larger institutions which have greater financial resources than the Bank, and all of which are competitors of the Bank to varying degrees. The Bank's competition for loans comes principally from savings banks, commercial banks, savings and loan associations, mortgage banking companies, credit unions and insurance companies and other financial service companies. Its most direct competition for deposits has historically come from savings and loan associations, savings banks, commercial banks and credit unions. The Bank faces additional competition for deposits from non-depository competitors such as the mutual fund industry, securities and brokerage firms and insurance companies. Competition may also increase as a result of the lifting of restrictions on the interstate operations of financial institutions.

PROPERTIES

     The Bank currently conducts its business through six full service banking offices. In addition, RFI conducts its business through the Bank's banking offices as well as six mortgage origination offices. The following table sets forth the Bank's and RFI's offices as of May 31, 1996 and does not include the two branch office facilities which the Bank plans to acquire subsequent to such date, which are expected to open in November 1996.

                                                                ORIGINAL                                     NET BOOK VALUE
                                                                  YEAR                                       OF PROPERTY OR
                                              LEASED             LEASED               DATE OF                  LEASEHOLD
                                                OR                 OR                  LEASE                IMPROVEMENTS AT
            LOCATION                           OWNED             ACQUIRED             EXPIRATION               MAY 31, 1996
----------------------------------         -----------        ------------         --------------          ---------------
ADMINISTRATIVE/HOME OFFICE:                                                                                 (In thousands)

Roslyn Office:                                Owned                1932             Not Applicable              $4,368
1400 Old Northern Blvd.
Roslyn, NY  11576

BRANCH OFFICES:

West Hempstead Office:                        Owned                1965             Not Applicable                $934
50 Hempstead Turnpike
West Hempstead, NY  11552

Farmingdale Office:                           Owned                1968             Not Applicable                $704
14 Conklin Street
Farmingdale, NY  11567

Bellmore Office:                              Owned                1972             Not Applicable                $748
2641 Merrick Road
Bellmore, NY  11710

Woodbury Office(1):                           Leased               1976                 2009                      $790
8081 Jericho Turnpike
Woodbury, NY  11797

East Northport Office:                        Owned                1992             Not Applicable              $1,881
580 Larkfield Road
East Northport, NY  11731

ADMINISTRATIVE OFFICE:

Port Washington Office:                       Owned                1996             Not Applicable              $1,612
Two Seaview Blvd.
Port Washington, NY  11050

RFI MORTGAGE ORIGINATION OFFICES:

Hauppauge Office:                             Leased               1986                  1996                      -
350 Motor Parkway
Hauppauge, NY  11788

East Meadow Office:                           Leased               1992               month to                     -
325 Merrick Avenue                                                                     month
East Meadow, NY  11554

Albany Office:                                Leased               1992                  1996                      -
427 New Karner Road
Albany, NY  12205

Bayside Office:                               Leased               1993                  1998                      -
218-15 Northern Blvd.
Bayside, NY  11361

                                                                ORIGINAL                                     NET BOOK VALUE
                                                                  YEAR                                       OF PROPERTY OR
                                              LEASED             LEASED               DATE OF                  LEASEHOLD
                                                OR                 OR                  LEASE                IMPROVEMENTS AT
            LOCATION                          OWNED             ACQUIRED             EXPIRATION               MAY 31, 1996
----------------------------------         -----------        ------------         --------------          ---------------
Shrewsbury Office:                            Leased              1993                  1998                      -
1 Revmont Dr. No., Rt. 35
Shrewsbury, NJ  07702

Parsippany Office:                            Leased              1995                  1996                      -
140 Littleton Road
Parsippany, NJ  07054

______________________________

(1) The Bank owns the building but leases the majority portion of the land. The Bank has the option to renew the lease upon expiration for two (2) additional consecutive terms of thirty-three (33) years each.



LEGAL PROCEEDINGS

     The Bank is not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business which, in the aggregate, involve amounts which are believed by management to be immaterial to the financial condition and results of operations of the Bank.

PERSONNEL

     As of May 31, 1996, the Bank and RFI had 303 full-time employees and 77 part-time employees. The employees are not represented by a collective bargaining unit and the Bank considers its relationship with its employees to be good. See "Management of the Bank - Benefit Plans" for a description of certain compensation and benefit programs offered to the Bank's employees.


                           FEDERAL AND STATE TAXATION

FEDERAL TAXATION

     General. The Holding Company and the Bank will report their income on a consolidated basis, using a calendar year and the accrual method of accounting and will be subject to federal income taxation in the same manner as other corporations with some exceptions, including particularly the Bank's treatment of its reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to the Bank or the Holding Company. The Bank had been audited by the IRS for the year ended December 31, 1991 resulting in no change to taxable income. The Bank was also audited by the State of New York for the three-year period ended December 31, 1993, resulting in adjustments which were immaterial to the Bank's financial statements. RFI has not been audited by the IRS, the State of New York or New York City to date.

     Bad Debt Reserves.

     The Small Business Job Protection Act of 1996 (the "1996 Act"), which was enacted on August 20, 1996, made significant changes to provisions of the Internal Revenue Code of 1986 (the "Code") relating to a savings institution's use of bad debt reserves for federal income tax purposes and requires such institutions to recapture (i.e. take into income) certain portions of their accumulated bad debt reserves. The effect of the 1996 Act on the Bank is discussed below. Prior to the enactment of the 1996 Act, the Bank was permitted to establish tax reserves for bad debts and to make annual additions thereto, which additions, within specified formula limits, were deducted in arriving at the Bank's taxable income. The Bank's deduction with respect to "qualifying loans," which are generally loans secured by certain interests in real property, could be computed using an amount based on a six-year moving average of the Bank's actual loss experience (the "Experience Method"), or a percentage equal to 8% of the Bank's taxable income (the "PTI Method"), computed without regard to this deduction and with additional modifications and reduced by the amount of any permitted addition to the non-qualifying reserve. Use of the PTI Method had the effect of reducing the marginal rate of federal tax on the Bank's income to 32.2%, exclusive of any minimum of environmental tax, as compared to the maximum corporate federal income tax rate of 35%. The Bank's deduction with respect to non-qualifying loans was required to be computed under the Experience Method. As of December 31, 1995, the overall 12% of deposits limitation has restricted the Bank's deduction for additions to its bad debt reserves. Each year the Bank reviewed the most favorable way to calculate the deduction attributable to an addition to the tax bad debt reserves.

     The 1996 Act. Under the 1996 Act, for its current and future taxable years, the Bank is not permitted to make additions to its tax bad debt reserves. In addition, the Bank is required to recapture (i.e. take into income) over a six year period the excess of the balance of its tax bad debt reserves as of December 31, 1995 over the balance of such reserves as of December 31, 1987. As of December 31, 1995, the Bank's tax bad debt reserve is equal to the balance of such reserve as of December 31, 1987. As such, the Bank will not incur an additional tax liability. However, such recapture will be suspended for each of two successive taxable years, beginning with the Bank's current taxable year, in which the Bank originates a minimum of certain residential loans based upon the average of the principal amounts of such loans made by the Bank during its six taxable years preceding its current taxable year.

     Distributions. Under the 1996 Act, if the Bank makes "non-dividend distributions" to the Company, such distributions will be considered to have been made from the Bank's unrecaptured tax bad debt reserves (including the balance of its reserves as of December 31, 1987) to the extent thereof, and an amount based on the amount distributed (but not in excess of such reserves) will be included in the Bank's income. Non-dividend distributions include distributions in excess of the Bank's current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock, and distributions in partial or complete liquidation. Dividends paid out of the Bank's current or accumulated earnings and profits will not be so included in the Bank's income.

     The amount of additional taxable income created from a non-dividend distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Thus, if, after Conversion, the Bank makes a non-dividend distribution to the Company, approximately one and one-half times the amount of such distribution (but not in excess of the amount of such reserves) would be includable in income for federal income tax purposes, assuming a 35% federal corporate income tax rate. See "Regulation and Supervision" and "Dividend Policy" for limits on the payment of dividends by the Bank. The Bank does not intend to pay dividends that would result in a recapture of any portion of its tax bad debt reserves.

     Corporate Alternative Minimum Tax. The Code imposes a tax on alternative minimum taxable income ("AMTI") at a rate of 20%. The excess of the bad debt reserve deduction using the percentage of taxable income method over the deduction that would have been allowable under the experience method is treated as a preference item for purposes of computing the AMTI. Only 90% of AMTI can be offset by net operating loss carryforwards. The adjustment to AMTI based on book income will be an amount equal to 75% of the amount by which a corporation's adjusted current earnings exceeds its AMTI (determined without regard to this adjustment and prior to reduction for net operating losses). In addition, for taxable years beginning after December 31, 1986 and before January 1, 1996, an environmental tax of .12% of the excess of AMTI (with certain modifications) over $2 million, is imposed on corporations, including the Bank, whether or not an Alternative Minimum Tax ("AMT") is paid. Under the President's legislative proposals, the AMT environmental tax would be extended for tax years beginning before 2007. The Bank does not expect to be subject to the AMT but is subject to the environmental tax liability.

     Dividends Received Deduction and Other Matters. The Holding Company may exclude from its income 100% of dividends received from the Bank as a member of the same affiliated group of corporations. The corporate dividends received deduction is generally 70% in the case of dividends received from unaffiliated corporations with which the Holding Company and the Bank will not file a consolidated tax return, except that if the Holding Company and the Bank own more than 20% of the stock of a corporation distributing a dividend, then 80% of any dividends received may be excluded.

STATE AND LOCAL TAXATION

     New York State and New York City Taxation. The Bank is subject to the New York State Franchise Tax on Banking Corporations in an annual amount equal to the greater of (i) 9% of the Bank's "entire net income" allocable to New York State during the taxable year, or (ii) the applicable alternative minimum tax. The alternative minimum tax is generally the greatest of (a) .01% of the value of the taxable assets allocable to New York State with certain modifications,
(b) 3% of the Bank's "alternative entire net income" allocable to New York State or (c) $250. Entire net income is similar to federal taxable income, subject to certain modifications (including that net operating losses cannot be carried back or carried forward) and alternative entire net income is equal to entire net income without certain adjustments. While the Bank is not directly subject to any New York City tax, RFI will be subject to a New York City tax of 9% on income allocated to New York City. For purposes of computing its entire net income, the Bank is permitted a deduction for an addition to the reserve for losses on qualifying real property loans. For New York State purposes, the applicable percentage to calculate bad debt deduction under the percentage of taxable income method is 32%. However, the Bank cannot fully utilize this deduction because its New York reserve for qualifying real property loans is at the 6% of the qualifying real property loan limit. The New York State tax law was recently amended to prevent the recapture of tax bad debt reserves that would otherwise occur as a result of the enactment of the 1996 Act. See "Federal
Taxation - Bad Debt Reserves."   However, the New York bad debt reserve is
subject to recapture for "non-dividend distributions" in a manner similar to the recapture of the federal bad debt reserves for such distributions. See "Federal Taxation - Distributions." Also, the New York bad debt reserve is subject to recapture in the event that the Bank fails to satisfy certain definitional tests relating to its assets and the nature of its business. The Bank's deduction with respect to non-qualifying loans must be computed under the experience method which is based on the Bank's actual charge-offs.

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

     A Temporary Metropolitan Transportation Business Tax Surcharge on banking corporations doing business in the metropolitan district has been applied since 1982. The Bank does all of its business within this District and is subject to this surcharge. For the tax year ended December 31, 1996, the surcharge rate is 17%. In addition, a 2.5% tax surcharge on the Bank's New York State Franchise Tax is imposed on the Bank.

     Delaware State Taxation. As a Delaware holding company not earning income in Delaware, the Company is exempted from Delaware Corporate income tax but is required to file an annual report with and pay an annual franchise tax to the State of Delaware.


                          REGULATION AND SUPERVISION

GENERAL

     The Bank is a New York State chartered mutual savings bank and its deposit accounts are insured up to applicable limits by the FDIC under the Bank Insurance Fund ("BIF"). The Bank is subject to extensive regulation by the NYBD, as its chartering agency, and by the FDIC, as the deposit insurer. The Bank must file reports with the NYBD and the FDIC concerning its activities and financial condition, in addition to obtaining regulatory approvals prior to entering into certain transactions such as establishing branches and mergers with, or acquisitions of, other depository institutions. There are periodic examinations by the NYBD and the FDIC to assess the Bank's compliance with various regulatory requirements and financial condition. This regulation and supervision establishes a framework of activities in which a savings bank can engage and is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such regulation, whether by the NYBD, the FDIC or through legislation, could have a material adverse impact on the Holding Company and the Bank and their operations and stockholders. The Holding Company will also be required to file certain reports with, and otherwise comply with the rules and regulations, of the OTS, the NYBD and of the Securities and Exchange Commission ("SEC") under the federal securities laws. Certain of the regulatory requirements applicable to the Bank and to the Holding Company are referred to below or elsewhere herein.

NEW YORK STATE LAW

     The Bank derives its lending, investment and other authority primarily from the applicable provisions of New York State Banking Law and the regulations of the NYBD, as limited by FDIC regulations. See "- Investments and Activities." Under these laws and regulations, savings banks, including the Bank, may invest in real estate mortgages, consumer and commercial loans, certain types of debt securities, including certain corporate debt securities and obligations of federal, state and local governments and agencies, certain types of corporate equity securities and certain other assets. Under the statutory authority for investing in equity securities, a savings bank may directly invest up to 7.5% of its assets in corporate stock and may also invest up to 7.5% of its assets in certain mutual fund securities. Investment in the stock of a single corporation is limited to the lesser of 2% of the outstanding stock of such corporation or 1% of the savings bank's assets, except as set forth below. Such equity securities must meet certain tests of financial performance. A savings bank's lending powers are not subject to percentage of asset limitations, although there are limits applicable to single borrowers. A savings bank may also, pursuant to the "leeway" authority, make investments not otherwise permitted under the New York State Banking Law. This authority permits investments in otherwise impermissible investments of up to 1% of the savings bank's assets in any single investment, subject to certain restrictions and to an aggregate limit for all such investments of up to 5% of assets. Additionally, in lieu of investing in such securities in accordance with and reliance upon the specific investment authority set forth in the New York State Banking Law, savings banks are authorized to elect to invest under a "prudent person" standard in a wider range of debt and equity securities as compared to the types of investments permissible under such specific investment authority. However, in the event a savings bank elects to utilize the "prudent person" standard, it will be unable to avail itself of the other provisions of the New York State Banking law and regulations which set forth specific investment authority. A New York State chartered stock savings bank may also exercise trust powers upon approval of the NYBD.

     New York State chartered savings banks may also invest in subsidiaries under their service corporation investment power. A savings bank may use this power to invest in corporations that engage in various activities authorized for savings banks, plus any additional activities which may be authorized by the Banking Department. Investment by a savings bank in the stock, capital notes and debentures of its service corporations is limited to 3% of the bank's assets, and such investments, together with the bank's loans to its service corporations, may not exceed 10% of the savings bank's assets.

     The exercise by an FDIC-insured savings bank of the lending and investment powers of a savings bank under the New York State Banking Law is limited by FDIC regulations and other federal law and regulations. In particular, the applicable provisions of New York State Banking law and regulations governing the investment authority and activities of an FDIC insured state-chartered savings bank have been effectively limited by the Federal Deposit Insurance Corporation Improvement Act of 1991 and the FDIC regulations issued pursuant thereto. See "- Investments and Activities."

     With certain limited exceptions, a New York State chartered savings bank may not make loans or extend credit for commercial, corporate or business purposes (including lease financing) to a single borrower, the aggregate amount of which would be in excess of 15% of the bank's net worth. The Bank currently complies with all applicable loans-to-one-borrower limitations.

     Under New York State Banking Law, a New York State chartered stock savings bank may declare and pay dividends out of its net profits, unless there is an impairment of capital, but approval of the Superintendent is required if the total of all dividends declared in a calendar year would exceed the total of its net profits for that year combined with its retained net profits of the preceding two years, subject to certain adjustments.

     Under the New York State Banking Law, the Superintendent may issue an order to a New York State chartered banking institution to appear and explain an apparent violation of law, to discontinue unauthorized or unsafe practices and to keep prescribed books and accounts. Upon a finding by the NYBD that any director, trustee or officer of any banking organization has violated any law, or has continued unauthorized or unsafe practices in conducting the business of the banking organization after having been notified by the Superintendent to discontinue such practices, such director, trustee or officer may be removed from office by the NYBD after notice and an opportunity to be heard. The Bank does not know of any past or current practice, condition or violation that might lead to any proceeding by the Superintendent or the NYBD against the Bank or any of its Trustees or officers. The Superintendent also may take possession of a banking organization under specified statutory criteria.

FDIC REGULATIONS

     Capital Requirements. The FDIC has adopted risk-based capital guidelines to which the Bank is subject. The guidelines establish a systematic analytical framework that makes regulatory capital

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

requirements more sensitive to differences in risk profiles among banking organizations. The Bank is required to maintain certain levels of regulatory capital in relation to regulatory risk-weighted assets. The ratio of such regulatory capital to regulatory risk-weighted assets is referred to as the Bank's "risk-based capital ratio." Risk-based capital ratios are determined by allocating assets and specified off-balance sheet items to four risk-weighted categories ranging from 0% to 100%, with higher levels of capital being required for the categories perceived as representing greater risk.

     These guidelines divide a savings bank's capital into two tiers. The first tier ("Tier I") includes common equity, retained earnings, certain non-cumulative perpetual preferred stock (excluding auction rate issues) and minority interests in equity accounts of consolidated subsidiaries, less goodwill and other intangible assets (except mortgage servicing rights and purchased credit card relationships subject to certain limitations). Supplementary ("Tier II") capital includes, among other items, cumulative perpetual and long-term limited-life preferred stock, mandatory convertible securities, certain hybrid capital instruments, term subordinated debt and the allowance for loan and lease losses, subject to certain limitations, less required deductions. Savings banks are required to maintain a total risk-based capital ratio of 8%, of which at least 4% must be Tier I capital.

     In addition, the FDIC has established regulations prescribing a minimum Tier I leverage ratio (Tier I capital to adjusted total assets as specified in the regulations). These regulations provide for a minimum Tier I leverage ratio of 3% for banks that meet certain specified criteria, including that they have the highest examination rating and are not experiencing or anticipating significant growth. All other banks are required to maintain a Tier I leverage ratio of 3% plus an additional cushion of at least 100 to 200 basis points. The FDIC may, however, set higher leverage and risk-based capital requirements on individual institutions when particular circumstances warrant. Savings banks experiencing or anticipating significant growth are expected to maintain capital ratios, including tangible capital positions, well above the minimum levels.

     The following is a summary of the Bank's regulatory capital at May 31, 1996:

          GAAP Capital to Total Assets.........................    12.54%
          Total Capital to Risk-Weighted Assets................    28.10%
          Tier I Leverage Ratio................................    12.39%

     In August 1995, the FDIC, along with the other federal banking agencies, adopted a regulation providing that the agencies will take account of the exposure of a bank's capital and economic value to changes in interest rate risk in assessing a bank's capital adequacy. According to the agencies, applicable considerations include the quality of the bank's interest rate risk management process, the overall financial condition of the bank and the level of other risks at the bank for which capital is needed. Institutions with significant interest rate risk may be required to hold additional capital. The agencies recently issued a joint policy statement providing guidance on interest rate risk management, including a discussion of the critical factors affecting the agencies' evaluation of interest rate risk in connection with capital adequacy. The agencies have determined not to proceed with a previously issued proposal to develop a supervisory framework for measuring interest rate risk and an explicit capital component for interest rate risk.

     Standards for Safety and Soundness. Federal law requires each federal banking agency to prescribe for depository institutions under its jurisdiction standards relating to, among other things, internal controls; information systems and audit systems; loan documentation; credit underwriting; interest rate risk exposure; asset growth; compensation; fees and benefits; and such other operational and managerial standards as the agency deems appropriate.
The federal banking agencies adopted final regulations and Interagency Guidelines Establishing Standards for Safety and Soundness (the "Guidelines") to implement these safety and soundness standards. The Guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The Guidelines address internal controls and information systems; internal audit system; credit underwriting; loan documentation; interest rate risk exposure; asset growth; asset quality; earnings and compensation; fees and benefits. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the Guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard, as required by the Federal Deposit Insurance Act, as amended, ("FDI Act"). The final regulation establishes deadlines for the submission and review of such safety and soundness compliance plans.

     Real Estate Lending Standards. The FDIC and the other federal banking agencies have adopted regulations that prescribe standards for extensions of credit that (i) are secured by real estate or (ii) are made for the purpose of financing the construction or improvements on real estate. The FDIC regulations require each savings association to establish and maintain written internal real estate lending standards that are consistent with safe and sound banking practices and appropriate to the size of the association and the nature and scope of its real estate lending activities. The standards also must be consistent with accompanying FDIC guidelines, which include loan-to-value limitations for the different types of real estate loans. Associations are also permitted to make a limited amount of loans that do not conform to the proposed loan-to-value limitations so long as such exceptions are reviewed and justified appropriately. The guidelines also list a number of lending situations in which exceptions to the loan-to-value standard are justified.

     Dividend Limitations. The FDIC has authority to use its enforcement powers to prohibit a savings bank from paying dividends if, in its opinion, the payment of dividends would constitute an unsafe or unsound practice. Federal law prohibits the payment of dividends by a bank that will result in the bank failing to meet applicable capital requirements on a pro forma basis. Additionally, the Bank, as a subsidiary of a savings and loan holding company, will be required to provide the OTS with 30 days prior written notice before declaring any dividend. The Plan of Conversion also restricts the Bank's payment of dividends in the event the dividend would impair the liquidation account established in connection with the Conversion. The Bank is also subject to dividend declaration restrictions imposed by New York law. See "- New York State Law" and "Dividend Policy."

INVESTMENTS AND ACTIVITIES

     Since the enactment of the Federal Deposit Insurance Corporation Improvement Act of 1991, all state-chartered financial institutions, including savings banks and their subsidiaries, have generally been limited to activities as principal and equity investments of the type and in the amount authorized for national banks, notwithstanding state law. FDICIA and the FDIC regulations thereunder permit certain exceptions to these limitations. For example, certain state chartered banks, such as the Bank, may, with FDIC approval, continue to exercise state authority to invest in common or preferred stocks listed on a national securities exchange or the National Market System of NASDAQ and in the shares of an investment company registered under the Investment Company Act of 1940, as amended. Such banks may also continue to sell savings bank life insurance. In addition, the FDIC is authorized to permit such institutions to engage in state authorized activities or investments that do not meet this standard (other than non-subsidiary equity investments) for institutions that meet all applicable capital requirements if it is determined that such activities or investments do not pose a significant risk to the BIF. All non-subsidiary equity investments, unless otherwise authorized or approved by the FDIC, must be divested by December 19, 1996, pursuant to a FDIC-approved divestiture plan unless such investments were grandfathered by the FDIC. The Bank received grandfathering authority from the FDIC in February 1993 to invest in listed stocks and/or registered shares subject to the maximum permissible investment of 100% of Tier 1 capital, as specified by the FDIC's regulations, or the maximum amount permitted by New York

State Banking Law, whichever is less. Such grandfathering authority is subject to termination upon the FDIC's determination that such investments pose a safety and soundness risk to the Bank or in the event the Bank converts its charter or undergoes a change in control. As of May 31, 1996, the Bank had $138.8 million of securities which were subject to such grandfathering authority.

PROMPT CORRECTIVE REGULATORY ACTION

     Federal law requires, among other things, that federal bank regulatory authorities take "prompt corrective action" with respect to banks that do not meet minimum capital requirements. For these purposes, the law establishes five capital tiers: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized.

     The FDIC has adopted regulations to implement the prompt corrective action legislation. Among other things, the regulations define the relevant capital measures for the five capital categories. An institution is deemed to be "well capitalized" if it has a total risk-based capital ratio of 10% or greater, a Tier I risk-based capital ratio of 6% or greater, and a leverage ratio of 5% or greater, and is not subject to a regulatory order, agreement or directive to meet and maintain a specific capital level for any capital measure. An institution is deemed to be "adequately capitalized" if it has a total risk-based capital ratio of 8% or greater, a Tier I risk-based capital ratio of 4% or greater, and generally a leverage ratio of 4% or greater. An institution is deemed to be "undercapitalized" if it has a total risk-based capital ratio of less than 8%, a Tier I risk-based capital ratio of less than 4%, or generally a leverage ratio of less than 4%. An institution is deemed to be "significantly undercapitalized" if it has a total risk-based capital ratio of less than 6%, a Tier I risk-based capital ratio of less than 3%, or a leverage ratio of less than 3%. An institution is deemed to be "critically undercapitalized" if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2%.

     "Undercapitalized" banks are subject to growth, capital distribution (including dividend) and other limitations and are required to submit a capital restoration plan. A bank's compliance with such plan is required to be guaranteed by any company that controls the undercapitalized institutions. If an "undercapitalized" bank fails to submit an acceptable plan, it is treated as if it is "significantly undercapitalized." "Significantly undercapitalized" banks are subject to one or more of a number of additional restrictions, including but not limited to an order by the FDIC to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cease receipt of deposits from correspondent banks or dismiss directors or officers, and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. "Critically undercapitalized" institutions also may not, beginning 60 days after becoming "critically undercapitalized," make any payment of principal or interest on certain subordinated debt or extend credit for a highly leveraged transaction or enter into any material transaction outside the ordinary course of business. In addition, "critically undercapitalized" institutions are subject to appointment of a receiver or conservator. Generally, subject to a narrow exception, the appointment of a receiver or conservator is required for a "critically undercapitalized" institution within 270 days after it obtains such status.

TRANSACTIONS WITH AFFILIATES

     Under current federal law, transactions between depository institutions and their affiliates are governed by Sections 23A and 23B of the Federal Reserve Act. An affiliate of a savings bank is any company or entity that controls, is controlled by, or is under common control with the savings bank, other than a subsidiary. In a holding company context, at a minimum, the parent holding company of a savings bank and any companies which are controlled by such parent holding company are affiliates of the savings bank. Generally, Section 23A limits the extent to which the savings bank or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such savings bank's capital stock and surplus, and contains an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus. The term "covered transaction" includes the making of loans or other extensions of credit to an affiliate; the purchase of assets from an affiliate, the purchase of, or an investment in, the securities of an affiliate; the acceptance of securities of an affiliate as collateral for a loan or extension of credit to any person; or issuance of a guarantee, acceptance, or letter of credit on behalf of an affiliate. Section 23A also establishes specific collateral requirements for loans or extensions of credit to, or guarantees, acceptances on letters of credit issued on behalf of an affiliate.
Section 23B requires that covered transactions and a broad list of other specified transactions be on terms substantially the same, or no less favorable, to the savings bank or its subsidiary as similar transactions with nonaffiliates.

     Further, Section 22(h) of the Federal Reserve Act restricts a savings bank with respect to loans to directors, executive officers, and principal stockholders. Under Section 22(h), loans to directors, executive officers and stockholders who control, directly or indirectly, more than 10% of a savings bank, and certain related interests of any of the foregoing, may not exceed, together with all other outstanding loans to such persons and affiliated entities, the savings bank's total capital and surplus. Section 22(h) also prohibits loans above amounts prescribed by the appropriate federal banking agency to directors, executive officers, and shareholders who control more than 10% of a stock savings bank, and their respective related interests, unless such loan is approved in advance by a majority of the board of directors of the savings bank. Any "interested" director may not participate in the voting. The loan amount (which includes all other outstanding loans to such person) as to which such prior board of director approval is required, is the greater of $25,000 or 5% of capital and surplus or any loans over $500,000. Further, pursuant to Section 22(h), loans to directors, executive officers and principal shareholders must be made on terms substantially the same as offered in comparable transactions to other persons. Section 22(g) of the Federal Reserve Act places additional limitations on loans to executive officers.

ENFORCEMENT

     The FDIC has extensive enforcement authority over insured savings banks, including the Bank. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease and desist orders and to remove directors and officers. In general, these enforcement actions may be initiated in response to violations of laws and regulations and to unsafe or unsound practices.

     The FDIC has authority under federal law to appoint a conservator or receiver for an insured savings bank under certain circumstances. The FDIC is required, with certain exceptions, to appoint a receiver or conservator for an insured state savings bank if that savings bank was "critically undercapitalized" on average during the calendar quarter beginning 270 days after the date on which the savings bank became "critically undercapitalized." For this purpose, "critically undercapitalized" means having a ratio of tangible capital to total assets of less than 2%. See "- Prompt Corrective Regulatory Action." The FDIC may also appoint a conservator or receiver for a state savings bank on the basis of the institution's financial condition or upon the occurrence of certain events, including: (i) insolvency, (whereby the assets of the savings bank are less than its liabilities to depositors and others); (ii) substantial dissipation of assets or earnings through violations of law or unsafe or unsound practices; (iii) existence of an unsafe or unsound condition to transact business; (iv) likelihood that the savings bank will be unable to meet the demands of its depositors or to pay its obligations in the normal course of business; and (v) insufficient capital, or the incurring or likely incurring of losses that will deplete substantially all of the institution's capital with no reasonable prospect of replenishment of capital without federal assistance.

INSURANCE OF DEPOSIT ACCOUNTS

     The FDIC has adopted a risk-based insurance assessment system. The FDIC assigns an institution to one of three capital categories based on the institution's financial information, as of the reporting period ending seven months before the assessment period, consisting of (1) well capitalized, (2) adequately capitalized or (3) undercapitalized, and one of three supervisory subcategories within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the FDIC by the institution's primary federal regulator and information which the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds. An institution's assessment rate depends on the capital category and supervisory category to which it is assigned. Assessment rates currently range from 0 basis points (subject to a statutorily required annual payment of $2,000) to 27 basis points. The FDIC is authorized to raise the assessment rates in certain circumstances. The FDIC has exercised this authority several times in the past and may raise insurance premiums in the future. If such action is taken by the FDIC, it could have an adverse effect on the earnings of the Bank. In addition, several legislative bills have been introduced in Congress to mitigate the effects of the BIF/SAIF disparity. These bills would, among other things, require BIF-insured institutions to assist in the payment of FICO bonds. Management cannot predict whether legislation imposing the payment of FICO bonds by BIF members will be enacted, or, if enacted, the amount of such FICO bond payments. See "Risk Factors - Possible Payment of Financing Corporation Bonds."

     Under the FDI Act, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC or the Division. The management of the Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

FEDERAL RESERVE SYSTEM

     The Federal Reserve Board regulations require depository institutions to maintain non-interest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The Federal Reserve Board regulations generally require that reserves be maintained against aggregate transaction accounts as follows: for that portion of transaction accounts aggregating $52.0 million or less (subject to adjustment by the Federal Reserve Board) the reserve requirement is 3%; and for accounts greater than $52.0 million, the reserve requirement is $1.6 million plus 10% (subject to adjustment by the Federal Reserve Board between 8% and 14%) against that portion of total transaction accounts in excess of $52.0 million. The first $4.3 million of otherwise reservable balances (subject to adjustments by the Federal Reserve Board) are exempted from the reserve requirements. The Bank is in compliance with the foregoing requirements. Because required reserves must be maintained in the form of either vault cash, a non-interest-bearing account at a Federal Reserve Bank or a pass-through account as defined by the Federal Reserve Board, the effect of this reserve requirement is to reduce the Bank's interest-earning assets. Federal Home Loan Bank ("FHLB") System members are also authorized to borrow from the Federal Reserve "discount window," but Federal Reserve Board regulations require institutions to exhaust all FHLB sources before borrowing from a Federal Reserve Bank.

COMMUNITY REINVESTMENT ACT

     Federal Regulation. Under the Community Reinvestment Act, as amended, ("CRA"), as implemented by FDIC regulations, a savings bank has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the FDIC, in connection with its examination of a savings institution, to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution. The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") amended the CRA to require, effective July 1, 1990, public disclosure of an institution's CRA rating and require the FDIC to provide a written evaluation of an institution's CRA performance utilizing a four-tiered descriptive rating system which replaced the five-tiered numerical rating system. The Bank's latest CRA rating, received from the FDIC was "satisfactory."

     New York State Regulation. The Bank is also subject to provisions of the New York State Banking Law which impose continuing and affirmative obligations upon banking institutions organized in New York State to serve the credit needs of its local community ("NYCRA"), which are substantially similar to those imposed by the CRA. Pursuant to the NYCRA, a bank must file an annual NYCRA report and copies of all federal CRA reports with the Banking Department. The NYCRA requires the NYBD to make an annual written assessment of a bank's compliance with the NYCRA, utilizing a four-tiered rating system, and make such assessment available to the public. The NYCRA also requires the Superintendent to consider a bank's NYCRA rating when reviewing a bank's application to engage in certain transactions, including mergers, asset purchases and the establishment of branch offices or automated teller machines, and provides that such assessment may serve as a basis for the denial of any such application. The Bank's latest NYCRA rating, received from the NYBD was "satisfactory."

HOLDING COMPANY REGULATION

     Federal law allows a state savings bank that qualifies as a "qualified thrift lender" ("QTL"), discussed below, to exercise an election to be treated as a savings association subsidiary of a savings and loan holding company under the Home Owners' Loan Act, as amended, ("HOLA"). Such election would result in its holding company being regulated as a savings and loan holding company by the OTS rather than as a bank holding company by the Federal Reserve Board. The Bank and Company intend to exercise this option. Accordingly, the Company will be regulated as a non-diversified unitary savings and loan holding company within the meaning of the HOLA. As such, the Company will be required to register with the OTS and will be subject to OTS regulations, examinations, supervision and reporting requirements. In addition, the OTS has enforcement authority over the Company and its non-savings institution subsidiaries. Among other things, this authority permits the OTS to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution. Additionally, the Bank will be required to notify the OTS at least 30 days before declaring any dividend to the Company.

     As a unitary savings and loan holding company, the Company generally will not be restricted under existing laws as to the types of business activities in which it may engage. Upon any non-supervisory acquisition by the Company of another savings association as a separate subsidiary, the Company would become a multiple savings and loan holding company and would be subject to extensive limitations on the types of business activities in which it could engage. The HOLA limits the activities of a multiple savings and loan holding company and its non-insured institution subsidiaries primarily to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, as amended ("BHC Act"), subject to the prior approval of the OTS, and to other activities authorized by OTS regulation. Multiple savings and loan holding companies are prohibited from acquiring or retaining, with certain exceptions, more than 5% of a non-subsidiary holding company, or a non-subsidiary company engaged in activities other than those permitted by the HOLA. Recently proposed legislation would treat all savings and loan holding companies as bank holding companies and would limit the activities of such companies to those permissible for bank holding companies.

     The HOLA prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of the voting stock of another savings institution or holding company thereof or from acquiring such an institution or company by merger, consolidation or purchase of its assets, without prior written approval of the OTS. In evaluating applications by holding companies to acquire savings institutions, the OTS must consider the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on the risk to the insurance funds, the convenience and needs of the community and competitive factors.

     The OTS is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, except: (i) interstate supervisory acquisitions by savings and loan holding companies, and (ii) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

     In order to elect and continue to be regulated as a savings and loan holding company by the OTS (rather than as a bank holding company by the Federal Reserve Board), the Bank must continue to qualify as a QTL. In order to qualify as a QTL, the Bank must maintain compliance with a Qualified Thrift Lender Test ("QTL Test"). Under the QTL Test, a savings institution is required to maintain at least 65% of its "portfolio assets" (total assets less: (i) specified liquid assets up to 20% of total assets; (ii) intangibles, including goodwill; and
(iii) the value of property used to conduct business) in certain "qualified thrift investments" (primarily residential mortgages and related investments, including certain mortgage-backed and related securities) in at least 9 months out of each 12 month period. A holding company of a savings institution that fails the QTL test must either convert to a bank holding company and thereby become subject to the regulation and supervision of the Federal Reserve Board or operate under certain restrictions. As of May 31, 1996, the Bank maintained in excess of 75.51% of its portfolio assets in qualified thrift investments. The Bank also met the QTL test in each of the prior 12 months and, therefore, met the QTL test.

     New York State Holding Company Regulation. In addition to the federal holding company regulations, a bank holding company organized or doing business in New York State may be also subject to regulation under the New York State Banking Law. The term "bank holding company," for the purposes of the New York State Banking Law, is defined generally to include any person, company or trust that directly or indirectly either controls the election of a majority of the directors or owns, controls or holds with power to vote more than 10% of the voting stock of a bank holding company or, if the company is a banking institution, another banking institution, or 10% or more of the voting stock of each of two or more banking institutions, including commercial banks and state savings banks and savings and loan associations organized in stock form. In general, a holding company controlling, directly or indirectly, only one banking institution will not be deemed to be a bank holding company for the purposes of the New York State Banking Law. Under New York State Banking Law, the prior approval of the NYBD is required before: (1) any action is taken that causes any company to become a bank holding company; (2) any action is taken that causes any banking institution to become or to be merged or consolidated with a subsidiary of a bank holding company; (3) any bank holding company acquires direct or indirect ownership or control of more than 5% of the voting stock of a banking institution; (4) any bank holding company or subsidiary thereof acquires all or substantially all of the assets of a banking institution; or (5) any action is taken that causes any bank holding company to merge or consolidate with another bank holding company. Additionally, certain restrictions apply to New York State bank holding companies regarding the acquisition of banking institutions which have been chartered five years or less and are located in smaller communities. Officers, directors and employees of New York State bank holding companies are subject to limitations regarding their affiliation with securities underwriting or brokerage firms and other bank holding companies and limitations regarding loans obtained from its subsidiaries. Although the Company will not be a bank holding company for purposes of New York State law upon the Effective Date of the Conversion, any future acquisition of ownership, control, or the power to vote 10% or more of the voting stock of another banking institution or bank holding company would cause it to become such.

INTERSTATE BANKING AND BRANCHING

     The Company, as a savings and loan holding company, will be limited under HOLA with respect to its acquisition of a savings association located in a state other than New York. In general, a savings and loan holding company may not acquire an additional savings association subsidiary that is located in a state other than the home state of its first savings association subsidiary unless such an interstate acquisition is permitted by the statutes of such other state. Many states permit such interstate acquisitions if the statutes of the home state of the acquiring savings and loan holding company satisfy various reciprocity conditions. New York is one of a number of states that permit, subject to the reciprocity conditions of the New York Banking Law, out-of-state bank and savings and loan holding companies to acquire New York savings associations.

     In contrast, bank holding companies are generally authorized to acquire banking subsidiaries in more than one state irrespective of any state law restrictions on such acquisitions. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Interstate Banking Act"), which was enacted on September 29, 1994, permits approval under the BHC Act of the acquisition of a bank located outside of the holding company's home state regardless of whether the acquisition is permitted under the law of the state of the acquired bank. The Federal Reserve Board may not approve an acquisition under the BHC Act that would result in the acquiring holding company controlling more than 10% of the deposits in the United States or more than 30% of the deposits in any particular state.

     In the past, branching across state lines was not generally available to a state bank such as the Bank. Out-of-state branches of savings banks are authorized under the New York Banking Law, but similar authority does not exist generally under the laws of most other states. The Interstate Banking Act permits, beginning June 1, 1997, the responsible federal banking agencies to approve merger transactions between banks located in different states, regardless of whether the merger would be prohibited under the law of the two states. The Interstate Banking Act also permits a state to "opt in" to the provisions of the Interstate Banking Act prior to June 1, 1997, and permits a state to " opt out" of the provisions of the Interstate Banking Act by adopting appropriate legislation before that date. Accordingly, the Interstate Banking Act will, beginning no later than June 1, 1997, permit a bank, such as the Bank, to acquire branches in a state other than New York unless the other state has opted out of the Interstate Banking Act. The Interstate Banking Act also authorizes de novo branching into another state if the host state enacts a law
           -- ----
expressly permitting out of state banks to establish such branches within its borders.

     The Interstate Banking Act may facilitate the further consolidation of the banking industry. The effect of the Interstate Banking Act on the Bank, if any, is likely to occur as banking institutions, state legislators, and bank regulators respond to the new federal regulatory structure. The states will have to establish appropriate corporate law, tax and regulatory structures to adjust to the growth of new interstate banks.

FEDERAL SECURITIES LAWS

     The Company has filed with the SEC a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the Common Stock to be issued pursuant to the Conversion. Upon completion of the Conversion, the Company's Common Stock will be registered with the SEC under the Exchange Act. The Company will then be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Exchange Act.

     The registration under the Securities Act of shares of the Common Stock to be issued in the Conversion does not cover the resale of such shares. Shares of the Common Stock purchased by persons who are not affiliates of the Company may be resold without registration. Shares purchased by an affiliate of the Company will be subject to the resale restrictions of Rule 144 under the Securities Act. If the Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Company who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of the Company or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by the Company to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

                            MANAGEMENT OF THE COMPANY

DIRECTORS OF THE COMPANY

         The Board of Directors of the Company is divided into three classes, each of which contains one-third of the Board. The directors shall be elected by the stockholders of the Company for staggered three year terms, or until their successors are elected and qualified. One class of directors, consisting of Messrs. Calabrese, Martin and Webel, has a term of office expiring at the first annual meeting of stockholders, a second class, consisting of Messrs. Swiggett, Freese and Mancino, has a term expiring at the second annual meeting of stockholders and a third class, consisting of Messrs. York, McCuaig and Nicholson, has a term of office expiring at the third annual meeting of stockholders. The biographical information of each Director is set forth under "Management of the Bank - Trustees." It is currently intended that Directors of the Company will receive no additional fees for their services as Directors of the Company. However, subsequent to the Conversion, the Company and the Bank intend to engage a compensation consultant to study the level and structure of compensation paid to the Boards of Directors of the Company and the Bank as compared to similarly situated publicly-traded financial institutions and, upon a review of such study, may revise the amounts of fees paid to Board members and frequency of Board or Committee meetings. See "- Compensation of Trustees" for a discussion of fees paid to Trustees of the Bank.

EXECUTIVE OFFICERS OF THE COMPANY

         The following individuals are executive officers of the Company and hold the offices set forth below opposite their names. The biographical information for each executive officer is set forth under "Management of the Bank - Trustees of the Bank" and "- Executive Officers Who Are Not Trustees."

                                                                             POSITION(S) HELD
                               NAME                                          WITH THE COMPANY
                -------------------------------------       --------------------------------------------------

                Joseph L. Mancino                             Chairman of the Board, President and
                                                              Chief Executive Officer

                John R. Bransfield, Jr.                       Vice President

                Michael P. Puorro                             Treasurer and Chief Financial Officer

                Mary M. Ehrich                                Secretary

         The executive officers of the Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation, retirement or removal by the Board of Directors.

         Since the formation of the Company, none of the executive officers, Directors or other personnel has received remuneration from the Company. Executive officers of the Company will be compensated as described below under "Management of the Bank."

                             MANAGEMENT OF THE BANK

TRUSTEES OF THE BANK

         The Directors of the Company are also Trustees of the Bank. Upon consummation of the Conversion, the current Trustees of the Bank will become Directors of the stock chartered Bank. The following table sets forth certain information regarding the Board of Trustees of the Bank.

                                       POSITION(S) HELD
           NAME              AGE(1)    WITH THE BANK               TERM EXPIRES
------------------------  ---------- -------------------        ------------------
Joseph L. Mancino              58      Chairman of the Board,
                                       President and Chief
                                       Executive Officer                1998

Floyd N. York                  73      Trustee                          1999

Victor C. McCuaig              67      Trustee                          1999

John P. Nicholson              71      Trustee                          1999

James E. Swiggett              64      Trustee                          1998

Robert G. Freese               66      Trustee                          1998

Thomas J. Calabrese, Jr.       54      Trustee                          1997

Dr. Edwin Martin, Jr.          64      Trustee                          1997

Richard C. Webel               44      Trustee                          1997

------------------
(1)     As of May 31, 1996.

EXECUTIVE OFFICERS OF THE BANK

         The following table sets forth certain information regarding the executive officers of the Bank.

                                                                                      POSITION(S) HELD
                                                                                            WITH
             NAME                               AGE(1)                                    THE BANK
---------------------------------        --------------------       ----------------------------------------------------
Joseph L. Mancino                                 58                  Chairman of the Board, President and Chief
                                                                      Executive Officer

John R. Bransfield, Jr.                           54                  Senior Vice President and Senior Lending
                                                                      Officer

Mary M. Ehrich                                    53                  Senior Vice President and Secretary

John L. Klag                                      38                  Vice President and Investment Officer

Daniel L. Murphy                                  36                  Senior Vice President and Retail Banking
                                                                      Officer

Michael P. Puorro                                 37                  Vice President and Chief Financial Officer

Peter J. Russo                                    52                  President and Chief Executive Officer, RFI

Anthony F. Panza                                  50                  Executive Vice President, RFI

------------------
(1)     As of May 31, 1996.

         The executive officers of the Bank are elected annually and will hold office in the converted Bank until the annual meeting of the Board of Directors of the Bank held immediately after the first annual meeting of stockholders of the Bank subsequent to Conversion, and until their successors are elected and qualified or until death, resignation, retirement or removal by the Board of Directors. Officers are re-elected by the Board of Directors annually.

BIOGRAPHICAL INFORMATION

TRUSTEES OF THE BANK

         Joseph L. Mancino is Chairman of the Board of Trustees, President and Chief Executive Officer of the Bank. Mr. Mancino was elected as Chairman of the Board in 1995, has served as President since 1991 and Chief Executive Officer since 1992 and served in various capacities with the Bank since 1960. Mr. Mancino also serves on the board of directors of the Institutional Investors Mutual Fund (a diversified open end investment fund), the Community Bankers Association of New York State and the Savings Bank Life Insurance Fund. Mr. Mancino also serves as President of Old Northern Co. Ltd., RSB Agency, 1400 Corp., BSR 1400 Corp. and Blizzard Realty Corp., as well as Chairman of Residential First, Inc., which are subsidiaries of the Bank.

         Thomas J. Calabrese, Jr. has served as a Trustee of the Bank since 1994. Mr. Calabrese also serves as a Director of RFI, a subsidiary of the Bank. Mr. Calabrese is currently Managing Director - Human Resources of the NYNEX Corporation, a telecommunications firm, and has been associated with the NYNEX Corporation since 1963.

         Robert G. Freese has served as a Trustee of the Bank since 1988. Mr. Freese also serves as a Director of BSR 1400 Corp., a subsidiary of the Bank. Mr. Freese retired as Vice Chairman and Chief Financial Officer of Grumman Corporation, a defense contractor, in 1991 and served with Grumman Corp. from 1956 to his retirement in 1991.

         Dr. Edwin W. Martin, Jr. has served as a Trustee of the Bank since 1994. Dr. Martin also serves as a Director of Old Northern Co. Ltd., BSR 1400 Corp. and Blizzard Realty Corp., which are subsidiaries of the Bank. Dr. Martin served as President and Chief Executive Officer of the National Center for Disability Services, a non-profit education, rehabilitation and research corporation from 1981 to 1994. He is presently President Emeritus and a Director of the National Center. He is also a Director of National Captioning Institute, a non-profit agency which promotes captioning on television for the deaf. Dr. Martin currently serves as a Director of Interboro Mutual Indemnity Insurance Company, an insurance company, and Pall Corp., a manufacturer of industrial filters.

         Victor C. McCuaig has served as a Trustee of the Bank since 1970. Mr. McCuaig also serves as a Director of RFI and Blizzard Realty Corp., which are subsidiaries of the Bank. Mr. McCuaig is currently of counsel to and was previously a partner in the law firm of Payne, Wood & Littlejohn, which serves as general counsel to the Bank.

         John P. Nicholson has served as a Trustee of the Bank since 1975. Mr. Nicholson also serves as a Director of Old Northern Co. Ltd., RSB Agency, Inc. and 1400 Corp., which are subsidiaries of the Bank. Mr. Nicholson has served as the Chairman of Nicholson & Galloway since 1991 and was the President and Chief Executive Officer from 1960 to 1991. Nicholson & Galloway is a local construction firm specializing in roofing construction. Mr. Nicholson also serves as an Advisory Director of Bank of New York, Long Island Division.

         James E. Swiggett has served as a Trustee of the Bank since 1980. Mr. Swiggett also serves as a Director of RSB Agency, Inc., 1400 Corp. and RFI., which are subsidiaries of the Bank. Mr. Swiggett served as President and then Chief Executive Officer and Board Chairman of Kollmorgen Corp. during the period from 1985 to 1990 when he retired. Kollmorgen Corp. is a diversified technology manufacturing company.

         Richard C. Webel has served as a Trustee of the Bank since 1995. Mr. Webel also serves as a Director of Blizzard Realty Corp., a subsidiary of the Bank. Mr. Webel has served as the managing director of Innocenti & Webel, an architectural firm, since 1985, as well as President of the Webel Corporation, a strategic planning company since 1984, and PlantAmerica, LLC, a software development corporation since 1996. Mr. Webel also serves as a general partner of Roundbush Associates, a real estate development partnership.

         Floyd N. York has served as a Trustee of the Bank since 1967. He served as President of the Bank from 1968 to 1972, as President and Chief Executive Officer from 1972 to 1978 and as Chairman, President and Chief Executive Officer from 1978 to 1992. Mr. York also serves as a Director of Old Northern Co. Ltd., RSB Agency, Inc. and 1400 Corp., which are subsidiaries of the Bank. He also served as a member of the Board of Directors of Nationar, a defunct data and financial services provider for the financial institutions community, for approximately six years ending in 1993.

EXECUTIVE OFFICERS OF THE BANK WHO ARE NOT TRUSTEES

         Mary M. Ehrich joined the Bank in 1960 and has served the Bank in a variety of capacities. Since 1992, Mrs. Ehrich has served as a Senior Vice President and Secretary. Her primary area of responsibility is as Corporate Secretary for the Bank and each of its subsidiaries.

         Michael P. Puorro joined the Bank in 1992 as Assistant Vice President and Controller; in 1994 he was appointed Vice President and Treasurer and in 1995 he became Vice President and Chief Financial Officer. His primary area of responsibility is accounting issues and regulatory reporting matters. Mr. Puorro also serves as an officer of each of the Bank's subsidiaries. Prior to joining the Bank, Mr. Puorro was a senior manager at KPMG Peat Marwick LLP and is a certified public accountant.

         John R. Bransfield, Jr. joined the Bank in 1993. He serves as a Senior Vice President and Senior Lending Officer and operates as the chief lending officer of the Bank overseeing all lending operations. Prior to joining the Bank, Mr. Bransfield served as President of the Long Island Region of Fleet Bank from 1988 to 1992 and Executive Vice President for Fleet Bank from 1992 to 1993.

         John L. Klag joined the Bank in 1993 as Vice President and Investment Officer. Mr. Klag's primary responsibilities include overseeing the Bank's investment activities. Prior to joining the Bank, Mr. Klag was with a New York-based savings bank from 1985 to 1993 and served as Vice President-Fixed Income Portfolio Manager from 1988 to 1993.

         Daniel L. Murphy joined the Bank in 1978 and served as Vice President and Retail Banking Officer from 1993 to 1995 when he was elected Senior Vice President and Retail Banking Officer. Mr. Murphy's primary responsibilities include overseeing the Bank's retail deposit gathering and branch administration.

         Peter J. Russo is Director, President and Chief Executive Officer of RFI. Mr. Russo is primarily responsible for RFI's residential lending and mortgage banking operations. Prior to joining RFI, Mr. Russo was a co-founder and President of Residential Mortgage Banking, Inc., a full-service mortgage banking company which was incorporated in 1986 as Residential Mortgage Services, Inc., the assets and liabilities of which were acquired by the Bank in August 1995. Mr. Russo is a Certified Mortgage Banker with 23 years of mortgage banking experience.

         Anthony F. Panza is a Director and Executive Vice President of RFI. Mr. Panza is primarily responsible for RFI's residential lending and mortgage banking operations. Prior to joining Mr. Panza was a co-founder and Executive Vice President of Residential Mortgage Banking Inc. Mr. Panza has 15 years of mortgage banking experience.

MEETINGS AND COMMITTEES OF THE BOARDS OF THE BANK AND THE COMPANY

         The Board of Trustees meets monthly and may have additional special meetings as may be called by the Chairman or at the written request of three trustees. During the fiscal year ended December 31, 1995, the Board held 14 meetings. No Trustee attended fewer than 75% in the aggregate of the total number of meetings of the Board or Board Committees on which such Trustee served for the year ended December 31, 1995. There are currently five committees of the Board of Trustees consisting of the Investment Committee, Executive Committee, Examining and Compliance Committee, Personnel Committee and Marketing Committee. Subsequent to the Conversion, the Board of Trustees may consider and make revisions to the current structure of its committees.

         The Board of Trustees of the Bank has established the following committees:

         The Examining Committee consists of Messrs. Freese, Nicholson, Swiggett, York and Webel. The Bank's Compliance Officer and Acting Auditor reports to this committee. The purposes of this committee are to review audit reports and management's actions regarding the implementation of audit findings and to review compliance with all relevant laws and regulations. The committee generally meets on a quarterly basis and met 5 times in 1995.

         The Executive Committee consists of Messrs. McCuaig, Swiggett, Calabrese, Jr., Mancino and two rotating members. The purposes of this Committee are to approve certain loans and secondary market activities. The committee meets on a weekly basis and met 50 times in 1995.

         The Investment Committee consists of Messrs. McCuaig, York and Mancino. This Committee is responsible for all matters regarding the Bank's investment securities. This Committee meets on a quarterly basis and met 4 times in 1995.

         The Marketing Committee consists of Messrs. Martin, Jr. and Calabrese, Jr. This Committee is responsible for reviewing all marketing and promotional matters. This Committee meets on an as needed basis and met 1 time in 1995.

         The Personnel Committee consists of Messrs. Freese, Nicholson, Swiggett, Calabrese, Jr. and Martin, Jr. This Committee is responsible for all matters regarding compensation and fringe benefits. The committee meets on an as needed basis and met 5 times in 1995.

         Additionally, the Bank has a number of other management committees including the Asset/Liability and the Loan and Asset Classification Committees.

         The Board of Directors of the Company has established the following committees: the Audit Committee consisting of Messrs. Freese, Swiggett, Nicholson, York and Webel; the Pricing Committee consisting of Messrs. Mancino, McCuaig, Calabrese, Jr., Swiggett and Webel; and the Compensation Committee consisting of Messrs. Mancino, Calabrese, Jr., Freese, Swiggett, Nicholson and Martin, Jr.

COMPENSATION OF TRUSTEES

         Trustees of the Bank receive fees of $1,700 per Board meeting attended and $800 per Committee meeting attended. Subsequent to the Conversion, the Company and the Bank intend to engage a compensation consultant to study the level and structure of compensation paid to the Boards of Directors of the Company and the Bank as compared to similarly situated publicly-traded financial institutions and, upon review of such study, may revise the amount of fees paid to Board members and frequency of Board and Committee meetings.

TRUSTEES EMERITUS

         The Bank maintains a Board of Trustees Emeritus which currently consists of three former Trustees of the Bank. Pursuant to the Bank's bylaws, Trustees must retire in the year they reach age 75 and any Trustee who retires because of such age limitation and has 20 years prior service on the Board of Trustees is eligible to be elected as a Trustee Emeritus. Trustees Emeritus may be re-elected until the year in which such person reaches age 80, although one Trustee Emeritus has been excepted from this policy. Trustees Emeritus have no vote and receive the same meeting fees as Trustees of the Bank.

EXECUTIVE COMPENSATION

         Summary Compensation Table. The following table sets forth the cash compensation paid by the Bank as well as certain other compensation paid or accrued for services rendered in all capacities during the year ended December 31, 1995, to the Chief Executive Officer and the four highest paid executive officers of the Bank who received salary and bonus in excess of $100,000 ("Named Executive Officers").

-------------------------------------------------------------------------------------------------------------


                                                                    ANNUAL COMPENSATION(1)
                                                     ----------------------------------------------------


                                                                                             OTHER
                                                                                             ANNUAL
         NAME AND PRINCIPAL                                                               COMPENSATION
             POSITIONS                     YEAR          SALARY($)        BONUS($)           ($)(2)
-------------------------------------------------------------------------------------------------------------
Joseph L. Mancino                          1995           $336,539         $  1,600                --
   Chairman of the Board of Trustees,
   President and Chief Executive
   Officer

John R. Bransfield, Jr.                    1995            151,719           75,736                --
   Senior Vice President and Senior
   Lending Officer

John L. Klag                               1995             90,423           47,870                --
   Vice President and Investment
   Officer

Arthur W. Toohig                           1995             91,692           44,500                --
   Senior Vice President and Human
   Resources Officer

Michael P. Puorro                          1995             85,846           43,340                --
   Vice President and Chief Financial
   Officer

---------------------------------------------------------------------------------------------------------------------
                                                         LONG-TERM COMPENSATION
                                      -----------------------------------------------------------
                                                       AWARDS                      PAYOUTS
                                      -----------------------------------------------------------
                                                                                                          (I)
                                                              SECURITIES
                                            RESTRICTED        UNDERLYING            LTIP               ALL OTHER
         NAME AND PRINCIPAL                STOCK AWARDS       OPTIONS/SARS         PAYOUTS            COMPENSATION
             POSITIONS                        ($)(3)             (#)(4)            ($)(5)                ($)(6)
---------------------------------------------------------------------------------------------------------------------
Joseph L. Mancino                                --               --                  --                 $20,433
   Chairman of the Board of Trustees,
   President and Chief Executive
   Officer

John R. Bransfield, Jr.                          --               --                  --                  10,578
   Senior Vice President and Senior
   Lending Officer

John L. Klag                                     --               --                  --                   3,004
   Vice President and Investment
   Officer

Arthur W. Toohig                                 --               --                  --                   7,400
   Senior Vice President and Human
   Resources Officer

Michael P. Puorro                                --               --                  --                   2,847
   Vice President and Chief Financial
   Officer

------------------
(1) Under Annual Compensation, the column titled "Salary" includes amounts deferred by the Named Executive Officer under the Bank's 401(k) Plan and the column titled "Bonus" consists of board approved discretionary bonus as well as attendance bonuses, loan referral bonuses and recruitment bonuses.

(2) For 1995, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock. For 1995, the Bank had no restricted stock or stock related plans in existence.

3) Does not include awards pursuant to the Stock Programs, which may be granted in conjunction with a meeting of shareholders of the Company, subject to regulatory and shareholder approval, as such awards were not earned, vested or granted in fiscal 1995. For a discussion of the terms of the Stock Programs which are intended to be adopted by the Company, see "- Benefit Plans - Stock Programs." For 1995, the Bank had no stock plans in existence.

(4) No stock options or SARs were earned or granted in 1995. For a discussion of the Stock Option Plans which are intended to be adopted by the Company, see "Benefit Plans - Stock Option Plans."

(5) For 1995, there were no payouts or awards under any long-term incentive plan.

6) Other compensation includes other benefits such as the Bank's matching contribution under the Bank's 401(k) Plan, group term life insurance and automobile allowance.

REPORT OF INDEPENDENT COMPENSATION CONSULTANT

         Pursuant to the NYBD regulations governing the Conversion, the Bank must obtain the opinion of an independent compensation consultant as to whether or not the total compensation for the executive officers, directors or trustees of the Bank, viewed as a whole and on an individual basis, is reasonable and proper in comparison to the compensation provided to executive officers, directors or trustees of similar publicly-traded financial institutions. The Bank has obtained an opinion from William M. Mercer, Incorporated, which provides that, with respect to the total cash compensation (base salary and annual incentive) for executive officers and total compensation for trustees of the Bank, such compensation, viewed as a whole and on an individual basis, is reasonable and proper in comparison to the compensation provided to similarly situated publicly-traded financial institutions, based upon published professional survey data of similarly situated publicly-traded financial institutions operating in the relevant markets as of September 1, 1996.

EMPLOYMENT AGREEMENTS

         Currently, Mr. Panza and Mr. Russo are the only officers of the Bank or any of its subsidiaries who have employment agreements with the Bank through their employment with RFI. Messrs. Panza's and Russo's employment agreements were entered into in connection with the Bank's purchase of certain assets and liabilities of RMBI in August 1995. Such employment agreements are substantially similar and provide for five year terms which will expire in July 2000. The agreements provide for base salaries of $225,000 per year for each of Messrs. Panza and Russo, and also provide for an incentive cash bonus equal to 12.5 basis points of the principal amount of one- to four-family loans closed by RFI in excess of $200 million, subject to certain adjustments. The incentive cash bonus provided under the agreements are subject to RFI meeting specified financial performance goals and subject to the loan portfolio serviced by RFI meeting certain delinquency performance goals. The agreements also provide that Messrs. Panza and Russo shall be eligible to participate in any tax-qualified defined contribution or defined benefit plan that is maintained by RFI and any other insurance or medical benefits provided to employees of RFI. Additionally, the agreements provide that the Bank shall indemnify Messrs. Panza and Russo to the fullest extent permitted by law and provide indemnity insurance coverage. Pursuant to the agreements, Messrs. Panza and Russo may be terminated for cause, as defined in the agreements, and, upon termination for cause, all unpaid compensation and benefits due under the agreements shall be forfeited. The agreements prohibit Messrs. Panza and Russo from competing with the Bank in any state in which the Bank engages in business for one year after they cease to receive compensation from RFI under the agreements.


         Upon the Conversion, the Bank intends to enter into employment agreements with Messrs. Mancino, Bransfield, Klag, Toohig and Puorro, Ms. Ehrich and two other executive officers (individually, the "Executive") and the Company intends to enter into employment agreements with Messrs. Mancino, Bransfield and Puorro and Ms. Ehrich (collectively, the "Employment Agreements"). The Employment Agreements are subject to the review of the NYBD and may be amended as a result of such review. The Employment Agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base after the Conversion. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of the above referenced officers.

         The Employment Agreements provide for three-year terms for each Executive. The terms of the Employment Agreements shall be extended on a daily basis unless written notice of non-renewal is given by the Board of Directors. The Employment Agreements provide that the Executive's base salary will be reviewed annually. The base salaries which will be effective for such Employment Agreements for Messrs. Mancino, Bransfield, Klag, Toohig and Puorro will be $420,000, $240,000, $131,500, $131,500 and $140,000, respectively. In addition to the base salary, the Employment Agreements provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to executive personnel. The agreements provide for termination by the Bank or the Company for cause, as defined in the Employment Agreements, at any time. In the event the Bank or the Company chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from the Bank and the Company upon: (i) failure to re-elect the Executive to his current offices; (ii) a material change in the Executive's functions, duties or responsibilities; (iii) a relocation of the Executive's principal place of employment by more than 25 miles; (iv) a reduction in the benefits and perquisites being provided to the Executive under the Employment Agreement;
(v) liquidation or dissolution of the Bank or the Company; or (vi) a breach of the agreement by the Bank or the Company, the Executive or, in the event of death, his beneficiary would be entitled to receive an amount equal to the remaining base salary payments due to the Executive for the remaining term of the Agreement and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Bank and the Company during the remaining term of the agreement. The Bank and the Company would also continue and pay for the Executive's life, health, dental and disability coverage for the remaining term of the Agreement. Upon any termination of the Executive, the Executive is subject to a one year non-competition agreement.

         Under the Employment Agreements, if voluntary or involuntary termination follows a change in control of the Bank or the Company, the Executive or, in the event of the Executive's death, his beneficiary, would be entitled to a severance payment equal to the greater of: (i) the payments due for the remaining terms of the agreement; or (ii) three times the average of the five preceding taxable years' annual compensation. The Bank and the Company would also continue the Executive's life, health, and disability coverage for thirty-six months. Notwithstanding that both the Bank and Company Employment Agreements provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one agreement.

         Payments to the Executive under the Bank's Employment Agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment under the Company's Employment Agreement would be made by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the Employment Agreements shall be paid by the Bank or Company, respectively, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The Employment Agreements also provide that the Bank and Company shall indemnify the Executive to the fullest extent allowable under federal and Delaware law, respectively. In the event of a change in control of the Bank or the Company, the total amount of payments due under the Agreements, based solely on cash compensation paid to the officers who will receive Employment Agreements over the past five fiscal years and excluding any benefits under any employee benefit plan which may be payable, would be approximately $3.2 million.

CHANGE IN CONTROL AGREEMENTS

         Upon Conversion, the Bank intends to enter into two-year Change in Control Agreements (the "CIC Agreements") with seven Vice Presidents of the Bank, none of whom are not covered by employment contracts. Commencing on the first anniversary date and continuing on each anniversary thereafter, the Bank CIC Agreements may be renewed by the Board of Directors of the Bank for an additional year. The Bank's CIC Agreements will provide that in the event voluntary or involuntary termination follows a change in control of the Bank, the officer would be entitled to receive a severance payment equal to two times the officer's average annual compensation for the five most recent taxable years. The Bank would also continue and pay for the officer's life, health and disability coverage for 24 months following termination. In the event of a change in control of the Bank, the total payments that would be due under the CIC Agreements, based solely on the current annual compensation paid to the officers covered by the CIC Agreements and excluding any benefits under any employee benefit plan which may be payable, would be approximately $1.2 million.

EMPLOYEE SEVERANCE COMPENSATION PLAN

         The Bank's Board of Directors intends to, upon Conversion, establish the Roslyn Savings Bank Employee Severance Compensation Plan ("Severance Plan") which will provide eligible employees with severance pay benefits in the event of a change in control of the Bank or the Company following Conversion. Management personnel with Employment Agreements or CIC Agreements are not eligible to participate in the Severance Plan. Generally, employees are eligible to participate in the Severance Plan if they have completed at least one year of service with the Bank. The Severance Plan vests in each participant a contractual right to the benefits such participant is entitled to thereunder. Under the Severance Plan, in the event of a change in control of the Bank or the Company, eligible employees who are terminated from or terminate their employment within one year (for reasons specified under the Severance Plan), will be entitled to receive a severance payment. If the participant, whose employment has terminated, has completed at least one year of service, the participant will be entitled to a cash severance payment equal to one-twelfth of annual compensation for each year of service up to a maximum of 199% of annual compensation. Such payments may tend to discourage takeover attempts by increasing costs to be incurred by the Bank in the event of a takeover. In the event the provisions of the Severance Plan are triggered, the total amount of payments that would be due thereunder, based solely upon current salary levels, would be approximately $3.3 million. However, it is management's belief that substantially all of the Bank's employees would be retained in their current positions in the event of a change in control, and that any amount payable under the Severance Plan would be considerably less than the total amount that could possibly be paid under the Severance Plan.

BENEFIT PLANS

         Retirement Plan. The Bank maintains a defined benefit plan ("Retirement Plan") for eligible employees. The Retirement Plan is intended to satisfy the requirements of section 401(a) of the Code. Employees who have attained age 21, have completed at least one year of service for the Bank in which the employee completes at least 1,000 hours of service and are not (i) paid on an hourly-rate or contract basis, (ii) regularly employed outside the Bank's own offices in connection with the operation and maintenance of building and other property acquired through foreclosure or deed, or (iii) leased employees. Participants become vested in their benefits under the Retirement Plan after being credited with at least five years of service and the attainment of age 23.

         The Retirement Plan provides for a monthly benefit to the participant upon retirement at or after the later of (i) attainment of age 65 or (ii) the fifth anniversary of initial participation in the Plan. The Retirement Plan also provides for a benefit upon the participant's death or early retirement. The annual normal retirement benefit for a participant under the Retirement Plan is determined as (i) 2% of average annual earnings multiplied by years of credited service (up to a maximum of 30 years), plus (ii) 0.5% of average annual earnings multiplied by the participant's number of years and months of credited service in excess of 30 years. For purposes of the Retirement Plan, average annual earnings means the participant's average annual basic compensation during the 36 consecutive calendar months that yields the highest average within the participants' final 120 consecutive calendar months of service. A participant is eligible to receive an early retirement benefit upon the completion of at least ten consecutive years of vested service in the Retirement Plan and (i) attainment of age 60, or (ii) the sum of the participant's age and years of service equals at least 75. Early retirement benefits are a reduced benefit payable compared to the normal retirement benefit. Benefits are generally paid in a straight life annuity with respect to unmarried participants and in the form of a 50% joint and survivor annuity (with the spouse as designated beneficiary) for married participants. Other forms of benefit payments are available under the Retirement Plan.

         Benefit Restoration Plan. The Bank maintains the Benefit Restoration Plan (the "BRP"). The BRP is a non-qualified plan that is designed to permit certain employees to receive supplemental retirement income from the Bank. Participants in the BRP receive a benefit equal to the amount the participant would have received under the 401(k) Plan and the Retirement Plan, but for the reductions on such benefits and other limitations imposed on the benefits payable under tax qualified plans under Section 401(a)(17), 401(m), 401(k)(3), 402(g) and 415 of the Code. The BRP is being amended to provide BRP participants to also receive a benefit equal to the amount of benefits the Participant would have received under the ESOP but for the Code limitations. The Plan is an unfunded plan, which provides participants only with a contractual right to obtain the benefits provided thereunder from the general assets of the Bank. Currently, only Messrs. Mancino and Bransfield are eligible to participate in the BRP.

         The following table sets forth the estimated annual benefits payable under the Retirement Plan upon a participant's retirement at age 65 for the year ended December 31, 1995, expressed in the form of a straight life annuity, and any related amounts payable under the Benefit Restoration Plan. The covered compensation under the Retirement Plan and Benefit Restoration Plan includes the base salary for participants, including Named Executive Officers and does not consider any cash bonus amounts. The benefits listed in the table below for the Retirement Plan and Benefit Restoration Plan are not subject to a deduction for social security benefits or any other offset amount.

                                                            YEARS OF SERVICE
                      --------------------------------------------------------------------------------------------
   FINAL AVERAGE
    COMPENSATION           15              20              25              30             35              40
--------------------  -------------   -------------   -------------   ------------   -------------   -------------
      $50,000            $ 15,000        $ 20,000        $ 25,000       $ 30,000        $ 31,250        $ 32,500
      100,000              30,000          40,000          50,000         60,000          62,500          65,000
      150,000              45,000          60,000          75,000         90,000          93,750          97,500
      200,000              60,000          80,000         100,000        120,000         125,000         130,000
      250,000              75,000         100,000         125,000        150,000         156,250         162,500
      300,000              90,000         120,000         150,000        180,000         187,500         195,000
      350,000             105,000         140,000         175,000        210,000         218,750         227,500
      400,000             120,000         160,000         200,000        240,000         250,000         260,000
      450,000             135,000         180,000         225,000        270,000         281,250         290,500



         The approximate years of service, as of December 31, 1995, for the named executive officers are as follows:

                                                                                  YEARS OF
                                                                                  SERVICE
                                                                           ----------------------
                Joseph L. Mancino.................................                   35
                John Klag.........................................                   2
                John Bransfield...................................                   2
                Arthur Toohig.....................................                   19
                Michael Puorro....................................                   3



         401(k) Plan. The Bank maintains the 401(k) Savings Plan ("401(k) Plan"), a tax-qualified profit sharing and salary reduction plan under Sections 401(a) and 401(k) of the Code. The 401(k) Plan provides participants with retirement benefits and may also provide benefits upon death, disability or termination of employment with the Bank. Salaried, and as of August, 1995, commission-paid employees, are eligible to participate in the Plan following the completion of one year of service.

         Participants may make salary reduction contributions to the 401(k) Plan up to the lesser of 12% of the participant's compensation or the legally permissible limit (currently $9,500). The Bank matches 50% of the amount of the participant's salary reduction contributions up to a maximum of 3% of the participant's compensation. For those employees who have been participants in the 401(k) Plan for at least sixty months, the Bank contributes an additional 50% of that amount of the participant's salary reduction contributions up to a maximum of 6% of the participant's compensation. The 401(k) Plan permits participants to direct the investment of their 401(k) plan account into various investment alternatives. The investment accounts are valued daily and participants are provided with information regarding the market value of the participant's investments and all contributions made on his or her behalf on at least a quarterly basis.

         Participants are always 100% vested in their salary reduction contributions. Participants become 20% vested in Bank matching contributions after the completion of one year of service with the Bank. Their vested interest in Bank matching contribution increases by 20% for each year of service completed, so that after the completion of 5 years of service, the participant is 100% vested in Bank matching contributions. A participant who terminates employment due to death, disability, or retirement also becomes fully vested in the Bank's matching contributions credited to his or her account. A participant's vested portion of his or her 401(k) Plan account is distributable from the 401(k) Plan upon the termination of the participant's employment, death, disability or retirement. In addition, a participant may withdraw amounts rolled over to the 401(k) Plan from another qualified plan if the participant has attained age 59 1/2. Participants may also receive hardship distributions from the 401(k) Plan. Any distribution made to a participant prior to the participant's attainment of age 59 1/2 is subject to a 10% tax penalty. Participants may borrow against the vested portion of their accounts. The Board of Directors may at any time discontinue the Bank's contributions to employee accounts. For the years ended December 31, 1995, 1994 and 1993, the Bank's matching contributions to the 401(k) Plan were $255,257, $220,386 and $206,841, respectively.

         Participants may direct the investment of their 401(k) Plan accounts into specified investment funds. In connection with the Conversion, the Bank will amend the 401(k) Plan to permit participants to invest in an Employer Stock Fund as one of the investment alternatives. The Employer Stock Fund will be invested primarily in shares of Common Stock. The trustee may follow the voting directions of 401(k) Plan participants investing in the Employer Stock Fund, provided that the trustee determines such voting is consistent with its fiduciary duties. However, the trustee is not required to follow the voting directions of the 401(k) Plan participants with respect to Common Stock held in the Employer Stock Fund.

         ESOP. In connection with the Conversion, the Bank intends to implement an employee stock ownership plan ("ESOP"). The ESOP is a tax qualified retirement plan designed to invest primarily in the Common Stock. The ESOP will permit the Bank to contribute to the ESOP the Bank matching contributions accrued under the 401(k) Plan to ESOP participant accounts. The Bank will make additional contributions to the ESOP on behalf of all ESOP participants. The ESOP will provide eligible employees with the opportunity to receive a Bank funded retirement benefit based on the value of the Common Stock. All full-time salaried employees of the Bank who have completed a year of service with the Bank in which the employee completes at least 1,000 hours of service will be eligible to participate in the ESOP portion of the combined plan.

         The ESOP intends to purchase 8% of the Common Stock issued in connection with the Conversion, including the issuance of shares to the Foundation. As part of the Conversion and in order to fund the ESOP's purchase of the Common Stock to be issued in the Conversion, the ESOP intends to borrow funds from the Company equal to 100% of the aggregate purchase price of the Common Stock to be purchased by the ESOP. Alternatively, the Company and Bank may choose to fund the ESOP's purchase of stock through a loan from a third party financial institution. The collateral for the loan will be the Common Stock purchased by the ESOP with the loan proceeds, as described below. The term of the ESOP loan will be 30 years and it will be repaid principally from the Company's or the Bank's contributions to the ESOP. The Bank intends to use matching contributions made with respect to ESOP participants' 401(k) salary reduction contributions and other discretionary contributions to meet the ESOP loan obligations. Additionally, any dividends that may be paid on unallocated stock held by the ESOP will also be used to repay the ESOP Plan. Subject to receipt of any necessary regulatory approvals or opinions, the Bank may make additional contributions to the ESOP for repayment of the loan or to reimburse the Company for contributions made by it. The interest rate for the loan is expected to be the prime rate, which currently is 8.75%.

         Shares of Common Stock purchased by the ESOP with the loan proceeds will initially be pledged as collateral for the loan, and will be held in a suspense account until released for allocation among participants as the loan is repaid. The pledged shares will be released annually from the suspense account in an amount proportional to the repayment of the ESOP loan for each plan year. The released shares will be allocated to the accounts of ESOP participants pursuant to two methods. First, for each eligible ESOP participant, a portion of the shares released for the plan year will be allocated to a special "matching" account under the ESOP equal in value to the amount of matching contribution, if any, that such participant would be entitled to under the terms of the Roslyn Savings Bank 401(k) Plan for the plan year. Second, the remaining shares which have been released for the plan year will be allocated to each eligible participant's general ESOP account based on the ratio of each such participant's base compensation to the total base compensation of all eligible ESOP participants. Participants will vest in their ESOP account at a rate of 20% annually commencing after the completion of one year of service, with 100% vesting upon the completion of 5 years of service. Participants will also completely vest if their service is terminated due to death, retirement, permanent disability, or upon the occurrence of a change in control. Prior to the completion of one year of credited service, a participant who terminates employment for reasons other than death, retirement, disability, or change in control of the Bank or the Company will not receive any benefit. Forfeitures will be reallocated among remaining participating employees, in the same proportion as contributions. Benefits may be payable upon death, retirement, early retirement, or separation from service. The annual contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

         In connection with the establishment of the ESOP, a Committee of the Board of Directors and officers of the Bank will be appointed to administer the ESOP (the "ESOP Committee"). An unrelated corporate trustee for the ESOP and the 401(k) Plan Employer Stock Fund will be appointed prior to the Conversion and continuing thereafter. The ESOP Committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to its fiduciary duties, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the ESOP, unallocated shares and allocated shares for which no instructions are given will be voted by the trustee in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock, provided that such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         Management Supplemental Executive Retirement Plan. The Bank intends to implement a non-qualified Supplemental Executive Retirement Plan ("SERP") to provide certain officers and highly compensated employees with additional retirement benefits. The SERP benefit is intended to make up benefits lost under the ESOP allocation procedures to participants who retire prior to the complete repayment of the ESOP loan. At the retirement of a participant, the benefits under the SERP are determined by first: (i) projecting the number of shares that would have been allocated to the participant under the ESOP if they had been employed throughout the period of the ESOP loan (measured from the participant's first date of ESOP participation); and
(ii) reducing the number determined by (i) above by the number of shares actually allocated to the Participant's account under the ESOP; and second, by multiplying the number of shares that represent the difference between such figures by the average fair market value of the Common Stock over the preceding five years. Benefits under the SERP vest in 20% annual increments over a five year period commencing as of the date of a Participant's participation in the SERP. The vested portion of the SERP Participant's benefits are payable upon the retirement of the Participant upon or after the attainment of age 65 or in accordance with the requirements of early retirement under the Retirement Plan.

         The Bank will amend the existing irrevocable grantor's trust ("grantor's trust") established in connection with the BRP to hold the assets of the SERP. This trust would be funded with contributions from the Bank for the purpose of providing the benefits promised under the terms of the SERP. The grantor's trust may hold a variety of assets including the Company's stock, other securities, insurance contracts and cash. The SERP participants have only the rights of unsecured creditors with respect to the trust's assets, and will not recognize income with respect to benefits provided by the SERP until such benefits are received by the participants. The assets of the grantor's trust are considered part of the general assets of the Bank and are subject to the claims of the Bank's creditors in the event of the Bank's insolvency. Earnings on the trust's assets are taxable to the Bank.

         Stock Option Plans. Following the conversion, the Board of Directors of the Company intends to adopt stock-based benefit plans which would provide for the granting of options to purchase Common Stock to eligible officers, employees and directors of the Company and Bank. Stock options are intended to be granted under either a separate stock option plan for officers and employees (the "Incentive Option Plan") and a separate option plan for outside directors (the "Directors' Option Plan") (collectively, the "Option Plans") or under a single Master Stock-Based Benefit Plan which would incorporate the benefits and features of the Incentive Option Plan and Directors' Option Plan. At a meeting of stockholders of the Company following the Conversion, which under applicable NYBD regulations may be held no earlier than six months after the completion of the Conversion, the Board of Directors intends to present the Option Plans or the Master Stock-Based Benefit Plan to stockholders for approval and has reserved an amount equal to 10% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation (or 3,795,000 shares based upon the issuance of 3,795,000 shares), for issuance under the Option Plans or Master Stock-Based Benefit Plan. NYBD regulations provide that, in the event such plan is implemented within the one year following the conversion, no individual officer or employee of the Bank may receive more than 25% of the options granted under the Option Plans or Master Stock- Based Benefit Plan and non-employee directors may not receive more than 5% individually, or 30% in the aggregate of the options granted under the Option Plans, and NYBD and FDIC regulations provide that exercise price of any options granted under any such plan must be the market price of the Common Stock as of the date of grant.

         The stock option benefits provided under the Incentive Option Plan or Master Stock-Based Benefit Plan will be designed to attract and retain qualified personnel in key positions, provide officers and key employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and reward key employees for outstanding performance. The granting or vesting of stock options may be conditioned upon the achievement of individual or Company-wide performance goals, including the achievement by the Company or Bank of specified levels of net income, asset growth, return on equity or other specific financial performance goals. All full-time salaried and commission paid employees of the Company and its subsidiaries may be eligible to participate in the Incentive Option Plan. The Incentive Option Plan or Master Stock-Based Benefit Plan will provide for the grant of: (i) options to purchase the Company's Common Stock intended to qualify as incentive stock options under Section

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

422 of the Code ("Incentive Stock Options"); (ii) options that do not so qualify ("Non-Statutory Stock Options"); and (iii) Limited Rights (discussed below) which will be exercisable only upon a change in control of the Bank or the Company. Unless sooner terminated, the Incentive Option Plan or Master Stock-Based Benefit Plan will be in effect for a period of ten years from the earlier of adoption by the Board of Directors or approval by the Company's Stockholders. Subject to stockholder approval, the Company intends to grant options with Limited Rights under the Incentive Option Plan or Master Stock-Based Benefit Plan at an exercise price equal to the fair market value of the underlying Common Stock on the date of grant. Subject to any applicable NYBD and FDIC regulations, upon exercise of "Limited Rights" in the event of a change in control, the employee will be entitled to receive a lump sum cash payment equal to the difference between the exercise price of the related option and the fair market value of the shares of common stock subject to the option on the date of exercise of the right in lieu of purchasing the stock underlying the option. It is anticipated that all options granted contemporaneously with stockholder approval of the Incentive Option Plan will be intended to be Incentive Stock Options to the extent permitted under Section 422 of the Code.

         Under the Incentive Option Plan or Master Stock-Based Benefit Plan, it is expected that the Personnel Committee will determine which officers and employees will be granted options and Limited Rights, whether such options will be Incentive or Non-Statutory Stock Options, the number of shares subject to each option, the exercise price of each non-statutory stock option, whether such options may be exercised by delivering other shares of Common Stock and when such options become exercisable. It is expected that the per share exercise price of an Incentive Stock Option will be required to be at least equal to the fair market value of a share of Common Stock on the date the option is granted.

         If the Incentive Option Plan or Master Stock-Based Benefit Plan is adopted in the form described above, an employee will not be deemed to have received taxable income upon grant or exercise of any Incentive Stock Option, provided that such shares received through the exercise of such option are not disposed of by the employee for at least one year after the date the stock is received in connection with the option exercise and two years after the date of grant of the option. No compensation deduction would be able to be taken by the Company as a result of the grant or exercise of Incentive Stock Options, provided such shares are not disposed of before the expiration of the period described above (a "disqualifying disposition"). In the case of a Non-Statutory Stock Option and in the case of a disqualifying disposition of an Incentive Stock Option, an employee will be deemed to receive ordinary income upon exercise of the stock option in an amount equal to the amount by which the exercise price is exceeded by the fair market value of the Common Stock purchased by exercising the option on the date of exercise. The amount of any ordinary income deemed to be received by an optionee upon the exercise of a Non-Statutory Stock Option or due to a disqualifying disposition of an Incentive Stock Option would be a deductible expense for tax purposes for the Company. In the case of Limited Rights, upon exercise, the option holder would have to include the amount paid to him or her upon exercise in his gross income for federal income tax purposes in the year in which the payment is made and the Company would be entitled to a deduction for federal income tax purposes of the amount paid.

         If the Incentive Option Plan or Master Stock-Based Benefit Plan is adopted in the form described above, stock options would become vested and exercisable in the manner specified by the Company, subject to applicable NYBD and FDIC regulations. Options granted in connection with the Incentive Option Plan or Master Stock-Based Benefit Plan could be exercisable for three months following the date on which the employee ceases to perform services for the Bank or the Company, except that in the event of death or disability, options accelerate and become fully vested and could be exercisable for up to one year thereafter or such longer period as determined by the Company. However, any Incentive Stock Options exercised more than three months following the date the employee ceases to perform services as an employee, other than termination due to death or disability, would be treated as a Non-Statutory Stock

Option as described above. In the event of retirement, if the optionee continues to perform services as a Director, Director Emeritus or consultant on behalf of the Bank, the Company or an affiliate, unvested options would continue to vest in accordance with their original vesting schedule until the optionee ceases to serve as a Director, Director Emeritus or consultant. If the Incentive Stock Option Plan or Master Stock-Based Benefit Plan is adopted in the form described above, the Company, if requested by the optionee, could elect, in exchange for vested options, to pay the optionee, or beneficiary in the event of death, the amount by which the fair market value of the Common Stock exceeds the exercise price of the options on the date of the employee's termination of employment.

         Under the Directors' Option Plan or Master Stock-Based Benefit Plan contemplated, the exercise price per share of each option granted may be equal to the fair market value of the shares of Common Stock on the date the option is granted. All Options granted to outside directors under the Directors' Option Plan or Master Stock-Based Benefit Plan would be Non-Statutory Stock Options and would vest and become exercisable in a manner specified by the Company, subject to applicable NYBD and FDIC regulations, and would expire upon the earlier of ten years following the date of grant or one year following the date the optionee ceases to be a Director, Director Emeritus or consultant. In the event of the death or disability of a participant, all previously granted options would immediately vest and become fully exercisable.

         It is intended that, subject to any applicable NYBD or FDIC regulations, the Incentive Option Plan and the Directors' Option Plan or Master Stock-Based Benefit Plan described above provide for accelerated vesting of previously granted options in the event of a change in control of the Company or the Bank. A change in control would be defined in the contemplated Incentive Option Plan, Master Stock-Based Benefit Plan or the Directors' Option Plan generally to occur when a person or group of persons acting in concert acquires beneficial ownership of 20% or more of any class of equity security of the Company or the Bank or in the event of a tender or exchange offer, merger or other form of business combination, sale of all or substantially all of the assets of the Company or the Bank or contested election of directors which resulted in the replacement of a majority of the Board of Directors by persons not nominated by the directors in office prior to the contested election.

         Stock Programs. Following the Conversion, the Company intends to establish performance based Stock Programs as a method of providing officers, employees and non-employee directors of the Bank and Company with a proprietary interest in the Company in a manner designed to encourage such persons to remain with the Bank. The benefits intended to be granted under the Stock Programs may be provided for under either a separate plan for officers and employees and a separate plan for outside directors or under the Master Stock-Based Benefit Plan which would incorporate the benefits and features of such separate Stock Program plans and the Stock Option Plans discussed above. The Company intends to present the Stock Programs or Master Stock-Based Benefit Plan for stockholder approval at a meeting of stockholders, which pursuant to applicable NYBD regulations, may be held no earlier than six months after the completion of the Conversion.

         The Bank or Company expects to contribute funds to the Stock Programs or Master Stock-Based Benefit Plan to enable such plans to acquire, in the aggregate, an amount equal to 4% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation (or 1,518,000 shares based upon the issuance of 37,950,000 shares). These shares would be acquired through open market purchases, if permitted, or from authorized but unissued shares. Although no specific award determinations have been made, the Company anticipates that it would provide stock awards to the directors and employees of the Company or Bank or their affiliates to the extent permitted by applicable regulations. NYBD regulations provide that, to the extent the Stock Programs are implemented within one year after the Conversion, no individual employee may receive more than 25% of the shares of any plan and non-employee directors may not receive more than 5% of any plan individually or 30% in the aggregate for all directors.

         A committee of the Board of Directors would administer the Stock Programs or Master Stock-Based Benefit Plan described above. Under the Stock Programs or Master Stock-Based Benefit Plan, awards would be granted in the form of shares of Common Stock held by the plans. Awards will be non-transferable and non-assignable. The Board intends to appoint an independent fiduciary to serve as trustee of the trust to be established pursuant to the Stock Programs or Master Stock-Based Benefit Plan. Allocations and grants to officers and employees under the Stock Programs or Master Stock-Based Benefit Plan may be made in the form of base grants and allocations based on performance goals. The granting or vesting of stock awards under the Stock Programs or Master Stock-Based Benefit Plan may be conditioned upon the achievement of individual or Company-wide performance goals, including the Company's or Bank's achievement of specified levels of net income, return on assets, return on equity or other specified financial performance goals and will be subject to applicable NYBD and FDIC regulations.

         In the event of death, grants would be 100% vested. In the event of disability, grants would be 100% vested upon termination of employment of an officer or employee, or upon termination of service as a director. In the event of retirement, if the participant continues to perform services as a Director, Director Emeritus or consultant on behalf of the Bank, the Company or an affiliate or, in the case of a retiring Director, Director Emeritus, or as a consulting director, unvested grants would continue to vest in accordance with their original vesting schedule until the recipient ceases to perform such services at which time any unvested grants would lapse.

         It is intended that the Stock Programs or Master Stock-Based Benefit Plan described above would provide for accelerated vesting of shares granted under the Stock Programs or Master Stock-Based Benefit Plan in the event of a change in control of the Bank or Company. A change in control is expected to be defined in the Stock Programs or Master Stock-Based Benefit Plan generally to occur when a person or group of persons acting in concert acquires beneficial ownership of 20% or more of a class of equity securities of the Company or the Bank or in the event of a tender or exchange offer, merger or other form of business combination, sale of all or substantially all of the assets of the Company or the Bank or contested election of directors which results in the replacement of a majority of the Board of Directors by persons not nominated by the directors in office prior to the contested election.

         When shares become vested in accordance with the Stock Programs or Master Stock-Based Benefit Plan described above, the participants would recognize income equal to the fair market value of the Common Stock at that time. The amount of income recognized by the participants would be a deductible expense for tax purposes for the Company. When shares become vested and are actually distributed in accordance with the Stock Programs or Master Stock-Based Benefit Plan, the participants would receive amounts equal to any accrued dividends with respect thereto. Prior to vesting, recipients of grants could direct the voting of the shares awarded to them. Shares not subject to grants and shares allocated subject to the achievement of performance and high performance goals will be voted by the trustee of the Stock Programs or Master Stock-Based Benefit Plan in proportion to the directions provided with respect to shares subject to grants. Vested shares are distributed to recipients as soon as practicable following the day on which they are vested.

         In the event that additional authorized but unissued shares are acquired by the Stock Programs or Master Stock-Based Benefit Plan after the Conversion, the interests of existing shareholders would be diluted. See "Pro Forma Data."

TRANSACTIONS WITH CERTAIN RELATED PERSONS

         The Bank's policies do not permit the Bank to make loans to any of its Trustees and executive officers. The Company intends that all transactions between the Company and its executive officers, directors, holders of 10% or more of the shares of any class of its Common Stock and affiliates thereof, will contain terms no less favorable to the Company than could have been obtained by it in arms-length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

SUBSCRIPTIONS BY EXECUTIVE OFFICERS, DIRECTORS AND TRUSTEES

         The following table sets forth the number of shares of Common Stock the Bank's executive officers, Trustees and Directors, and their associates, propose to purchase, assuming shares of Common Stock are issued at the minimum and maximum of the Estimated Price Range and that sufficient shares will be available to satisfy their subscriptions. The table also sets forth the total expected beneficial ownership of Common Stock as to all Trustees, Directors and executive officers as a group.

                                                     AT THE MINIMUM                     AT THE MAXIMUM
                                                 OF THE ESTIMATED PRICE             OF THE ESTIMATED PRICE
                                                        RANGE(1)                           RANGE(1)
                                            --------------------------------   ---------------------------------
                                                              AS A PERCENT                        AS A PERCENT
                                               NUMBER           OF SHARES          NUMBER           OF SHARES
NAME                             AMOUNT       OF SHARES          OFFERED          OF SHARES          OFFERED
----------------------------   ----------   -------------    ---------------   ---------------   ---------------
Joseph L. Mancino                $650,000        65,000            0.23%              65,000              0.17%
Floyd N. York                     400,000        40,000            0.15               40,000              0.11
Victor C. McCuaig                 500,000        50,000            0.18               50,000              0.14
John P. Nicholson                 670,000        67,000            0.25               67,000              0.18
James E. Swiggett                 600,000        60,000            0.22               60,000              0.16
Robert G. Freese                   50,000         5,000            0.02                5,000              0.01
Thomas J. Calabrese, Jr.          100,000        10,000            0.04               10,000              0.03
Dr. Edwin Martin, Jr.              40,000         4,000            0.01                4,000              0.01
Richard C. Webel                  100,000        10,000            0.04               10,000              0.03
John R. Bransfield, Jr.           100,000        10,000            0.04               10,000              0.03
Mary M. Ehrich                    150,000        15,000            0.06               15,000              0.04
John L. Klag                      100,000        10,000            0.04               10,000              0.03
Daniel L. Murphy                  200,000        20,000            0.07               20,000              0.05
Michael P. Puorro                 160,000        16,000            0.06               16,000              0.04
Peter J. Russo                    500,000        50,000            0.18               50,000              0.14
Anthony F. Panza                  500,000        50,000            0.18               50,000              0.14
                               ----------       -------            ----              -------              ----
All Directors and
Executive Officers as a
group (16 persons)             $4,820,000       482,000            1.77%             482,000              1.31%
                               ==========       =======            ====              =======              ====



--------------------
(1) Includes proposed subscriptions, if any, by associates. Does not include subscription orders by the ESOP. Intended purchases by the ESOP are expected to be 8% of the shares issued in the Conversion, including shares issued to the Foundation.

                                 THE CONVERSION

         THE SUPERINTENDENT OF BANKS OF THE STATE OF NEW YORK HAS APPROVED THE PLAN OF CONVERSION SUBJECT TO THE APPROVAL OF THE BANK'S ELIGIBLE ACCOUNT HOLDERS AND THE SATISFACTION OF CERTAIN OTHER CONDITIONS. HOWEVER, SUCH APPROVAL DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN OF CONVERSION BY THE SUPERINTENDENT.

GENERAL

         On May 29, 1996 the Bank's Board of Trustees adopted the Plan of Conversion pursuant to which the Bank will be converted from a New York State chartered mutual savings bank to a New York State chartered stock savings bank. The Plan was subsequently amended on July 30, 1996, to provide for the establishment and funding of the Foundation in connection with the Conversion. It is currently intended that all of the capital stock of the Bank will be held by the Company, which is incorporated under Delaware law. The Plan has been approved by the Superintendent and the Bank has received a notice of intent not to object to the Plan from the FDIC, subject to, among other things, approval of the Plan by the Bank's Eligible Account Holders. A special meeting of Eligible
Account Holders has been called for this purpose to be held on        , 1996.
                                                               -------


         The Company expects to receive approval from the OTS to become a savings and loan holding company and to acquire all of the common stock of the Bank to be issued in the Conversion. The Company plans to retain 50% of the net proceeds from the sale of the Common Stock and to use the remaining 50% to purchase all of the common stock of the Bank to be issued in the Conversion. The Conversion will be effected only upon completion of the sale of all of the shares of Common Stock of the Company or all of the common stock of the Bank, if the holding company form of organization is not utilized, to be issued in the Conversion.

         The Plan provides that the Board of Trustees of the Bank, at any time prior to the issuance of the Common Stock and for any reason, may decide not to use the holding company form of organization in implementing the Conversion. Such reasons may include possible delays resulting from overlapping regulatory processing, or policies or conditions, which could adversely affect the Bank's or the Company's ability to consummate the Conversion and transact its business after the Conversion as contemplated herein and in accordance with the Bank's operating policies. In the event that such a decision is made, the Bank will withdraw the Company's registration statement from the SEC and will take all steps necessary to complete the Conversion without the Company, including filing any necessary documents with the Superintendent. In such event, and provided there is no regulatory action, directive or other consideration upon which basis the Bank determines not to complete the Conversion, if permitted by the Superintendent, the Bank will issue and sell the common stock of the Bank and subscribers will be notified of the elimination of the Company and resolicited (i.e., be permitted to affirm their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their funds will be promptly refunded with interest, or be permitted to modify or rescind their subscriptions) and notified of the time period within which the subscriber must affirmatively notify the Bank of his intention to affirm, modify or rescind his subscription. The following description of the Plan assumes that a holding company form of organization will be used in the Conversion. In the event that a holding company form of organization is not used, all other pertinent terms of the Plan as described below will apply to the conversion of the Bank from the mutual to stock form of organization and the sale of the Bank's common stock.

         The Plan provides generally that (i) the Bank will convert from a mutual savings bank to a capital stock savings bank and (ii) the Company will offer Common Stock for sale in the Subscription Offering to Eligible Account Holders, the ESOP and Supplemental Eligible Account Holders. Concurrently, shares will be offered in the Community Offering to certain members of the general public. It is anticipated that all shares not subscribed for in the Subscription and Community Offerings will be offered for sale by the Company to the general public in a Syndicated Community Offering. The Bank and Company have the right to accept or reject, in whole or in part, any orders to purchase shares of the Common Stock received in the Community Offering or Syndicated Community Offering.

         The aggregate price of the shares of Common Stock to be sold in the Conversion will be determined based upon an independent appraisal prepared by FinPro of the estimated pro forma market value of the Common Stock giving effect to the Conversion. All shares of Common Stock to be issued and sold in the Conversion will be sold at the same price. FinPro's independent appraisal will be updated and the final price of the shares will be determined at the completion of the Subscription and Community Offerings, if all shares are subscribed for, or at the completion of the Syndicated Community Offering. The independent appraisal has been performed by FinPro, a consulting firm experienced in the valuation and appraisal of savings institutions. See "- Stock Pricing" for a determination of the estimated pro forma market value of the Common Stock.

         The following is a brief summary of material aspects of the Conversion. The summary is qualified in its entirety by reference to the provisions of the Plan. A copy of the Plan is available upon written request from the Bank and is available for inspection at each branch office of the Bank and at the office of the Superintendent. The Plan is also filed as an Exhibit to the Registration Statement of which this Prospectus is a part, copies of which may be obtained from the SEC. See "Additional Information."

ESTABLISHMENT OF CHARITABLE FOUNDATION

         General. In furtherance of the Bank's commitment to its local community, the Bank's Plan of Conversion provides for the establishment of a charitable foundation in connection with the Bank's Conversion. The Plan provides that the Bank and the Company will establish the Foundation, which will be incorporated under Delaware law as a non-stock corporation, and will fund the Foundation with Common Stock of the Company, as further described below. The Company and the Bank believe that the funding of the Foundation with Common Stock of the Company is a means of establishing a common bond between the Bank and its community and thereby enables the Bank's community to share in the potential growth and success of the Company over the long term. By further enhancing the Bank's visibility and reputation in its local community, the Bank believes that the Foundation will enhance the long-term value of the Bank's community banking franchise. The Foundation will be dedicated to charitable purposes, including community development activities.

         Purpose of the Foundation. The purpose of the Foundation is to provide funding to support charitable causes and community development activities. In recent years, the Bank has emphasized community lending and community development activities. The Bank received a satisfactory Community Reinvestment Act ("CRA") rating in its last CRA examination. The Foundation is being formed as a complement to the Bank's existing community activities, not as a replacement for such activities. The Bank intends to continue to emphasize community lending and community development activities following the Conversion. However, such activities are not the Bank's sole corporate purpose. The Foundation, conversely, will be completely dedicated to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to the Bank. Since the Bank has a satisfactory record of serving its community under the CRA and already engages in community development activities, the Bank believes that the Foundation will enable the Company and the Bank to assist their local community in areas beyond community development and lending. The Bank believes the establishment of the Foundation will enhance its current activities under the CRA. In this regard, the Board of Trustees believes the establishment of a charitable foundation is consistent with the Bank's commitment to community service. The Board further believes that the funding of the Foundation with Common Stock of the Company is a means of enabling the Bank's community to share in the growth and success of the Company long after completion of the Conversion. The Foundation will accomplish that goal by providing for continued ties between the Foundation and Bank, thereby forming a partnership with the Bank's community. The establishment of the Foundation will also enable the Company and the Bank to develop a unified charitable donation strategy and will centralize the responsibility for administration and allocation of corporate charitable funds. Charitable foundations have been formed by other financial institutions for this purpose, among others. The Bank, however, does not expect the contribution to the Foundation to take the place of the Bank's traditional community lending and charitable activities.

         Structure of the Foundation. The Foundation will be incorporated under Delaware law as a non-stock corporation. Pursuant to the Foundation's bylaws, the Foundation's Board of Directors will be comprised of the existing directors of the Company. A Nominating Committee of the Board, which is to be comprised of a minimum of three members of the board, will nominate individuals eligible for election to the board of directors. The Board of Directors of the Foundation will elect the Directors at the annual meeting of the Foundation from those nominated by the Nominating Committee. Directors will be divided into three classes with each class appointed for three-year terms. The certificate of incorporation of the Foundation provides that the corporation is organized exclusively for charitable purposes, including community development, as set forth in Section 501(c)(3) of the Code. The Foundation's certificate of incorporation further provides that no part of the net earnings of the Foundation will inure to the benefit of, or be distributable to its directors, officers or members.

         The authority for the affairs of the Foundation will be vested in the Board of Directors of the Foundation. The Directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations by the Foundation, consistent with the purposes for which the Foundation was established. Although no formal policy governing Foundation grants exists at this time, the Foundation's Board of Directors will adopt such a policy upon establishment of the Foundation. As directors of a nonprofit corporation, directors of the Foundation will at all times be bound by their fiduciary duty to advance the Foundation's charitable goals, to protect the assets of the Foundation and to act in a manner consistent with the charitable purpose for which the Foundation is established. The Directors of the Foundation will also be responsible for directing the activities of the Foundation, including the management of the Common Stock of the Company held by the Foundation. However, pursuant to the terms of the contribution as mandated by the FDIC, all shares of Common Stock held by the Foundation must be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by stockholders of the Company; provided, however, that the FDIC will waive this voting restriction under certain circumstances if compliance with the voting restriction would: (i) cause a violation of the law of the State of Delaware; (ii) would cause the Foundation to lose its tax-exempt status, or cause the Internal Revenue Service to deny the Foundation's request for a determination that it is an exempt organization or otherwise have a material and adverse tax consequence on the Foundation; or (iii) would cause the Foundation to be subject to an excise tax under Section 4941 of the Code. In order for the FDIC to waive such voting restriction, the Company's or the Foundation's legal counsel must render an opinion satisfactory to FDIC that compliance with the voting restriction would have the effect described in clauses (i), (ii) or (iii) above. Under those circumstances, the FDIC will grant a waiver of the voting requirement upon submission of such legal opinion(s) by the Company or the Foundation. In the event that the FDIC were to waive the voting requirement, the directors would direct the voting of the Common Stock held by the Foundation.

         The Company intends to capitalize the Foundation with Company Common Stock in an amount equal to 3.0% of the total amount of Common Stock to be sold in connection with the Conversion. At the minimum, midpoint and maximum of the Estimated Price Range, the contribution to the Foundation would equal 816,990, 961,165 and 1,105,340 shares, which would have a market value of $8,169,900, $9,611,650 and $11,053,400, respectively, assuming the Purchase Price of $10.00 per share. The Company and the Bank determined to fund the Foundation with Common Stock rather than cash because it desired to form a bond with its community in a manner that would allow the community to share in the potential growth and success of the Company and the Bank over the long term. The funding of the Foundation with stock also provides the Foundation with a potentially larger endowment than if the Company contributed cash to the Foundation since, as a shareholder, the Foundation will share in the potential growth and success of the Company. As such, the contribution of stock to the Foundation has the potential to provide a self-sustaining funding mechanism which reduces the amount of cash that the Company, if it were not making the stock donation, would have to contribute to the Foundation in future years in order to maintain a level amount of charitable grants and donations.

         The Foundation would receive working capital from any dividends that may be paid on the Company's Common Stock in the future, and subject to applicable federal and state laws, loans collateralized by the Common Stock or from the proceeds of the sale of any of the Common Stock in the open market from time to time as may be permitted to provide the Foundation with additional liquidity. As a private foundation under Section 501(c)(3) of the Code, the Foundation will be required to distribute annually in grants or donations, a minimum of 5% of the average fair market value of its net investment assets. One of the conditions imposed on the gift of Common Stock by the Company is that the amount of Common Stock that may be sold by the Foundation in any one year shall not exceed 5% of the average market value of the assets held by the Foundation, except where the Board of Directors of the Foundation determines that the failure to sell an amount of common stock greater than such amount would result in a long-term reduction of the value of the Foundation's assets and as such would jeopardize the Foundation's capacity to carry out its charitable purposes. Upon completion of the Conversion and the contribution of shares to the Foundation immediately following the Conversion, the Company would have 28,050,000, 33,000,000 and 37,950,000 shares issued and outstanding at the minimum, midpoint and maximum of the Estimated Price Range. Because the Company will have an increased number of shares outstanding, the voting and ownership interests of shareholders in the Company's common stock would be diluted by 2.9%, as compared to their interests in the Company if the Foundation was not established. For additional discussion of the dilutive effect, see "Pro Forma Data."

         Tax Considerations. The Company and the Bank have been advised by their independent tax advisors that an organization created for the above purposes would qualify as a Section 501(c)(3) exempt organization under the Code, and would likely be classified as a private foundation. The Foundation will submit a request to the IRS to be recognized as an exempt organization. As long as the Foundation files its application for tax-exempt status within 15 months from the date of its organization, and provided the IRS approves the application, the effective date of the Foundation's status as a Section 501(c)(3) organization will be the date of its organization. The Company's independent accountants, however, have not rendered any advice on the condition to the contribution imposed by the FDIC which requires that all shares held by the Foundation must be voted in the same ratio as all other outstanding shares of Common Stock. In the event that the Company or the Foundation receives an opinion of their tax counsel satisfactory to the FDIC that compliance with this voting restriction would have the effect of causing the Foundation to lose its tax-exempt status, or subject the Foundation to an excise tax under Section 4941 of the Code, the FDIC will waive such voting restriction upon submission of such opinion(s) by the Company or the Foundation See "-Regulatory Conditions Imposed on the Foundation."

         In addition, under Delaware law, the Company is authorized by statute to make charitable contributions and case law has recognized the benefits of such contributions to a Delaware corporation. In this regard, Delaware case law provides that a charitable gift must be within reasonable limits as to amount and purpose to be valid. Under the Code, the Company may deduct up to 10% of its taxable income in any one year and any contributions made by the Company in excess of the deductible amount will be deductible over each of the five succeeding taxable years. The Company and the Bank believe that the Conversion presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised in the Conversion. In making such a determination, the Company and the Bank considered the dilutive impact of the contribution of Common Stock to the Foundation on the amount of Common Stock available to be offered for sale in the Conversion. Based on such consideration, the Company and Bank believe that the contribution to the Foundation in excess of the 10% annual limitation is justified given the Bank's capital position and its earnings, the substantial additional capital being raised in the Conversion and the potential benefits of the Foundation to the Bank's community. In this regard, assuming the sale of the Common Stock at the midpoint of the Estimated Price Range, the Company would have pro forma consolidated capital of $478.8 million or 23.6% of pro forma consolidated assets and the Bank's pro forma leverage and risk-based capital ratios would be 17.44% and 39.11%, respectively. See "Regulatory Capital Compliance," "Capitalization," and "Comparison of Valuation and Pro Forma Information with No Foundation." Thus, the amount of the contribution will not adversely impact the financial condition of the Company and the Bank and the


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

Company and the Bank therefore believe that the amount of the charitable contribution is reasonable given the Company's and the Bank's pro forma capital positions. As such, the Company and the Bank believe that the contribution does not raise safety and soundness concerns.

         The Company and the Bank have received an opinion of their independent tax advisors that the Company's contribution of its own stock to the Foundation would not constitute an act of self-dealing, and that the Company will be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution, subject to a limitation based on 10% of the Company's annual taxable income. The Company, however, would be able to carry forward any unused portion of the deduction for five years following the contribution. If the Foundation would have been established in 1995, the Company would have received a charitable contribution deduction of approximately $2.7 million (based on the Bank's pre-tax income for 1995, an assumed tax rate of 37% and a contribution of Common Stock equal to $11.1 million). The Company is permitted under the Code to carryover the excess contribution over the five year period following the contribution to the Foundation. Assuming the close of the Offerings at the midpoint of the Estimated Price Range, the Company estimates that all of the deduction should be deductible over the six-year period. Neither the Company nor the Bank expect to make any further contributions to the Foundation within the first five years following the initial contribution. After that time, the Company and the Bank may consider future contributions to the Foundation. Any such decisions would be based on an assessment of, among other factors, the financial condition of the Company and the Bank at that time, the interests of shareholders and depositors of the Company and the Bank, and the financial condition and operations of the Foundation.

         Although the Company and the Bank have received an opinion of their independent tax advisors that the Company is entitled to a deduction for the charitable contribution, there can be no assurances that the IRS will recognize the Foundation as a Section 501(c)(3) exempt organization or that the deduction will be permitted. In such event, the Company's tax benefit related to the contribution to the Foundation would be expensed without tax benefit, resulting in a reduction in earnings in the year in which the IRS makes such a determination. See "Risk Factors - Establishment of Charitable Foundation."

         As a private foundation, earnings and gains, if any, from the sale of Common Stock or other assets are exempt from federal and state corporate taxation. However, investment income, such as interest, dividends and capital gains, will be subject to a federal excise tax of 2.0%. The Foundation will be required to make an annual filing with the IRS within four and one-half months after the close of the Foundation's fiscal year to maintain its tax-exempt status. The Foundation will be required to publish a notice that the annual information return will be available for public inspection for a period of 180 days after the date of such public notice. The information return for a private foundation must include, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the Foundation's managers and a concise statement of the purpose of each grant. The Foundation will also be required to file an annual report with the Charities Bureau of the Office of the Attorney General of the State of New York.

        Regulatory Conditions Imposed on the Foundation. Establishment of the Foundation is subject to the following regulatory conditions imposed by the
FDIC: (i) the Foundation will be subject to examination by the FDIC; (ii) the Foundation must comply with supervisory directives imposed by the FDIC; (iii) the Foundation will provide annual reports to the FDIC describing grants made and grant recipients; (iv) the Foundation will operate in accordance with written policies adopted by the board of directors, including a conflict of interest policy; (v) the Foundation will not engage in self-dealing and will comply with all laws necessary to maintain its tax-exempt status; and (vi) any shares of Common Stock held by the Foundation must be voted in the same ratio as all other outstanding shares of Common Stock; provided, however, that the FDIC will waive this voting restriction under certain circumstances if compliance with the voting restriction would: (a) cause a violation of the law of the State of Delaware; (b) would cause the Foundation to lose its tax-exempt status or otherwise have a material and adverse tax consequence on the Foundation; or (c) would cause the Foundation to be subject to an excise tax under Section 4941 of the Code. In order for the FDIC to waive such voting restriction, the Company's or the Foundation's legal counsel must render an opinion satisfactory to FDIC that compliance with the voting restriction would have the effect described in clauses (a), (b) or (c) above. Under those circumstances, the FDIC will grant a waiver of the voting restriction upon submission of such opinion(s) by the Company or the Foundation. There can be no assurances that either a legal or tax opinion addressing these issues will be rendered, or if rendered, that the FDIC will grant an unconditional waiver of the voting restriction. In no event will the voting restriction survive the sale of shares of the Common Stock held by the Foundation.

PURPOSES OF CONVERSION

         The Bank, as a New York State chartered mutual savings bank, does not have stockholders and has no authority to issue capital stock. By converting to the capital stock form of organization, the Bank will be structured in the form used by commercial banks, most business entities and a growing number of savings institutions. The Conversion will be important to the future growth and performance of the Bank by providing a larger capital base on which the Bank may operate, enhanced future access to capital markets, enhanced ability to diversify into other financial services related activities and enhanced ability to render services to the public.


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

         The holding company form of organization, would provide additional flexibility to diversify the Bank's business activities through existing or newly formed subsidiaries, or through acquisitions of or mergers with both mutual and stock financial institutions, as well as other companies. Although there are no current arrangements, understandings or agreements regarding any such opportunities, the Company will be in a position after the Conversion, subject to regulatory limitations and the Company's financial position, to take advantage of any such opportunities that may arise. While there are benefits associated with the holding company form of organization, such form of organization may involve additional costs associated with its maintenance and regulation as a savings and loan company, such as additional administrative expenses, taxes and regulatory filings or examination fees.

         The potential impact of Conversion upon the Bank's capital base is significant. At May 31, 1996, the Bank had Tier I Leverage capital of $219.3 million, or 12.39% of total assets. Assuming that $312.9 million (based on the $330.0 million at the midpoint of the Estimated Price Range) of net proceeds are realized from the sale of Common Stock (see "Pro Forma Data" for the basis of this assumption) and assuming that 50% of the net proceeds are used by the Company to purchase the capital stock of the Bank, the Bank's Tier I Leverage capital would increase to $336.1 million, resulting in a pro forma leverage capital ratio of 17.82% giving effect to the Conversion. In the event that the holding company form of organization is not utilized and all the net proceeds, at the midpoint of the Estimated Price Range, are retained by the Bank, the Bank's core capital would increase to $492.6 million, resulting in a pro forma leverage capital ratio of 24.11% at May 31, 1996. The investment of the net proceeds from the sale of the Common Stock will provide the Bank with additional income to further increase its capital position.

         After completion of the Conversion, the unissued Common Stock and preferred stock authorized by the Company's Certificate of Incorporation will permit the Company, subject to market conditions and applicable regulatory approvals, to raise additional equity capital through further sales of securities, and to issue securities in connection with possible acquisitions. At the present time, the Company has no plans with respect to additional offerings of securities, other than the issuance of additional shares upon exercise of stock options under the Stock Option Plans or Master Stock-Based Benefit Plan or the possible issuance of authorized but unissued shares to the Stock Programs or Master Stock-Based Benefit Plan. Following the Conversion, the Company will also be able to use stock-based benefit plans to attract and retain executive and other personnel for itself and its subsidiaries. See "Management of the Bank - Executive Compensation."

EFFECTS OF CONVERSION

         General. Each depositor in a mutual savings bank has both a deposit account in the institution and a pro rata ownership interest in the net worth of the institution based upon the balance in his or her account, which interest may only be realized in the event of a liquidation of the institution. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from such deposit account. Any depositor who opens a deposit account obtains a pro rata ownership interest in the net worth of the institution without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his account receives a portion or all of the balance in the account but nothing for his ownership interest in the net worth of the institution, which is lost to the extent that the balance in the account is reduced.

         Consequently, mutual savings bank depositors normally have no way to realize the value of their ownership interest, which may have realizable value only in the unlikely event that the mutual savings bank is liquidated. In such event, the depositors of record at that time, as owners, would have a claim to share pro rata in any residual surplus and reserves after other claims, including claims of depositors to the amounts of their deposits, are paid.

         When a mutual savings bank converts to stock form, depositors lose all rights to the net worth of the mutual savings bank, except to the extent depositors have rights to claim a pro rata share of funds


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

representing the liquidation account established in connection with the Conversion. Additionally, permanent nonwithdrawable capital stock is created and offered to depositors which represents the ownership of the institution's net worth, subject to certain claims of Eligible Account Holders with respect to amounts representing the liquidation account. THE COMMON STOCK IS SEPARATE AND APART FROM DEPOSIT ACCOUNTS AND CANNOT BE AND IS NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY. Certificates are issued to evidence ownership of the permanent stock. The stock certificates are transferable, and therefore the stock may be sold or traded if a purchaser is available with no effect on any deposit account the seller may hold in the institution.

         Continuity. While the Conversion is being accomplished, the normal business of the Bank of accepting deposits and making loans will continue without interruption. The Bank will continue to be subject to regulation by the Superintendent and the FDIC. After Conversion, the Bank will continue to provide services for depositors and borrowers under current policies by its present management and staff.

         The Trustees of the Bank at the time of Conversion will serve as Directors of the Bank after the Conversion. The Directors of the Company will consist of the same individuals who will serve on the Board of Directors of the Bank. All officers of the Bank at the time of Conversion will retain their positions after the Conversion.

         Effect on Deposit Accounts. Under the Plan, each depositor in the Bank at the time of Conversion will automatically continue as a depositor after the Conversion, and each such deposit account will remain the same with respect to deposit balance, interest rate and other terms. Each such account will be insured by the FDIC to the same extent as before the Conversion. Depositors will continue to hold their existing passbooks and other evidences of their accounts.

         Effect on Loans. No loan outstanding from the Bank will be affected by the Conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the Conversion.

         Effect on Voting Rights of Depositors. In its current mutual form, voting rights and control of the Bank are vested exclusively in the Board of Trustees. After the Conversion, direction of the Bank will be under the control of the Board of Directors of the Bank. The Company, as the holder of all of the outstanding common stock of the Bank, will have exclusive voting rights with respect to any matters concerning the Bank requiring stockholder approval, including the election of Directors of the Bank.

         After the Conversion, subject to the rights of the holders of preferred stock that may be issued in the future, the holders of the Common Stock will have exclusive voting rights with respect to any matters concerning the Company. Each holder of Common Stock will, subject to the restrictions and limitations set forth in the Company's Certificate of Incorporation discussed below, be entitled to vote on any matters to be considered by the Company's stockholders, including the election of directors of the Company.

         Tax Effects. The Bank has received an opinion of counsel with regard to federal income taxation and an opinion of its independent auditors with regard to New York State and New York City taxation which indicate that the adoption and implementation of the Plan of Conversion set forth herein will not be taxable for federal, New York State or New York City income and corporate franchise tax purposes to the Bank or its eligible account holders or the Company, and will likely not be taxable for purposes of New York State and New York City real estate transfer taxes, subject to the limitations and qualifications contained in such opinions. See "- Tax Aspects."

         Effect on Liquidation Rights. If a mutual savings bank were to liquidate, all claims of creditors (including those of depositors, to the extent of deposit balances) would be paid first. Thereafter, if there were any assets remaining, depositors would have a claim to receive such remaining assets, pro rata, based upon the deposit balances in their deposit accounts immediately prior to liquidation. In the unlikely event that the Bank were to liquidate after Conversion, all claims of creditors (including those of depositors, to the extent of their deposit balances) would also be paid first, followed by distribution of the "liquidation account", if any, to certain depositors (as described in "- Liquidation Rights," below), with any assets remaining thereafter distributed to the Company as the holder of the Bank's capital stock.

STOCK PRICING

         The Plan of Conversion requires that the purchase price of the Common Stock must be based on the appraised pro forma market value of the Common Stock, as determined on the basis of an independent appraisal. The Bank and the Company have retained FinPro to make such appraisal. For its services in making such appraisal, FinPro will receive a fee of $70,000, including fees related to the preparation of a business plan for the Company and Bank, and will be reimbursed for certain of its expenses. The Bank and the Company have agreed to indemnify FinPro and its employees and affiliates against certain losses (including any losses in connection with claims under the federal securities laws) arising out of its services as the independent appraiser, except where FinPro's liability results from its negligence or willful misconduct.

         An appraisal has been made by FinPro in reliance upon the information contained in this Prospectus, including the Consolidated Financial Statements. FinPro also considered the following factors, among others: the present and projected operating results and financial condition of the Company and the Bank, including liquidity, capitalization, asset composition, funding mix, amount of intangible assets owned, and level of interest rate risk; the economic, demographic and competitive aspects of the Bank's existing marketing area; the quality and depth of the Bank's management; certain historical, financial and other information relating to the Bank; a comparative evaluation of the operating and financial statistics of the Bank with those of other savings institutions; the aggregate size of the offering of the Common Stock; the impact of Conversion on the Bank's net worth and earnings potential; the proposed dividend policy of the Company and the Bank; the trading market for securities of comparable institutions and general conditions in the market for such securities; and recent regulatory matters. In particular, the appraisal considered the Bank's financial condition and projected and historical operating results, including income and expense trends, asset size, loan portfolio composition, non-performing loans and assets, interest rate sensitivity position, capital position, and yields on assets and costs of liabilities in comparison to other publicly-traded thrifts with assets greater than or equal to $800 million and less than or equal to $5 billion located in the New York City metropolitan area and other metropolitan areas in New York, New Jersey, Pennsylvania and Connecticut. The Board of Trustees of the Bank and Board of Directors of the Company have reviewed the appraisal of FinPro in determining the reasonableness and adequacy of such appraisal consistent with NYBD and FDIC regulations and have reviewed the methodology and reasonableness of assumptions utilized by FinPro in the preparation of such appraisal and established the Estimated Price in a manner consistent with this appraisal.

         On the basis of the foregoing, FinPro has advised the Company and the Bank that, in its opinion dated September 12, 1996, the estimated pro forma market value of the Common Stock being sold in connection with the Conversion ranged from a minimum of $272.3 million to a maximum of $368.4 million (the "Valuation Price Range") with a midpoint of $320.4 million. The Board of Trustees established the Estimated Price Range of $272.3 million to $368.4 million within the Valuation Price Range based on the issuance of 27,233,010 to 36,844,660 shares at the Purchase Price of $10.00 per share. The Estimated Price Range may be amended with the approval of the Superintendent and FDIC (if required), if necessitated by subsequent developments in the financial condition of the Company or the Bank or market conditions generally.

         SUCH APPRAISAL, HOWEVER, IS NOT INTENDED, AND MUST NOT BE CONSTRUED, AS A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF PURCHASING SUCH SHARES OF COMMON STOCK. FINPRO DID NOT


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

INDEPENDENTLY VERIFY THE CONSOLIDATED FINANCIAL STATEMENTS AND OTHER INFORMATION PROVIDED BY THE BANK, NOR DID FINPRO VALUE INDEPENDENTLY THE ASSETS OR LIABILITIES OF THE BANK. THE APPRAISAL CONSIDERS THE BANK AS A GOING CONCERN AND SHOULD NOT BE CONSIDERED AS AN INDICATION OF THE LIQUIDATION VALUE OF THE BANK. MOREOVER, BECAUSE SUCH APPRAISAL IS NECESSARILY BASED UPON ESTIMATES AND PROJECTIONS OF A NUMBER OF MATTERS, ALL OF WHICH ARE SUBJECT TO CHANGE FROM TIME TO TIME, NO ASSURANCE CAN BE GIVEN THAT PERSONS PURCHASING SUCH SHARES IN The CONVERSION WILL THEREAFTER BE ABLE TO SELL SUCH SHARES AT PRICES AT OR ABOVE THE PURCHASE PRICE OR IN THE RANGE OF THE FOREGOING VALUATION OF THE PRO FORMA MARKET VALUE THEREOF. The appraisal of FinPro may be inspected by any Eligible Account Holder at the Bank's main office located at 1400 Old Northern Boulevard, Roslyn, New York, during regular business hours of the bank. Copies of the appraisal may also be requested by an Eligible Account holder; provided, however, that such Eligible Account Holder shall be responsible for all costs associated with the copying and transmittal of such appraisal.

         Following commencement of the Subscription and Community Offerings, the maximum of the Estimated Price Range may be increased up to 15% and the number of shares of Common Stock being sold in the Conversion may be increased to 42,371,359 shares due to regulatory considerations, changes in the market and general financial and economic conditions, without the resolicitation of subscribers. See "- Limitations on Common Stock Purchases" as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the Estimated Price Range to fill unfilled orders in the Subscription and Community Offerings.

         No sale of shares of Common Stock may be consummated unless, prior to such consummation, FinPro confirms to the Bank, Company, Superintendent and FDIC that, to the best of its knowledge, nothing of a material nature has occurred which, taking into account all relevant factors, would cause FinPro to conclude that the value of the Common Stock at the price so determined is incompatible with its estimate of the pro forma market value of the Common Stock at the conclusion of the Subscription and Community Offerings.

         If the pro forma market value of the Common Stock is either more than 15% above the maximum of the Estimated Price Range or less than the minimum of the Estimated Price Range, the Bank and the Company, after consulting with the Superintendent and FDIC, may terminate the Plan and return all funds promptly with interest at the Bank's passbook rate of interest on payments made by check, bank draft or money order, extend or hold a new Subscription and Community Offering, establish a new Estimated Price Range, commence a resolicitation of subscribers or take such other actions as permitted by the Superintendent and FDIC in order to complete the Conversion. In the event that a resolicitation is commenced, unless an affirmative response is received within a reasonable period of time, all funds will be promptly returned to investors as described above. A resolicitation following the conclusion of the Subscription and Community Offerings would not exceed 45 days or, if following the Syndicated Community Offering, would not exceed 60 days, unless such resolicitation period is further extended by the Superintendent or FDIC for periods of up to 60 days not to extend beyond _______________, 1998.

         If all shares of Common Stock are not sold through the Subscription and Community Offerings, then the Bank and the Company expect to offer the remaining shares in a Syndicated Community Offering which would occur as soon as practicable following the close of the Subscription and Community Offerings but may commence the Syndicated Community Offering during the Subscription and Community Offerings subject to prior rights of subscribers. All shares of Common Stock will be sold at the same price per share in the Syndicated Community Offering as in the Subscription and Community Offerings. See "--Syndicated Community Offering."

         No sale of shares of Common Stock may be consummated unless, prior to such consummation, FinPro confirms to the Bank, Company, Superintendent and FDIC that, to the best of its knowledge, nothing of a material nature has occurred which, taking into account all relevant factors, including those which would be involved in a cancellation of the Syndicated Community Offering, would cause FinPro to conclude that the aggregate value of the Common Stock at the Purchase Price is incompatible with its estimate of the pro forma market value of the Common Stock of the Company at the time of the Syndicated Community Offering. Any change which would result in an aggregate purchase price which is below or more than 15% above the Estimated Price Range would be subject to Superintendent and FDIC approval. If such confirmation is not received, the Bank may extend the Conversion, extend, reopen or commence new Subscription and Community Offerings or Syndicated Community Offering, establish a new Estimated Price Range and commence a resolicitation of all subscribers with the approval of the Superintendent and FDIC or take such other actions as permitted by the Superintendent and FDIC in order to complete the Conversion, or terminate the Plan and cancel the Subscription and Community Offerings and/or the Syndicated Community Offering. In the event market or financial conditions change so as to cause the aggregate purchase price of the shares to be below the minimum of the Estimated Price Range or more than 15% above the maximum of such range, and the Company and the Bank determine to continue the Conversion, subscribers will be resolicited (i.e., be permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest at the Bank's passbook rate of interest, or be permitted to decrease or cancel their subscriptions). Any change in the Estimated Price Range must be approved by the Superintendent and FDIC. A resolicitation, if any, following the conclusion of the Subscription and Community Offerings would not exceed 45 days, or if following the Syndicated Community Offering, 60 days, unless further extended by the Superintendent for periods up to 60 days not to extend beyond _______________, 1998. If such resolicitation is not effected, the Bank will return all funds promptly with interest at the Bank's passbook rate of interest on payments made by check, bank draft or money order.

         Copies of the appraisal report of FinPro including any amendments thereto, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the main office of the Bank and the other locations specified under "Additional Information."



NUMBER OF SHARES TO BE ISSUED

         Depending upon market or financial conditions following the commencement of the Subscription and Community Offerings, the total number of shares to be sold in the Conversion may be increased or decreased without a resolicitation of subscribers, provided that the product of the total number of shares times the price per share is not below the minimum of the Estimated Price Range or more than 15% above the maximum of the Estimated Price Range. Based on a fixed purchase price of $10.00 per share and FinPro's estimate of the pro forma market value of the Common Stock ranging from a minimum of $272.3 million to a maximum, as increased by 15%, of $423.7 million, the number of shares of Common Stock expected to be issued is between a minimum of 27,233,010 shares and a maximum, as adjusted by 15%, of 42,371,359 shares. The actual number of shares issued between this range will depend on a number of factors and shall be determined by the Bank and Company subject to Superintendent and FDIC approval, if necessary.

         In the event market or financial conditions change so as to cause the aggregate purchase price of the shares to be below the minimum of the Estimated Price Range or more than 15% above the maximum of the Estimated Price Range, if the Plan is not terminated by the Company and the Bank after consultation with the Superintendent and FDIC, purchasers will be resolicited (i.e., permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded, or be permitted to modify or rescind their subscriptions). Any change in the Estimated Price Range must be approved by the Superintendent and FDIC. If the number of shares issued in the Conversion is increased due to an increase of up to 15% in the Estimated Price Range to reflect changes in market or financial conditions, persons who subscribed for the maximum number of shares will not be given the opportunity to subscribe for an adjusted maximum number of shares, except for the ESOP which will be able to subscribe for such adjusted amount. See "- Limitations on Common Stock Purchases."

         An increase in the number of shares to be issued in the Conversion as a result of an increase in the estimated pro forma market value would decrease both a subscriber's ownership interest and the Company's pro forma net earnings and stockholders' equity on a per share basis while increasing pro forma net earnings and stockholders' equity on an aggregate basis. A decrease in the number of shares to be issued in the Conversion would increase both a subscriber's ownership interest and the Company's pro forma net earnings and stockholders' equity on a per share basis while decreasing pro forma net earnings and stockholder's equity on an aggregate basis. For a presentation of the effects of such changes, see "Pro Forma Data."

         The number of shares to be issued and outstanding as a result of the sale of Common Stock in the Conversion will be increased by a number of shares equal to 3.0% of the Common Stock issued in the Conversion to fund the Foundation. Assuming the sale of shares in the Offerings at the maximum of the Estimated Price Range, the Company will issue 1,105,340 shares of its Common Stock from authorized but unissued shares to the Foundation immediately following the completion of the Conversion. In that event, the Company will have total shares of Common Stock outstanding of 37,950,000 shares. Of that amount, the Foundation will own 2.9%. Funding the Foundation with authorized but unissued shares will have the effect of diluting the ownership and voting interests of persons purchasing shares in the Conversion by 2.9% since a greater number of shares will be outstanding upon completion of the Conversion than would be if the Foundation were not established. See "Pro Forma Data."



SUBSCRIPTION OFFERING AND SUBSCRIPTION RIGHTS

         In accordance with the Plan of Conversion, rights to subscribe for the purchase of Common Stock have been granted under the Plan of Conversion to the following persons in the following order of descending priority: (1) holders of deposit accounts with the Bank who had a balance of $100 or more as of April 30, 1995 ("Eligible Account Holders"); (2) the Employee Plans, including the ESOP;
(3) holders of deposit accounts with a balance of $100 or more as of September 30, 1996 ("Supplemental Eligible Account Holders"). All subscriptions received will be subject to the availability of Common Stock after satisfaction of all subscriptions of all persons having prior rights in the Subscription Offering


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

and to the maximum and minimum purchase limitations set forth in the Plan of Conversion and as described below under "- Limitations on Common Stock Purchases."

         Priority 1: Eligible Account Holders. Each Eligible Account Holder will receive, without payment therefor, first priority, nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of the amount permitted to be purchased in the Community Offering, currently $675,000 of Common Stock, subject to the overall maximum purchase limitation and exclusive of an increase in the number of shares issued pursuant to an increase in the Estimated Price Range of up to 15%. See "- Limitations on Common Stock Purchases." Subscription rights received by officers and trustees of the Bank and their associates based on increased deposits in the Bank in the one-year period preceding April 30, 1995 will be subordinated to all other subscription rights of Eligible Account Holders.

         In the event that Eligible Account Holders exercise subscription rights for a number of shares of Common Stock in excess of the total number of such shares eligible for subscription, the shares of Common Stock will be allocated so as to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated among the remaining subscribing Eligible Account Holders whose subscriptions remain unfilled in the proportion that the amounts of their respective eligible deposits bear to the total amount of eligible deposits of all remaining Eligible Account Holders whose subscriptions remain unfilled, exclusive of any increase in the shares issued pursuant to an increase in the Estimated Price Range of up to 15%.

         To ensure proper allocation of stock, each Eligible Account Holder must list on his or her stock order form all accounts in which such Eligible Account Holder has an ownership interest. Failure to list an account could result in less shares being allocated than if all accounts had been disclosed. Subscription rights received from officers and trustees of the Bank and their associates based on increased deposits in the Bank in the one year period preceding April 30, 1995 will be subordinated to all other subscription rights of Eligible Account Holders.

         Priority 2: Employee Plans. To the extent that there are sufficient shares remaining after satisfaction of the subscriptions by Eligible Account Holders, the Employee Plans, including the ESOP, will receive, without payment therefor, second priority, nontransferable subscription rights to purchase, in the aggregate, up to 10% of Common Stock issued in the Conversion, including any increase in the number of shares of Common Stock to be issued in the Conversion after the date hereof as a result of an increase of up to 15% in the maximum of the Estimated Price Range. The ESOP intends to purchase 8% of the shares to be issued in connection with the Conversion, including shares issued to the Foundation, or 2,244,000 shares and 3,036,000 shares, based on the issuance of 27,233,010 shares and 36,844,660 shares, respectively. Subscriptions by the ESOP will not be aggregated with shares of Common Stock purchased directly by or which are otherwise attributable to any other participants in the Subscription and Community Offerings, including subscriptions of any of the Bank's trustees, officers, employees or associates thereof. See "Management of the Bank - Benefit Plans - ESOP."

         Priority 3: Supplemental Eligible Account Holders. To the extent there are sufficient shares remaining after the satisfaction of subscriptions by Eligible Account Holders and the Employee Plans, each Supplemental Eligible Account Holder will receive, without payment therefor, as third priority, nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of the amount permitted to be purchased in the Community Offering, currently $675,000 of Common Stock, subject to the overall maximum purchase limitation and exclusive of an increase in the shares issued pursuant to an increase in the Estimated Price Range of up to 15%. See "- Limitations on Common Stock Purchases."

         In the event that Supplemental Eligible Account Holders exercise subscription rights for a number of shares of Common Stock in excess of the total number of shares eligible for subscription after the satisfaction of subscriptions by Eligible Account Holders and the Employee Plans, the shares of Common Stock will be allocated so as to permit each subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated among the remaining subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled in the proportion that the amounts of their respective eligible deposits bear to the total amount of eligible deposits of all remaining Supplemental Eligible Account Holders whose subscriptions remain unfilled, exclusive of any increase in the shares issued pursuant to an increase in the Estimated Price Range of up to 15%.

         To ensure proper allocation of stock, each Supplemental Eligible Account Holder must list on his or her stock order form all accounts in which such Supplemental Eligible Account Holder has an ownership interest. Failure to list an account could result in less shares being allocated than if all accounts had been disclosed. The subscription rights received by Eligible Account Holders will be applied in partial satisfaction of the subscription rights to be received as a Supplemental Eligible Account Holder.

         Expiration Date for the Subscription Offering. The Subscription Offering will expire on the Expiration Date ( _________________, 1996) at ____ p.m., New York time, unless extended for up to 45 days by the Bank and Company or such additional periods with the approval of the Superintendent and FDIC. Subscription rights which have not been exercised prior to the Expiration Date will become void. The Bank will not execute orders until all shares of Common Stock have been subscribed for or otherwise sold. If all shares have not been subscribed for or sold within 45 days after the Expiration Date, unless such period is extended with the consent of the Superintendent and FDIC, all funds delivered to the Bank pursuant to the Subscription Offering will be returned promptly to the subscribers with interest and all withdrawal authorizations will be cancelled. If an extension beyond the 45 day period following the Expiration Date is granted, the Bank will notify subscribers of the extension of time and of any rights of subscribers to modify or rescind their subscriptions and have their funds returned promptly with interest, and of the time period within which subscribers must affirmatively notify the Bank of their intention to confirm, modify, or rescind their subscription. If an affirmative response to any resolicitation is not received by the Company from a subscriber, such order will be rescinded and all subscription funds will be promptly returned with interest. Such extensions may not go beyond _______________, 1998.

           The Plan of Conversion provides that the Company complete the sale of the Common Stock within 45 days after the close of the Subscription Offering. In the event that the Company is unable to complete the sale of Common Stock and effect the conversion within the 45-day time period, one or more extensions, with each such extension up to 60 days, may be granted but such extensions may not go beyond __________, 1998 unless waived by the Superintendent and FDIC, if necessary. If an extension is granted, each subscriber will have the right to affirm, increase, decrease or rescind the subscription at any time prior to 20 days before the end of the extension period or at any time prior to the date of the commencement of the Syndicated Community Offering. No assurance can be given that an extension would be granted if requested. If an extension is granted, the Company will notify subscribers of such extension and of any rights of subscribers to modify or rescind their subscriptions.

COMMUNITY OFFERING

         To the extent that shares remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, the ESOP and Supplemental Eligible Account Holders, the Bank has determined to offer shares pursuant to the Plan to certain members of the general public. The Plan provides that with regard to shares offered in the Community Offering, the Bank and Company may establish relative preferences, priorities and allocations of shares among persons, including institutional investors, subscribing for shares. The Bank and the Company have made no decisions on such preference at this time and will make such determination upon a review of subscriptions received in connection with the Community Offering. Such persons, together with associates of and persons acting in concert with such persons, may purchase up to $675,000 of Common Stock, subject to the maximum overall purchase limitation and exclusive of shares issued pursuant to an increase in the Estimated Price Range by up to 15%. See "- Limitations on Common Stock Purchases." This amount may be increased to up to a maximum of 5% of the Common Stock issued or decreased to less than $675,000 at the sole discretion of the Company and the Bank. THE OPPORTUNITY TO SUBSCRIBE FOR SHARES OF COMMON STOCK IN THE COMMUNITY OFFERING CATEGORY IS SUBJECT TO THE RIGHT OF THE BANK AND THE COMPANY, IN ITS SOLE DISCRETION, TO ACCEPT OR REJECT ANY SUCH ORDERS, IN WHOLE OR IN PART, EITHER AT THE TIME OF RECEIPT OF AN ORDER OR AS SOON AS PRACTICABLE FOLLOWING THE EXPIRATION DATE.

         Subject to the foregoing, if the amount of stock remaining is insufficient to fill the orders of preferred subscribers after completion of the Subscription and Community Offerings and the filling of institutional investor orders, such stock will be allocated first to each preferred subscriber whose order is accepted by the Bank, in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such preferred subscriber, if possible. Thereafter, unallocated shares will be allocated among the preferred subscribers whose order remains unsatisfied on a 100 shares per order basis until all such orders have been filled or the remaining shares have been allocated. If there are any shares remaining, shares will be allocated to other persons of the general public who purchase in the Community Offering applying the same allocation described above for preferred subscribers.

         Persons in Nonqualified States or Foreign Countries. The Company and the Bank will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the Plan reside. The Plan provides that the Bank and the Company are not required to offer stock in the Subscription Offering to any person who resides in a foreign country.

MARKETING AND UNDERWRITING ARRANGEMENTS

         The Bank and the Company have engaged Sandler O'Neill as a consultant and financial advisor in connection with the offering of the Common Stock, and Sandler O'Neill has agreed to use its best efforts to solicit subscriptions and purchase orders for shares of Common Stock in the Offerings. Sandler O'Neill will receive a fee equal to 1.75% of the aggregate Purchase Price of all shares sold in the Offerings, excluding in each case shares purchased by trustees, directors, officers and employees of the Bank or Company and any immediate family member thereof and the ESOP for which Sandler O'Neill will not receive a fee. In the event that a selected dealers agreement is entered into in connection with a Syndicated Community Offering, the Company and Bank will pay a fee (to be negotiated at such time under such agreement) to such selected dealers, any sponsoring dealers fees, and a management fee to Sandler O'Neill of 1.5% for shares sold by a NASD member firm pursuant to a selected dealers agreement; provided, however, that the aggregate fees payable to Sandler O'Neill for Common Stock sold by them pursuant to such a selected dealers agreement shall not exceed 1.75% of the aggregate Purchase Price and provided, further, however, that the aggregate fees payable to Sandler O'Neill and the selected dealers will not exceed 7% of the aggregate purchase price of the Common Stock sold by selected dealers. Fees to Sandler O'Neill and to any other broker-dealer may be deemed to be underwriting fees, and Sandler O'Neill and such broker-dealers may be deemed to be underwriters. Sandler O'Neill will also be reimbursed for its reasonable out-of-pocket expenses, including legal fees. Notwithstanding the foregoing, in the event the Offerings are not consummated or Sandler O'Neill ceases, under certain circumstances after the subscription solicitation activities are commenced, to provide assistance to the Company, Sandler O'Neill will be entitled to a fee for its management advisory services in an amount to be agreed upon by the Bank and Sandler O'Neill, and based upon the amount of services performed by

Sandler O'Neill and will also be reimbursed for its reasonable out-of-pocket expenses as described above. The Company and the Bank have agreed to indemnify Sandler O'Neill for reasonable costs and expenses in connection with certain claims or liabilities, including certain liabilities under the Securities Act. Sandler O'Neill has received advances towards its marketing and financial advisory service fees totalling $50,000. Total marketing fees to Sandler O'Neill are expected to be $4,294,939 and $5,838,378 at the minimum and the maximum of the Estimated Price Range, respectively. See "Pro Forma Data" for the assumptions used to arrive at these estimates.

         Sandler O'Neill will also perform proxy solicitation services, conversion agent services and records management services for the Bank in the Conversion and will receive a fee for these services of $55,000, plus reimbursement of reasonable out-of-pocket expenses.

         Directors, trustees and executive officers of the Company and Bank may participate in the solicitation of offers to purchase Common Stock. Other employees of the Bank may participate in the Offering in ministerial capacities or providing clerical work in effecting a sales transaction. Other questions of prospective purchasers will be directed to executive officers or registered representatives. Such other employees have been instructed not to solicit offers to purchase Common Stock or provide advice regarding the purchase of Common Stock. The Company will rely on Rule 3a4-1 under the Exchange Act, and sales of Common Stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, trustees, directors and employees to participate in the sale of Common Stock. No officer, trustee, director or employee of the Company or the Bank will be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the Common Stock.

PROCEDURE FOR PURCHASING SHARES IN SUBSCRIPTION AND COMMUNITY OFFERINGS

         To ensure that each purchaser receives a prospectus at least 48 hours before the Expiration Date in accordance with Rule 15c2-8 of the Exchange Act, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the stock order form and certification form will confirm receipt or delivery in accordance with Rule 15c2-8. Stock order and certification forms will only be distributed with a prospectus.

         To purchase shares in the Subscription and Community Offerings, an executed stock order form and certification form with the required payment for each share subscribed for, or with appropriate authorization for withdrawal from the Bank's deposit account (which may be given by completing the appropriate blanks in the stock order form), must be received by the Bank at any of its offices by _____ p.m., New York time, on the Expiration Date. Stock order forms which are not received by such time or are executed defectively or are received without full payment (or appropriate withdrawal instructions) are not required to be accepted. In addition, the Bank and Company are not obligated to accept orders submitted on photocopied or facsimilied stock order forms and will not accept stock order forms unaccompanied by an executed certification form. Notwithstanding the foregoing, the Company and Bank shall have the right, each in their sole discretion, to permit institutional investors to submit irrevocable orders together with a legally binding commitment for payment and to thereafter pay for the shares of Common Stock for which they subscribe in the Community Offering at any time prior to 48 hours before the completion of the Conversion. The Company and the Bank have the right to waive or permit the correction of incomplete or improperly executed forms, but do not represent that they will do so. Once received, an executed stock order form may not be modified, amended or rescinded without the consent of the Bank unless the Conversion has not been completed within 45 days after the end of the Subscription and Community Offerings, unless such period has been extended.

         In order to ensure that Eligible Account Holders and Supplemental Eligible Account Holders are properly identified as to their stock purchase priorities, depositors as of the Eligibility Record Date (April 30, 1995) and/or the Supplemental Eligibility Record Date (September 30, 1996) must list all accounts on the stock order form giving all names in each account and the account number.

         Payment for subscriptions may be made (i) in cash if delivered in person at any branch office of the Bank, (ii) by check, bank draft or money order, or (iii) by authorization of withdrawal from deposit accounts maintained with the Bank. No wire transfers will be accepted. Interest will be paid on payments made by cash, check, bank draft or money order at the Bank's passbook rate of interest from the date payment is received until the completion or termination of the Conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the Conversion, but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the Conversion.

         If a subscriber authorizes the Bank to withdraw the amount of the purchase price from his deposit account, the Bank will do so as of the effective date of the Conversion. The Bank will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization, the certificate will be cancelled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the Bank's passbook rate.

         If the ESOP subscribes for shares during the Subscription Offering, the ESOP will not be required to pay for the shares subscribed for at the time it subscribes, but rather, may pay for such shares of Common Stock subscribed for at the Purchase Price upon consummation of the Subscription and Community Offering, if all shares are sold, or upon consummation of the Syndicated Community Offering if shares remain to be sold in such offering; provided, that there is in force from the time of its subscription until such time, a loan commitment from an unrelated financial institution or the Company to lend to the ESOP, at such time, the aggregate Purchase Price of the shares for which it subscribed.

         Owners of self-directed IRAs and other Qualified Plan accounts, such as Keogh accounts, may use the assets of such IRAs and other Qualified Plan accounts, to purchase shares of Common Stock in the Subscription and Community Offerings, provided that such IRAs or other Qualified Plan accounts are not maintained at the Bank. Persons with self-directed IRAs or Qualified Plan accounts maintained at the Bank must have their accounts transferred to an unaffiliated institution or broker to purchase shares of Common Stock in the Subscription and Community Offerings. In addition, the provisions of ERISA and IRS regulations require that officers, directors and ten percent shareholders who use self-directed IRA or Qualified Plan account funds to purchase shares of Common Stock in the Subscription and Community Offerings, make such purchases for the exclusive benefit of the IRAs or Qualified Plan accounts.

         Certificates representing shares of Common Stock purchased will be mailed to purchasers at the address specified in properly completed stock order forms, as soon as practicable following consummation of the sale of all shares of Common Stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law.

RESTRICTIONS ON TRANSFER OF SUBSCRIPTION RIGHTS AND SHARES

         Prior to the completion of the Conversion, the NYBD conversion regulations prohibit any person with subscription rights, including the Eligible Account Holders, the ESOP and Supplemental Eligible Account Holders, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the Plan or the shares of Common Stock to be issued upon their exercise. Such rights may be exercised only by the person to whom they are granted and only for his or her account. Each person exercising such subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase such subscription rights or shares of Common Stock prior to the completion of the Conversion.

         THE BANK AND THE COMPANY WILL PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES (INCLUDING FORFEITURE) IN THE EVENT THEY BECOME AWARE OF THE TRANSFER OF SUBSCRIPTION RIGHTS AND WILL NOT HONOR ORDERS KNOWN BY THEM TO INVOLVE THE TRANSFER OF SUCH RIGHTS.

SYNDICATED COMMUNITY OFFERING

         As a final step in the Conversion, the Plan provides that, if feasible, all shares of Common Stock not purchased in the Subscription and Community Offerings, if any, will be offered for sale to the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers to be formed and managed by Sandler O'Neill acting as agent of the Company to assist the Company and the Bank in the sale of the Common Stock. THE COMPANY AND THE BANK HAVE THE RIGHT TO REJECT ORDERS IN WHOLE OR IN PART IN THEIR SOLE DISCRETION IN THE SYNDICATED COMMUNITY OFFERING. Neither Sandler O'Neill nor any registered broker-dealer shall have any obligation to take or purchase any shares of the Common Stock in the Syndicated Community Offering, however, Sandler O'Neill has agreed to use its best efforts in the sale of shares in the Syndicated Community Offering.

         The price at which Common Stock is sold in the Syndicated Community Offering will be determined as described above under "- Stock Pricing." Subject to the overall maximum purchase limitation, no person, together with any associate or group of persons acting in concert, will be permitted to subscribe in the Syndicated Community Offering for more than $675,000 of Common Stock; provided, however, that shares of Common Stock purchased in the Community Offering by any persons, together with associates of or persons acting in concert with such persons, will be aggregated with purchases in the Syndicated Community Offering and be subject to an overall maximum purchase limitation of 1.0% of the shares offered exclusive of an increase in shares issued pursuant to an increase in the Estimated Price Range by up to 15%.

         Payments made in the form of a check, bank draft, money order or in cash will earn interest at the Bank's passbook rate of interest from the date such payment is actually received by the Bank until completion or termination of the Conversion.

         In addition to the foregoing, if a syndicate of broker-dealers ("selected dealers") is formed to assist in the Syndicated Community Offering, a purchaser may pay for his shares with funds held by or deposited with a selected dealer. If an order form is executed and forwarded to the selected dealer or if the selected dealer is authorized to execute the order form on behalf of a purchaser, the selected dealer is required to forward the order form and funds to the Bank for deposit in a segregated account on or before noon of the business day following receipt of the order form or execution of the order form by the selected dealer. Alternatively, selected dealers may solicit indications of interest from their customers to place orders for shares. Such selected dealers shall subsequently contact their customers who indicated an interest and seek their confirmation as to their intent to purchase. Those indicating an intent to purchase shall execute order forms and forward them to their selected dealer or authorize the selected dealer to execute such forms. The selected dealer will acknowledge receipt of the order to its customer in writing on the following business day and will debit such customer's account on the third business day after the customer has confirmed his intent to purchase (the "debit date") and on or before noon of the next business day following the debit date will send order forms and funds to the Bank for deposit in a segregated account. Although purchasers' funds are not required to be in their accounts with selected dealers until the debit date in the event that such alternative procedure is employed once a confirmation of an intent to purchase has been received by the selected dealer, the purchaser has no right to rescind his order.

         Certificates representing shares of Common Stock purchased, together with any refund due, will be mailed to purchasers at the address specified in the order form, as soon as practicable following consummation of the sale of the Common Stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law.

         The Syndicated Community Offering will terminate no more than 45 days following the Subscription Expiration Date, unless extended by the Company with the approval of the Superintendent and FDIC. Such extensions may not be beyond _______________, 1998. See "- Stock Pricing" above for a discussion of rights of subscribers, if any, in the event an extension is granted.

LIMITATIONS ON COMMON STOCK PURCHASES

         The Plan includes the following limitations on the number of shares of Common Stock which may be purchased during the Conversion:

         (1)      No less than 25 shares;


         (2) Each Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the amount permitted to be purchased in the Community Offering, currently $675,000 of Common Stock, subject to the overall maximum purchase limitation described in (7) below;

         (3) The Employee Plans, including the ESOP, are permitted to purchase, in the aggregate, up to 10% of the shares of Common Stock issued in the Conversion, including shares issued in the event of an increase in the Estimated Price Range of 15%, and the ESOP intends to purchase 8% of the shares of Common Stock issued in connection with the Conversion, including shares issued to the Foundation;

         (4) Each Supplemental Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the greater of the amount permitted to be purchased in the Community Offering, currently $675,000 of Common Stock, subject to the overall maximum purchase limitation described in (7) below;

         (5) Persons purchasing shares of Common Stock in the Community Offering, together with associates of and groups of persons acting in concert with such persons, may purchase in the Community Offering up to $675,000 of Common Stock, subject to the overall maximum purchase limitation described in (7) below;

         (6) Persons purchasing shares of Common Stock in the Syndicated Community Offering, together with associates of and persons acting in concert with such persons, may purchase in the Syndicated Offering up to $675,000 of Common Stock subject to the overall maximum purchase limitation described in (7) below and, provided further that shares of Common Stock purchased in the Community Offering by any persons, together with associates of and persons acting in concert with such persons, will be aggregated with purchases in the Syndicated Community Offering in applying the $675,000 purchase limitation;

         (7) Eligible Account Holders and Supplemental Eligible Account Holders may purchase stock in the Community Offering and Syndicated Community Offering, subject to the purchase limitations described in (5) and (6) above, provided that, except for the ESOP, the overall maximum number of shares of Common Stock subscribed for or purchased in all categories of the Conversion by any person, together with associates of and groups of persons acting in concert with such persons, shall not exceed 1.0% of the shares of Common Stock offered in the Conversion and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%; and

         (8) No more than 25% of the total number of shares issued in the Conversion may be purchased by trustees, directors and officers of the Bank or Company and their associates in the aggregate, excluding purchases by the ESOP.

         Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of depositors of the Bank or subscribers for Common Stock, both the individual amount permitted to be subscribed for and the overall maximum purchase limitation may be increased to up to a maximum of 5% of the Common Stock to be issued at the sole discretion of the Company and the Bank. If such amount is increased, subscribers for the maximum amount will be, and certain other large subscribers in the sole discretion of the Bank may be, given the opportunity to increase their subscriptions up to the then applicable limit.

         The overall maximum purchase limitation may not be reduced to less than 1.0% and the individual amount permitted to be subscribed for may not be reduced by the Bank to less than .10% without the further approval of members or resolicitation of subscribers. An individual Eligible Account Holder or Supplemental Eligible Holder may not purchase individually in the Subscription Offering the overall maximum purchase limit of 1.0% of the shares offered, but may make such purchase, together with associates of and persons acting in consert with such person, by also purchasing in other available categories of the Conversion, subject to availablity of shares and the maximum overall purchase limit for purchases in the Conversion.

         The term "associate" of a person is defined to mean: (i) any corporation (other than the Bank or a majority-owned subsidiary of the Bank) of which such person is an officer, partner or 10% stockholder; (ii) any trust or other estate in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, such term shall not include any employee stock benefit plan of the Bank in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a trustee or officer of the Bank. Trustees are not treated as associates of each other solely because of their Board membership. For a further discussion of limitations on purchases of a converting institution's stock at the time of Conversion and subsequent to Conversion, see "Management of the Bank - Subscriptions by Executive Officers, Directors and Trustees," "- Certain Restrictions on Purchase or Transfer of Shares After Conversion" and "Restrictions on Acquisition of the Company and the Bank."

LIQUIDATION RIGHTS

         In the unlikely event of a complete liquidation of the Bank in its present mutual form, each depositor would have a claim to receive their pro rata share of any assets of the Bank remaining after payment of claims of all creditors (including the claims of all depositors to the withdrawal value of their accounts). To the extent there are remaining assets, a depositor would have a claim to receive a pro rata share of any such remaining assets in the same proportion as the value of such depositor's deposit accounts to the total value of all deposit accounts in the Bank at the time of liquidation. After the Conversion, each depositor, in the event of a complete liquidation, would have a claim as a creditor of the same general priority as the claims of all other general creditors of the Bank. However, except as described below, his claim would be solely in the amount of the balance in their deposit account plus accrued interest. Such depositor would not have an interest in the value or assets of the Bank above that amount.

         The Plan provides for the establishment, upon the completion of the Conversion, of a special "liquidation account" for the benefit of Eligible Account Holders in an amount equal to the surplus and reserves of the Bank as of the date of its latest balance sheet contained in the final Prospectus used in connection with the Conversion. Each Eligible Account Holder, if they were to continue to maintain his deposit account at the Bank, would, on a complete liquidation of the Bank, have a claim to an interest in the liquidation account after payment of all creditors prior to any payment to the stockholders of the Bank. Each Eligible Account Holder would have an initial interest in such liquidation account for each deposit account, demand account, NOW account, money market deposit account, and certificate of deposit account, with a balance of $100 or more held in the Bank on April 30, 1995 ("Deposit Account"). Each Eligible Account Holder will have a claim to a pro rata interest in the total liquidation account for each of his Deposit Accounts based on the proportion that the balance of each such Deposit Account on the April 30, 1995 eligibility record date bore to the balance of all Deposit Accounts in the Bank on such date.

         If, however, at the close of business on the last day of any period for which the Bank or Company has prepared audited financial statements subsequent to the effective date of the Conversion ("annual closing date"), the amount in any Deposit Account is less than the amount in such Deposit Account on any other annual closing date, then such person's interest in the liquidation account relating to such Deposit Account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such Deposit Account is withdrawn or closed. For purposes of the liquidation account, time deposit accounts shall be deemed to be closed upon maturity regardless of any renewal thereof. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related Deposit Account. Any assets remaining after the above liquidation rights of


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Eligible Account Holders are satisfied would be distributed to the Company as the sole stockholder of the Bank.

TAX ASPECTS

         Consummation of the Conversion is expressly conditioned upon the receipt by the Bank of either a favorable ruling from the IRS or an opinion of counsel with respect to federal income taxation, and an opinion of its independent auditors with respect to certain New York state taxation, to the effect that the Conversion will not be a taxable transaction to the Company, the Bank, Eligible Account Holders or Supplemental Eligible Account Holders, except as noted below. The federal and New York tax consequences will remain unchanged in the event that a holding company form of organization is not utilized.

         No private ruling has been requested from the IRS with respect to the proposed Conversion. Instead, the Bank has received an opinion of its counsel, Muldoon, Murphy & Faucette, to the effect that for federal income tax purposes, among other matters: (i) the Bank's change in form from mutual to stock ownership will constitute a reorganization under section 368(a)(1)(F) of the Internal Revenue Code and neither the Bank nor the Company will recognize any gain or loss as a result of the Conversion; (ii) no gain or loss will be recognized to the Bank or the Company upon the purchase of the Bank's capital stock by the Company or to the Company upon the purchase of its Common Stock in the Conversion; (iii) no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Account Holders upon the issuance to them of Deposit Accounts in the Bank in its stock form plus their interests in the liquidation account in exchange for their deposit accounts in the Bank; (iv) the tax basis of the depositors' deposit accounts in the Bank immediately after the Conversion will be the same as the basis of their deposit accounts immediately prior to the Conversion; (v) the tax basis of each Eligible Account Holder's or Supplemental Eligible Account Holder's interest in the liquidation account will be zero; (vi) no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Account Holders upon the distribution to them of nontransferable subscription rights to purchase shares of the Common Stock, provided that the amount to be paid for the Common Stock is equal to the fair market value of such stock; and (vii) the tax basis to the stockholders of the Common Stock of the Company purchased in the Conversion will be the amount paid therefor and the holding period for the shares of Common Stock purchased by such persons will begin on the date on which their subscription rights are exercised. KPMG Peat Marwick LLP has opined, subject to the limitations and qualifications in its opinion, that the Conversion will not be a taxable transaction to the Company, the Bank, Eligible Account Holders or Supplemental Eligible Account Holders for the purposes of the New York State or New York City income taxes and will likely not be a taxable transaction for purposes of New York State and City real estate transfer taxes. The Conversion may result in certain other New York City tax liabilities, which, if imposed, will be paid by the Company or the Bank. Management believes that any possible tax liability imposed by New York State or New York City will not be material. Certain portions of both the federal and the state and local tax opinions are based upon the opinion of FinPro that subscription rights issued in connection with the Conversion will have no value.

         In the opinion of FinPro, which opinion is not binding on the IRS, the subscription rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the Common Stock at a price equal to its estimated fair market value, which will be the same price as the Purchase Price for the unsubscribed shares of Common Stock. If the subscription rights granted to Eligible Account Holders or Supplemental Eligible Account Holders are deemed to have an ascertainable value, such recipients could be taxed either on the receipt or exercise of such subscription rights.


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         Unlike private rulings, an opinion of counsel is not binding on the IRS and the IRS could disagree with conclusions reached therein. In the event of such disagreement, there can be no assurance that the IRS would not prevail in a judicial or administrative proceeding.

CERTAIN RESTRICTIONS ON PURCHASE OR TRANSFER OF SHARES AFTER CONVERSION

         All shares of Common Stock purchased in connection with the Conversion by a Director, Trustee or an executive officer of the Bank or Company will be subject to a restriction that the shares not be sold for a period of one year following the Conversion, except in the event of the death of such Director, Trustee or executive officer. Each certificate for such restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within such time period of any certificate or record ownership of such shares other than as provided above is a violation of such restriction. Any shares of Common Stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to such restricted stock will be subject to the restriction that they may not be sold for a period of one year following the Conversion. The Directors, Trustees and executive officers of the Bank or Company will also be subject to the insider trading rules promulgated pursuant to the Exchange Act.

         Purchases of outstanding shares of Common Stock of the Company by Trustees, directors, executive officers (or any person who was an executive officer or Trustee of the Bank after adoption of the Plan of Conversion) and their associates during the three-year period following Conversion may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the Superintendent. This restriction does not apply, however, to the purchase of Common Stock pursuant to the Stock Plan or the Directors' Plan.

INTERPRETATION, AMENDMENT AND TERMINATION

         All interpretations of the Plan by the Board of the Bank will be final, subject to the authority of the Superintendent and FDIC. The Plan provides that, if deemed necessary or desirable by the Board of Trustees of the Bank, the Plan may be substantively amended prior to the solicitation of proxies from Eligible Account Holders by a vote of the Board of Trustees; amendment of the Plan thereafter requires the approval of the Superintendent and FDIC. The Plan will terminate if the sale of all shares of stock being offered pursuant to the Plan is not completed prior to 24 months after the date of the approval of the Plan by the Superintendent unless a longer time period is permitted by governing laws and regulations. The Plan may be terminated by a vote of the Board of Trustees of the Bank at any time prior to the Special Meeting, and thereafter by such a vote with the approval of the Superintendent and FDIC.

             RESTRICTIONS ON ACQUISITION OF THE COMPANY AND THE BANK

GENERAL

         The Bank's Plan of Conversion provides for the Conversion of the Bank from the mutual to the stock form of organization and in connection therewith, a Restated Organization Certificate and Bylaws to be adopted by Eligible Account Holders of the Bank. The Plan also provides for the concurrent formation of a holding company. See "The Conversion - General." Certain provisions in the Company's Certificate of Incorporation and Bylaws and in its management remuneration provided for in the Conversion, together with provisions of Delaware corporate law, may have anti-takeover effects. In addition, the Bank's Restated Organization Certificate and Bylaws and management remuneration provided for in the Conversion may have anti-takeover effects as described below. Finally, regulatory restrictions may make it difficult for persons or companies to acquire control of either the Company or the Bank.

RESTRICTIONS IN THE COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS

         A number of provisions of the Company's Certificate of Incorporation and Bylaws deal with matters of corporate governance and certain rights of stockholders. The following discussion is a general summary of certain provisions of the Company's Certificate of Incorporation and Bylaws and certain other statutory and regulatory provisions relating to stock ownership and transfers, the Board of Directors and business combinations, which might be deemed to have a potential "anti-takeover" effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which individual Company stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity


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to do so. Such provisions will also render the removal of the current Board of
Directors or management of the Company more difficult. The following description of certain of the provisions of the Certificate of Incorporation and Bylaws of the Company is necessarily general and reference should be made in each case to such Certificate of Incorporation and Bylaws, which are incorporated herein by reference. See "Additional Information" as to how to obtain a copy of these documents.

         Limitation on Voting Rights. The Certificate of Incorporation of the Company provides that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Common Stock (the "Limit") be entitled or permitted to any vote in respect of the shares held in excess of the Limit. Beneficial ownership is determined pursuant to Rule 13d-3 of the General Rules and Regulations promulgated pursuant to the Exchange Act, and includes shares beneficially owned by such person or any of his affiliates (as defined in the Certificate of Incorporation), shares which such person or his affiliates have the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise and shares as to which such person and his affiliates have sole or shared voting or investment power, but shall not include shares that are subject to a publicly solicited revocable proxy and that are not otherwise deemed to be beneficially owned by such person and his affiliates. No Director or officer (or any affiliate thereof) of the Company shall, solely by reason of any or all of such Directors or officers acting in their capacities as such, be deemed to beneficially own any shares beneficially owned by any other Director or officer (or affiliate thereof) nor will the ESOP or any similar plan of the Company or the Bank or any trustee with respect thereto (solely by reason of such trustee's capacity) be deemed to beneficially own any shares held under any such plan. The Certificate of Incorporation of the Company further provides that the provisions limiting voting rights may only be amended upon the vote of the holders of at least 80% of the voting power of all then outstanding shares of capital stock entitled to vote thereon (after giving effect to the provision limiting voting rights).

         Board of Directors. The Board of Directors of the Company is divided into three classes, each of which shall contain approximately one-third of the whole number of the members of the Board. Each class shall serve a staggered term, with approximately one-third of the total number of Directors being elected each year. The Company's Certificate of Incorporation and Bylaws provide that the size of the Board shall be determined by a majority of the Whole Board of Directors. The Certificate of Incorporation and the Bylaws provide that any vacancy occurring in the Board, including a vacancy created by an increase in the number of Directors or resulting from death, resignation, retirement, disqualification, removal from office or other cause, shall be filled for the remainder of the unexpired term exclusively by a majority vote of the Directors then in office. The classified Board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of the Company. Directors may be removed by the shareholders only for cause by the affirmative vote of the holders of at least 80% of the voting power of all then outstanding shares of capital stock entitled to vote thereon.

         In the absence of these provisions, the vote of the holders of a majority of the shares could remove the entire Board, with or without cause, and replace it with persons of such holders choice.

         Cumulative Voting, Special Meetings and Action by Written Consent. The Certificate of Incorporation does not provide for cumulative voting for any purpose. Moreover, special meetings of stockholders of the Company may be called only by a resolution adopted by a majority of the Whole Board of Directors of the Company. The Certificate of Incorporation also provides that any action


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required or permitted to be taken by the stockholders of the Company may be taken only at an annual or special meeting and prohibits stockholder action by written consent in lieu of a meeting.

         Authorized Shares. The Certificate of Incorporation authorizes the issuance of 100 million shares of Common Stock and 10 million shares of preferred stock. The shares of Common Stock and preferred stock were authorized in an amount greater than that to be issued in the Conversion to provide the Company's Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and employee stock options. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of the Company. The Board of Directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board has the power to the extent consistent with its fiduciary duty to issue a series of preferred stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. The Company's Board currently has no plans for the issuance of additional shares, other than the issuance of additional shares upon exercise of stock options.

         Stockholder Vote Required to Approve Business Combinations with Interested Stockholders. The Certificate of Incorporation requires the approval of the holders of at least 80% of the Company's outstanding shares of voting stock entitled to vote thereon to approve certain "Business Combinations" with an "Interested Stockholder," each as defined therein, and related transactions. UNDER DELAWARE LAW, ABSENT THIS PROVISION, BUSINESS COMBINATIONS, INCLUDING MERGERS, CONSOLIDATIONS AND SALES OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF A CORPORATION MUST, SUBJECT TO CERTAIN EXCEPTIONS, BE APPROVED BY THE VOTE OF THE HOLDERS OF ONLY A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY AND ANY OTHER AFFECTED CLASS OF STOCK. Under the Certificate of Incorporation, the approval of the holders of at least 80% of the shares of capital stock entitled to vote thereon is required for any business combination involving an Interested Stockholder (as defined below) except (i) in cases where the proposed transaction has been approved by a majority of those members of the Company's Board of Directors who are unaffiliated with the Interested Stockholder and were Directors prior to the time when the Interested Stockholder became an Interested Stockholder or (ii) if the proposed transaction meets certain conditions set forth therein which are designed to afford the stockholders a fair price in consideration for their shares. In each such case, where stockholder approval is required, the approval of only a majority of the outstanding shares of voting stock is sufficient. The term "Interested Stockholder" is defined to include, among others, any individual, a group acting in concert, corporation, partnership, association or other entity (other than the Company or its subsidiary) who or which is the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of voting stock of the Company. This provision of the Certificate of Incorporation applies to any "Business Combination," which is defined to include: (i) any merger or consolidation of the Company or any of its subsidiaries with any Interested Stockholder or Affiliate (as defined in the Certificate of Incorporation) of an Interested Stockholder or any corporation which is, or after such merger or consolidation would be, an Affiliate of an Interested Stockholder; (ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with any Interested Stockholder or Affiliate of 25% or more of the assets of the Company or combined assets of the Company and its subsidiary; (iii) the issuance or transfer to any Interested Stockholder or its Affiliate by the Company (or any subsidiary) of any securities of the Company (or any subsidiary) in exchange for any cash, securities or other property the value of which equals or exceeds 25% of the fair market value of the Common Stock of the Company; (iv) the adoption of any plan for the liquidation or dissolution of the Company proposed by or on behalf of any Interested Stockholder or Affiliate thereof; and (v) any reclassification of securities, recapitalization, merger or consolidation of the Company with any of its subsidiaries which has the effect of increasing the proportionate share of


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


Common Stock or any class of equity or convertible securities of the Company or subsidiary owned directly or indirectly, by an Interested Stockholder or Affiliate thereof. The Trustees and executive officers of the Bank are purchasing in the aggregate approximately 1.3% of the shares of the Common Stock based on the maximum of the Estimated Price Range. In addition, the ESOP intends to purchase 8% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation. Additionally, if at a meeting of stockholders following the Conversion stockholder approval of the proposed Stock Programs and Stock Options Plans is received, the Company expects to acquire 4% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation, on behalf of the Stock Programs and expects to grant options to issue an amount equal to 10% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation, under the Stock Option Plans to directors and executive officers. As a result, assuming the Stock Programs and Stock Option Plans are approved by stockholders, directors, executive officers and employees have the potential to control the voting of approximately 23.3% of the Company's Common Stock on a fully diluted basis at the maximum of the Estimated Price Range, thereby enabling them to prevent the approval of the transactions requiring the approval of at least 80% of the Company's outstanding shares of voting stock described hereinabove.

         Evaluation of Offers. The Certificate of Incorporation of the Company further provides that the Board of Directors of the Company, when evaluating any offer of another "Person" (as defined therein), to (i) make a tender or exchange offer for any equity security of the Company, (ii) merge or consolidate the Company with another corporation or entity or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Company, may, in connection with the exercise of its judgment in determining what is in the best interest of the Company and the stockholders of the Company, give due consideration to all relevant factors, including, without limitation, those factors that directors of any subsidiary (including the Bank) may consider in evaluating any action that may result in a change or potential change of control of such subsidiary, and the social and economic effects of acceptance of such offer on: the Company's present and future customers and employees and those of its subsidiaries (including the Bank); the communities in which the Company and the Bank operate or are located; the ability of the Company to fulfill its corporate objectives as a bank holding company; and the ability of the Bank to fulfill the objectives of a New York State chartered stock savings bank under applicable statutes and regulations. By having these standards in the Certificate of Incorporation of the Company, the Board of Directors may be in a stronger position to oppose such a transaction if the Board concludes that the transaction would not be in the best interest of the Company, even if the price offered is significantly greater than the then market price of any equity security of the Company.

         Amendment of Certificate of Incorporation and Bylaws. Amendments to the Company's Certificate of Incorporation must be approved by a majority vote of its Board of Directors and also by a majority of the outstanding shares of its voting stock, provided, however, that an affirmative vote of the holders of at least 80% of the outstanding voting stock entitled to vote (after giving effect to the provision limiting voting rights) is required to amend or repeal certain provisions of the Certificate of Incorporation, including the provision limiting voting rights, the provisions relating to approval of certain business combinations, calling special meetings, the number and classification of Directors, Director and officer indemnification by the Company and amendment of the Company's Bylaws and Certificate of Incorporation. The Company's Bylaws may be amended by a majority of the Whole Board of Directors, or by a vote of the holders of at least 80% (after giving effect to the provision limiting voting rights) of the total votes eligible to be voted at a duly constituted meeting of stockholders.

         Certain Bylaw Provisions. The Bylaws of the Company also require a stockholder who intends to nominate a candidate for election to the Board of Directors, or to raise new business at an annual stockholder meeting to give at least 90 days' advance notice to the Secretary of the Company. The notice


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provision requires a stockholder who desires to raise new business to provide certain information to the Company concerning the nature of the new business, the stockholder and the stockholder's interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a Director must provide the Company with certain information concerning the nominee and the proposing stockholder.

ANTI-TAKEOVER EFFECTS OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS AND MANAGEMENT REMUNERATION ADOPTED IN CONVERSION

         The provisions described above are intended to reduce the Company's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by members of its Board of Directors. Certain provisions of the Stock Plans and Stock Programs provide for accelerated benefits to participants in the event of a change in control of the Company or the Bank or a tender or exchange offer for their stock. See "Management of the Bank - Benefit Plans - Stock Option Plans," and "- Benefit Plans - Stock Programs." The Company and the Bank have also entered into agreements with key officers and intends to establish the Severance Compensation Plan which will provide such officers and eligible employees with additional payments and benefits on the officer's termination in connection with a change in control of the Company or the Bank. See "Management of the Bank Employment Agreements," "-Change in Control Agreements" and "- Employee Severance Compensation Plan." The foregoing provisions and limitations may make it more difficult for companies or persons to acquire control of the Bank. Additionally, the provisions could deter offers to acquire the outstanding shares of the Company which might be viewed by stockholders to be in their best interests.

         The Company's Board of Directors believes that the provisions of the Certificate of Incorporation, Bylaws and Management Remuneration Plans are in the best interest of the Company and its stockholders. An unsolicited non-negotiated takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Accordingly, the Board of Directors believes it is in the best interests of the Company and its stockholders to encourage potential acquirors to negotiate directly with management and that these provisions will encourage such negotiations and discourage non-negotiated takeover attempts.

DELAWARE CORPORATE LAW

         The State of Delaware has a statute designed to provide Delaware corporations with additional protection against hostile takeovers. The takeover statute, which is codified in Section 203 of the Delaware General Corporate Law ("Section 203"), is intended to discourage certain takeover practices by impeding the ability of a hostile acquiror to engage in certain transactions with the target company.

         In general, Section 203 provides that a "Person" (as defined therein) who owns 15% or more of the outstanding voting stock of a Delaware corporation (an "Interested Stockholder") may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such "Person" became an Interested Stockholder. The term "business combination" is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

         The statute exempts the following transactions from the requirements of
Section 203: (i) any business combination if, prior to the date a person became an Interested Stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder; (ii) any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became an Interested Stockholder,


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

excluding, for purposes of determining the number of shares outstanding, shares owned by the corporation's directors who are also officers and certain employee stock plans; (iii) any business combination with an Interested Stockholder that is approved by the board of directors and by a two-thirds vote of the outstanding voting stock not owned by the Interested Stockholder; and (iv) certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the board of directors. A corporation may exempt itself from the requirements of the statute by adopting an amendment to its certificate of incorporation or bylaws electing not to be governed by
Section 203. At the present time, the Board of Directors does not intend to propose any such amendment.

RESTRICTIONS IN THE BANK'S RESTATED ORGANIZATION CERTIFICATE AND NEW BYLAWS

         Although the Board of Trustees of the Bank is not aware of any effort that might be made to obtain control of the Bank after Conversion, the Board of Trustees believes that it is appropriate to adopt certain provisions permitted by General Regulations of the Banking Board of the State of New York to protect the interests of the converted Bank and its stockholders from any hostile takeover. Such provisions may, indirectly, inhibit a change in control of the Company, as the Bank's sole stockholder. See "Risk Factors - Certain Anti-Takeover Provisions."

         The General Regulations of the Banking Board of the State of New York prohibit, for a period of one year following the date of conversion, offers to acquire beneficial ownership of more than 10% of the outstanding stock of the Bank. The Bank's Restated Organization Certificate will contain a provision whereby the acquisition of beneficial ownership of more than 10% of the issued and outstanding shares of any class of equity securities of the Bank by any person (i.e., any individual, corporation, group acting in concert, trust, partnership, joint stock company or similar organization), either directly or through an affiliate thereof, will be prohibited for a period of three years following the date of completion of the Conversion. Any stock in excess of 10% acquired in violation of the charter provision will not be counted as outstanding for voting purposes. This limitation shall not apply to any transaction in which the Bank forms a holding company without a change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter or appraisal rights. In the event that holders of revocable proxies for more than 10% of the shares of the Common Stock of the Company seek, among other things, to elect one-third or more of the Company's Board of Directors, to cause the Company's stockholders to approve the acquisition or corporate reorganization of the Company or to exert a continuing influence on a material aspect of the business operations of the Company, which actions could indirectly result in a change in control of the Bank, the Board of Directors of the Bank will be able to assert this provision of the Bank's Restated Organization Certificate against such holders. Although the Board of Directors of the Bank is not currently able to determine when and if it would assert this provision of the Bank's Restated Organization Certificate, the Board of Directors, in exercising its fiduciary duty, may assert this provision if it were deemed to be in the best interests of the Bank, the Company and its stockholders. It is unclear, however, whether this provision, if asserted, would be successful against such persons in a proxy contest which could result in a change in control of the Bank indirectly through a change in control of the Company.

         In addition, stockholders will not be permitted to call a special meeting of stockholders or to cumulate their votes in the election of Directors. Furthermore, the Bank's Restated Organization Certificate and Bylaws provide for the election of three classes of directors to staggered terms. The staggered terms of the Board of Directors could have an anti-takeover effect by making it more difficult for a majority of shares to force an immediate change in the Board of Directors since only one-third of the Board is elected each year. The purpose of these provisions is to assure stability and continuity of management of the Bank in the years immediately following the Conversion.


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

         Finally, the Restated Organization Certificate provides for the issuance of shares of preferred stock on such terms, including conversion and voting rights, as may be determined by the Bank's Board of Directors without stockholder approval. Although the Bank has no arrangements, understandings or plans at the present time for the issuance or use of the shares of undesignated preferred stock (the "Preferred Stock") proposed to be authorized, the Board of Trustees believes that the availability of such shares will provide the Bank with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which may arise. In the event of a proposed merger, tender offer or other attempt to gain control of the Bank of which management does not approve, it might be possible for the Board of Directors to authorize the issuance of one or more series of Preferred Stock with rights and preferences which could impede the completion of such a transaction. An effect of the possible issuance of such Preferred Stock, therefore, may be to deter a future takeover attempt. The Board of Trustees does not intend to issue any Preferred Stock except on terms which the Board deems to be in the best interest of the Bank and its then existing stockholders.

REGULATORY RESTRICTIONS


         NYBD Conversion Regulations. The NYBD Conversion Regulations prohibit any person, prior to the completion of the Conversion, from transferring, or from entering into any agreement or understanding to transfer, to the account of another, legal or beneficial ownership of the subscription rights issued under the or the Common Stock to be issued upon their exercise. The NYBD Conversion Regulations also prohibit any person, prior to the completion of the Conversion, from offering, or making an announcement of an offer or intent to make an offer, to purchase such subscription rights or Common Stock. See "The Conversion - Restrictions on Transfer of Subscription Rights and Shares."

         For one year following the Conversion, NYBD regulations prohibit any person from acquiring or making an offer to acquire more than 10% of the stock of any converted savings institution, except with the prior approval of the Superintendent.

         OTS Regulations. In addition, any proposal to acquire 10% of any class of equity security of the Company generally would be subject to approval by the OTS under the Change in Bank Control Act. The OTS requires all persons seeking control of a savings institution and, therefore, indirectly its holding company, to obtain regulatory approval prior to offering to obtain control. Federal law generally provides that no "person," acting directly or indirectly or through or in concert with one or more other persons, may acquire directly or indirectly "control," as that term is defined in OTS regulations, of a federally-insured savings institution without giving at least 60 days' written notice to the OTS and providing the OTS an opportunity to disapprove the proposed acquisition. Such acquisitions of control may be disapproved it is determined, among other things, that (i) the acquisition would substantially less competition; (ii) the financial condition of the acquiring person might jeopardize the financial stability of the savings institution or prejudice the interests of its depositors; (iii) the competency, experience or integrity of the acquiring person or the proposed management personnel indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person. Such change in control restrictions on the acquisition of holding company stock are not limited to a set time period but will apply for as long as the regulations are in effect. Persons holding revocable or irrevocable proxies may be deemed to be beneficial owners of such securities under OTS regulations and therefore prohibited from voting all or the portion of such proxies in excess of the 10% aggregate beneficial ownership limit. Such regulatory restrictions may prevent or inhibit proxy contests for control of the Company or the Bank which have not received prior regulatory approval.

         New York State Bank Holding Company Regulation. Under New York Banking Law, the prior approval of the Banking Department is required before: (1) any action is taken that causes any company to become a bank holding company; (2) any action is taken that causes any banking institution to become or to be merged or consolidated with a subsidiary of a bank holding company; (3) any bank holding company acquires direct or indirect ownership or control of more than 5% of the voting stock of a banking institution; (4) any bank holding company or subsidiary thereof acquires all or substantially all of the assets of a banking institution; or (5) any action is taken that causes any bank holding company to merge or consolidate with another bank holding company. See "Regulation and Supervision - Company Regulation - New York Bank Company Regulation."

         New York State Change in Control Regulation. Prior approval of the New York State Banking Board is also required before any action is taken that causes any company to acquire direct or indirect control of a banking institution. Control is presumed to exist if any company directly or indirectly owns, controls or holds with power to vote 10% or more of the voting stock of a banking institution or of any company that owns, controls or holds with power to vote 10% or more of the voting stock of a banking institution. Accordingly, prior approval of the Banking Board would be required before any company could acquire 10% or more of the common stock of the Company.


         FDIC Regulations. In the event the Bank does not qualify to be a QTL, attempts to acquire control of the Bank become subject to regulations of the FRB under the Change in Control Bank Act.

                          DESCRIPTION OF CAPITAL STOCK
                                 OF THE COMPANY

GENERAL

         The Company is authorized to issue 100 million shares of Common Stock having a par value of $.01 per share and 10 million shares of preferred stock having a par value of $.01 per share (the "Preferred Stock"). Based on the sale of Common Stock in connection with the Conversion and issuance of authorized but unissued Common Stock in an amount equal to 3% of the Common Stock sold in the Conversion to the Foundation, the Company currently expects to issue up to 40,468,500 shares of Common Stock (based on the maximum of the Estimated Price Range, as adjusted by 15%) and no shares of Preferred Stock in the Conversion. Except for shares issued in connection with the Conversion, the Company presently does not have plans to issue Common Stock. Each share of the Company's Common Stock will have the same relative rights as, and will be identical in all respects with, each other share of Common Stock. Upon payment of the Actual Purchase Price for the Common Stock, in accordance with the Plan of Conversion, all such stock will be duly authorized, fully paid and nonassessable.

         The Common Stock of the Company will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC.

COMMON STOCK

         Dividends. The Company can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its Board of Directors. The payment of dividends by the Company is subject to limitations which are imposed by law and applicable regulation. See "Dividend Policy" and "Regulation and Supervision." The holders of Common Stock of the Company will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefor. If the Company issues Preferred Stock, the holders thereof may have a priority over the holders of the Common Stock with respect to dividends.

         Voting Rights. Upon the Conversion, the holders of Common Stock of the Company will possess exclusive voting rights in the Company. They will elect the Company's Board of Directors and act on such other matters as are required to be presented to them under Delaware law or as are otherwise presented to them by the Board of Directors. Except as discussed in "Restrictions on Acquisition of the Company and the Bank," each holder of Common Stock will be entitled to one vote per share. Stockholders will not have any right to cumulate votes in the election of Directors. If the Company issues Preferred Stock, holders of the Preferred Stock may also possess voting rights. Certain matters require an 80% stockholder vote (after giving effect to the provision limiting voting rights). See "Restrictions on Acquisition of the Company and the Bank."

         As a New York State mutual savings bank, corporate powers and control of the Bank are vested in its Board of Trustees, who elect the officers of the Bank and who fill any vacancies on the Board of Trustees as it exists upon Conversion. Subsequent to Conversion, voting rights will be vested exclusively in the owners of the shares of capital stock of the Bank, which will be the Company, and voted at the direction of the Company's Board of Directors. Consequently, the holders of the Common Stock will not have direct control of the Bank.

         Liquidation. In the event of any liquidation, dissolution or winding up of the Bank, the Company, as holder of the Bank's capital stock would be entitled to receive, after payment or provision for payment of all debts and liabilities of the Bank (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account to Eligible Account Holders (see "The Conversion - Liquidation Rights"), all assets of the Bank available for distribution. In the event of liquidation, dissolution or winding up of the Company, the holders of its Common Stock would be entitled to receive, after payment or provision for payment of all of its debts and liabilities, all of the assets of the Company available for distribution. If Preferred Stock is issued, the holders thereof may have a priority over the holders of the Common Stock in the event of liquidation or dissolution.

         Preemptive Rights; Redemption. Holders of the Common Stock of the Company will not be entitled to preemptive rights with respect to any shares which may be issued. The Common Stock is not subject to redemption.


         Indemnification and Limit on Liability. The Company's Certificate of Incorporation contains provisions which limit the liability of directors, officers and employees of the Company and indemnify such individuals. Such provisions provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss reasonably incurred. Under certain circumstances, the right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition. In addition, a Director of the Company shall not be personally liable to the Company or its stockholders for monetary damages except for liability for any breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, under Section 174 of the Delaware General Corporation, or for any transaction from which the Director derived an improper personal benefit.

PREFERRED STOCK

         None of the shares of the Company's authorized Preferred Stock will be issued in the Conversion. Such stock may be issued with such designations, powers, preferences and rights as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue Preferred Stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the Common Stock and may assist management in impeding an unfriendly takeover or attempted change in control. The Company presently does not have plans to issue Preferred Stock.

                   DESCRIPTION OF CAPITAL STOCK OF THE BANK

General

         The Restated Organization Certificate of the Bank, to be effective upon the Conversion, authorizes the issuance of capital stock consisting of 100 million shares of common stock, par value $0.01 per share, and ten million shares of preferred stock, par value $0.01 per share, which preferred stock may be issued in series and classes having such rights, preferences, privileges and restrictions as the Board of Directors may determine. Each share of Common Stock of the Bank will have the same relative rights as, and will be identical in all respects with, each other share of common stock. After the Conversion, the Board of Directors will be authorized to approve the issuance of Common Stock up to the amount authorized by the Restated Organization Certificate without the approval of the Bank's stockholders. Assuming that the holding company form of organization is utilized, all of the issued and outstanding common stock of the Bank will be held by the Company as the Bank's sole stockholder. THE CAPITAL STOCK OF THE BANK WILL REPRESENT NON-WITHDRAWABLE CAPITAL, WILL NOT BE AN ACCOUNT OF AN INSURABLE TYPE, AND WILL NOT BE INSURED BY THE FDIC.

Common Stock

         Dividends. The holders of the Bank's common stock will be entitled to receive and to share equally in such dividends as may be declared by the Board of Directors of the Bank out of funds legally available therefor. See "Dividend Policy" for certain restrictions on the payment of dividends and "Federal and State Taxation - Federal Taxation" for a discussion of the consequences of the payment of cash dividends from income appropriated to bad debt reserves.

         Voting Rights. Immediately after the Conversion, the holders of the Bank's common stock will possess exclusive voting rights in the Bank. Each holder of shares of common stock will be entitled to one vote for each share held. Shareholders shall not be entitled to cumulate their votes for the election of directors. See "Restrictions on Acquisition of the Company and the Bank -Anti-Takeover Effects of the Company's Certificate of Incorporation and Bylaws and Management Remuneration Adopted in Conversion."

         Liquidation. In the event of any liquidation, dissolution, or winding up of the Bank, the holders of common stock will be entitled to receive, after payment of all debts and liabilities of the Bank (including all deposit accounts and accrued interest thereon), and distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders, all assets of the Bank available for distribution in cash or in kind. If additional preferred stock is issued subsequent to the Conversion, the holders thereof may also have priority over the holders of common stock in the event of liquidation or dissolution.

         Preemptive Rights; Redemption. Holders of the common stock of the Bank will not be entitled to preemptive rights with respect to any shares of the Bank which may be issued. Upon receipt by the Bank of the full specified purchase price therefor, the common stock will be fully paid and non-assessable.

                          TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the Common Stock is [Transfer Agent].

                                     EXPERTS

         The consolidated financial statements of the Bank and its subsidiaries as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. Such report includes an explanatory paragraph relating to changes in accounting principles.

         William M. Mercer, Incorporated has consented to the publication herein of the summary of its opinion relating to compensation matters.

         FinPro has consented to the publication herein of the summary of its report to the Bank and Company setting forth its opinion as to the estimated pro forma market value of the Common Stock upon Conversion and its opinion with respect to subscription rights.

                             LEGAL AND TAX OPINIONS

         The legality of the Common Stock and the federal income tax consequences of the Conversion will be passed upon for the Bank and Company by Muldoon, Murphy & Faucette, Washington, D.C., special counsel to the Bank and Company. The federal income tax consequences of The Roslyn Savings Bank Foundation will be passed upon for the Bank and the Company by KPMG Peat Marwick LLP, independent certified public accountants. Muldoon, Murphy & Faucette will rely as to certain matters of Delaware law on the opinion of Morris, Nichols, Arsht & Tunnell. New York State and New York City income tax consequences will be passed upon by O'Reilly, Marsh & Corteselli. Certain legal matters will be passed upon for Sandler O'Neill by Thacher Proffitt & Wood.

                             ADDITIONAL INFORMATION

         The Company has filed with the SEC a registration statement under the Securities Act with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all the information set forth in the registration statement. Such information, including the Conversion Valuation Appraisal Report, which is an exhibit to the Registration Statement, can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the SEC at prescribed rates. In addition, the SEC maintains a web site (http: //www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the Company. The Conversion Valuation Appraisal Report may also be inspected by Eligible Account Holders and Supplemental Eligible Account Holders at the offices of the Bank during normal business hours. The statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete; each such statement is qualified by reference to such contract or document.

         The Bank has filed an application for approval of conversion with the Superintendent and the FDIC. Pursuant to the rules and regulations of the Superintendent, this Prospectus omits certain information contained in that application. The application may be examined at the principal office of the Superintendent, Two Rector Street, New York, New York 10006.

         The Company has filed with the Office of Thrift Supervision an Application to Form a Holding Company. This Prospectus omits certain information contained in such Application. Such Application may be inspected at the offices of the OTS, 1700 G Street, N.W., Washington, D.C. 20552.

         In connection with the Conversion, the Company will register its Common Stock with the SEC under Section 12(g) of the Exchange Act, and, upon such registration, the Company and the holders of its stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by Trustees, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Exchange Act. Under the Plan, the Company has undertaken that it will not terminate such registration for a period of at least three years following the Conversion. In the event that the Bank amends the Plan to eliminate the concurrent formation of the Company as part of the Conversion, the Bank will register its stock with the Federal Deposit Insurance Corporation under Section 12(g) of the Exchange Act and, upon such registration, the Bank and the holders of its stock will become subject to the same obligations and restrictions.

         A copy of the Certificate of Incorporation and the Bylaws of the Company and the Restated Organization Certificate and Bylaws of the Bank are available without charge from the Bank. The Bank's principle office is located at 1400 Old Northern Boulevard, Roslyn, New York and its telephone number is
(516) 621-6000.

                            THE ROSLYN SAVINGS BANK

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                     PAGE
Independent Auditors' Report..............                           F-2

Consolidated Statements of Financial
  Condition as of May 31, 1996
  (unaudited), and December 31, 1995,
  1994 and 1993...........................                           F-3

Consolidated Statements of Income for
  the five months ended May 31, 1996 and
  1995 (unaudited), and the years ended
  December 31, 1995, 1994 and 1993........                           51

Consolidated Statements of Changes in
  Retained Earnings for the five months
  ended May 31, 1996 (unaudited), and
  the years ended December 31, 1995,
  1994 and 1993...........................                           F-4

Consolidated Statements of Cash Flows
  for the five months ended May 31, 1996
  and 1995 (unaudited), and the years
  ended December 31, 1995, 1994 and 1993..                       F-5 TO F-8

Notes to Consolidated Financial
  Statements..............................                       F-9 TO F-42

     All schedules are omitted because they are not required or applicable, or the required information is shown in the consolidated financial statements or notes thereto.

     The financial statements of Roslyn Bancorp, Inc. have been omitted because Roslyn Bancorp, Inc. has not yet issued any stock, has no assets and no liabilities, and has not conducted any business other than of an organizational nature.

                         Independent Auditors' Report
                         ----------------------------


The Board of Trustees
The Roslyn Savings Bank:


We have audited the consolidated financial statements of The Roslyn Savings Bank and subsidiaries (the Bank) as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, as listed in the accompanying index to the consolidated financial statements. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on those consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Roslyn Savings Bank and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.

As discussed in note 1(d) to the consolidated financial statements, effective January 1, 1995, the Bank adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 122, "Accounting for Mortgage Servicing Rights". As discussed in note 1(c) to the consolidated financial statements, effective January 1, 1994, the Bank adopted the provisions of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities". As discussed in notes 1(j) and 1(k) to the consolidated financial statements, effective January 1, 1993, the Bank adopted the provisions of SFAS Nos. 109, "Accounting for Income Taxes", and 106, "Employers' Accounting for Postretirement Benefits Other than Pensions".

                                                       /s/ KPMG Peat Marwick LLP

Jericho, New York
March 8, 1996

                           THE ROSLYN SAVINGS BANK

                Consolidated Statements of Financial Condition

           May 31, 1996 (unaudited) and December 31, 1995 and 1994

                                (In thousands)



                                                            December 31,
                                          May 31,        -----------------
          Assets                           1996          1995         1994
          ------                           ----          ----         ----
                                        (unaudited)

Cash and cash equivalents:
   Cash and cash items                 $    1,044          1,479       1,841
   Due from banks                           8,877          8,224         418
   Federal funds sold                      18,500         10,000      25,000
                                       ----------      ---------   ---------
                                           28,421         19,703      27,259
Debt and equity securities, net
   Held-to-maturity (estimated fair
     value of $2,086, $2,151 and
     $454,698, respectively)                1,930          1,930     466,204
   Available-for-sale                     431,932        379,331      89,787
Mortgage-backed and mortgage
     related securities, net:
   Held-to-maturity (estimated fair
     value of $309,068, $348,799
     and $394,470, respectively)          312,233        347,213     411,341
   Available-for-sale                     519,399        413,485      50,711
                                       ----------      ---------   ---------
                                        1,265,494      1,141,959   1,018,043

Loans held for sale, net                   14,265         17,151           -

Loans receivable held for
 investment, net:
   Real estate loans, net                 420,313        386,769     344,912
   Consumer and student                     1,483          1,846      22,306
                                       ----------      ---------   ---------
                                          421,796        388,615     367,218

   Less allowance for possible
     loan losses                          (22,312)       (23,350)    (25,127)
                                       ----------      ---------   ---------
                                          399,484        365,265     342,091

Banking house and equipment, net           14,624         12,423      11,647
Accrued interest receivable                11,881         11,563      13,988
Mortgage servicing rights, net              8,619          8,297           -
Excess of cost over fair
 value of net assets acquired               3,648          3,844         642
Real estate owned, net                      5,366          6,047       3,359
Deferred tax asset, net                    16,511          7,368      18,856
Other assets                                3,862          3,124       2,494
                                       ----------      ---------   ---------

            Total assets               $1,772,175      1,596,744   1,438,379
                                        =========      =========   =========

                                                            December 31,
                                          May 31,        -----------------
    Liabilities and Retained Earnings      1996          1995         1994
    ---------------------------------      ----          ----         ----
                                        (unaudited)

Deposits:
   Savings accounts                    $  437,273        455,511     566,648
   Certificates of deposit                871,876        749,775     517,437
   Money market accounts                   61,411         64,426      77,359
   Demand deposit accounts                 71,285         65,838      58,074
                                        ---------      ---------   ---------

        Total deposits                  1,441,845      1,335,550   1,219,518



Borrowed funds                             69,598          1,647           -

Accrued dividends and interest
 on deposits                                5,077            883         489

Mortgagors' escrow and
 security deposits                          5,501          7,091       6,462

Accrued taxes payable                       9,595          8,265       9,063

Accrued expenses and other
 liabilities                               18,315         16,890       9,776
                                       ----------      ---------   ---------

        Total liabilities               1,549,931      1,370,326   1,245,308
                                       ----------      ---------   ---------



Retained earnings:
   Surplus fund                            22,484         22,484      22,484
   Undivided profits                      200,432        192,041     173,323
   Net unrealized (loss) gain on
    securities available-for-sale,
    net of tax                               (672)        11,893      (2,736)
                                       ----------      ---------   ---------

        Total retained earnings           222,244        226,418     193,071
                                       ----------      ---------   ---------


        Total liabilities and
         retained earnings             $1,772,175      1,596,744   1,438,379
                                        =========      =========   =========

See accompanying notes to consolidated financial statements.

                            THE ROSLYN SAVINGS BANK

            Consolidated Statements of Changes in Retained Earnings

                Five months ended May 31, 1996 (unaudited) and
                 years ended December 31, 1995, 1994 and 1993

                                (In thousands)

          Balance at December 31, 1992                            $ 152,242

          Net income for year ended December 31, 1993                24,143
                                                                    -------

          Balance at December 31, 1993                              176,385

          Net income for year ended December 31, 1994                19,422

          Effect of change in accounting for securities
            available-for-sale at January 1, 1994 - net
            unrealized gain, net of tax                               2,625

          Change in net unrealized gain in available-for-
            sale securities, net of tax for the year ended
            December 31, 1994                                        (5,361)
                                                                    -------

          Balance at December 31, 1994                              193,071

          Net income for year ended December 31, 1995                18,718

          Net unrealized gain on securities transferred from
            held-to-maturity to available-for-sale, net of tax        5,484

          Change in net unrealized gain in available-for-sale
            securities, net of tax for the year ended
            December 31, 1995                                         9,145
                                                                    -------

          Balance at December 31, 1995                              226,418

          Net income for the five months ended May 31, 1996
            (unaudited)                                               8,391

          Change in net unrealized gain in available-for-
            sale securities, net of tax for the period ended
            May 31, 1996 (unaudited)                                (12,565)
                                                                    -------

          Balance at May 31, 1996 (unaudited)                     $ 222,244
                                                                    =======

          See accompanying notes to consolidated financial statements.

                            THE ROSLYN SAVINGS BANK

                     Consolidated Statements of Cash Flows

                  Five months ended May 31, 1996 and 1995 and
                 years ended December 31, 1995, 1994 and 1993

                                (In thousands)

                                                             Five months
                                                             ended May 31,                     Years ended December 31,
                                                             -------------                  ------------------------------
                                                        1996            1995            1995            1994            1993
                                                        -----           -----           -----           -----           -----
                                                            (unaudited)
Cash flows from operating activities:
   Net income                                   $       8,391            7,574          18,718          19,422          24,143
   Adjustments to reconcile net income to net
     cash provided by operating activities:
        Cumulative effect of changes in
         accounting principles                              -                -               -               -          (5,983)
        Provision for possible loan losses                300              250             600             600           6,860
        Provision for possible losses on real
         estate owned                                     150                -               -               -           1,200
        Originated mortgage servicing rights, net of
         amortization                                    (322)               -            (246)              -               -
        Amortization of excess of cost over fair
         value of net assets acquired                     196               51             266             122              92
        Depreciation and amortization                     488              501           1,327           1,066             854
        Accretion of discounts, net of
         amortization of premiums                        (439)             632             962           2,076             556
        Proceeds from sales of loans held for sale,
         net of originations and purchases              2,699                -           6,307               -               -
        (Gains) losses on sales of loans               (1,599)            (455)         (1,827)            289             (33)
        Net losses (gains) on securities                  257              758             811           1,181          (3,123)
        Net gains on sales of real estate owned            (9)            (496)         (1,113)           (822)            (34)
        Deferred income taxes                             227             (232)            578            (732)         (2,095)
        Changes in assets and liabilities (net of
          effects from the purchase of assets and
          liabilities of RMBI):
                (Increase) decrease in accrued
                  interest receivable                    (318)             537           2,452          (1,109)          2,554
                (Increase) decrease in other assets      (738)            (886)           (167)           (339)            243
                (Increase) decrease in accrued
                  dividends and interest on deposits    4,194            4,114             394             176            (191)
                Increase (decrease) in accrued taxes
                  payable                               1,330            2,208            (798)         (1,302)          2,511
                Increase (decrease) in accrued
                 expense and other liabilities          1,425            1,107           7,004           1,272            (263)
                Net increase in unearned income           148              371             187           1,734               -
                Other, net                                (12)            (128)           (131)             22              83
                                                      -------          -------         -------         -------         -------
                        Net cash provided by
                         operating activities          16,368           15,906          35,324          23,656          27,374
                                                      =======          =======         =======         =======         =======

                                                                     (Continued)

                            THE ROSLYN SAVINGS BANK

                                (In thousands)


                                                             Five months
                                                            ended May 31,                         Years ended December 31,
                                                            -------------                     ------------------------------
                                                           1996            1995            1995            1994            1993
                                                          -----           -----           -----           -----           -----
                                                            (unaudited)

Cash flows from investing activities:
Purchase of assets and liabilities of RMBI          $       -                -         (12,220)              -               -
Proceeds from sales and redemptions of debt and
 equity securities held-to-maturity                     52,393          54,883         278,779          90,604         163,763
Proceeds from sales and repayments of mortgage-backed
 and mortgage related securities held-to-maturity       75,905          23,138          92,207         100,381         223,002
Purchases of mortgage-backed and mortgage related
securities held-to-maturity                                 -          (60,878)       (240,702)       (109,433)       (246,373)
Purchases of debt and equity securities
 held-to-maturity                                           -          (88,018)       (176,308)        (24,807)       (213,300)
Proceeds from sales and repayments of debt, equity,
 mortgage-backed and mortgage related securities
 available-for-sale                                     31,837           9,567         171,397           5,164               -
Purchases of debt, equity, mortgage-backed and
 mortgage related securities available-for-sale       (305,423)        (48,370)       (225,523)        (91,470)              -
Loan originations and purchases, net of principal
 repayments                                            (37,480)        (19,888)        (80,698)        (92,665)          9,904
Proceeds from sales of loans                             4,322          19,382          28,008          15,408          15,798
Purchases of banking house and equipment, net           (2,685)           (992)         (1,708)         (3,460)         (2,848)
Proceeds from sales of real estate owned                   825           2,342           5,580           5,371           1,174
                                                     ---------       ---------       ---------       ---------       ---------
    Net cash used in investing activities             (180,306)       (108,834)       (161,188)       (104,907)        (48,880)
                                                     ---------       ---------       ---------       ---------       ---------

                                                                     (Continued)

                            THE ROSLYN SAVINGS BANK

                                (In thousands)

                                                             Five months
                                                             ended May 31,                     Years ended December 31,
                                                             -------------                  ------------------------------
                                                        1996            1995            1995            1994            1993
                                                        -----           -----           -----           -----           -----
                                                            (unaudited)
Cash flows from financing activities:
   (Decrease) increase in  demand deposit, money
     market, and savings accounts                       $  (15,806)    (111,364)        (116,306)       (50,992)        26,006
   Increase (decrease) in certificates of deposit          122,101      153,679          232,338        128,945        (18,984)
   Increase in borrowed funds                               67,951       40,700            1,647              -              -
   (Decrease) increase in mortgagors' escrow and
     security deposits                                      (1,590)      (1,439)             629           (838)        (2,164)
                                                           -------      -------         --------        -------        -------
          Net cash provided by financing activities        172,656       81,576          118,308         77,115          4,858
                                                           -------      -------         --------        -------        -------

Net increase (decrease) in cash and cash equivalents         8,718      (11,352)          (7,556)        (4,136)       (16,648)

Cash and cash equivalents at beginning of period            19,703       27,259           27,259         31,395         48,043
                                                           -------      -------         --------        -------        -------

Cash and cash equivalents at end of period              $   28,421       15,907           19,703         27,259         31,395
                                                           =======      =======         ========        =======        =======

Supplemental disclosures of cash flow information:
   Cash paid during the period for:
     Interest on deposits and borrowed funds            $   22,934       18,624           58,904         40,177         39,889
                                                           =======      =======         ========        =======        =======

     Income taxes                                       $    2,371        1,958            8,888         11,428         10,586
                                                           =======      =======         ========        =======        =======


   Non-cash investing activities:
     Additions to real estate owned, net                $      276        1,797            6,964          5,119          2,016
                                                           =======      =======         ========        =======        =======

   Transfer of securities from held-to-maturity
     to available-for-sale                              $        -           -           648,705         66,483              -
                                                           =======      =======         ========        =======        =======

                                                                     (Continued)

                            THE ROSLYN SAVINGS BANK

                                 (In thousands)

                                                            Five months
                                                            ended May 31,                      Years ended December 31,
                                                            -------------                   ------------------------------
                                                        1996            1995            1995            1994            1993
                                                        -----           -----           -----           -----           -----
                                                            (unaudited)

Fair value of assets acquired from RMBI:
   Loans held for sale                                                              $   22,571
   Mortgage servicing rights                                                             8,051
   Excess of cost over fair value of net assets acquired                                 3,469
   Other assets                                                                            628
                                                                                       -------

                                                                                        34,719
                                                                                       -------

Liabilities assumed from RMBI:
   Borrowed funds                                                                       22,061
   Other                                                                                   438
                                                                                       -------

                                                                                        22,499
                                                                                       -------

Cash paid in acquisition                                                            $   12,220
                                                                                       =======

See accompanying notes to consolidated financial statements.

                            THE ROSLYN SAVINGS BANK

                  Notes to Consolidated Financial Statements

                     May 31, 1996 and 1995 (unaudited) and
                        December 31, 1995, 1994 and 1993


(1) Summary of Significant Accounting Policies and Related Matters
    --------------------------------------------------------------

   The following is a summary of significant accounting policies:

   The Roslyn Savings Bank and its wholly-owned subsidiaries (the Bank) primary business activities include attracting deposits from the general public and originating residential property loans (one-to-four family home mortgage, cooperative apartment and multi-family property loans). The Bank also makes commercial real estate loans and consumer loans. The Bank is subject to competition from other financial institutions. Deposits at the Bank are insured up to applicable limits by the Bank Insurance Fund (BIF) of the Federal Deposit Insurance Corporation (FDIC). The Bank is a New York State chartered savings bank and is subject to comprehensive regulation, examination and supervision by the New York State Banking Department and the FDIC.

  (a) Principles of Consolidation and Basis of Financial Statement Presentation
      -------------------------------------------------------------------------

   The consolidated financial statements have been prepared in conformity with generally accepted accounting principles (GAAP) and include the accounts of the Bank and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

   Historically, the Bank has been required to issue audited financial statements to meet regulatory requirements. As more fully discussed in note 18, the Bank plans to convert from a mutual to capital stock form of ownership. As a stock institution and as a result of the public offering of the stock of the holding company intended to be formed by the Bank, the Bank will be subject to the financial reporting requirements of the Securities Exchange Act of 1934, as amended. Accordingly, in connection with the conversion, the Bank performed a comprehensive review of its accounting policies and practices, and made a determination that certain of such policies and practices should be changed to adopt preferable accounting practices. The accompanying consolidated financial statements have been prepared to reflect such preferred accounting policies, which are referred to in the paragraphs below and relate principally to the timing of loan loss provisions and the accounting for premiums paid on certain callable preferred stock.

   On August 1, 1995, The Roslyn Savings Bank acquired, through a wholly-owned subsidiary now known as Residential First, Inc. (RFI), certain assets and liabilities, including the loan origination business and the $623 million loan servicing portfolio (the acquisition), of Residential Mortgage Banking, Inc. (RMBI), a mortgage banking firm which operated in New York and New Jersey. RFI has entered into a sub-servicing agreement with another mortgage banking firm to provide for the servicing of loans.

   The acquisition was funded by The Roslyn Savings Bank, and was accounted for under the purchase method of accounting; accordingly, the purchase price was allocated to the assets and liabilities acquired based on their estimated fair values as of August 1, 1995, including $8.1 million relating to the value of the loan servicing portfolio acquired. The consideration paid exceeded the estimated fair value of the net assets acquired by $3.5 million. This amount was recorded as goodwill and is being amortized over 10 years.


                                                                  (Continued)

                            THE ROSLYN SAVINGS BANK

                     May 31, 1996 and 1995 (unaudited) and
                        December 31, 1995, 1994 and 1993


   A substantial portion of the Bank's loans are secured by real estate in the New York Metropolitan area. Accordingly, the ultimate collectibility of such loan portfolio is susceptible to changes in market conditions in the New York Metropolitan area.

   In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated financial statements and results of operations for the periods then ended. Actual results could differ from those estimates. Material estimates that are particularly susceptible to change in the near-term relate to the determination of the allowance for possible loan losses. In connection with the determination of the allowance for possible loan losses, management obtains independent appraisals for significant properties.

   Management believes that the allowance for possible loan losses is adequate.
     While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on unanticipated changes in economic conditions, particularly in the New York Metropolitan area. In addition, the New York State Banking Department and the FDIC, as an integral part of their examination process, periodically review the Bank's allowance for possible loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

   Certain reclassifications have been made to prior periods amounts to conform to the current period presentation.

  (b)  Cash and Cash Equivalents
       -------------------------

   For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds, which are generally sold for one to three day periods.

  (c) Debt, Equity, Mortgage-Backed and Mortgage Related Securities
      -------------------------------------------------------------

   In accordance with Statement of Financial Accounting Standards No. (SFAS)
     115, "Accounting for Certain Investments in Debt and Equity Securities", which the Bank adopted effective January 1, 1994, the Bank is required to report debt, readily-marketable equity, mortgage-backed and mortgage related securities in one of the following categories: (i) "held-to-maturity" (management has a positive intent and ability to hold to maturity) which are to be reported at amortized cost adjusted, in the case of debt securities, for the amortization of premiums and accretion of discounts; (ii) "trading" (held for current resale) which are to be reported at fair value, with unrealized gains and losses included in earnings; and (iii) "available-for-sale" (all other debt, equity, mortgage-backed and mortgage related securities) which are to be reported at fair value, with unrealized gains and losses reported net of tax as a separate component of retained earnings. The Bank classified all of its holdings of debt, readily-marketable equity, mortgage-backed and mortgage related securities at January 1, 1994 as either "held-to-maturity" or "available-for-sale"; thereafter, at the time of new securities purchases, a determination is made as to the appropriate classification.



                                                                  (Continued)

                            THE ROSLYN SAVINGS BANK

                     May 31, 1996 and 1995 (unaudited) and
                        December 31, 1995, 1994 and 1993


   In November 1995, the Financial Accounting Standards Board (FASB) issued an implementation guide for SFAS 115. The implementation allowed an opportunity from mid-November 1995 to December 31, 1995 for banks to reclassify securities in the "held-to-maturity" portfolio to the "available-for-sale" portfolio without tainting the remainder of the portfolio. In connection with this opportunity the Bank reclassified $415.3 million of debt securities and $233.4 million of mortgage-backed and mortgage related securities previously classified as "held-to-maturity" to securities "available-for-sale".

   Premiums and discounts on debt, mortgage-backed and mortgage related securities are amortized to expense and accreted to income over the estimated life of the respective security using the interest method. Premiums paid on certain callable preferred stock are amortized to expense over the period to the call date. Gains and losses on the sales of securities are recognized on realization.

  (d)  Real Estate and Other Loans
       ---------------------------

   Loans receivable are stated at unpaid principal balances, including negative escrow, less unearned discounts, deferred mortgage interest and net deferred loan origination fees.

   Purchased loans are recorded at cost. Related premiums or discounts on mortgages and other loans purchased are amortized to expense or accreted to income using the interest method over the estimated life of the loans.

   Loans held for sale are carried at the aggregate lower of cost or market value as determined by outstanding commitments from investors or current investor yield requirements calculated on an aggregate loan basis.

   The Bank places loans, including impaired loans, on non-accrual status when they become past due 90 days. All interest previously accrued and not collected is reversed against interest income, and income is subsequently recognized only to the extent cash is received until, in management's judgment, a return to accrual status is warranted. Loans are generally returned to accrual status when principal and interest payments are current, full collectibility of principal and interest is reasonably assured and a consistent record of performance, generally six months, has been demonstrated.

   On January 1, 1995, the Bank adopted SFAS 114.  "Accounting by Creditors for
     Impairment of a Loan: and the amendment thereof, SFAS 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosure". These statements require that impaired loans that are within their scope be measured based on the present value of expected future cash flows discounted at the loan's observable market price, or the fair value of the collateral if the loan is collateral dependent. The amount by which the recorded investment of an impaired loan exceeds the measurement value is recognized by creating a valuation allowance within the allowance for possible loan losses. SFAS 114 generally does not apply to those smaller-balance homogeneous loans that are collectively evaluated for impairment, which for the Bank, include one-to four-family first mortgage loans, student loans and consumer,loans, other than those modified in a troubled debt restructuring ("TDR"). The implementation of SFAS 114 and SFAS 118 did not materially affect the Bank's consolidated financial statements.

   In accordance with SFAS 114, the Bank considers a loan impaired when, based upon current information and events, it is possible that it will be unable to collect all amounts due, both principal and interest, by the Bank within the scope of SFAS 114 are limited to loans modified in a TDR and commercial and multi-family first mortgage loans. The measurement value of the Bank's impaired loans was based on fair value of the underlying collateral. The Bank identifies and measures impaired loans in conjunction with its review of the adequacy of its allowance for possible loan losses. Specific factors utilized in the identification of impaired loans include, but not limited to, delinquency status, loan-to-value ratio, the condition of the underlying collateral, credit history and debt coverage.

   Cash receipts on non-accrual loans, including impaired loans, are applied to principal and interest in accordance with the contractual terms of the loan unless full payment of principal is not expected, in which case both principal and interest payments received are applied as a reduction of the carrying value of the loan.

   In May 1995, SFAS 122, "Accounting for Mortgage Servicing Rights" was issued.
     SFAS 122 is effective for fiscal years beginning after December 15, 1995, with earlier adoption permitted. The statement amends SFAS 65, "Accounting for Certain Mortgage Banking Activities", to require that a mortgage banking enterprise recognize as separate assets rights to service mortgage loans for others,

                                                                    (Continued)

                            THE ROSLYN SAVINGS BANK

                     May 31, 1996 and 1995 (unaudited) and
                        December 31, 1995, 1994 and 1993


     however acquired. For mortgage servicing rights that are created through the origination of mortgage loans, and where the loans are subsequently sold or securitized with servicing rights retained, the statement requires that the total cost of the mortgage loans should be allocated to the mortgage servicing rights and the loans based on their relative fair values. The statement also requires the assessment of capitalized mortgage servicing rights for impairment to be based on the current fair value of those rights and recognized through a valuation allowance. The Bank adopted SFAS 122 effective January 1, 1995, the impact of which was not material to its financial statements.

   Fees earned for servicing loans are reported as income when the related mortgage loan payments are collected. Mortgage servicing rights (MSRs) are amortized as a reduction to loan service fee income using the interest method over the estimated remaining life of the underlying mortgage loans. MSR assets are carried at fair value and impairment, if any, is recognized through a valuation allowance.

   (e) Allowance for Possible Loan Losses
       ----------------------------------

   The allowance for possible loan losses is based on a periodic analysis of the loan portfolio and reflects an amount which, in management's judgment, is adequate to provide for possible loan losses in the existing portfolio. In evaluating the portfolio, management takes into consideration numerous factors such as the Bank's loan growth, prior loss experience, present and potential risks of the loan portfolio and current economic conditions. Provisions for possible losses on loans are charged to operations. Loans, including impaired loans, are charged off against the allowance for possible loan losses when the collectibility of loan principal is unlikely. Recoveries of loans previously charged off are credited to the allowance.

  (f) Commitment and Loan Origination Fees
      ------------------------------------

   The Bank defers certain loan origination and commitment fees net of certain origination costs and amortizes them as an adjustment of the loan's yield over the term of the related loan using the interest method.

  (g)  Banking House and Equipment
       ---------------------------

   Land is carried at cost and buildings are carried at cost, less allowance for depreciation computed on the straight-line method over a twenty-five to fifty year period. Leasehold improvements are stated at cost, less accumulated amortization. Amortization is computed on the straight-line method over the terms of the respective lease or the life of the improvement, whichever is shorter. Furniture, fixtures and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on the straight-line method on the estimated service lives over a three to ten year period.

  (h)  Real Estate Owned
       -----------------

   Real estate acquired through foreclosure or deed-in-lieu of foreclosure, are reported at the lower of cost or fair value at the acquisition date, and subsequently at the lower of its new cost or fair value less estimated selling costs. Cost represents the unpaid loan balance at the acquisition date plus expenses, when appropriate, incurred to bring the property to a salable condition. The Bank maintains an allowance for subsequent declines in estimated fair value less estimated selling costs. Certain costs relating to holding the properties, and gains or losses resulting from the disposition of properties are recognized in the current period's operations.

                                                                    (Continued)

                            THE ROSLYN SAVINGS BANK

                     May 31, 1996 and 1995 (unaudited) and
                        December 31, 1995, 1994 and 1993

  (i)  Surplus Fund
       ------------

   As required under State of New York Banking Law, if the retained earnings of the Bank is less than ten percent of deposits at the close of any accounting period, ten percent of net income during the year, as defined, is credited to surplus. During the years ended December 31, 1995, 1994, and 1993 and the five months ended May 31, 1996 and 1995, no amount was required to be credited to surplus.

  (j)  Income Taxes
       ------------

   The Bank adopted SFAS 109, " Accounting for Income Taxes effective January 1,
     1993. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. To the extent that current available evidence about the future raises doubt about the realization of a deferred tax asset, a valuation allowance must be established. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The cumulative effect of adopting SFAS 109 as of January 1, 1993 is included in the 1993 consolidated statement of income.

  (k) Summary of Retirement Benefits Accounting
      -----------------------------------------

   The Bank's retirement plan is noncontributory and covers substantially all eligible employees. The plan conforms to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Bank's policy is to accrue for all pension costs and to fund the maximum amount allowable for tax purposes. Actuarial gains and losses that arise from changes in assumptions concerning future events, used in estimating pension costs, are amortized over a period that reflects the long-range nature of pension expense. The Bank adopted SFAS 106 (SFAS 106), "Employers' Accounting for Post-Retirement Benefits Other Than Pensions", on January 1, 1993. This statement established accounting standards for postretirement benefits other than pensions (hereinafter referred to as post-retirement benefits). This statement focuses principally on health care benefits, although it applies to all forms of postretirement benefits other than pensions. SFAS 106 changed the Bank's practice of accounting for postretirement benefits on a cash basis by requiring accrual of the cost of providing those benefits to an employee, and the employee's beneficiaries and covered dependents, during the years that the employee renders the necessary service. The cumulative effect of adopting SFAS 106 as of January 1, 1993, based on the Bank's option to recognize all of the transition obligation in the year of adoption, is included in the 1993 consolidated statement of income, net of related tax effect.

  (l) Employers' Accounting for Postemployment Benefits
      -------------------------------------------------

   In November 1992, the FASB issued SFAS 112, "Employers' Accounting for
     Postemployment Benefits". SFAS 112 focuses principally on postemployment benefits for employers who provide benefits to former or inactive employees after employment but before retirement. Postemployment benefits are all types of benefits provided to former or inactive employees, their beneficiaries and


                                                                   (Continued)

                            THE ROSLYN SAVINGS BANK

                     May 31, 1996 and 1995 (unaudited) and
                        December 31, 1995, 1994 and 1993


        covered dependents. This statement requires employers to recognize the obligation to provide postemployment benefits in accordance with SFAS 43, "Accounting for Compensated Absences", if the obligation is attributable to employees' service already rendered, employees' rights to those benefits accumulate or vest, payment of the benefits is probable, and the amount of the benefits can be reasonably estimated. If those four conditions are not met, the employer should account for postemployment benefits when it is probable that a liability has been incurred and the amount can be reasonably estimated in accordance with SFAS 5, "Accounting for Contingencies". If an obligation for postemployment benefits is not accrued in accordance with SFAS 5 or SFAS 43 only because the amount cannot be reasonably estimated, the financial statements shall disclose that fact.

    The Bank adopted SFAS 112 on January 1, 1994. The impact of the Bank's adoption of SFAS 112 was minimal because the majority of the Bank's benefits do not vest or accumulate or are not attributable to past service.

    (m) Recently Adopted Accounting Pronouncements
        ------------------------------------------

    In March 1995, the FASB issued SFAS 121, "Accounting for the Impairment of
        Long-Lived Assets to be Disposed Of". SFAS 121 is effective for fiscal years beginning after December 15, 1995 and establishes accounting standards for impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. This statement requires that long-lived assets and certain identifiable intangibles, to be held and used by an entity, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the entity should estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows is less than the carrying amount of the asset, an impairment loss should be recognized. This statement requires that long-lived assets and certain identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. The Bank adopted SFAS 121 on January 1, 1996 Adoption of this statement did not have a material effect on the Bank's consolidated financial statements.

(2) Debt and Equity Securities
    --------------------------

    Investments in debt and equity securities at May 31, 1996 are summarized as follows:


                                                             Gross        Gross
                                            Amortized     unrealized    unrealized    Estimated
                                              cost           gain         loss        fair value
                                              ----           ----         ----        ----------
                                                           (In thousands)

       Held-to-maturity:
          Debt securities:
            State, county and municipal     $ 1,930         156              -          2,086
                                            =======       =======       =======       =======



                                                                    (Continued)

                            THE ROSLYN SAVINGS BANK

                     May 31, 1996 and 1995 (unaudited) and
                        December 31, 1995, 1994 and 1993

                                               Gross       Gross
                                 Amortized   unrealized  unrealized   Estimated
                                    cost        gain        loss      fair value
                                    ----        ----        ----      ----------
                                                (In thousands)
Available-for-sale:
   Debt securities:
     United States Government-
      direct and guaranteed        $185,658       3,245         (56)     188,847
     United States Government
       agencies                      88,556           -      (1,700)      86,856
     Public utility                   2,745          25           -        2,770
     Other                           14,409         295         (26)      14,678
                                   --------      ------      ------   ----------
          Total debt securities
             available-for-sale    $291,368       3,565      (1,782)     293,151
                                   ========      ======      ======   ==========

Equity securities:
     Common                             258       4,700           -        4,958
     Preferred                      133,188       1,996      (1,972)     133,212
     Other                              602           9           -          611
                                   --------      ------      ------      -------
          Total debt securities
             available-for-sale    $134,048       6,705      (1,972)     138,781
                                   ========      ======      ======   ==========

                                                                      $  431,932
                                                                       =========

Investments in debt and equity securities at December 31, 1995 are summarized as follows:

                                                 Gross       Gross
                                   Amortized   unrealized  unrealized   Estimated
                                      cost        gain        loss      fair value
                                      ----       ------      ------     ----------
                                              (In thousands)

Held-to-maturity:
     Debt securities:
     State, county and
      municipal                    $  1,930         221           -        2,151
                                   ========      ======     =======     ========

Available-for-sale:
   Debt securities:
     United States Government -
      direct and guaranteed         195,701       8,925           -      204,626
     United States Government
      agencies                       34,764           6         (26)      34,744
     Public utility                   2,742          57           -        2,799
     Other                           17,838         557         (11)      18,384
                                   --------      ------      ------   ----------

          Total debt securities
             available-for-sale    $251,045       9,545         (37)     260,553
                                   ========      ======      ======   ==========

                                                                     (Continued)

                            THE ROSLYN SAVINGS BANK

                     May 31, 1996 and 1995 (unaudited) and
                        December 31, 1995, 1994 and 1993

                                             Gross       Gross
                                Amortized  unrealized  unrealized   Estimated
                                  cost        gain        loss      fair value
                                ---------  ----------  -----------  ----------
                                            (In thousands)

Equity securities:
     Common                     $     257       4,753           -        5,010
     Preferred                    111,896       3,096      (1,226)     113,766
     Other                              2           -           -            2
                                  -------      ------      ------     --------
       Total equity securities
         available-for-sale     $ 112,155       7,849      (1,226)     118,778
                                  =======      ======      ======      =======

                                                                      $379,331
                                                                       =======


   Investments in debt and equity securities at December 31, 1994 are summarized as follows:

                                                Gross       Gross
                                 Amortized   unrealized  unrealized   Estimated
                                    cost        gain        loss      fair value
                                 ----------  ----------  -----------  ----------
                                               (In thousands)

Held-to-maturity:
  Debt securities:
    United States Government -
     direct and guaranteed        $ 333,234         144      (7,215)     326,163
     United States Government
      agencies                       34,996           -      (1,457)      33,539
     State, county and
      municipal                       2,715         153          (1)       2,867
     Public utility                  16,032          22        (758)      15,296
     Foreign                          3,547           -         (57)       3,490
     Other                           75,680         184      (2,521)      73,343
                                    -------      ------     -------     --------
    Total debt securities
     held-to-maturity             $ 466,204         503     (12,009)    $454,698
                                    =======      ======     =======     ========

Available-for-sale:
  Equity securities:
     Common                         $   580       2,817                    3,397
     Preferred                       92,634         460      (6,789)      86,305
     Institutional Investors
      Mutual Fund, Inc.                 137           -         (52)          85
                                     ------      ------      -------     --------
Total equity securities
 available-for-sale                 $93,351       3,277      (6,841)    $ 89,787
                                     ======      ======      ======     ========

   U.S. Government direct and guaranteed obligations pledged as collateral were $-0-, $-0- and $15.0 million at May 31, 1996 and December 31, 1995 and 1994, respectively.

                                                                   (Continued)

                            THE ROSLYN SAVINGS BANK

                     May 31, 1996 and 1995 (unaudited) and
                        December 31, 1995, 1994 and 1993

Sales of investments in debt and equity securities are summarized as follows:

                                            Five months
                                           ended May 31,      Years ended December 31,
                                           -------------      ------------------------
                                           1996     1995        1995    1994    1993
                                           ----     ----        -----   ----    ----
                                                         (In thousands)
     Proceeds from sales:
          Equity securities               $12,180      687     11,077    5,164   10,693
          Debt securities                       -   19,970    172,099   46,062   75,012

     Gross gains:
          Equity securities                     7       88        189        6    1,660
          Debt securities                       -        8        159      102    1,682

     Gross losses:
          Equity securities                   329       74        685       41       26
          Debt securities                       -       36        231       13        8

   During the five month periods ended May 31, 1996 and 1995, and the years ended December 31, 1995 and 1994, sales of investments in debt securities were from both the "held-to-maturity" and "available-for-sale" portfolios and the sales of investments in equity securities were from the "available-for-sale" portfolio. Investments in debt securities sold from the "held-to-maturity" portfolio were either called or sold within 90 days of the maturity date.

   The Bank wrote-off its investment in Nationar, a failed bank service institution, in the amount of $376,000 and $561,000 for the five months ended May 31, 1995 and the year ended December 31, 1995, respectively. In addition, the Bank amortized premiums relating to its investments in certain callable preferred stocks in the amounts of $292,000 and $453,000 for the five months ended May 31, 1996 and 1995, respectively, and $1.2 million, $1.2 million, and $185,000 for the years ended December 31, 1995, 1994 and 1993, respectively. Included in the gross losses realized on sales of equity securities is $329,000 and $611,000 for the five months ended May 31, 1996,and the year ended December 31, 1995, respectively, which had been previously charged to income as a result of the aforementioned premium amortization.

   The maturities of the investments in debt securities at May 31, 1996 are as follows:

                                             Available-for-sale
                                          --------------------------
                                          Amortized       Estimated
    Maturity                                cost          fair value
    --------                                ----          ----------
                                               (In thousands)


Within 1 year                             $  33,735           33,975
After 1 year through 5 years                176,688          178,992
After 5 years through 10 years               80,945           80,184
                                          ---------        ---------
                                          $ 291,368          293,151
                                          =========         ========

                                                                    (Continued)

                            THE ROSLYN SAVINGS BANK

                     May 31, 1996 and 1995 (unaudited) and
                        December 31, 1995, 1994 and 1993

                                                           Available-for-sale
                                                          ---------------------
                                                          Amortized  Estimated
                Maturity                                     cost    fair value
                --------                                     ----    ----------
                                                              (In thousands)

          After 1 year through 5 years                    $ 1,860          2,006
          After 5 years through 10 years                       70             80
                                                          -------     ----------
                                                          $ 1,930          2,086
                                                          =======     ==========

   The maturities of the investments in debt securities at December 31, 1995 are as follows:

                                                           Available-for-sale
                                                         -----------------------
                                                          Amortized   Estimated
                Maturity                                     cost     fair value
                --------                                     ----     ----------
                                                              (In thousands)
          Within 1 year                                     $ 24,539      24,797
          After 1 year through 5 years                       179,007     184,405
          After 5 years through 10 years                      47,499      51,351
                                                            --------     -------
                                                            $251,045     260,553
                                                            ========     =======


                                                           Available-for-sale
                                                         -----------------------
                                                          Amortized   Estimated
                Maturity                                     cost     fair value
                --------                                     ----     ----------
                                                             (In thousands)

          After 1 year through 5 years                      $  1,630       1,802
          After 5 years through 10 years                         300         349
                                                            --------     -------

                                                            $  1,930       2,151
                                                            ========     =======

   The maturities of the investments in debt securities at December 31, 1994 are as follows:

                                                           Available-for-sale
                                                         -----------------------
                                                          Amortized   Estimated
                Maturity                                     cost     fair value
                --------                                     ----     ----------
                                                             (In thousands)
          Within 1 year                                     $ 88,839      88,267
          After 1 year through 5 years                       305,120     295,918
          After 5 years through 10 years                      71,440      69,706
          Over 10 years                                          805         807
                                                            --------     -------

                                                            $466,204     454,698
                                                            ========     =======

                                                                     (Continued)

                            THE ROSLYN SAVINGS BANK

                     May 31, 1996 and 1995 (unaudited) and
                        December 31, 1995, 1994 and 1993

   Included in available-for-sale securities at May 31, 1996 and December 31,
     1995 and in held-to-maturity securities at December 31, 1994 are callable step up notes which were issued by U.S. Government agencies. The amortized cost and estimated fair values of these notes aggregated $15.0 million and $14.6 million, respectively, at May 31, 1996, $14.9 million and $14.9 million, respectively, at December 31, 1995 and $35.0 million and $33.5 million, respectively, at December 31, 1994. These notes represent general U.S. Government agency obligations that provide for annual fixed rate step ups of interest and are callable at par after one year and in six month intervals thereafter. The weighted average rate of the notes was 6.00%, 5.54% and 5.55% at May 31, 1996 and December 31, 1995 and 1994,
     respectively.

(3) Mortgage-Backed and Mortgage Related Securities
    -----------------------------------------------

   Included in the Bank's available-for-sale and held-to-maturity securities portfolios are mortgage-backed and mortgage related securities which, except for collateralized mortgage obligations (CMOs), represent participating interests in pools of first mortgage loans.

   Mortgage-backed and mortgage related securities at May 31, 1996 are summarized as follows:

                                                      Gross      Gross      Estimated
                                        Amortized   unrealized  unrealized    fair
                                           cost        gain        loss       value
                                           ----        ----        ----       -----
                                                    (In thousands)
Held-to-maturity:
 Whole loan private collateralized
     mortgage obligations, net            $312,233       1,395      (4,560)  309,068
                                           =======     =======     =======   =======

Available-for-sale:
     GNMA pass through securities, net      20,978       1,857           -    22,835
     FNMA pass through securities, net       7,197           -        (271)    6,926
     FHLMC pass through securities, net    146,761           -      (4,900)  141,861
     GNMA adjustable rate mortgage
      pass through securities, net         118,473         527        (451)  118,549
     Agency collateralized mortgage
      obligations, net                     167,328         488      (3,519)  164,297
     Whole loan private
      collateralized mortgage
     obligations, net                       66,351          25      (1,445)   64,931
                                           -------     -------     -------   -------

Mortgage-backed and mortgage
 related securities
  available-for-sale, net                 $527,088       2,897     (10,586)  519,399
                                           =======     =======     =======   =======




                                                                     (Continued)

                            THE ROSLYN SAVINGS BANK

                     May 31, 1996 and 1995 (unaudited) and
                        December 31, 1995, 1994 and 1993


   Mortgage-backed and mortgage related securities at December 31, 1995 are summarized as follows:

                                                          Gross       Gross     Estimated
                                            Amortized   unrealized  unrealized    fair
                                               cost        gain        loss       value
                                               ----        ----        ----       -----
                                                            (In thousands)
Held-to-maturity:
 Whole loan private collateralized
  mortgage obligations, net                   $347,213       3,513      (1,927)  348,799
                                              ========      ======      ======   =======

Available-for-sale:
     GNMA pass through securities, net          23,090       2,393           -    25,483
     FNMA pass through securities, net          27,689           -        (390)   27,299
     FHLMC pass through
      securities, net                          116,100         766        (599)  116,267
     GNMA adjustable rate mortgage
      pass through securities, net              86,876       1,257           -    88,133
     Agency collateralized mortgage
      obligations, net                         155,100       1,796        (593)  156,303
                                              --------      ------      ------   -------

Mortgage-backed and mortgage
 related securities available-for-
 sale, net                                    $408,855       6,212      (1,582)  413,485
                                              ========      ======      ======   =======

   Mortgage-backed and mortgage related securities at December 31, 1994, are summarized as follows:

                                                         Gross       Gross     Estimated
                                           Amortized   unrealized  unrealized    fair
                                              cost        gain        loss       value
                                              ----        ----        ----       -----
                                                           (In thousands)
Held-to-maturity:
     GNMA pass through
      securities, net                        $ 28,319         916        (192)   29,043
     FNMA pass through
      securities, net                          31,491          61      (2,954)   28,598
     FHLMC pass through
     securities, net                           57,288           -      (5,121)   52,167
     Collateralized mortgage
     obligations, net:
       Agency                                 114,145       2,812      (2,829)  114,128
       Whole loan private                     180,098       3,180     (12,744)  170,534
                                             --------       -----     -------   -------

Mortgage-backed and mortgage
 related securities held-to-
maturity, net                                $411,341       6,969     (23,840)  394,470
                                             ========       =====     =======   =======


                                                                     (Continued)

                            THE ROSLYN SAVINGS BANK

                     May 31, 1996 and 1995 (unaudited) and
                        December 31, 1995, 1994 and 1993

                                                           Gross       Gross      Estimated
                                           Amortized     unrealized  unrealized     fair
                                             cost           gain        loss        value
                                           ---------     ----------  -----------  --------
                                                               (In thousands)
   Available-for-sale:
      GNMA adjustable rate mortgage
        pass through securities, net        $ 8,103              -        (237)       7,866
      FNMA adjustable rate mortgage
        pass through securities, net         14,471              -        (382)      14,089
      FHLMC adjustable rate mortgage
        pass through securities, net         29,351              -        (595)      28,756
                                             ------         -------      ------      ------

   Mortgage-backed and mortgage related
      securities available-for-sale, net    $51,925               -     (1,214)      50,711
                                             ======         =======      ======      ======

Sales of investments in mortgage-backed and mortgage related securities are summarized as follows:

                                            Five months      Year ended
                                           ended May 31,     December 31,
                                           -------------     ------------
                                           1996     1995        1995
                                           ----     -----       ------
                                                   (In thousands)
               Proceeds from sales        $19,657   8,880       48,463
               Gross gains                     46      85          904
               Gross losses                    18       -            -


During the five month periods ended May 31, 1996 and 1995, and the year ended
  December 31, 1995, sales of mortgage-backed and mortgage related securities were from the "available-for-sale" portfolio. There were no sales of mortgage-backed and mortgage related securities during the years ended December 31, 1994 and 1993.

The contractual maturities of the investments in mortgage-backed and mortgage related securities, net at May 31, 1996 are as follows:

                                            Available-for-sale
                                          ----------------------
                                           Amortized  Estimated
            Maturity                         cost     fair value
            --------                       ---------  ----------
                                              (In thousands)


   After 1 year through 5 years             $ 60,808      57,848
   After 5 years through 10 years             40,963      40,236
   Over 10 years                             425,317     421,315
                                            --------     -------

                                            $527,088     519,399
                                            ========     =======

                                                                     (Continued)

                            THE ROSLYN SAVINGS BANK

                     May 31, 1996 and 1995 (unaudited) and
                      December 31, 1995, 1994 and 1993

                                                             Available-for-sale
                                                            ---------------------
                                                            Amortized  Estimated
                             Maturity                         cost     fair value
                             --------                       ---------  ----------
                                                               (In thousands)
                 After 1 year through 5 years                $  9,515       9,293
                 After 5 years through 10 years                28,433      28,333
                 Over 10 years                                274,285     271,442
                                                             --------     -------

                                                             $312,233     309,068
                                                             ========     =======

The contractual maturities of the investments in mortgage-backed and mortgage related securities, net at December 31, 1995 are as follows:

                                                             Available-for-sale
                                                            ---------------------
                                                            Amortized  Estimated
                             Maturity                         cost     fair value
                             --------                       ---------  ----------
                                                               (In thousands)

                 After 1 year through 5 years                $ 74,338      73,459
                 After 5 years through 10 years                38,589      39,429
                 Over 10 years                                295,928     300,597
                                                             --------     -------

                                                             $408,855     413,485
                                                             ========     =======

                                                             Available-for-sale
                                                            ---------------------
                                                            Amortized  Estimated
                             Maturity                         cost     fair value
                             --------                       ---------  ----------
                                                               (In thousands)

                 After 1 year through 5 years                $ 59,702      59,092
                 After 5 years through 10 years                46,785      46,797
                 Over 10 years                                240,726     242,910
                                                             --------     -------

                                                             $347,213     348,799
                                                             ========     =======

The contractual maturities of the investments in mortgage-backed and mortgage related securities, net at December 31, 1994 are as follows:

                                                             Available-for-sale
                                                            ---------------------
                                                            Amortized  Estimated
                             Maturity                         cost     fair value
                             --------                       ---------  ----------
                                                               (In thousands)
                 Over 10 years                              $  51,925    50,711
                                                               ======    ======

                                                                     (Continued)

                            THE ROSLYN SAVINGS BANK

                     May 31, 1996 and 1995 (unaudited) and
                        December 31, 1995, 1994 and 1993

                                                             Available-for-sale
                                                            --------------------
                                                            Amortized  Estimated
                             Maturity                         cost     fair value
                             --------                       ---------  ----------
                                                               (In thousands)
                 After 1 year through 5 years                $ 45,939      42,172
                 After 5 years through 10 years               167,847     161,199
                 Over 10 years                                197,555     191,099
                                                             --------     -------

                                                             $411,341     394,470
                                                             ========     =======


    Expected maturities differ from contractual obligations since borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Generally, the aging of mortgage-backed and mortgage related securities is based on their weighted average maturities.

(4) Loans Held-for-Sale, Net and Loans Receivable Held for Investment, Net
    ----------------------------------------------------------------------

    Loans held-for-sale, net are summarized as follows:

                                                          May 31, 1996  Dec. 31, 1995
                                                          ------------  -------------
                                                                 (In thousands)
               One-to-four family loans                      $13,310         15,278
               Student loans                                     955          1,873
                                                             -------         ------

                    Total loans held for sale, net           $14,265         17,151
                                                             =======         ======

    There were no loans held for sale at December 31, 1994.

    RFI originates most fixed rate loans for immediate sale to the Federal
       National Mortgage Association (FNMA) or other investors. Generally, the sale of such loans is arranged at the time the loan application is received through commitments.

    In addition, student loans are sold to the Student Loan Mortgage Association generally before repayment begins during the grace period of the loan. During the five month periods ended May 31, 1996 and 1995, and the years ended December 31, 1995, 1994 and 1993, the Bank sold approximately $2.7 million, $18.8 million, $21.7 million, $49,000 and $192,000, respectively, of student loans, recording aggregate net gains of $28,000, $455,000, $496,000, $0 and $0, respectively.



                                                                     (Continued)

                            THE ROSLYN SAVINGS BANK

                     May 31, 1996 and 1995 (unaudited) and
                        December 31, 1995, 1994 and 1993


  Loans receivable held for investment, net are summarized as follows:

                                             May 31,          December 31,
                                                              ------------
                                              1996          1995         1994
                                           -----------  -------------  --------
                                                          (In thousands)
   Real estate loans, net:
        One-to four-family                   $199,735        182,079   153,203
        Multi-family                           33,320         36,353    18,617
        Home equity and second mortgage         4,690          3,672     4,346
        Commercial real estate                153,592        124,976   114,317
        Construction and development           31,046         41,611    56,163
                                             --------        -------   -------

             Total real estate loans          422,383        388,691   346,646
                                             --------        -------   -------

   Less:
        Deferred income                        (1,301)        (1,256)   (1,123)
        Net deferred loan origination fees       (769)          (666)     (611)
                                             --------        -------   -------

             Total real estate loans, net     420,313        386,769   344,912
                                             --------        -------   -------

   Other loans:
        Consumer loans                          1,483          1,760     1,680
        Student                                    --             86    20,626
                                             --------        -------   -------
             Total other loans                  1,483          1,846    22,306
                                             --------        -------   -------

        Less allowance for possible loan
         losses                               (22,312)       (23,350)  (25,127)
                                             --------        -------   -------

             Loans receivable held for
                investment, net              $399,484        365,265   342,091
                                             ========        =======   =======


   The principal balance of non-accrual loans and loans where the terms have been restructured due to a deterioration in the ability of the borrower to service the outstanding debt approximated $11.8 million, $11.8 million and $24.4 million at May 31, 1996 and December 31, 1995 and 1994, respectively. Interest income that would have been recorded if the loans had been performing in accordance with their original terms aggregated approximately $426,000, $773,000, $1.5 million, $1.9 million and $1.8 million during the five month periods ended May 31, 1996 and 1995, and the years ended December 31, 1995, 1994 and 1993, respectively.



                                                                     (Continued)

                            THE ROSLYN SAVINGS BANK

                     May 31, 1996 and 1995 (unaudited) and
                        December 31, 1995, 1994 and 1993

   Loans in arrears three months or more were as follows:

                                            Amount      % of loans
                                           --------     -----------
                                         (In thousands)

                  May 31, 1996              $ 9,137        2.17%
                                            =======        ====

                  December 31, 1995         $ 8,766        2.26%
                                            =======        ====

                  December 31, 1994         $19,856        5.41%
                                            =======        ====


   The Bank has entered into various agreements to service loans for others.  At
     May 31, 1996 and December 31, 1995 and 1994, 6,499 loans, 6,039 loans and 361 loans, respectively, with a total balance of $762.7 million, $704.8 million and $37.1 million, respectively, were being serviced for others. The Bank has not retained a participation in these loans.

   The right to service loans for others is generally obtained by either the sale of loans with servicing retained, the open market purchase of mortgage servicing rights or the creation of mortgage servicing rights pursuant to SFAS 122 (collectively referred to as mortgage servicing rights ("MSRs")).

   During the five month periods ended May 31, 1996 and May 31, 1995, and the years ended December 31, 1995, 1994 and 1993, the Bank sold without recourse approximately $72.2 million, $1.4 million, $70.4 million, $15.9 million and $17.6 million, respectively, of whole loans with servicing retained. Servicing fee income of $828,000, $51,000, $888,000, $115,000 and
     $27,000 is included in loan servicing and fee income, net in the accompanying consolidated statements of income for the five months ended May 31, 1996 and 1995, and the years ended December 31, 1995, 1994 and 1993, respectively.

   In connection with the 1995 acquisition of certain assets and liabilities of RMBI, the Bank recorded MSRs with a fair value of $8.1 million. No servicing rights were purchased prior thereto. In addition, effective January 1, 1995, the Bank adopted SFAS 122. SFAS 122 provides for the capitalization of MSRs when mortgage loans are originated and subsequently sold or securitized where the right to service the loans is retained. Accordingly, pursuant to the adoption of SFAS 122, the Bank recorded MSRs in the amount of $690,000 during 1995. The Bank did not record any MSRs during the five months ended May 31, 1995. During the five months ended May 31, 1996, the Bank recorded MSRs in the amount of $878,000.

   Fees earned for servicing loans are reported as income when the related mortgage loan payments are collected. Mortgage servicing rights are amortized as a reduction to loan servicing and fee income on the interest method over the estimated remaining life of the underlying mortgage loans. MSR assets are carried at fair value and impairment, if any, is recognized through a valuation allowance. For the five months ended May 31, 1996 and the year ended December 31, 1995, no impairment existed in the MSRs and as a result, there was no valuation allowance required. See note 15 for risk characteristics and assumptions used to estimate fair value.


                                                                     (Continued)

                            THE ROSLYN SAVINGS BANK

                     May 31, 1996 and 1995 (unaudited) and
                        December 31, 1995, 1994 and 1993

     MSR activity is summarized as follows:


                                              Five months
                                                 ended         Year ended
                                             May 31, 1996    Dec. 31, 1995
                                             -------------   --------------
                                                    (In thousands)

            Balance at beginning of period        $ 8,297                -
               Acquired in the acquisition              -            8,051
               Originated mortgage servicing
                 rights                               878              690
               Less:
                  Amortization                       (556)            (444)
                                                  -------           ------

            Balance at end of period              $ 8,619            8,297
                                                  =======           ======

(5)  Allowance for Possible Loan Losses
     ----------------------------------

     Impaired loans and related allowances for possible loan losses have been identified and calculated in accordance with the provisions of SFAS 114. The total allowance for possible loan losses has been determined in accordance with the provisions of SFAS 5, "Accounting for Contingencies". As such, the Bank has provided amounts for anticipated losses that exceed the immediately identified losses associated with loans that have been deemed impaired. Provisions have been made and established accordingly, based upon experience and expectations, for losses associated with the general population of loans, specific industry and loan types, including residential and consumer loans which are not subject to the provisions of SFAS 114.

     The following table summarizes information regarding the Bank's impaired loans at May 31, 1996 and December 31, 1995:


                                                    May 31, 1996
                                        ---------------------------------------
                                                       Related
                                                      allowance
                                        Recorded     for possible      Net
                                        investment   loan losses    investment
                                        ----------   -----------    -----------
                                                    (In thousands)

            Nonresidential loans:
              Without a related
              allowance                 $ 5,165               -        5,165
                                        -------         -------       ------

            Total impaired loans        $ 5,165               -        5,165
                                        =======         =======       ======




                                                                     (Continued)

                            THE ROSLYN SAVINGS BANK

                     May 31, 1996 and 1995 (unaudited) and
                        December 31, 1995, 1994 and 1993


                                                 December 31, 1995
                                          ----------------------------------
                                                        Related
                                                       allowance
                                          Recorded    for possible       Net
                                          investment  loan losses     investment
                                          ----------  ------------   -----------
                                                     (In thousands)
          Nonresidential loans:
               With a related allowance      $2,320         828         1,492
               Without a related allowance    2,332           -         2,332
                                              -----       -----         -----

          Total impaired loans               $4,652         828         3,824
                                             ======       =====         =====


   The Bank's average recorded investment in impaired loans for the five months ended May 31, 1996 and 1995 and the year ended December 31, 1995 was $5.5 million, $1.2 million, and $5.1 million, respectively. Interest income recognized on impaired loans, which was not materially different from cash-basis interest income, amounted to $84,000, $196,000 and $378,000 for the five months ended May 31, 1996 and 1995 and the year ended December 31, 1995.

   The following is a summary of the activity in the allowance for possible loan losses account:


                                    Five months
                                     ended May
                                        31,           Years ended December 31,
                             -----------------------  ------------------------
                                1996         1995      1995     1994     1993
                             -----------  ----------  -------  -------  -------
                                                  (In thousands)

Balance at beginning of
     period                     $23,350      25,127   25,127   24,502   23,187

Provisions for loan losses          300         250      600      600    6,860
Charge-offs                      (1,340)     (1,300)  (2,510)    (171)  (5,545)
Recoveries                            2          49      133      196        -
                                -------      ------   ------   ------    ------

Balance at end of period        $22,312      24,126   23,350   25,127   24,502
                                =======      ======   ======   ======   ======




                                                                     (Continued)

                            THE ROSLYN SAVINGS BANK

                     May 31, 1996 and 1995 (unaudited) and
                       December 31, 1995, 1994 and 1993


(6)  Banking House and Equipment
     ---------------------------

     A summary of banking house and equipment at cost, net of accumulated depreciation and amortization, and land at cost is as follows:

                                      May 31,      December 31,
                                                  -------------
                                        1996       1995     1994
                                        ----       ----     ----
                                             (In thousands)

Land                                   $ 2,558     1,957    1,957
Banking house                           12,036    10,232    9,290
Furniture, fixtures and
 equipment                               5,108     4,835    5,425
                                       -------    ------   ------
                                        19,702    17,024   16,672
Accumulated depreciation
 and amortization                       (5,078)   (4,601)  (5,025)
                                       -------    ------   ------

                                      $ 14,624    12,423   11,647
                                       =======    ======   ======

(7) Accrued Interest Receivable
    ---------------------------

    Accrued interest receivable is summarized as follows:

                                               May 31,   December 31,
                                                        ---------------
                                                 1996    1995    1994
                                                 ----    ----    ----
                                                    (In thousands)

Loans                                          $ 2,740   2,426    2,345
Mortgage-backed and
 mortgage related securities                     4,737   4,250    2,395
Debt and equity securities                       4,404   4,887    9,248
                                               -------  ------   ------

Total accrued interest
 receivable                                    $11,881  11,563   13,988
                                               =======  ======   ======

(8) Excess of Cost Over Fair Value of Net Assets Acquired
    -----------------------------------------------------

   The main component of excess of cost over fair value of net assets acquired
     ("goodwill") represents the excess of purchase price over fair value of net assets acquired from RMBI. This goodwill is being amortized on a straight-line basis over ten years. RFI will assess the recoverability of this intangible asset by determining whether the amortization of the goodwill over its remaining life can be recovered through future operating cash flows of RFI. The unamortized balance of goodwill relating to the purchase of RMBI was $3.2 million and $3.3 million as of May 31, 1996 and December 31, 1995, respectively.

   In 1992, the Bank purchased certain assets and assumed the deposit liabilities of the Riverhead Savings Bank's East Northport, New York branch. The acquisition was accounted for under the purchase method and, accordingly, all of the acquired assets and assumed liabilities were adjusted to and recorded at their fair market value. The excess of acquisition costs over the fair market value of net assets acquired ("goodwill") was $855,000 which is being amortized on a straight-line basis over seven years. The unamortized balance of the goodwill as of May 31, 1996 and December 31, 1995 and 1994 was $468,000, $519,000 and $642,000,
     respectively.

                                                                     (Continued)

                            THE ROSLYN SAVINGS BANK

                     May 31, 1996 and 1995 (unaudited) and
                       December 31, 1995, 1994 and 1993

(9)    Real Estate Owned, Net
       ----------------------

       Real estate owned, at the lower of its cost or fair value minus estimated costs to sell, was as follows:

                                                      May 31,        December 31,
                                                                   ----------------
                                                       1996        1995        1994
                                                      ------      ------      ------
                                                              (In thousands)
                 One-to four-family real estate
                      properties                     $   814            527      349
                 Commercial/building properties        5,664          6,570    4,519
                 Allowance for possible losses on
                      real estate owned               (1,112)        (1,050)  (1,509)
                                                     -------         ------   ------

                                                     $ 5,366          6,047    3,359
                                                     =======         ======   ======

       The following is a summary of the activity in the allowance for possible losses on real estate owned account:


                                                Five months
                                               ended May 31,        Years ended December 31,
                                               -------------        ------------------------
                                             1996         1995        1995     1994    1993
                                          ----------  ------------  --------  ------  ------
                                                              (In thousands)
             Balance at beginning
                 of period                   $1,050         1,509     1,509   1,882     700
             Provisions for losses              150            --        --      --   1,200
             Charge-offs                       (101)          (59)     (459)   (415)    (18)
             Recoveries                          13                      --      42      --
                                             ------        ------    ------  ------  ------

             Balance at end of period        $1,112         1,450     1,050   1,509   1,882
                                             ======        ======    ======  ======  ======

(10) Deposits
     ---------

     Savings and time deposit account balances (excluding demand deposit accounts) are summarized as follows:

                                                        May 31, 1996
                                                   ---------------------
                                                   Weighted
                         Type of account          average rate    Amount
                         ---------------          ------------    ------
                                                              (In thousands)
                     Savings accounts                  2.58%     $437,273
                     Certificates of deposit           5.52       871,876
                     Money market accounts             2.97        61,411
                                                                 --------
                                                               $1,370,560
                                                                =========

                                                                     (Continued)

                            THE ROSLYN SAVINGS BANK

                     May 31, 1996 and 1995 (unaudited) and
                       December 31, 1995, 1994 and 1993

                                                  December 31, 1995
                                                --------------------
                                                 Weighted
    Type of account                            average rate   Amount
    ----------------                           ------------  --------
                                                          (In thousands)

Savings accounts                                  2.57%    $  455,511
Certificates of deposit                           5.83        749,775
Money market accounts                             2.97         64,426
                                                           ----------
                                                           $1,269,712
                                                           ==========

                                                  December 31, 1994
                                                --------------------
                                                 Weighted
    Type of account                            average rate   Amount
    ----------------                           ------------  --------
                                                          (In thousands)
Savings accounts                                  2.57%    $  566,648
Certificate of deposit                            5.18        517,437
Money market accounts                             2.97         77,359
                                                           ----------
                                                           $1,161,444
                                                           ==========

Scheduled maturities of certificates of deposit are as follows:

                                                          May 31, 1996
                                            ------------------------------------
                                                         (In thousands)
                                               Weighted
                                             average rate    Amount     Percent
                                             ------------   --------    -------
1 year or less                                    5.38%    $  688,244    78.94%
Greater than 1 year through 2 years               5.72         61,525     7.06
Greater than 2 years through 3 years              5.62         27,478     3.15
Greater than 3 years through 4 years              6.75         56,788     6.51
Greater than 4 years through 5 years              6.55         25,940     2.97
Over 5 years                                      6.53         11,901     1.37
                                                           ----------  -------
                                                           $  871,876  100.00%
                                                              =======  =======

                                                                     (Continued)

                            THE ROSLYN SAVINGS BANK

                     May 31, 1996 and 1995 (unaudited) and
                       December 31, 1995, 1994 and 1993

                                                        December 31, 1995
                                                ----------------------------------
                                                         (In thousands)
                                                  Weighted
                                                average rate    Amount     Percent
                                                ------------    ------     -------
          1 year or less                            5.72%     $ 574,724      76.65%
          Greater than 1 year through 2 years       6.04         60,397       8.06
          Greater than 2 years through 3 years      5.75         26,412       3.52
          Greater than 3 years through 4 years      6.47         53,812       7.18
          Greater than 4 years through 5 years      7.06         21,725       2.90
          Over 5 years                              6.80         12,705       1.69
                                                              ---------     ------

                                                              $ 749,775     100.00%
                                                              =========     =======

                                                        December 31, 1994
                                                ----------------------------------
                                                         (In thousands)
                                                  Weighted
                                                average rate    Amount     Percent
                                                ------------    ------     -------
          1 year or less                            4.50%     $ 314,556      60.79%
          Greater than 1 year through 2 years       6.31         86,183      16.65
          Greater than 2 years through 3 years      5.87         20,340       3.93
          Greater than 3 years through 4 years      5.70         22,860       4.42
          Greater than 4 years through 5 years      6.45         51,937      10.04
          Over 5 years                              7.17         21,561       4.17
                                                              ---------    -------

                                                              $ 517,437     100.00%
                                                              =========    =======

Certificates of deposit in excess of $100,000 were approximately $140.7 million, $114.2 million and $74.3 million at May 31, 1996 and at December 31, 1995 and 1994, respectively.

Demand deposits are summarized as follows:


                          May 31, 1996                  December 31, 1995                December 31, 1994
                    -----------------------          -----------------------          -----------------------
     Type of          Weighted                         Weighted                         Weighted
     account        average rate     Amount          average rate     Amount          average rate     Amount
     -------        ------------     ------          ------------     ------          ------------     ------
                           (In thousands)                   (In thousands)                   (In thousands)

     Personal              -         $ 33,926               -         $ 30,781           -             $ 22,661
     NOW                2.24%          37,359            2.05%          35,057          2.05%            35,413
                                     --------                         --------                         --------

                                     $ 71,285                         $ 65,838                         $ 58,074
                                     ========                         ========                         ========


The FDIC insures deposits of account holders up to $100,000 per insured depositor. To provide for this insurance, the Bank must pay a risk-based annual assessment which considers the financial

                                                                     (Continued)

                            THE ROSLYN SAVINGS BANK

                     May 31, 1996 and 1995 (unaudited) and
                       December 31, 1995, 1994 and 1993

     soundness of the institution and capitalization level (note 17). At December 31, 1995, the Bank was assessed at the FDIC's lowest assessment level, as a well capitalized institution. During the third quarter of 1995, the FDIC announced that the BIF was recapitalized as of May 31, 1995, and issued refunds of deposit insurance overpayments from June 1 through September 30, 1995. For 1996, it is expected that the Bank will pay $2,000 in FDIC insurance premiums, the statutory minimum, provided that the fund remains at its targeted capital level.

   Interest expense on deposit balances is summarized as follows:


                                       Five months             Years ended
                                      ended May 31,            December 31,
                                      -------------            ------------
                                     1996       1995       1995    1994    1993
                                     ----       ----       ----    ----    ----
                                                  (In thousands)

Savings accounts                    $ 6,418     6,773     16,154  18,664  20,442
Money market accounts                   768       872      2,007   2,025   2,241
Certificates of deposit              19,012    14,393     39,583  19,664  16,833
                                    -------    ------     ------  ------  ------

                                  $  26,198    22,038     57,744  40,353  39,516
                                    =======    ======     ======  ======  ======

(11) Borrowed Funds and Repurchase Agreements
     ----------------------------------------

     From time to time, the Bank enters into sales of securities under agreements to repurchase (reverse-repurchase agreements). Fixed-coupon reverse-repurchase agreements are treated as financing transactions, and the obligations to repurchase are reflected as a liability in the consolidated statements of financial condition. The dollar amount of securities underlying the agreements remains in the asset account.

     At May 31, 1996, the Bank has $67.1 million in reverse repurchase agreements with a weighted-average interest rate of 5.36% and a weighted-average maturity of 51 days.

     Reverse repurchase agreements averaged approximately $37.5 million and $26.3 million for the five months ended May 31, 1996 and 1995, respectively, and $22.3 million, $-0-, and $5.5 millionduring the years ended December 31, 1995, 1994, and 1993, respectively. The maximum amount outstanding at the end of any month was $68.4 million and $40.7 million for the five months ended May 31, 1996 and 1995, and $40.9 million, $-0-, and $40.0 million for the years ended December 31, 1995, 1994, and 1993, respectively.

     There were no reverse repurchase agreements outstanding at December 31, 1995 or 1994.

     At May 31, 1996 and December 31, 1995, $2.5 million and $1.6 million, respectively of the mortgage loans held for sale were pledged to secure notes payable to the FNMA under a warehouse line of credit known as the FNMA "As Soon As Pooled Plus Program". The notes are repaid as the related mortgage loans are sold or collected.


                                                                     (Continued)

                            THE ROSLYN SAVINGS BANK

                     May 31, 1996 and 1995 (unaudited) and
                       December 31, 1995, 1994 and 1993



(12) Income Taxes
     ------------

     As discussed in note 1, the Bank adopted SFAS 109 as of January 1, 1993.
        The cumulative effect of this change in accounting for income taxes of $7,526,000 was determined as of January 1, 1993 and is reported in the consolidated statement of income for the year ended December 31, 1993.

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at May 31, 1996, December 31, 1995 and 1994 are presented below:


                                                    May 31,     December 31,
                                                    -------    --------------
                                                     1996      1995      1994
                                                     ----      ----      ----
                                                          (In thousands)
         Deferred tax assets:
           Mortgages and other loans receivable,
             primarily due to allowances for loss
             and deferred loan fees                 $ 9,101     9,579   10,568
           Real estate owned, primarily due to
             allowance for loss                         873       809      812
           Postretirement benefits                    1,262     1,261    1,266
           Non-accrual loan interest                    778       671    1,006
           Employee bonus and fringe benefits         3,036     2,685    2,318
           Unrealized loss on available-for-sale
             securities                                 501         -    2,041
           Callable preferred stock                     931       807      578
           Amortization of purchased mortgage
             servicing rights                           162        77        -
           Mark to market on mortgage loans
             held for sale                              135       138        -
           Other                                        510       569      308
                                                    -------    ------   ------
                  Total gross deferred
                    tax assets                       17,289    16,596   18,897

         Deferred tax liabilities:
           Unrealized gain on available-for-sale
            securities                                    -    (8,869)       -
           Originated mortgage servicing rights        (715)     (303)       -
           Other                                        (63)      (56)     (41)
                                                    -------    ------   ------
                 Total gross deferred tax
                   liabilities                         (778)   (9,228)     (41)
                                                    -------    ------   ------

                 Net deferred tax asset             $16,511     7,368   18,856
                                                    =======    ======   ======



                                                                     (Continued)

                            THE ROSLYN SAVINGS BANK

                     May 31, 1996 and 1995 (unaudited) and
                       December 31, 1995, 1994 and 1993


Provisions for income taxes are comprised of the following amounts:




                                    Five months
                                   ended May 31,       Years ended December 31,
                                   -------------       ------------------------
                                1996         1995      1995     1994     1993
                                ----         ----      ----     ----     ----
                                                 (In thousands)
     Current:
          Federal                $2,190       3,129    5,771    7,744    9,539
          State and local         1,237         979    2,161    3,006    3,142
                                 ------       -----   ------   ------   ------
                                  3,427       4,108    7,932   10,750   12,681
                                 ------      ------    -----   ------   ------
     Deferred:
          Federal                   167        (170)     406     (620)  (1,667)
          State and local            60         (62)     172     (112)    (428)
                                 ------       -----   ------   ------   ------
                                    227        (232)     578     (732)  (2,095)
                                 ------      ------    -----   ------   ------

                               $  3,654       3,876    8,510   10,018   10,586
                                 ======       =====   ======   ======   ======

Total income tax expense differed from the amounts computed by applying the U.S. Federal income tax rate of 35% to income before income tax expense and cumulative effect of changes in accounting as a result of the following:

                                           Five months
                                          ended May 31,       Years ended December 31,
                                          -------------       ------------------------
                                       1996         1995      1995     1994     1993
                                       ----         ----      ----     ----     ----
                                                       (In thousands)
     Expected income tax
          expense at statutory
          Federal tax rate              $4,216       4,008    9,530   10,304   10,061
     State and local taxes, net
          of Federal income tax
          benefit                          908         690    1,743    1,882    1,765
     Dividend received
          deduction                       (826)       (585)  (1,992)  (1,690)    (906)
     Tax exempt income                      --         (30)     (70)     (77)     (92)
     Reversal of prior year taxes         (600)       (310)    (750)    (400)      --
     Tax rate change                        --          --       --       --     (286)
     Other, net                            (44)        103       49       (1)      44
                                         -----       -----   ------   ------   ------
          Total income
             tax expense                 3,654       3,876    8,510   10,018   10,586
                                        ======       =====   ======   ======   ======


   The Bank's retained earnings includes approximately $10.3 million at May 31, 1996 and December 31, 1995 and 1994 which has been segregated for Federal income tax purposes as a bad debt reserve and for which no provision for Federal income tax has been made. The use of this amount for purposes other than to absorb losses on loans may result in taxable income for Federal income taxes at the then current tax rate. Under the Internal Revenue Code, the Bank is allowed a special bad debt deduction for additions to tax bad debt reserves established for the purpose of absorbing losses. For tax years beginning after January 1, 1987, the allowable deduction is calculated utilizing either an experience method or by applying the statutory rate of 8% of taxable income.

                                                                     (Continued)

                            THE ROSLYN SAVINGS BANK

                     May 31, 1996 and 1995 (unaudited) and
                       December 31, 1995, 1994 and 1993


(13) Employee Benefit Plans
     ----------------------

   Pension Plan - The Bank's noncontributory pension plan with The RSI
     Retirement Trust covers substantially all employees.

   The following table depicts the components of pension expense for the years ended December 31, 1995, 1994 and 1993 projected by RSI:

                                               1995    1994   1993
                                               ----    ----   ----
                                                 (In thousands)

Service cost                                 $   384    391    347
Interest cost                                    822    740    797
Expected return on assets                     (2,044)    (9)  (788)
Amortization of unrecognized transition
         asset                                  (115)  (115)  (115)
Amortization of unrecognized loss                  -     35      -
Amortization of unrecognized past service
     liability                                     5     22      3
Deferred investment loss                       1,233   (758)     -
                                               -----   ----   ----

         Net periodic pension expense        $   285    306    244
                                             =======   ====   ====

   The following table sets forth the Bank's defined benefit plan funded status at September 30, 1995 and 1994 (the latest valuation dates) as determined by the plan's actuary:

                                                        1995           1994
                                                        ----           ----
     Actuarial present value of                           (In thousands)
      benefit obligations:
     Accumulated benefit
      obligation, including vested
      benefits of $9,057 and $8,281
      in 1995 and 1994, respectively                  $  9,502         8,761
                                                       =======        ======
     Projected benefit
      obligation for services rendered to
      September 30, 1995 and 1994                      (11,302)      (10,432)
     Market value of plan assets at September
      30, 1995 and 1994                                 11,670         9,969
                                                       -------       -------
     Plan assets greater (less) than projected
      benefit obligation                                   368          (463)
     Unrecognized net transition asset
      being amortized over 10.40 years                    (165)         (280)
     Unrecognized net loss                                 311           950
     Unrecognized past service liability                    35            13
                                                      --------       -------

            Prepaid pension
             expense                                  $    549           220
                                                       =======       =======

   Assumed rate of return on assets                       8.00%         8.00%
                                                       =======       =======

   Assumed rate of compensation increase                  5.50%         6.00%
                                                       =======       =======
   Assumed discount rate                                  7.50%         8.25%
                                                       =======       =======

                                                                    (Continued)
                                     F-35

                            THE ROSLYN SAVINGS BANK

                     May 31, 1996 and 1995 (unaudited) and
                       December 31, 1995, 1994 and 1993


   The projected benefit obligation represents the obligation to plan members for services already rendered and then increases that obligation for future compensation levels.

   Supplemental Plan - The former chief executive officer is also covered by a supplemental executive retirement plan with The RSI Retirement Trust. The actuarial present value of the accumulated benefit obligation at December 31, 1995 and 1994 was $659,000 and $704,000 respectively. Included in the employee benefit expense for the years ended December 31, 1995, 1994 and 1993 was $55,000, $39,000 and $39,000, respectively, related to this obligation.

   Benefit Restoration Plan - The plan provides benefits for any highly compensated employee whose benefits are restricted under the Bank's defined benefit and defined contribution plans. The actuarial present value of the accumulated benefit obligation at December 31, 1995 and 1994 was $268,000 and $68,000, respectively. Included in employee benefit expense for the years ended December 31, 1995, 1994 and 1993 was $168,000, $71,000 and
     $13,000, respectively, related to this obligation.

   401(k) Plan - The Bank also has a defined contribution and thrift savings plan under Section 401(k) of the Internal Revenue Code. All regular, full-time employees are eligible for voluntary participation after one or more years of continuous service. The Plan is effectuated through a trust established by the Bank. Under this plan, the Bank will make contributions of 6% of the participant's base pay, provided that the participant contributes at least 6% of their base pay. The Bank has contributed $255,000, $220,000 and $207,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

(14) Postemployment Health Care and Life Insurance Benefits
     ------------------------------------------------------

     The Bank currently provides health care and life insurance benefits for retirees and their eligible dependents. The coverage provided depends upon the date they retired.

    The cost of the Bank's postretirement health care and life insurance benefits is recognized in the financial statements during the employee's active working career.

    The cumulative effect of adopting SFAS 106, effective January 1, 1993, resulted in the recording of an actuarially determined accrued benefit obligation as of January 1, 1993 of $2,693,000, a $1,150,000 deferred tax asset, and a related charge to earnings of $1,543,000, (which was net of the income tax benefit).

    The status of the plan, which is unfunded, at December 31, 1995 and 1994 is as follows:

                                                              1995    1994
                                                              ----    ----
                                                             (In thousands)
                     Accumulated postretirement benefit
                          obligation                         $3,135   2,808
                     Unrecognized net (loss) gain               (64)    155
                                                             ------   -----

                     Accrued postretirement benefit cost
                          recognized in the accompanying
                          consolidated statements of
                          financial condition                $3,071   2,963
                                                             ======   =====

                                                                     (Continued)
                                     F-36

                            THE ROSLYN SAVINGS BANK

                     May 31, 1996 and 1995 (unaudited) and
                       December 31, 1995, 1994 and 1993


   Net periodic postretirement benefit cost included in salaries and employee benefits in the accompanying consolidated statements of income for the years ended December 31, 1995, 1994 and 1993 is comprised of the following components:

                                                1995   1994  1993
                                                ----   ----  ----
                                                  (In thousands)

Service cost-benefits earned during the year    $  40    49    39
Interest cost on accumulated postretirement
     benefit obligation                           228   190   214
                                                 ----  ----  ----

Net periodic postretirement benefit cost        $ 268   239   253
                                                 ====  ====  ====


     For measurement purposes, a 14% annual rate of increase in the per capita cost of covered benefits (health care cost trend rate) was assumed for 1995; with the rate assumed to gradually decrease to 5.5% by the year 2000 and remain at that level thereafter. This rate assumption has a significant effect on the estimate of the accumulated postretirement benefit obligation and aggregate service and interest cost components of net periodic postretirement benefit cost. A 1% point increase in the health care cost trend rate would increase the accumulated postretirement benefit obligation by 11.3% as of December 31, 1995 while the aggregate of the service and interest cost components of net periodic postretirement benefit cost for the year ended December 31, 1995 would increase 14.8%. The discount rate used in determining the accumulated postretirement benefit obligation was 7.5% and 7.0%, respectively, at December 31, 1995 and 1994.

(15) Disclosures About Fair Value of Financial Instruments
     -----------------------------------------------------

     SFAS 107, "Disclosures About Fair Value of Financial Instruments", requires the Bank to disclose the fair value of its on-and off-balance sheet financial instruments. A financial instrument is defined in SFAS 107 as cash, evidence of an ownership interest in an entity or a contract that creates a contractual obligation or right to deliver or receive cash or another financial instrument from a second entity on potentially favorable or unfavorable terms. SFAS 107 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

                                                                     (Continued)
                                     F-37

                            THE ROSLYN SAVINGS BANK

                     May 31, 1996 and 1995 (unaudited) and
                       December 31, 1995, 1994 and 1993


   The following table represents the carrying amounts and fair values of the Bank's financial instruments:

                                                     May 31, 1996
                                                     ------------
                                                 Carrying    Estimated
                                                  amount     fair value
                                                 --------    ----------
                                                      (In thousands)

Cash and cash equivalents                        $ 28,421      28,421
Debt and equity securities, net:
     Held-to-maturity                               1,930       2,086
     Available-for-sale                           431,932     431,932
Mortgage-backed and mortgage
     related securities, net:
     Held-to-maturity                             312,233     309,068
     Available-for-sale                           519,399     519,399
Loans held for sale, net                           14,265      15,511
Loans receivable held for investment, net         399,484     397,313
Mortgage servicing rights, net                      8,619       8,918
Certificates of deposits (CD's)                   871,876     872,767
Deposits, excluding CD's                          569,969     569,969
Borrowed funds                                     69,598      69,598


                                                    December 31, 1995
                                                   -------------------
                                                 Carrying     Estimated
                                                  amount      fair value
                                                  -------     ----------
                                                      (In thousands)

Cash and cash equivalents                        $ 19,703      19,703
Debt and equity securities, net:
     Held-to-maturity                               1,930       2,151
     Available-for-sale                           379,331     379,331
Mortgage-backed and mortgage
     related securities, net:
     Held-to-maturity                             347,213     348,779
     Available-for-sale                           413,485     413,485
Loans held for sale, net                           17,151      17,607
Loans receivable held for investment, net         365,265     363,280
Mortgage servicing rights, net                      8,297       8,355
Certificates of deposits (CD's)                   749,775     755,841
Deposits, excluding CD's                          585,775     585,775
Borrowed funds                                      1,647       1,647


                                     F-38
                                                                     (Continued)

                            THE ROSLYN SAVINGS BANK

                     May 31, 1996 and 1995 (unaudited) and
                       December 31, 1995, 1994 and 1993


                                              December 31, 1994
                                             --------------------
                                             Carrying  Estimated
                                              amount   fair value
                                             --------  ----------
                                                (In thousands)
Cash and cash equivalents                    $ 27,259      27,259
Debt and equity securities, net:
     Held-to-maturity                         466,204     454,698
     Available-for-sale                        89,787      89,787
Mortgage-backed and mortgage
     related securities, net:
       Held-to-maturity                       411,341     394,470
       Available-for-sale                      50,711      50,711
Loans receivable held for investment, net     342,091     334,089
Certificates of deposits (CD's)               517,437     509,649
Deposits, excluding CD's                      702,081     702,081

   The carrying amounts in the table are included in the consolidated statements of condition under the indicated captions.

   The following summarizes the major methods and assumptions used in estimating the fair values of the financial instruments:

   Cash and Cash Equivalents - The carrying amounts for cash and cash equivalents approximate fair value as they mature in 30 days or less and do not present unanticipated credit concerns.

   Securities -The fair values of securities are estimated based on bid quotations received from securities dealers or from prices obtained from firms specializing in providing securities pricing services.

   Loans held for sale, net - Fair value is estimated based on current prices established in the secondary market or, for those loans committed to be sold, based upon the price established in the commitment.

   Loans receivable held for investment, net - Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type, such as commercial real estate and residential mortgage. Each loan category is further segmented into fixed and adjustable rate interest terms and by performing and non-performing categories. For performing residential mortgage loans, fair values are estimated by discounting contractual cash flows through the estimated maturity using discount rates and prepayment estimates based on secondary market sources adjusted to reflect differences in servicing and credit costs. The estimated fair value of remaining performing loans is calculated by discounting scheduled cash flows using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan. Fair values for non-performing real estate loans are based on recent appraisals.

   Mortgage servicing rights, net - Mortgage servicing rights are valued based upon the Bank's stratification of the mortgage servicing portfolio. Stratification is based upon the predominate risk characteristics of the underlying loans, including but not limited to, interest rates, loan type, the frequency of interest rate adjustments in the case of ARM loans, etc. Each strata is then discounted to reflect the present

                                                                     (Continued)
                                     F-39

                            THE ROSLYN SAVINGS BANK

                     May 31, 1996 and 1995 (unaudited) and
                       December 31, 1995, 1994 and 1993


     value of the future cash flows utilizing current market assumptions regarding discount rates, prepayment speeds, delinquency rates, etc.

   Deposit Liabilities - All deposits, except savings investment certificates, are subject to rate changes at any time, and therefore are considered to be carried at estimated fair value. The fair value of savings investment certificates was estimated by computing the present value of contractual future cash flows for each certificate. The present value rate utilized was the rate offered by the Bank at each date presented on certificates with an initial maturity equal to the remaining term to maturity of the existing certificates.

   Borrowed Funds - Borrowed funds have maturities or terms to repricing not exceeding 30 days. Therefore, the carrying amount is a reasonable estimate of fair value.

   Limitations - SFAS 107 requires disclosures of the estimated fair value of financial instruments. Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument nor the resultant tax ramifications or transaction costs. Because no market exists for a significant portion of the Bank's financial instruments, fair value estimates are based on judgments regarding current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

   Fair value estimates are based on existing on-and-off balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. For example, the Bank has a mortgage servicing department that contributes fee income annually. The mortgage servicing department is not considered a financial instrument, and as such its value has not been incorporated into the fair value estimates. Other significant assets of the Bank that are not considered financial assets include banking house and equipment and deferred tax assets. In addition, the tax ramifications related to the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered.

   Commitments - The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed rate loan commitments and commitments to sell loans at specified prices, fair value also considers the difference between current levels of interest rates and the committed rates.

   Accrued Interest Receivable/Payable - The fair value of the accrued interest receivable and payable balances are estimated to be their book value.

(16) Commitments and Contingencies
     -----------------------------

   In the normal course of the Bank's business, there are outstanding various commitments and contingent liabilities that have not been reflected in the consolidated statements of condition. In the opinion of management, the financial position of the Bank will not be affected materially as a result of such commitments and contingent liabilities.

                                                                     (Continued)
                                     F-40

                            THE ROSLYN SAVINGS BANK

                     May 31, 1996 and 1995 (unaudited) and
                       December 31, 1995, 1994 and 1993


     In the normal course of business, there are various outstanding legal proceedings. In the opinion of management, after consultation with legal counsel, the financial position, results of operations and liquidity of the Bank will not be affected materially by the outcome of such legal proceedings.

     At May 31, 1996 and December 31, 1995, respectively, there were outstanding loan commitments by the Bank to advance approximately $162.2 million and $81.8 million for mortgage loans substantially all of which were fixed rate commercial and residential real estate loans. Lease commitments are not significant.

     At May 31, 1996 and December 31, 1995, the Bank had no available lines of credit with banks and other institutions.

     In the normal course of its mortgage banking activities, the Bank enters into both optional and mandatory commitments to sell packages of mortgage loans that it originates. The Bank commits to sell the loans at specified prices in a future period generally ranging from 30 to 120 days from date of commitment either directly to the FNMA and to other agencies or via pass-through certificates guaranteed by these agencies. Market risk is associated with these financial instruments which results from movements in interest rates and is reflected by gains or losses on the sale of the mortgage loan packages determined by the difference between the price of the packaged loans and the price guaranteed in the commitment.

     The Bank had unfilled mandatory delivery commitments with investors totaling approximately $57.6 million and $35.4 million and optional delivery commitments of approximately $2 million and $2 million at May 31, 1996 and December 31, 1995, respectively.

(17) Retained Earnings
     -----------------

     The Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA) established a capital based supervisory system of Prompt Corrective Action (PCA) for all insured depository institutions. The regulations adopted pursuant to FDICIA and effective December 19, 1992, established capital categories that determine the degree of supervisory PCA to which a depository institution could be subjected. The categories consist of "well capitalized", "adequately capitalized", "undercapitalized", "significantly undercapitalized" and "critically undercapitalized." An institution is deemed to be "well capitalized" if (a) its risk-based capital ratio is 10% or greater, (b) its Tier 1 risk-based capital ratio is 6% or greater, and (c) its leverage ratio is 5% or greater. At May 31, 1996, the Bank is "well capitalized."

     When an insured depository institution's capital ratios fall below the "well capitalized" level it becomes subject to a series of increasingly restrictive supervisory actions, to the point where a conservator or receiver must be designated for a "critically undercapitalized" institution unless certain certifications are made by the appropriate regulatory agencies. An institution is deemed to be "critically undercapitalized" if its ratio of Tier 1 capital to total assets is 2% or less.

(18) Conversion to Capital Stock Form of Ownership
     ---------------------------------------------

     On May 29, 1996, the Board of Trustees of the Bank adopted a Plan of
       Conversion (Plan), which was subsequently amended on July 30, 1996, to convert from a state chartered mutual savings bank to a state chartered capital stock savings bank with the concurrent formation of a holding company, Roslyn Bancorp, Inc. (Company), subject to the approval by regulatory authorities and depositors of


                                                                     (Continued)

                            THE ROSLYN SAVINGS BANK

                  Notes to Consolidated Financial Statements

                     May 31, 1996 and 1995 (unaudited) and
                       December 31, 1995, 1994 and 1993

     the Bank. The conversion is expected to be accomplished through amendment of the Bank's state charter and the sale of the holding company's common stock in an amount equal to the consolidated pro forma market value of the holding company and the Bank after giving effect to the conversion. A subscription offering of the shares of common stock will be offered initially to employee benefit plans of the Bank, depositors, trustees, officers and employees of the Bank, and to certain other eligible subscribers. Any shares of common stock not sold in the offering are expected to be sold to the underwriters for resale to the general public.

   At the time of conversion, the Bank will establish a liquidation account in an amount equal to its capital as of the date of the latest consolidated statement of financial condition appearing in the final prospectus. The liquidation account will be maintained for the benefit of eligible account holders who continue to maintain their accounts at the Bank after the conversion. The liquidation account will be reduced annually to the extent that eligible account holders have reduced their qualifying deposits as of each anniversary date. Subsequent increases will not restore an eligible account holder's interest in the liquidation account. In the event of a complete liquidation, each eligible account holder will be entitled to receive balances for accounts then held.

   Subsequent to the conversion, the Bank may not declare or pay cash dividends on or repurchase any of its shares of common stock if the effect thereof would cause stockholder's equity to be reduced below applicable regulatory capital maintenance requirements or if such declaration and payment would otherwise violate regulatory requirements.

   Conversion costs will be deferred and reduce the proceeds from the shares sold in conversion. If the conversion is not completed, all costs will be charged as expense. As of May 31,1996, no conversion costs have been incurred.

   Pursuant to the Plan, as amended, the holding company intends to establish a Charitable Foundation in connection with the conversion. The Plan provides that the Bank and the Company will create the Foundation immediately following the conversion by contributing Company common stock in an amount equal to 3.0% of the total amount of common stock to be issued in the conversion. The Foundation is being formed as a complement to the Bank's existing community activities and will be dedicated to community activities and the promotion of charitable causes.

   The Foundation will submit a request to the Internal Revenue Service to be recognized as a tax-exempt organization and would likely be classified as a private foundation. A contribution of common stock to the Foundation by the Company would be tax deductible, subject to an annual limitation based on 10% of the Company's annual taxable income. The Company, however, would be able to carry forward any unused portion of the deduction for five years following the contribution. Upon funding the Foundation, the Company will recognize an expense in the full amount of the contribution, offset in part by the corresponding tax benefit, during the quarter in which the contribution is made.

================================================================================
     No dealer, salesman or any other persons has been authorized to give any information or to make any representation other than as contained in this Prospectus in connection with the offering made hereby, and, if given or made, such other information or representation must not be relied upon as having been authorized by Roslyn Bancorp, Inc., the Bank or the Agents. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Roslyn Bancorp, Inc. or the Bank since any of the dates as of which information is furnished herein or since the date hereof.

-------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                  Page
                                                                  ----
Summary .............................................................
Selected Consolidated
  Financial and Other
  Data of the Bank ..................................................
Risk Factors ........................................................
Roslyn Bancorp, Inc. ................................................
The Roslyn Savings Bank .............................................
Regulatory Capital Compliance .......................................
Use of Proceeds .....................................................
Dividend Policy .....................................................
Market for the Common Stock .........................................
Capitalization ......................................................
Pro Forma Data ......................................................
Consolidated Statements of Income ...................................
Management's Discussion and
 Analysis of Financial Condition
 and Results of Operations ..........................................
Business of the Bank ................................................
Federal and State Taxation ..........................................
Regulation and Supervision ..........................................
Management of the Company ...........................................
Management of the Bank ..............................................
The Conversion ......................................................
Restrictions on Acquisition
 of the Company and
 the Bank ...........................................................
Description of Capital Stock of
 the Company ........................................................
Transfer Agent and Registrar ........................................
Experts .............................................................
Legal and Tax Opinions ..............................................
Additional Information ..............................................
Index to Financial Statements .......................................

-------------------------------------------------------------------------------

     Until_______, 199_ or 25 days after commencement of the Syndicated Community Offering, if any, whichever is later, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

===============================================================================

===============================================================================

                               36,844,660 Shares







                              ROSLYN BANCORP, INC.

                        (Proposed Holding Company for
                           The Roslyn Savings Bank)


                                 COMMON STOCK

                          (PAR VALUE $0.01 PER SHARE)


                           _________________________

                                  PROSPECTUS
                           _________________________



                       SANDLER O'NEILL & PARTNERS, L.P.

                                 _________, 1996




===============================================================================

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.(1)

     SEC filing fee........................................        $151,000
     NYBD filing fee.......................................           5,000
     OTS filing fee........................................           2,000
     NASD filing fee.......................................           5,000
     Nasdaq National Market fee............................          50,000
     Printing, postage and mailing.........................         710,000
     Legal fees and expenses (including underwriter's
      counsel).............................................         925,000
     Accounting fees and expenses..........................         250,000
     Appraiser's fees and expenses (including
      business plan).......................................          70,000
     Marketing fees, selling commissions, and
      underwriter's expenses...............................       6,700,000
     Proxy solicitation fees and expenses..................          35,000
     Conversion agent fees and expenses....................          55,000
     Transfer agent fees and expenses......................          20,000
     Certificate printing..................................          15,000
     Telephone, temporary help and other equipment.........          50,000
     Blue Sky fees and expenses............................          15,000
     Miscellaneous.........................................          46,000
                                                                  ---------
     TOTAL                                                       $9,104,000
                                                                  =========

__________________________

(1) Actual expenses based upon the registration of 43,642,500 shares at $10.00 per share. All other expenses are estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles 10 and 11 of the Registrant's Certificate of Incorporation provide as follows:

TENTH:

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent, or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to a advancement of expenses) it shall be defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses under this Article TENTH, or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other rights which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinteresed Directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ELEVENTH:

A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.


ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

(a) List of Exhibits (filed herewith unless otherwise noted)
 1.1    Engagement Letter between The Roslyn Savings Bank and Sandler O'Neill &
        Partners, L.P.*
 1.2    Draft Form of Agency Agreement
 2.1    Amended Plan of Conversion (including the Restated Organization
        Certificate and Stock Bylaws of The Roslyn Savings Bank)
 3.1    Certificate of Incorporation of Roslyn Bancorp, Inc.*
 3.2    Bylaws of Roslyn Bancorp, Inc.*
 3.3    Restated Organization Certificate and Stock Bylaws of The Roslyn
        Savings Bank (See Exhibit 2.1 hereto)
 4.0    Draft Stock Certificate of Roslyn Bancorp, Inc.*
 5.0    Opinion Of Muldoon, Murphy & Faucette re: legality
 5.1    Opinion of Morris, Nichols, Arsht & Tunnell re: legality
 8.0    Opinion of Muldoon, Murphy & Faucette re: Federal Tax Matters
 8.1    Opinion of O'Reilly, Marsh & Corteselli re: State Tax Matters*
10.1    Draft ESOP Loan Commitment Letter and ESOP Loan Documents*
10.2 Form of Proposed Employment Agreement between The Roslyn Savings Bank and certain executive officers*
10.3 Form of Proposed Employment Agreement between Roslyn Bancorp, Inc. and certain executive officers*
10.4    Form of Proposed Change in Control Agreement between The Roslyn Savings
        Bank and certain executive officers.*
10.5    Form of Proposed Change in Control Agreement between Roslyn Bancorp,
        Inc. and certain executive officers*
10.6    Form of Proposed The Roslyn Savings Bank Employee Severance Compensation
        Plan*
10.7    Form of Proposed Management Supplemental Executive Retirement Plan
23.1    Consent of KPMG Peat Marwick LLP as independent auditors
23.2    Consent of Muldoon, Murphy & Faucette*
23.3    Consent of Morris, Nichols, Arsht & Tunnell*
23.4    Amended Consent and Subscription Rights Opinion of FinPro, Inc.
23.5    Consent of O'Reilly, March & Corteselli*
24.1    Powers of Attorney*
27.0    Amended Financial Data Schedule
99.1    Amended Appraisal Report of FinPro, Inc. (P)
99.2    Draft of the Roslyn Savings Bank Foundation Gift Instrument

____________________________

*Previously filed
(P) Filed pursuant to Rule 202 of Regulation S-T.

(b) Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

ITEM 17. UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230,424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

     The undersigned Registrant hereby undertakes to furnish stock certificates to or in accordance with the instructions of the respective purchasers of the Common Stock, so as to make delivery to each purchaser promptly following the closing under the Plan of Conversion.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CONFORMED

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roslyn, State of New York, on October 2, 1996.

Roslyn Bancorp, Inc.

By:  /s/ Joseph L. Mancino
     ---------------------------------
     Joseph L. Mancino
     Chairman of the Board, Chief
     Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Name                          Title                             Date
     ----                          -----                             ----
/s/ Joseph L. Mancino              Chairman of the Board,       October 2, 1996
------------------------------     Chief Executive Officer
Joseph L. Mancino                  and President
                                   (principal executive officer)


/s/ Michael P. Puorro              Vice President and Chief     October 2, 1996
------------------------------     Financial Officer
Michael P. Puorro                  (principal accounting and
                                   financial officer



*
------------------------------     Director
Floyd N. York


*
------------------------------     Director
Victor C. McCuaig


*
------------------------------     Director
John P. Nicholson


*
------------------------------     Director
James E. Swiggett


*
------------------------------     Director
Robert G. Freese


*
------------------------------     Director
Thomas J. Calabrese, Jr.

            *                           Director
-------------------------------
Dr. Edwin W. Martin, Jr.


            *                           Director
-------------------------------
Richard C. Webel


* Pursuant to the Power of Attorney on August 20, 1996, as Exhibit 24.1 to the Registration Statement of Form S-1 of Roslyn Bancorp, Inc.

                               TABLE OF CONTENTS

 LIST OF EXHIBITS (FILED HEREWITH UNLESS OTHERWISE NOTED)

  1.1      Engagement Letter between The Roslyn Savings Bank and Sandler O'Neill
           & Partners, L.P.*
  1.2      Draft Form of Agency Agreement
  2.1      Amended Plan of Conversion (including the Restated Organization Certificate and Stock Bylaws of The Roslyn Savings Bank)
  3.1      Certificate of Incorporation of Roslyn Bancorp, Inc.*
  3.2      Bylaws of Roslyn Bancorp, Inc.*
  3.3      Restated Organization Certificate and Stock Bylaws of The Roslyn
           Savings Bank (See Exhibit 2.1 hereto)
  4.0      Draft Stock Certificate of Roslyn Bancorp, Inc.*
  5.0      Opinion of Muldoon, Murphy & Faucette re: legality
  5.1      Opinion of Morris, Nichols, Arsht & Tunnell re: legality
  8.0      Opinion of Muldoon, Murphy & Faucette re: Federal Tax Matters
  8.1      Opinion of O'Reilly, Marsh & Corteselli re: State Tax Matters*
 10.1      Draft ESOP Loan Commitment Letter and ESOP Loan Documents*
 10.2      Form of Proposed Employment Agreement between The Roslyn Savings Bank and certain executive officers*
 10.3      Form of Proposed Employment Agreement between Roslyn Bancorp, Inc.
           and certain executive officers*
 10.4      Form of Proposed Change in Control Agreement between The Roslyn
           Savings Bank and certain executive officers*
 10.5      Form of Proposed Change in Control Agreement between Roslyn Bancorp,
           Inc. and certain executive officers*
 10.6      Form of Proposed The Roslyn Savings Bank Employee Severance
           Compensation Plan*
 10.7      Form of Proposed Management Supplemental Executive Retirement Plan
 23.1      Consent of KPMG Peat Marwick LLP as independent auditors
 23.2      Consent of Muldoon, Murphy & Faucette*
 23.3      Consent of Morris, Nichols, Arsht & Tunnell*
 23.4      Amended Consent and Subscription Rights Opinion of FinPro, Inc.
 23.5      Consent of O'Reilly, Marsh & Corteselli*
 24.1      Powers of Attorney*
 27.0      Amended Financial Data Schedule
 99.1      Amended Appraisal Report of FinPro, Inc. (P)
 99.2      Draft of The Roslyn Savings Bank Foundation Gift Instrument


_____________________________

* Previously filed.
(P)Filed pursuant to Rule 202 of Regulation S-T.